Exhibit 10.44

SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (the “Sublease”) is made and entered into as of the __ day of December, 2011 (the “Effective Date”) by and between CAROLINA POWER & LIGHT COMPANY, a North Carolina corporation, d/b/a PROGRESS ENERGY CAROLINAS, INC. (“Sublessor”), and RED HAT, INC., a Delaware corporation (“Sublessee”) (Sublessor and Sublessee will hereinafter be collectively referred to as the “Parties”).

WITNESSETH:

WHEREAS, JPMorgan Trust Company, National Association (“JPM”), as Owner Trustee of the CA Raleigh Owner Trust, as landlord, and Sublessor, as tenant, entered into that certain Lease Agreement dated April 10, 2003 (the “Master Lease”), which Master Lease is attached hereto as Exhibit “A”; and

WHEREAS, in connection with the Master Lease, Master Landlord, as owner, Sublessor, as landlord, and the City of Raleigh, North Carolina (“City”), as tenant, entered into that certain Parking Deck Lease Agreement dated April 10, 2003 (the “Parking Lease”), governing, among other things, the sublease by Sublessor of the Parking Deck to the City, the City’s management of, and Sublessor’s, City’s and Master Landlord’s rights and obligations with respect to, the Parking Deck, which Parking Lease is attached hereto as Exhibit “B”; and

WHEREAS, Pacific Life Insurance Company (“Lender”) holds a deed of trust encumbering the interest of Master Landlord in the Premises, as security for a loan from Lender to Master Landlord (the “Loan”) which was recorded concurrently with the execution of the Master Lease and Parking Lease; and

WHEREAS, JPM sold its interest in the Premises (as defined herein) to The Bank of New York Mellon Trust Company, N.A. on or about October 1, 2006 (the “Master Landlord”); and

WHEREAS, pursuant to the terms of the Master Lease, Sublessor is leasing from Master Landlord the real property and improvements located thereon more particularly described in the Master Lease as the Premises, including an approximately 19-story office building with ground floor retail located at 100 East Davie Street, Raleigh, North Carolina (the “Building”), and an integrated Parking Deck (the “Parking Deck”), all as more particularly described in the Master Lease; and

WHEREAS, Sublessor desires to sublease to Sublessee the entire Premises, and to assign to Sublessee certain rights and obligations of Sublessor, including certain rights and obligations under the Parking Lease, and Sublessee desires to sublease the entire Premises from Sublessor, and to assume certain rights and obligations of Sublessor, including certain rights and obligations under the Parking Lease, all upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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A.

DEFINITIONS

The following definitions are incorporated into this Sublease and shall have the following meanings throughout this Sublease. Capitalized terms used but not otherwise defined in this Sublease shall have the meanings ascribed to them in the Master Lease.

“Abatement Measuring Date” means the later of (i) July 1, 2012, or (ii) the date that floors 8, 9, 12, 13, 14, 16, 17, 18 of the Building, the Building lobby and the Building facade are delivered by Sublessor to Sublessee in the condition required by this Sublease.

“Alterations Agreement” shall have the meaning set forth in Section 6.5.

“Applicable Laws” shall have the meaning set forth in the Master Lease.

“Base Rent” shall have the meaning set forth in Section 3.1.

“Building” shall have the meaning set forth in the Recitals.

“City” means the City of Raleigh, North Carolina.

“Claims” means any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees), whenever they may be suffered or incurred by, imposed on or asserted against an Indemnitee of either party, as applicable.

“Common Elements” shall have the meaning set forth in the Parking Lease, and for purposes of this Sublease shall be deemed to include elevator cars 8, 9 and 10 located within the Parking Deck (which are currently being maintained by Sublessor pursuant to, and notwithstanding anything to the contrary contained in, that certain letter from Sublessor to the City dated October 27, 2004), unless and to the extent the same are now or hereafter maintained by the City.

“Credit Rating” means, with respect to any entity, the rating then assigned to such entity’s unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such entity as an issues rating by S&P, Moody’s or any other rating agency agreed by the Parties.

“Default Rate” means the rate of interest equal to the lesser of (i) eight percent per annum or (ii) the maximum rate allowed by Applicable Laws.

“Delay Liquidated Damages” shall have the meaning set forth in Section 1.2.3.

“Delivery Acknowledgment Letter” means a letter from Sublessor, signed by the Parties, as to each portion of the Premises delivered, in the form attached hereto as Exhibit “C”.

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“Edison Declaration” shall mean that certain Declaration of Covenants, Conditions, Restrictions, and Reservations by Edison Land LLC recorded in Deed Book 13276, Page 1051, Wake County records.

“Effective Date” shall mean the date of this Sublease, first above written.

“Expense Commencement Date” means the first day of the thirteenth (13th) full month following the Abatement Measuring Date, but shall in no event precede the Final Delivery Date. For example, if the Abatement Measuring Date is July 15, 2012, then the Expense Commencement Date would be August 1, 2013 (so long as the Final Delivery Date is on or before August 1, 2013).

“Event of Default” shall have the meaning set forth in the Master Lease.

“Force Majeure” means the following events or circumstances: (a) strikes, labor disputes, work stoppages, lockouts or picketing (legal or illegal); (b) acts of God, including, without limitation, floods, hurricanes, tornadoes, high winds, sinkholes, landslides, earthquakes, epidemics, quarantine and pestilence; (c) fires or other casualties; (d) governmental actions, restrictions or moratorium; (e) acts of a public enemy, civil commotions, riots, insurrections, acts of war, blockades, terrorism, effects of nuclear radiation, or national or international calamities; (f) sabotage; (g) condemnation or other exercise of the power of eminent domain, or (h) other similar cause beyond the control of the party claiming Force Majeure.

“Final Delivery Date” means the later of (i) January 1, 2013, and (ii) the date on which the entire Premises are delivered to Sublessee in the condition required by this Sublease.

“Final Plans” shall have the meaning set forth in the Alterations Agreement.

“Incorporated Terms” shall have the meaning set forth in Section 17.1.

“lndemnitees” shall mean the affiliates, officers, directors, employees and agents of Sublessor or Sublessee, as the case may be.

“Initial Abatement Period” means the one-year period between the Abatement Measuring Date and the Rent Commencement Date, during which Sublessee shall enjoy a full abatement of Base Rent that would otherwise be due.

“Initial Improvement Allowance” shall have the meaning set forth in Section 6.8.1.

“Joint and Reciprocal Easement” means that certain Joint and Reciprocal Easement recorded in Deed Book 9923, Page 2134, Wake County records.

“Landlord Estoppel Certificate” means the Landlord Estoppel Certificate executed by Master Landlord in connection with the execution of this Sublease.

“Lender” means Pacific Life Insurance Company and its successors and assigns.

“Loan” shall have the meaning set forth in the recitals to this Sublease.

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“Master Landlord” means The Bank of New York Mellon Trust Company, N.A., as Owner Trustee of the CA Raleigh Owner Trust, and its successors and assigns.

“Master Lease” means that certain Lease Agreement dated April 10, 2003, by and between Master Landlord and Sublessor.

“Notice of Termination” shall have the meaning set forth in Section 2.3.

“Operating Expenses” shall have the meaning set forth in the Master Lease.

“Other Appurtenant Agreements” means (i) that certain Acknowledgement of Unified Development recorded in Deed Book 9923, Page 2117, as amended in Deed Book 11699, Page 307, Wake County records, (ii) that certain Acknowledgement of Unified Development recorded in Deed Book 9924, Page 726, as amended in Deed Book 11699, Page 293, Wake County records, (iii) that certain Declaration of Easement recorded in Deed Book 9923, Page 2127, Wake County records, and (iv) that certain Grant of Easements and Agreement Regarding P-2 Residential Parking Area recorded in Deed Book 11699, Page 319, Wake County records, as assigned in Deed Book 14382, Page 1446, Wake County records.

“Parapet Sign” shall have the meaning set forth in Section 23.1.

“Parking Deck” shall have the meaning set forth in the Master Lease.

“Parking Lease” means that certain Parking Facility Lease Agreement dated April 10, 2003, by and among Master Landlord, Sublessor and the City, as amended by First Amendment to Parking Facility Lease Agreement dated November 21, 2005, by and among Master Landlord, Sublessor, and the City.

“Parties” or “Party” means Sublessor and Sublessee, or either of them if used in the singular.

“PESC” means Progress Energy Service Company, LLC and its successors and assigns.

“Preliminary Plans” shall have the meaning set forth in the Alterations Agreement.

“Premises” shall have the meaning set forth in the Master Lease.

“Rent Commencement Date” means the date that is one year after the Abatement Measuring Date, but shall in no event precede the Final Delivery Date. For example, if the Abatement Measuring Date is July 15, 2012, then the Rent Commencement Date would be July 15, 2013 (so long as the Final Delivery Date is on or before July 15, 2013).

“Rentable Square Footage” shall have the meaning set forth in Section 3.5.

“Retail Leases” means the lease agreements, license agreements or other use or occupancy agreements for ground-floor retail tenants in the Building described on Exhibit “I” attached hereto, as the same may be modified pursuant to the terms hereof, together with any new such ground-floor retail agreements entered into between the Effective Date and the Final Delivery Date with Sublessee’s consent, pursuant to the terms hereof.

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“Roof Leases” means the lease agreements, license agreements or other use or occupancy agreements for roof-top tenants or installations on the Building described on Exhibit “I” attached hereto, if any, as the same may be modified pursuant to the terms hereof, together with any new such roof-top agreements entered into between the Effective Date and the Final Delivery Date with Sublessee’s consent, pursuant to the terms hereof.

“Second Abatement Period” means calendar year 2027, during which Sublessee shall enjoy an abatement of three-quarters (3/4) of the Base Rent that would otherwise be due each month.

“Second Improvement Allowance” shall have the meaning set forth in Section 6.8.2.

“Shared Space” shall have the meaning set forth in Section 1.2.2.

“SNDA” means the Subordination, Nondisturbance and Attornment Agreement executed by each of Lender or Master Landlord, as applicable in connection with the execution of this Sublease.

“Sublease” means this Sublease Agreement.

“Sublease Term” shall have the meaning set forth in Section 2.1.

“Sublessee” means Red Hat, Inc. and its successors and assigns as permitted pursuant to this Sublease.

“Sublessee Improvements” shall have the meaning set forth in Section 6.4.

“Sublessee Party” or “Sublessee Parties” shall mean Sublessee and/or any agent, employee, or independent contractor of Sublessee.

“Sublessor” means Carolina Power & Light Company, d/b/a Progress Energy Carolinas, Inc., and its successors and assigns.

“Sublessor Party” or “Sublessor Parties” shall mean Sublessor and/or any agent, employee, or independent contractor of Sublessor.

“Sublessor’s Work” shall have the meaning set forth in Section 6.1

“Taxes” shall have the meaning set forth in the Master Lease.

B.

EXHIBITS

Exhibit “A”         Master Lease

Exhibit “B”         Parking Lease

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Exhibit “C”         Delivery Acknowledgement Letter

Exhibit “D”         Partial Assignment of Parking Lease

Exhibit “E”         Form of Assignment of Retail Leases and Roof Leases

Exhibit “F”         Inspection Items

Exhibit “G”         [Intentionally Omitted]

Exhibit “H”         Service Agreements

Exhibit “I”          Rent Schedule (Retail Leases and Roof Leases)

Exhibit “J”          Memorandum of Sublease

C.

SPECIFIC TERMS AND CONDITIONS

Sublessor and Sublessee (and PESC, solely where indicated) specifically agree as follows:

1.         DEMISE; DELIVERY OF PREMISES; ADDITIONAL RIGHTS.

1.1        Demise. Sublessor hereby subleases the Premises to Sublessee, and Sublessee hereby subleases the Premises from Sublessor, on the terms and conditions contained herein.

1.2        Delivery of Premises. Subject to the last sentence of this Section 1.2, Sublessor shall deliver the Premises to Sublessee in stages, pursuant to the schedule set forth below. The Premises shall be delivered in the condition required in Section 6.1 below on or before the dates set forth below:

Portion of Premises	Delivery Date

Floors 12 and 13	the Effective Date

Building lobby, Building facade and Floors 8 and 16	January 6, 2012

Floors 9 and 18	April 1, 2012

Floors 14 and 17	July 1, 2012

Floors 10 and 19	October 1, 2012

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Floors 11 and 15 and all other portions of the Premises not previously delivered including, without limitation, the telecommunications warehouse, talent development center and the IT/server room(s).	January 1, 2013

Delivery of each portion of the Premises by Sublessor to Sublessee shall be evidenced by a Delivery Acknowledgement Letter, in the form attached hereto as Exhibit “C”, and Sublessor’s obligations pursuant to this Section 1.2 and Section 6 to deliver such portion of the Premises shall not be deemed satisfied prior to mutual execution and delivery of the Delivery Acknowledgement Letter, which shall be executed by Sublessee promptly upon receipt from Sublessor provided the obligations of Sublessor in Section 1.2 and Section 6 have been satisfied, and any delay by Sublessee in the execution of the Delivery Acknowledgement Letter where such obligations have been satisfied shall not be viewed as a delay by Sublessor.

The Parties acknowledge and agree that delivery of the retail and roof portions of the Premises on the Final Delivery Date shall be subject to the Retail Leases and Roof Leases, if any, existing as of the Final Delivery Date (and the rights of the tenants thereunder), and that delivery of the Parking Deck on the Final Delivery Date (or such earlier date as the Parking Lease is assigned to Sublessee pursuant to Section 1.3.2 below) shall be subject to the Parking Lease (and the rights of the City thereunder).

1.2.1     No Liability Until Delivery. Notwithstanding that this Sublease is effective as of the Effective Date, except as set forth in Section 6.3 below, Sublessee shall have no rights, duties or obligations with respect to specific portions of the Premises unless and until such portions of the Premises are delivered to Sublessee in the condition required by Section 6.1 below. Once so delivered, Sublessee’s use and occupancy of such delivered portions of the Premises shall be subject to all terms and conditions of this Sublease, except that Sublessee shall pay no Base Rent for its use or occupancy of the Premises until the Rent Commencement Date in accordance with Article 3, and Sublessee shall pay no Operating Expenses until the Expense Commencement Date in accordance with Article 4.

1.2.2     Shared Space. Sublessee’s access to the portions of the Premises to be delivered prior to the Final Delivery Date shall include nonexclusive access for Sublessee Parties (with Sublessor) to the IT/server room(s), elevators, shipping or loading docks, mechanical rooms, electrical rooms, roof, lobby and other common areas (collectively the “Shared Space”) to facilitate the construction of the Sublessee Improvements and the conduct of Sublessee’s business in the portions of the Premises delivered by Sublessor. With respect to the Shared Space, Sublessor and Sublessee agree to reasonably cooperate with one another with respect to the use thereof, and to use commercially reasonable efforts to minimize disruption to the other. In the event it becomes necessary, in Sublessee’s reasonable opinion, to segregate portions of the Shared Space for Sublessee’s exclusive use, Sublessee shall notify Sublessor of such need, including plans depicting the proposed caged or segregated areas (“Caged Areas”), and related details, which plans shall be subject to Sublessor’s reasonable review and approval in the same manner as described in Section 6.5 below. Sublessee’s use and occupancy of the Shared Space shall be subject to all applicable terms and conditions of this Sublease.

1.2.3     Delay Liquidated Damages. Time is of the essence to Sublessee, and any delay in delivery of all or any portion of the Premises would result in substantial damages that would

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be difficult for the Parties to calculate. Therefore, subject to the last sentence of this Section 1.2.3, Sublessor shall pay as liquidated damages to Sublessee the amounts set forth in the chart below (hereinafter, the “Delay Liquidated Damages”) for each delay in delivering the applicable portion of the Premises to Sublessee in the condition required by Section 6.1 hereof (other than delay due to Force Majeure (which Force Majeure delay under this Section 1.2.3 shall in no event exceed one hundred twenty (120) days) or the act or omission of a Sublessee Party, provided that notice of any such delay and details regarding the same are delivered to Sublessee promptly upon Sublessor becoming aware of the same and provided further that the delay allowed Sublessor shall be limited to the amount of delay actually caused by the event described above). Such Delay Liquidated Damages shall be payable to Sublessee in cash by wire transfer of immediately available funds within thirty (30) days after written demand therefor to Sublessor.

Portion of Premises that must be delivered by applicable date to avoid Delay Liquidated Damages	Date that Delay Liquidated Damages begin	Delay Liquidated Damages (for failure to deliver the applicable portion of Premises)
Floors 12 and 13	the Effective Date	$25,000 per day

The Building lobby, Building facade and Floors 8 and 16	January 6, 2012	$5,000 per day

Floors 9 and 18	April 1, 2012	$5,000 per day

Floors 14 and 17	July 1, 2012	$5,000 per day

Floors 10 and 19	October 1, 2012	$5,000 per day

Floors 11 and 15 and all other portions of the Premises not yet delivered including, without limitation, the telecommunications warehouse, talent development center and the IT/server room	January 1, 2013	$25,000 per day

Notwithstanding anything contained herein to the contrary, the provisions of this Section 1.2.3 shall not apply with respect to the Parking Deck, which shall be handled in accordance with Section 1.3 below.

1.2.4     Right to Terminate; Other Remedies. Subject to the last sentence of this Section 1.2.4, in the event that Sublessor fails to deliver the entire Premises in the condition required by Section 6.1 hereof by January 31, 2013 (regardless of, and without extension for, any delays due to Force Majeure), Sublessee has the additional right to either (i) obtain specific performance of Sublessor’s obligations under this Sublease or (ii) terminate this Sublease by written notice delivered to Sublessor on or prior to May 31, 2013 (provided that Sublessor has not delivered the entire Premises in the condition herein required prior to the date of such

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written notice). In the event that Sublessee elects to terminate this Sublease, the Parties shall have no further liability to each other hereunder except (a) Sublessor shall pay to Sublessee accrued Delay Liquidated Damages (pursuant to the chart in subsection 1.2.3 above) up to a maximum amount of $10,000,000.00, and (b) after application of the amount of the Initial Improvement Allowance that was actually received by Sublessee as a credit to Sublessor, Sublessor shall reimburse Sublessee by wire transfer of immediately available funds within thirty (30) days after written demand therefor for any actual and reasonable costs or expenses incurred by Sublessee in connection with this Sublease, upon provision by Sublessee of reasonable evidence regarding same, including, without limitation, any costs or expenses relating to the construction, installation, or removal of the Sublessee Improvements. The remedies provided in this subsection 1.2.4 and in subsection 1.2.3 above shall be the sole and exclusive remedies of Sublessee hereunder with respect to any loss or damage that Sublessee may incur of any kind due to the delay in delivery of the Premises by Sublessor to Sublessee as provided in this subsection 1.2.4 and in subsection 1.2.3 above.

Notwithstanding anything contained herein to the contrary, the provisions of this Section 1.2.4 shall not apply with respect to the Parking Deck, which shall be handled in accordance with Section 1.3 below.

1.3         Assignment of Parking Lease. In connection with Sublessee’s sublease of the Premises, subject to other provisions of this Section 1.3, Sublessor hereby assigns to Sublessee, and Sublessee hereby assumes from Sublessor, for the duration of the Sublease Term, Sublessor’s rights and certain of its duties and obligations under the Parking Lease, which assignment and partial assumption shall be . effective as of the Final Delivery Date. Master Landlord and Lender have consented to the forgoing pursuant to their respective SNDAs. In order to further evidence such assignment and partial assumption, the Parties agree to execute and deliver, simultaneous with this Sublease, a Partial Assignment and Assumption of Parking Lease substantially in the form attached hereto as Exhibit “D”. The Parties acknowledge and agree that Sublessee’s sublease of (and rights, duties and obligations with respect to) the Parking Deck shall be subject to the terms and conditions of the Parking Lease, including, without limitation, the rights of the City set forth therein.

1.3.1     Certain Rights, Duties and Obligations Retained. Notwithstanding the foregoing, Sublessee shall not assume (and Sublessor shall retain) Sublessor’s rights, duties and obligations under the Parking Lease relating to: (a) time periods prior to the Final Delivery Date (except as otherwise provided in subsection 1.3.2); (b) time periods subsequent to the expiration or termination of the Sublease Term (except as otherwise provided in Section 2.3); and (c) Sublessor’s repair, maintenance and replacement obligations under the Parking Lease (except the obligation to maintain, repair and replace the Common Elements pursuant to Section 10.3 of the Parking Lease). The costs to Sublessee for use of parking spaces within the Parking Deck, and the manner and timing of payment shall be as determined between Sublessee and the City, and Sublessor shall have no liability or responsibility therefor.

1.3.2     Right to Accelerate. Notwithstanding the other provisions of this Section 1.3, Sublessee shall have the right to accelerate the effective date of the assignment of the Parking Lease in the event that Sublessee is unable to secure adequate parking within the Parking Deck directly from the City sufficient to serve Sublessee’s parking needs prior to the Final Delivery Date.

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1.4     Assignment of Retail and Roof Leases. In connection with Sublessee’s sublease of the Premises, Sublessor and PESC hereby assign to Sublessee, and Sublessee hereby assumes from Sublessor and PESC, for the duration of the Sublease Term, Sublessor’s and PESC’s rights, duties and obligations under the Retail Leases and the Roof Leases, if any, which assignment and assumption shall be effective as of the Final Delivery Date. In order to further evidence such assignment and assumption, the Parties and PESC shall execute and deliver simultaneous with this Sublease an Assignment and Assumption of Retail Leases and an Assignment and Assumption of Roof Leases (if applicable) substantially in the form attached hereto as Exhibit “E”. The Parties agree to execute and deliver such further documents as may be reasonably necessary to put the tenants under the Retail Leases and Roof Leases, if any, on notice of the foregoing assignment.

1.4.1     Notwithstanding Section 1.4 above, Sublessee shall not assume (and Sublessor/PESC shall retain) Sublessor’s and/or PESC’s rights, duties and obligations under the Retail Leases and Roof Leases relating to: (a) time periods prior to the Final Delivery Date and (b) time periods subsequent to the expiration or termination of the Sublease Term.

1.5     Assignment of Rights Under Edison Declaration. In connection with Sublessee’s sublease of the Subleased Premises, PESC hereby assigns to Sublessee, and Sublessee hereby assumes from PESC, for the duration of the Sublease Term, PESC’s rights, duties and obligations under the Edison Declaration. Notwithstanding the foregoing, Sublessee hereby agrees that PESC shall have the right to act as one of the Sublessee members of the Design Review Committee under the Edison Declaration for the duration of the Sublease Term. If the total number of members of the Design Review Committee under the Edison Declaration is increased above three (3) (as contemplated and permitted in the Edison Declaration), thus allowing Sublessee to increase its representation on the Design Review Committee, PESC shall, in such event, have the right to reasonably approve any new member that Sublessee seeks to appoint to the Design Review Committee. The Parties agree to execute and deliver such further documents as may be reasonably necessary to put the counterparties to the Edison Declaration on notice of the foregoing assignment. Each Party shall promptly provide to the other, copies of any notices such Party may receive from the counterparties to the Edison Declaration.

1.6     Assignment of Rights Under Joint and Reciprocal Easement and Other Appurtenant Agreements. In connection with Sublessee’s sublease of the Premises, Sublessor hereby assigns to Sublessee, and Sublessee hereby assumes from Sublessor, from and after the Final Delivery Date (or such earlier date as the Parking Lease is assigned to Sublessee pursuant to Section 1.3.2 above), for the duration of the Sublease Term, Sublessor’s rights, duties and obligations under (i) the Joint and Reciprocal Easement and (ii) the Other Appurtenant Agreements, all as more particularly described in Section 29 below. The Parties agree to execute and deliver such further documents as may be reasonably necessary to put the counterparties to the Joint and Reciprocal Easement and the Other Appurtenant Agreements on notice of the foregoing assignment.

2.         TERM; RENEWAL.

2.1        Term. This Sublease shall be for a term (the “Sublease Term”) commencing on the Effective Date and expiring on August 23, 2035 (the “Expiration Date”); provided, however, that subject to the nondisturbance provisions of Section 19 below, the Sublease Term shall expire at least one day prior to the end of the term of the Master Lease (currently scheduled to expire on August 24, 2035), and the Premises, and all improvements thereto, and all rights of Sublessee under the Master

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Lease, the Parking Lease, the Edison Declaration the Joint and Reciprocal Easement, the Other Appurtenant Agreements, and all other rights assigned to Sublessee hereunder or under any other document executed in connection herewith shall revert to Sublessor on such date, or any earlier termination date, including, but not limited to, all assignments of rights and documents made by Sublessor to Sublessee as provided herein.

2.2         Renewal of Master Lease. Section 2.3 of the Master Lease grants to Sublessor the right to renew the Master Lease for four (4) successive terms of five (5) years each (each a “Renewal Term”) upon not less than eighteen (18) months prior notice. The Parties acknowledge and agree that unless Sublessee has given Sublessor notice that Sublessee will not be leasing the Premises during any such Renewal Term, Sublessor shall not extend or renew the Master Lease or give notice of its intent to extend or renew the Master Lease, without consent being provided by Sublessee, which consent shall not be required if there is a then-existing and continuing Event of Default by Sublessee hereunder and if required, shall not be unreasonably withheld, conditioned or delayed; provided, however, Sublessor shall have the right to renew the term of the Master Lease if such right is within sixty (60) days of expiring and Sublessee has not provided notice to Sublessor of its intentions with respect to same, in which event this Sublease shall terminate at the end of the current Sublease Term. In the event that Sublessee consents to the giving of such notice, Sublessor shall simultaneously with the giving of such notice provide a copy of the notice to Sublessee.

2.3         Renewal/Purchase of Parking Deck. Section 2.5 of the Master Lease grants to Sublessor an option to renew the Master Lease with respect to the Parking Deck for a single term of ninety-nine (99) years (“Parking Deck Renewal Option”), and an option to purchase the Parking Deck for One Dollar ($1.00) (“Parking Deck Purchase Option”). The Parties acknowledge and agree that, during the Sublease Term, Sublessee shall succeed to and enjoy the exclusive right to exercise the Parking Deck Renewal Option and the Parking Deck Purchase Option (and be entitled to all rights granted Sublessor in the Master Lease related thereto). Sublessee shall have the right to elect to exercise the Parking Deck Renewal Option or the Parking Deck Purchase Option, in which event it shall provide notice to Master Landlord in the manner required by Section 2.5 of the Master Lease and, pursuant to its obligations under its SNDA, Master Landlord shall recognize Sublessee in lieu of Sublessor with respect thereto, subject to, and in accordance with, the applicable terms and conditions of the Master Lease, provided, however, Sublessee may not exercise such rights if there is a then-existing and continuing Event of Default by Sublessee hereunder. If Sublessee provides such notice, then Sublessee shall be bound by the terms of Section 2.6 of the Master Lease and, notwithstanding anything to the contrary contained herein, all of Sublessor’s rights, duties, and obligations under the Parking Lease shall be assigned to Sublessee, and Sublessee would be and remain liable on the Parking Lease through the expiration of the Parking Lease (including, as applicable, for periods beyond the expiration of the Sublease Term). Master Landlord has consented to the foregoing pursuant to its SNDA. In addition and notwithstanding the foregoing, to the extent that the Parking Deck Renewal Option or the Parking Deck Purchase Option is available for exercise and must be exercised (to avoid the lapse of such right) prior to expiration of the Sublease Term, Sublessee shall consult and cooperate with Sublessor in the event Sublessee elects not to exercise either option, including providing notice thereof to Master Landlord, so that Sublessor may have an opportunity to do so prior to lapse of same. Notwithstanding anything to the contrary, the foregoing right(s) shall revert exclusively to Sublessor, Sublessee shall have no further right to exercise the same, and Master Landlord’s agreement with respect thereto shall terminate and expire, upon the earlier to occur of (i) August 23, 2035 or (ii) Master Landlord’s receipt of written notice from Sublessor that the Sublease has been terminated (a “Notice of Termination”). Sublessor covenants and agrees not to deliver a Notice of Termination to

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Master Landlord prior to: (i) the occurrence of an Event of Default by Sublessee (including the expiration of any applicable notice and/or cure periods provided herein) which entitles Sublessor to terminate this Sublease; (ii) Sublessee’s receipt of written notice of Sublessor’s election to terminate this Sublease; and (iii) the expiration of a period of ten (10) days following Sublessee’s receipt of such notice of election to terminate. Should Sublessor improperly send a Notice of Termination, the same shall constitute an immediate event of default under this Sublease (without the benefit of any notice or cure periods otherwise provided for in Section 16.2 below) and Sublessee shall have all rights and remedies available to it hereunder, at law or in equity, including, without limitation, injunctive relief.

2.4        Other Provisions Not Applicable. Except as specifically set forth in this Article 2, the provisions of Article 2 of the Master Lease shall not apply to Sublessee or to this Sublease and shall not be Incorporated Terms.

3.          BASE RENT; RENTAL ABATEMENT; RIGHT TO RE-MEASURE.

3.1        Base Rent. Commencing on the Rent Commencement Date, but subject to the Initial Abatement Period and the Second Abatement Period and the Initial Improvement Allowance and the Second Improvement Allowance, Sublessee shall pay to Sublessor, at the address specified in this Sublease for the giving of notices to Sublessor, or at such other place as Sublessor may specify in writing, without any prior notice or demand, annual rent (“Base Rent”) as follows:

Time Period	Annual Base Rent
Rent Commencement Date – December 31, 2020	$12.00 per Rentable Square Foot of the Premises (excluding the Parking Deck) ($382,442.00 per month)
January 1, 2021 – August 23, 2035	$10.00 per Rentable Square Foot of the Premises (excluding the Parking Deck) ($318,701.67 per month)

The Base Rent shall be due and payable in equal monthly installments, in advance, beginning on the Rent Commencement Date and continuing on the first (1st) day of each succeeding month thereafter throughout the Term, without demand, deduction or offset (except as specifically set forth herein); provided, however, that the monthly installment of Base Rent payable for any partial calendar month shall be prorated on a daily basis. Should Sublessee fail to pay any installment of Base Rent, such late payment shall bear interest at the Default Rate commencing upon the due date therefor until paid in full, and if any such payment is not made within fifteen (15) days after Sublessee’s receipt of notice that the same is past due, Sublessee shall in addition pay a late charge equal to two percent (2%) of the amount of such late payment. Sublessee may make payments of Base Rent via electronic payment (e.g., ACH or wire transfer) at no additional cost to Sublessee. Upon request, Sublessor will provide Sublessee with Sublessor’s current accurate wiring instructions or similar information to permit electronic payment, and will update such information by sending notice to Sublessee as provided in Section 31 hereof.

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3.2        Initial Abatement Period. Notwithstanding Section 3.1 above, Sublessee shall not be liable for any Base Rent that would otherwise be due during the Initial Abatement Period.

3.3        Second Abatement Period. Notwithstanding Section 3.1 above, Sublessee shall only be liable for one-quarter (1/4) of the Base Rent that would otherwise be due each month during the Second Abatement Period.

3.4        Additional Credits Against Base Rent. Sublessee shall also be entitled to credits against Base Rent that would otherwise be due during calendar years 2013, 2014 and 2015, as part of the Initial Improvement Allowance, and during calendar years 2028, 2029, 2030 and 2031 as part of the Second Improvement Allowance, all as more particularly set forth in Section 6.8 below.

3.5        Rentable Square Footage. For purposes of calculating Base Rent payable hereunder, the “Rentable Square Footage” of the Premises (excluding the Parking Deck) is 382,442 square feet. For the avoidance of doubt, the square footage of the Parking Deck shall not be considered in the calculation of Rentable Square Footage or Base Rent hereunder.

3.6        Other Provisions Not Applicable. Except for the provisions of Section 3.5 of the Master Lease (regarding payment of Taxes, discussed in Section 4 below), the other provisions of Article 3 of the Master Lease shall not apply to Sublessee or to this Sublease and shall not be Incorporated Terms.

4.         OPERATING EXPENSES AND REAL ESTATE TAXES.

4.1        Operating Expenses. Commencing on the Expense Commencement Date and continuing during the Sublease Term, Sublessee shall pay all Operating Expenses in the manner described in Section 4.1 of the Master Lease to the extent the same relate to the Premises (excluding the Parking Deck, which shall be handled in accordance with the Parking Lease and Section 1.3 above) and to periods from and after the Expense Commencement Date. On or before the Expense Commencement Date, Sublessor shall provide to Sublessee a summary of Operating Expenses incurred by Sublessor for the twelve (12) months preceding the Expense Commencement Date (in reasonable detail, including payee amounts, names and contact information). Sublessee shall forward to Sublessor all invoices received by Sublessee for Operating Expenses attributable to periods prior to the Expense Commencement Date promptly after receipt thereof, and Sublessor shall either pay all Operating Expenses attributable in whole or in part to periods prior to the Expense Commencement Date directly, or reimburse Sublessee for any such Operating Expenses paid by Sublessee within thirty (30) days of receipt of an invoice for same, and reasonable evidence as to the Operating Expense incurred, provided such Operating Expenses are reasonable and customary for buildings similar to the Building and consistent with prior practices with respect to the Building. In the event that Sublessor receives any invoice for Operating Expenses attributable to periods on or after the Expense Commencement Date, Sublessor shall forward the same promptly to Sublessee.

4.2        Taxes. Commencing on the Expense Commencement Date, and continuing during the Sublease Term, Sublessee shall be obligated to pay to the appropriate taxing authorities, prior to delinquency, and subject to Sublessee’s right to contest taxes or assessments as provided in Section 4.3 below, all Taxes and Personal Property Taxes, to the extent the same relate to the Premises (excluding the Parking Deck, which shall be in accordance with the Parking Lease and Section 1.3 above), the Base Rent payable under this Sublease, this Sublease or the leasehold estate created hereby, or Sublessee’s trade fixtures, furnishings, equipment or other personal property located in or used at the

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Premises (excluding the Parking Deck), but not otherwise, as more particularly set forth in Section 3.5 of the Master Lease.

Beginning in the year the Expense Commencement Date occurs, Sublessor shall forward copies of all tax bills to Sublessee promptly after receipt thereof, and shall cooperate (and shall use all reasonable efforts to cause Master Landlord to cooperate) in attempting to have the tax bills for the Premises (excluding the Parking Deck, if separately assessed) sent directly to Sublessee. Sublessor shall remain liable for payment of all Taxes and Personal Property Taxes for periods prior to the Expense Commencement Date, and during such period Sublessor shall after written request by Sublessee forward copies of all tax bills related to the Premises (excluding the Parking Deck and evidence of payment of same by Sublessor) to Sublessee. From and after the Expense Commencement Date, Sublessee shall furnish Sublessor evidence of the payment by Sublessee prior to delinquency of all Taxes and Personal Property Taxes related to the Premises (excluding the Parking Deck, which shall be paid in accordance with the Parking Lease and Section 1.3 above). Taxes and Personal Property Taxes for the year in which the Expense Commencement Date occurs shall be pro-rated by the Parties.

4.3        Tax Protests. Section 4.2 of the Master Lease grants to Sublessor an option to conduct Tax Protests. The Parties acknowledge and agree that Sublessee shall succeed to and enjoy the exclusive right to conduct Tax Protests for matters that relate to the Premises (excluding the Parking Deck), the Base Rent payable under this Sublease, this Sublease or the leasehold estate created hereby, or Sublessee’s trade fixtures, furnishings, equipment or other personal property located in or used at the Premises (excluding the Parking Deck) for any period or portion thereof between the Expense Commencement Date and the end of the Sublease Term. Should Sublessee elect to conduct such a Tax Protest, it shall provide notice to Sublessor and Master Landlord in the manner required of Sublessor by the Master Lease and, pursuant to its obligations under its SNDA, Master Landlord shall recognize Sublessee in lieu of Sublessor with respect thereto, subject to, and in accordance with, the applicable terms of the Master Lease. Master Landlord has consented to the foregoing pursuant to its SNDA. Should Sublessee elect not to conduct such a Tax Protest within ninety (90) days after written notice from Sublessor, Sublessor shall have the right to do so in accordance with the provisions of Section 4.2 of the Master Lease (and Sublessee shall consult and cooperate with Sublessor in such event, including providing notice thereof to Master Landlord, so that Sublessor may have an opportunity to do so). Notwithstanding anything to the contrary, the foregoing right(s) shall revert exclusively to Sublessor, Sublessee shall have no further right to exercise the same, and Master Landlord’s agreement with respect thereto shall terminate and expire, upon the earlier to occur of (i) August 23, 2035 or (ii) Master Landlord’s receipt of a Notice of Termination. Sublessor covenants and agrees not to deliver a Notice of Termination to Master Landlord prior to: (i) the occurrence of an Event of Default by Sublessee (including the expiration of any applicable notice and/or cure periods provided herein) which entitles Sublessor to terminate this Sublease; (ii) Sublessee’s receipt of written notice of Sublessor’s election to terminate this Sublease; and (iii) the expiration of a period of ten (10) days following Sublessee’s receipt of such notice of election to terminate. Should Sublessor improperly send a Notice of Termination, the same shall constitute an immediate event of default under this Sublease (without the benefit of any notice or cure periods otherwise provided for in Section 16.2 below) and Sublessee shall have all rights and remedies available to it hereunder, at law or in equity, including, without limitation, injunctive relief.

4.4        Litigation; Zoning; Joint Assessment. As and when portions of the Premises are delivered to Sublessee in accordance with Section 1.2 and Section 6 hereof, the provisions of Section

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4.3 of the Master Lease (regarding Litigation; Zoning and Joint Assessment) shall be Incorporated Terms as to such portions delivered (excluding the Parking Deck), as more particularly described in Section 17 below.

5.          PERMITTED USE; EXCLUSIVE USE.

5.1        Permitted Use. Sublessee shall have the right to use the Premises for the Use permitted and described in Article 5 of the Master Lease.

5.2        Exclusive Use and Occupancy; Operation/Management. Notwithstanding anything to the contrary contained herein or in the Master Lease, Sublessee shall have the exclusive right to operate and manage and use and occupy the Premises as of the date(s) portions thereof are delivered to Sublessee, seven (7) days per week, twenty four (24) hours per day, subject only to the use and occupancy rights of tenants under the Retail Leases and the Roof Leases and the rights of the City pursuant to the Parking Lease.

5.3        Other Terms Incorporated. As and when portions of the Premises are delivered to Sublessee in accordance with Section 1.2 and Section 6 hereof, the other provisions of Article 5 of the Master Lease (regarding Use) shall be Incorporated Terms as to such portions delivered (excluding the Parking Deck), as more particularly described in Section 17 below.

6.          DELIVERY CONDITION; IMPROVEMENTS; IMPROVEMENT ALLOWANCES.

6.1        Sublessor’s Work. Sublessor shall deliver the Premises to Sublessee in stages according to Section 1.2 above. The Premises shall be delivered in their “as is” current condition, except that (i) Sublessor, at its sole cost and expense, shall cause the Premises (excluding the Parking Deck and portions of the Premises subject to Retail Leases and Roof Leases, if any, in effect as of the Final Delivery Date) to be broom clean with all personal property of Sublessor (including personal property abandoned by former tenants under Retail Leases or Roof Leases), including, without limitation, all furniture, trade fixtures, and equipment, as well as all signage and branding (as more particularly described in Section 23.1 below) removed and any damage resulting from such removal shall have been repaired by Sublessor, and (ii) Sublessor shall cause the repairs and/or modifications described on Exhibit “F” attached hereto to be made (collectively, “Sublessor’s Work”). Prior to the Effective Date, Sublessee has been allowed full access to the Premises to inspect same, and Exhibit “F” has been compiled by Sublessee and reasonably approved by Sublessor. No additional items of repair or modification may be added by Sublessee to Exhibit “F” after the date hereof; provided, however, Sublessor shall complete the work described in and subject to Section 6.2 below. Sublessor’s Work shall be performed in a good and workmanlike manner and in compliance with all Applicable Laws, and shall be completed prior to the scheduled date for delivery of the affected portion(s) of the Premises, with such dates extended due to Force Majeure or any delay due in whole or in part to the act or omission of a Sublessee Party, as and to the extent specifically provided in Section 1.2.3 above.

6.2        Inspection and Punchlist. Prior to delivery of a portion of the Premises in accordance with Section 1.2 and this Section 6, a representative of Sublessor and a representative of Sublessee together shall inspect such portions of the Premises being delivered and generate a punchlist of defective or uncompleted items relating to the completion of Sublessor’s Work. If such items are material in nature (i.e., Sublessor’s Work is not materially and substantially complete in accordance with Section 6.1 above such that Sublessee cannot reasonably commence the Sublessee Improvements), such items shall be completed or repaired prior to Sublessee’s execution and delivery

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of the Delivery Acknowledgement Letter for such portion(s) of the Premises. If such items are minor in nature, such items shall be noted in the Delivery Acknowledgement Letter for such portion(s) of the Premises, in which event such portions of the Premises shall be deemed delivered pursuant to Section 1.2 above, but Sublessor shall, within a reasonable time after such punchlist is prepared (but in no event more than thirty (30) days), complete such minor punchlist items, and Delay Liquidated Damages shall not apply in connection with the completion of such minor punchlist items.

6.3        Access Prior to Delivery. In addition to Sublessee’s rights in subsection 1.2.2, from and after the Effective Date the Sublessee Parties shall have reasonable access to the Premises prior to the date on which portion(s) of the Premises are delivered to Sublessee, for the purpose of planning and designing the Sublessee Improvements, provided that (i) such access will be reasonably communicated and coordinated with Sublessor in advance to minimize disruption; (ii) such access will be subject to the rights of tenants under Retail Leases and the City under the Parking Lease; (iii) Sublessee shall comply in all material respects with all applicable terms and conditions of this Sublease, (iv) Sublessee shall not unreasonably interfere with Sublessor’s completion of Sublessor’s Work, and (v) Sublessee shall not begin operation of its business in such portion(s) of the Premises that are not yet delivered as provided in subsection 6.1 above.

6.4        Sublessee’s Work. Upon delivery of portions of the Premises in accordance with Section 1.2 and this Section 6, Sublessee shall be fully responsible for the design and construction of improvements, alterations, or modifications to or within such delivered portion(s) of the Premises (collectively, including the lobby, signage, and façade, “Sublessee Improvements”), including (a) the exclusive right to select and use its own architects and engineers with respect to planning and designing the Sublessee Improvements, (b) the exclusive right to select and use its own construction manager(s) to oversee the Sublessee Improvements, and (c) the exclusive right to competitively bid construction of the Sublessee Improvements and to select and approve the general contractor(s) and sub-contractors to perform the same. The Sublessee Parties shall have complete and unfettered access to the delivered portion(s) of the Premises (subject, with respect to the Parking Deck, to the Parking Lease and, with respect to the retail and roof portions of the Premises, to the Retail Leases and Roof Leases, if any, respectively) as of the date(s) delivered to Sublessee in accordance with Section 6.1, 24 hours per day, 7 days per week, including for the construction of the Sublessee Improvements; provided, however, that Sublessee shall use all commercially reasonable efforts not to disrupt the business operations of other tenants in the Building, including Sublessor, and if such Sublessee Improvements are being constructed in a portion of the Premises adjoining a portion of the Premises not yet delivered to Sublessee in accordance with Section 1.2 and this Section 6, Sublessee will inform Sublessor in writing at least five (5) business days prior to the start of such construction of the timing and schedule for the construction of such Sublessee Improvements. In addition, the Sublessee Parties will have access to and the right to use the Shared Space in connection with construction of the Sublessee Improvements as more particularly described in subsection 1.2.2 above.

6.5        Approval of Plans. The Parties, Master Landlord and Lender have reached certain agreements regarding the design and construction of the Sublessee Improvements pursuant to that certain Alterations Approval Agreement dated of even date herewith (the “Alterations Agreement”).

6.6        Sublessor Cooperation. Sublessor shall use all reasonable efforts to cooperate with Sublessee Parties in the construction process for the Sublessee Improvements, and, except as set forth in the SNDAs or the Alterations Agreement, Sublessee shall not pay any construction management or supervisory fees of any party other than its own.

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6.7        Treatment at End of Sublease. It is specifically acknowledged and agreed by Sublessor that Sublessee shall have the right, but not the obligation, to remove the Sublessee Improvements upon expiration or termination of this Sublease; provided, however, Sublessee shall be required at such time to remove all exterior signage bearing its name or logo at the Premises. Removal of Alterations or Additions installed by Sublessee shall be governed by Section 7 below. Should Sublessee elect to remove some or all of the Sublessee Improvements, Sublessee shall repair any damage caused by such removal. Should Sublessee elect not to remove some or all of the Sublessee Improvements, the same shall be surrendered to Sublessor along with the Premises in their as-is, where-is condition at the time of surrender, broom clean, with all Building systems in good condition and repair and operating for their intended purpose, and any damage to the Premises caused by Sublessee or a Sublessee Party shall be repaired in full at the expense of Sublessee.

6.8        Improvement Allowances.

    6.8.1      Initial Improvement Allowance. In order to offset the cost of the Sublessee Improvements, Sublessor shall pay to Sublessee an “Initial Improvement Allowance”, payable in one (1) cash payment and three (3) credits against Base Rent pursuant to, and in the amounts set forth in, the following schedule:

Date	Initial Improvement Allowance payment
July 1, 2012	$3,200,000.00 (cash payment)
July 1, 2013	$3,200,000.00 (credit against Base Rent that would otherwise be due)
July 1, 2014	$3,200,000.00 (credit against Base Rent that would otherwise be due)
July 1, 2015	$3,200,000.00 (credit against Base Rent that would otherwise be due)

6.8.1.1    The cash portion of the Initial Improvement Allowance shall be applied by Sublessee toward costs of construction of Sublessee Improvements, and Sublessee Improvements constructed using the cash portion of the Initial Improvement Allowance shall be surrendered to Sublessor along with the Premises upon expiration or termination of this Sublease, in the condition required by Section 6.7 above. In the event that Sublessor fails to pay the cash portion of the Initial Improvement Allowance as set forth above, the amount which Sublessor has failed to timely pay shall bear interest at the Default Rate until paid.

6.8.1.2    The portions of the Initial Improvements Allowance payable as credits against Base Rent may be applied by Sublessee towards Base Rent as the same becomes due and payable hereunder from and after the corresponding payment dates set forth in subsection 6.8.1 above.

6.8.2    Second Improvement Allowance. To further offset the cost of the Sublessee Improvements, Sublessor shall pay to Sublessee a “Second Improvement Allowance” payable in the form of a credit against Base Rent that would otherwise be due during calendar years 2028, 2029, 2030, and 2031 of the Sublease Term. The amount of the Second Improvement

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Allowance shall be equal to the total amount of Base Rent that would otherwise be due during calendar years 2028, 2029, 2030, and 2031.

6.9        Sublessee’s Right to Enforce Warranties. Section 6.3 of the Master Lease grants to Sublessor the right to enforce certain warranties and guaranties in connection with construction of the Premises. The Parties acknowledge and agree that from and after the Final Delivery Date, Sublessee shall succeed to and enjoy the non-exclusive right to enforce such warranties and guaranties as they relate to the Building and the Common Elements. Sublessee may elect to do so, in which event it shall provide notice to Sublessor and Master Landlord in the manner required by the Master Lease and, pursuant to its obligations under its SNDA, Master Landlord shall recognize Sublessee in lieu of or in addition to Sublessor with respect thereto, subject to, and in accordance with, the applicable terms of the Master Lease, provided, however, Sublessee may not exercise such right if there is a then-existing and continuing Event of Default by Sublessee hereunder. Master Landlord has consented to the foregoing pursuant to its SNDA. Notwithstanding anything to the contrary, the foregoing right(s) shall revert exclusively to Sublessor, Sublessee shall have no further right to exercise the same, and Master Landlord’s agreement with respect thereto shall terminate and expire, upon the earlier to occur of (i) August 23, 2035 or (ii) Master Landlord’s receipt of a Notice of Termination. Sublessor covenants and agrees not to deliver a Notice of Termination to Master Landlord prior to: (i) the occurrence of an Event of Default by Sublessee (including the expiration of any applicable notice and/or cure periods provided herein) which entitles Sublessor to terminate this Sublease; (ii) Sublessee’s receipt of written notice of Sublessor’s election to terminate this Sublease; and (iii) the expiration of a period of ten (10) days following Sublessee’s receipt of such notice of election to terminate. Should Sublessor improperly send a Notice of Termination, the same shall constitute an immediate event of default under this Sublease (without the benefit of any notice or cure periods otherwise provided for in Section 16.2 below) and Sublessee shall have all rights and remedies available to it hereunder, at law or in equity, including, without limitation, injunctive relief.

6.10      Other Provisions Not Applicable. Except for the provisions of Section 6.3 of the Master Lease (discussed in Section 6.9 above), the other provisions of Article 6 of the Master Lease shall not apply to Sublessee or to this Sublease and shall not be Incorporated Terms.

7.          ALTERATIONS AND ADDITIONS. As and when portions of the Premises are delivered to Sublessee in accordance with Section 1.2 and Section 6 hereof, the provisions of Article 7 of the Master Lease (regarding Alterations and Additions) shall be Incorporated Terms as to such portions delivered (excluding the Parking Deck during the term of the Parking Lease), as more particularly described in Section 17 below, and shall apply with respect to any Alterations or Additions made by Sublessee.

Notwithstanding the foregoing, it is acknowledged and agreed by the Parties that, except as specifically provided in the Alterations Agreement, the terms of Article 7 of the Master Lease (including Section 7.3 thereof) shall not apply with respect to the Sublessee Improvements depicted on the Preliminary Plans or the Final Plans, which shall be governed solely by Section 6 of this Sublease and the Alterations Agreement.

8.          COMPLIANCE WITH APPLICABLE LAWS. As and when portions of the Premises are delivered to Sublessee in accordance with Section 1.2 and Section 6 hereof, the provisions of Article 8 of the Master Lease (regarding Compliance with Laws) shall be Incorporated Terms as to such portions delivered (excluding the Parking Deck during the term of the Parking Lease), as more

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particularly described in Section 17 below.

9.        NO LIENS BY TENANT. As and when portions of the Premises are delivered to Sublessee in accordance with Section 1.2 and Section 6 hereof, the provisions of Article 9 of the Master Lease (regarding Liens) shall be Incorporated Terms as to such portions delivered (excluding the Parking Deck during the term of the Parking Lease), as more particularly described in Section 17 below.

10.      REPAIRS AND MAINTENANCE. As and when portions of the Premises are delivered to Sublessee in accordance with Section 1.2 and Section 6 hereof, the provisions of Article 10 of the Master Lease (regarding Repairs and Maintenance) shall be Incorporated Terms as to such portions delivered, as more particularly described in Section 17 below.

Notwithstanding the foregoing, and as more particularly set forth in Section 1.3.1 above, Sublessee shall have no repair, maintenance or replacement obligations with respect to the Parking Deck except the obligation to maintain, repair and replace the Common Elements pursuant to Section 10.3 of the Parking Lease, and Sublessor shall retain and perform all other repair, maintenance and replacement obligations with respect to the Parking Deck pursuant to the Master Lease and the Parking Lease.

11.      BUILDING SERVICES. As and when portions of the Premises are delivered to Sublessee in accordance with Section 1.2 and Section 6 hereof, the provisions of Article 11 of the Master Lease (regarding Building Services) shall be Incorporated Terms as to such portions delivered (excluding the Parking Deck during the term of the Parking Lease), as more particularly described in Section 17 below.

12.      ASSIGNMENT AND SUBLETTING.

12.1    Terms Incorporated. The provisions of Article 12 of the Master Lease (regarding Assignment and Subletting) are hereby made Incorporated Terms as more particularly described in Section 17 below.

12.2    No Assignment.

Notwithstanding anything in the Master Lease to the contrary, including, without limitation, Section 12.5 thereof, Sublessor hereby covenants and agrees with Sublessee that Sublessor shall not assign any of its interest in the Master Lease or this Sublease without Sublessee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless the proposed assignee’s Credit Rating as of the date of assignment is equal to or greater than Sublessor’s Credit Rating on the Effective Date of this Sublease (being BBB+ from S&P and A3 from Moody’s), in which event Sublessee’s consent shall not be required. In no event shall Sublessor be entitled to assign less than all of its interest in the Master Lease or this Sublease.

13.      INSURANCE. As and when portions of the Premises are delivered to Sublessee in accordance with Section 1.2 and Section 6 hereof, the provisions of Article 13 of the Master Lease (regarding Insurance), including Exhibit H to the Master Lease, shall be Incorporated Terms as to such portions delivered (excluding the Parking Deck), as more particularly described in Section 17 below.

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With respect to all policies of insurance required to be obtained by Sublessee, (i) Sublessor, Master Landlord and Lender shall be named as additional insured or loss payees, as their interests may appear, and (ii) Sublessee shall obtain such policies, and deliver certificates of such insurance on or before portions of the Premises are delivered to Sublessee.

Notwithstanding the foregoing, it is acknowledged and agreed by the Parties that Sublessor shall continue to carry insurance with respect to the Parking Deck as required by the terms of the Master Lease and the Parking Lease, and Sublessee shall not be required to carry insurance with respect to the Parking Deck.

14.          LOSS, DAMAGE, DESTRUCTION AND TAKING.

14.1        Terms Incorporated. Except as otherwise set forth in this Section 14, as and when portions of the Premises are delivered to Sublessee in accordance with Section 1.2 and Section 6 hereof, the provisions of Article 14 of the Master Lease (regarding Casualty and Condemnation) shall be Incorporated Terms as to such portions delivered, as more particularly described in Section 17 below.

14.2        Casualty to Parking Deck. Notwithstanding the foregoing, Sublessee shall bear no risk of loss with respect to, and shall have no obligation to restore, repair, replace or rebuild, the Parking Deck, and Sublessor shall retain all responsibility with respect thereto, pursuant to the Master Lease and/or the Parking Lease.

14.3        Tenant’s Termination Notice. Section 14.3 of the Master Lease grants to Sublessor an option to terminate the Master Lease and purchase the Premises from Master Landlord following an Event of Loss (“Event of Loss Purchase Option”). The Parties acknowledge and agree that, during the Sublease Term, Sublessee shall succeed to and enjoy the exclusive right to exercise the Event of Loss Purchase Option (and be entitled to all rights granted Sublessor in the Master Lease related thereto). Sublessee shall have the right following an Event of Loss to elect during the Sublease Term to exercise the Event of Loss Purchase Option, in which event it shall provide an Offer to Master Landlord in the manner required by Section 14.3 of the Master Lease and, pursuant to their obligations under their respective SNDAs, Master Landlord and Lender shall recognize, accept and attorn to Sublessee in lieu of Sublessor with respect thereto, subject to, and in accordance with, the applicable terms of the Master Lease, provided, however, Sublessee may not exercise such right if there is a then-existing and continuing Event of Default by Sublessee hereunder. Master Landlord and Lender have consented to the foregoing pursuant to their respective SNDAs. In addition and notwithstanding the foregoing, to the extent that the Event of Loss Purchase Option is available for exercise and must be exercised (to avoid the lapse of such right) prior to expiration of the Sublease Term, Sublessee shall consult and cooperate with Sublessor in the event Sublessee elects not to exercise such option, including providing notice thereof to Master Landlord, so that Sublessor may have an opportunity to do so prior to lapse of same. Notwithstanding anything to the contrary, the foregoing right(s) shall revert exclusively to Sublessor, Sublessee shall have no further right to exercise the same, and Master Landlord’s and Lender’s agreement with respect thereto shall terminate and expire, upon the earlier to occur of (i) August 23, 2035 or (ii) Master Landlord’s and Lender’s receipt of a Notice of Termination. Sublessor covenants and agrees not to deliver a Notice of Termination to Master Landlord prior to: (i) the occurrence of an Event of Default by Sublessee (including the expiration of any applicable notice and/or cure periods provided herein) which entitles Sublessor to terminate this Sublease; (ii) Sublessee’s receipt of written notice of Sublessor’s election to terminate this Sublease; and (iii) the

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expiration of a period of ten (10) days following Sublessee’s receipt of such notice of election to terminate. Should Sublessor improperly send a Notice of Termination, the same shall constitute an immediate event of default under this Sublease (without the benefit of any notice or cure periods otherwise provided for in Section 16.2 below) and Sublessee shall have all rights and remedies available to it hereunder, at law or in equity, including, without limitation, injunctive relief.

15.        REPRESENTATIONS, WARRANTIES AND COVENANTS.

15.1      Master Lease Provisions Not Applicable. The representations and warranties of Master Landlord and Sublessor and the other provisions contained in Article 15 of the Master Lease shall not apply to this Sublease, or be deemed the representations or warranties of Sublessor or Sublessee hereunder.

15.2      Representations, Warranties and Covenants of Sublessor, and PESC. Sublessor (and PESC, solely where indicated) hereby represent and warrant to Sublessee that the following are true and correct as of the Effective Date, and shall be true and correct (and be deemed to have been restated) as of the Final Delivery Date, and hereby covenant with Sublessee as follows:

    15.2.1        Sublessor is a corporation duly organized, validly existing and in good standing in the State of North Carolina, with the corporate power and authority to conduct its business as now conducted, to own or hold under lease its property, to lease and sublease the Premises and to enter into and perform all of its obligations under this Sublease.

    15.2.2        PESC is a limited liability company, validly formed and existing and in good standing in the State of North Carolina, with the power and authority to conduct its business as now conducted, to own or hold under lease its property, and to perform all of its obligations under this Sublease.

    15.2.3        This Sublease has been duly authorized by all necessary corporate and limited liability company action on the part of Sublessor, and PESC, and has been duly executed and delivered by Sublessor, and PESC, and the execution, delivery and performance hereof by Sublessor will convey valid leasehold title to the Premises to Sublessee and will not, (i) require any approval of the stockholders, members or managers of Sublessor, or PESC or any approval or consent of any trustee or holder of any indebtedness or obligation of Sublessor, or PESC, or of any other third party, (ii) contravene any Applicable Laws binding on Sublessor, or PESC or (iii) contravene or result in any breach of or constitute any default (with or without notice and/or the passage of time) under Sublessor’s, or PESC’s charter or by-laws or operating agreement or other organizational documents, or any indenture, judgment, order, decree, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Sublessor, or PESC is a party or by which Sublessor, or PESC or any of their property is bound, or result in the creation of any lien upon any of the property of Sublessor, or PESC. Without limiting the foregoing, all third-party approvals required in connection with the execution, delivery and performance by Sublessor, and PESC of this Sublease, have been obtained, given or made, including, without limitation, obtaining all approvals from Master Landlord, Lender and the City.

    15.2.4        All governmental approvals required in connection with the execution, delivery and performance by Sublessor, and PESC of this Sublease, have been obtained, given or made,

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including, without limitation, obtaining all approvals from any federal, state, county and municipal regulatory authorities.

15.2.5        No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Sublessor, or PESC, and neither Sublessor, nor PESC has made a general assignment for the benefit of creditors.

15.2.6        The copy of the Master Lease attached hereto as Exhibit “A” is a true, correct, and complete copy of the Master Lease. The Master Lease is unmodified and in full force and effect and is the only agreement between Master Landlord and Sublessor relating in any way to the Premises except for the recorded Memorandum of Lease and the Parking Lease. Sublessor is the current tenant under the Master Lease, and Master Landlord is the current landlord under the Master Lease. There are no actions, suits or proceedings pending or threatened against, by, or affecting Sublessor that could reasonably be expected to affect title to the Premises or which question the validity or enforceability of the Master Lease in any court or arbitral forum or before any government authority, domestic or foreign.

15.2.7        The copy of the Parking Lease attached hereto as Exhibit “B” is a true, correct, and complete copy of the Parking Lease. The Parking Lease is unmodified except as provided on Exhibit B, and in full force and effect and is the only agreement between Master Landlord and Sublessor or the City relating in any way to the Parking Deck. Master Landlord is the current “Owner” under the Parking Lease, Sublessor is the current “Landlord” under the Parking Lease, and the City is the current “Tenant” under the Parking Lease. There are no actions, suits or proceedings pending or threatened against, by, or affecting Sublessor that could reasonably be expected to affect title to the Parking Deck or which question the validity or enforceability of the Parking Lease in any court or arbitral forum or before any government authority, domestic or foreign.

15.2.8        Except as provided in Section 3.8 of the Master Lease, Sublessor is the owner of a leasehold interest in the Premises, and had the right power and interest to enter into the Master Lease, which conveyed a valid leasehold interest to Sublessor in accordance with the terms of the Master Lease. There are no restrictions or other impediments either imposed by law (including, without limitation, applicable zoning and building ordinances) or by any contract or agreement that would prevent the use or occupancy of the Premises in the manner contemplated by the Master Lease or this Sublease or, to the knowledge of Sublessor, the use or occupancy of the Parking Deck in the manner contemplated by the Parking Lease or this Sublease. No portion of the Premises or the land beneath the Premises is located within any Special Flood Hazard Area designated by the Federal Emergency Management Agency, or in any area similarly designated by any other governmental authority. No portion of the Premises or the land beneath the Premises is subject to any other classification, designation, or preliminary determination of any agency of any federal, state or local government, or pursuant to any federal, state or local law that would restrict the use, development, occupancy, or operation, including, without limitation, any designation or classification as an archeological site, wetlands, historical site, or any classification or designation under the Endangered Species Act.

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15.2.9        There are no liens affecting the Premises (excluding the Parking Deck) other than the Permitted Liens. With respect to the Parking Deck, there are no liens affecting Sublessor’s interest in the Parking Deck.

15.2.10       The date through which Annual Base Rent and Operating Expenses have been paid is December 1, 2011.

15.2.11       There is no default by Sublessor in the payment of Annual Base Rent, Operating Expenses, the Facility Payment or any other Rent payable to Master Landlord under the Master Lease, and there is no other existing Event of Default by either Master Landlord or Sublessor under the Master Lease, and, to the knowledge of Sublessor, there are no acts or omissions under the Master Lease that have occurred that would constitute an Event of Default with or without notice and/or the passage of time. To Sublessor’s knowledge, Sublessor has no existing defenses against Master Landlord’s enforcement of the Master Lease.

15.2.12       All obligations of all parties under the Development Agreement and the Project Management Agreement have been satisfied in full and the Development Agreement and Project Management Agreement have expired by their terms.

15.2.13       There is no existing Landlord Event of Default (as defined in the Parking Lease) or Tenant Event of Default (as defined in the Parking Lease) under the Parking Lease, and, to the knowledge of Sublessor, there are no acts or omissions under the Parking Lease that have occurred that would constitute a Landlord Event of Default or Tenant Event of Default with or without notice and/or the passage of time.

15.2.14       To the knowledge of Sublessor, there are no setoffs, defenses, or counterclaims existing in favor of Sublessor against enforcement of the obligations to be performed under the Master Lease.

15.2.15       The Lease Commencement Date is August 24, 2004.

15.2.16       The Rent Commencement Date is June 1, 2005.

15.2.17       The Expiration Date of the Master Lease is August 24, 2035, unless renewed in accordance with the terms of the Master Lease. Pursuant to Section 2.3 of the Master Lease, Sublessor may renew the Master Lease for four (4) successive terms of five (5) years each. Pursuant to Section 2.5 of the Master Lease, Sublessor may renew the Master Lease with respect to the Parking Deck for one (1) term of ninety-nine (99) years. Sublessor has not exercised any renewal or extension rights under the Master Lease or the Parking Lease. Sublessor has no renewal or extension rights relating to the Premises except as described in this paragraph.

15.2.18       No one other than Sublessor, Sublessor’s employees and certain retired executives of Sublessor (all of whom shall vacate as space is delivered pursuant to Section 1.2 hereof) occupies or has any right to occupy, whether by assignment, lease, sublease, license or otherwise, any part of the Premises except for tenants under the Retail Leases and Roof Leases and the City pursuant to the Parking Lease.

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15.2.19        As of the date hereof, the monthly payment of Annual Base Rent payable under the Master Lease is $623,309.69 per month. Sublessor has not made any security deposits with Master Landlord under the Master Lease. There is no Supplemental Rent due under the Master Lease.

15.2.20        Sublessor has not exercised its right to purchase the Parking Deck pursuant to Section 2.5(b) of the Master Lease or otherwise. Sublessor has not exercised its Right of First Offer to Purchase with respect to the purchase the Premises pursuant to Section 36.13 of the Master Lease or otherwise. Master Landlord has not submitted the names of any potential purchasers of the Premises to Sublessor pursuant to Section 36.13 of the Master Lease or otherwise. Sublessor does not have any right to purchase the Premises or any part thereof except as described in this paragraph 15.2.20.

15.2.21        Sublessor has paid the Facility Payment in full pursuant to Section 3.3(b) of the Master Lease.

15.2.22        The Base Building Improvements and Interior Improvements have been Substantially Completed pursuant to the terms of the Master Lease.

15.2.23        The P-2 Residential Parking Area (as defined in the Parking Lease) has been released from the Parking Lease by the City to Sublessor pursuant to that certain First Amendment to Parking Facility Lease Agreement dated November 21, 2005. The P-2 Residential Parking Area has not been released from the Master Lease. To Sublessor’s knowledge, the Residential Development (as defined in the Parking Lease) has been completed and there were 61 spaces constructed in the Residential Development.

15.2.24        To Sublessor’s knowledge, there are no defects, whether latent or patent, with respect to the Building Structure, Building Systems, Parking Deck or Common Elements. To Sublessor’s knowledge, the Building Structure and Parking Deck are structurally sound and watertight, and the Building Systems and Common Elements (including elevators) are in good working order and repair. To Sublessor’s knowledge, the Premises does not violate, and the use and occupancy of the Premises is in compliance with all Applicable Laws, including, without limitation, the Americans with Disabilities Act of 1990 and zoning and land use regulations and all insurance underwriting guidelines and any environmental laws and regulations. The portions of the Premises occupied by Sublessor are not (and to Sublessor’s knowledge the Parking Deck and retail portions of the Premises are not) constructed, occupied, used or operated in violation of, and are not otherwise in violation of, and Sublessor has received no notice of any violations or potential violation of, any Applicable Laws.

15.2.25        No Casualty or Taking has occurred with respect to the Premises, and Sublessor has received no notice of any pending, threatened or contemplated Taking with respect to the Premises.

15.2.26        To Sublessor’s knowledge, (i) no portion of the Premises is used or has ever been used for the storage, processing, treatment or disposal of Hazardous Materials; the Improvements do not contain, nor have they ever contained, Hazardous Materials; no Hazardous Materials have been released, introduced, spilled, discharged or disposed of, nor has there been a threat of release, introduction, spill, discharge or disposal of Hazardous Materials,

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on, in, or under the Premises; (ii) there are no pending claims, administrative proceedings, judgments, declarations, or orders, whether actual or threatened, relating to the presence of Hazardous Materials on, in or under the Premises; the Premises are in compliance with all federal, state and local laws, codes, ordinances, rules, regulations, orders and requirements regarding the regulation of Hazardous Materials; (iv) no Hazardous Materials have been released, introduced, spilled, discharged or disposed of on, in or under any adjacent property; and (v) there are no underground storage tanks located on or in the Premises.

15.2.27        There are no encroachments on the Site and the Improvements are situated entirely within the boundaries of the Site and within applicable building lines.

15.2.28        Sublessor has heretofore paid all city, state and county ad valorem taxes and similar taxes and assessments, all sewer and water charges and all other governmental charges levied or imposed upon or assessed against the Premises for which Sublessor is responsible under the Master Lease or the Parking Lease, and none of the foregoing are currently past due or delinquent.

15.2.29        There are no unpaid brokerage fees or commission payable with respect to the Master Lease, the Parking Lease, the Retail Leases or the Roof Leases.

15.2.30        Sublessor has not received any notice that Master Landlord has made any assignment, pledge, or hypothecation of the Master Lease or the Premises (except to Lender in connection with the Loan).

15.2.31        Sublessor has not subleased, assigned, pledged, or hypothecated its interest in the Master Lease or the Premises, but has subleased the Parking Deck to the City pursuant to the Parking Lease and has subleased retail and roof portions of the Premises pursuant to the Retail Leases and Roof Leases, if any, respectively.

15.2.32        All utilities (including, without limitation, water, storm and sanitary sewer, electricity, gas, and telephone) are available on the Premises in capacities sufficient to serve and operate the Premises for the Use permitted by Section 5.1 above. The Premises have access to the streets and roads adjoining the Premises and such access is not limited or restricted.

15.2.33        There are no management, maintenance, service or other contracts with respect to the Premises (excluding the management, maintenance, service, and/or other contracts of the City with respect to the Parking Deck) other than those listed on Exhibit “H” attached hereto (the “Service Agreements”); and all of the Service Agreements can be canceled on thirty (30) days notice or less; the Service Agreements are presently in full force and effect, have not been modified, supplemented or amended, and, if in writing, are the entire agreement between Sublessor and the other parties thereto; Sublessor has fully and completely paid and performed all of its duties, obligations, liabilities and responsibilities under the Service Agreements arising on or before the date hereof; and, as of the Final Delivery Date, there will be no management, maintenance, service or other contracts with respect to the Premises (excluding the management, maintenance, service, or other contracts that the City enters into with respect to the Parking Deck) other than those Service Agreements which

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Sublessee elects, by written notice to Sublessor (delivered prior to the Final Delivery Date), to assume.

15.2.34        Between the date hereof and the Final Delivery Date, Sublessor shall operate the Premises in the ordinary course of business and shall maintain and repair the Premises (except for such portions of the Premises as have been delivered to Sublessee, which shall be maintained and repaired by Sublessee in the manner required hereunder, and such portions of the Parking Deck as are maintained by the City pursuant to the Parking Lease) in the manner required by the Master Lease and the Parking Lease so that, on the Final Delivery Date, the Premises will be in the same condition as it now exists, normal wear and tear, loss by Casualty and the performance of Sublessor’s Work excepted.

15.2.35        The Retail Leases and Roof Leases scheduled and identified on Exhibit “I” attached hereto (the “Rent Schedule”) are the only leases or other agreements for use, occupancy or possession of the Premises presently in force with respect to all or any portion of the Premises (excluding the Parking Deck, which is subject to the Parking Lease only), and the Rent Schedule correctly sets forth: (i) each space rented by number or other appropriate designation; (ii) the name of each tenant of each such space; (iii) the rent payable for use of each of the respective spaces; (iv) the status of rent payable; (v) the amount of any security or other deposit with respect to each such space; and (vi) any renewal option applicable to any of the Retail Leases or Roof Leases.

15.2.36        The Retail Leases and Roof Leases are all presently in full force and effect, have not been modified, supplemented or amended except as expressly set forth on the Rent Schedule, and are the entire agreement between Sublessor, PESC and the “lessees” or “tenants” thereunder; Sublessor and PESC have fully and completely performed all of the duties and obligations of the “lessor” or “landlord” or “intermediate landlord” under the Retail Leases and Roof Leases arising on or before the date hereof; there are no obligations of the “lessor” or “landlord” under any of the Retail Leases or Roof Leases to make or to pay for any improvements, alterations or additions to the premises covered thereby; there are no defaults by the “lessees” or “tenants” under any of the Retail Leases or Roof Leases, or any existing conditions that could become defaults with or without notice and/or the passage of time; there are no rentals which have been paid under any of the Retail Leases or Roof Leases more than one (1) month in advance; there are no rent concessions or offsets with respect to any of the Retail Leases or Roof Leases; there are no options in favor of the “lessees” or “tenants” under any of the Retail Leases or Roof Leases to purchase all or any portion of the Premises; there are no options in favor of the “lessees” or “tenants” to renew, extend or terminate the term of any of the Retail Leases or Roof Leases, except as expressly set forth on the Rent Schedule.

15.2.37        Between the Effective Date and the Final Delivery Date, Sublessor and PESC: (i) shall comply with all obligations of the “lessor” or “landlord” or “intermediate landlord” under the Retail Leases and the Roof Leases, if any; (ii) shall continue to carry and maintain in force all existing policies of insurance required by the Master Lease, the Retail Leases and the Roof Leases; (iii) shall not make or enter into any lease or other agreement for the use, occupancy or possession of all or any part of the Premises (including any Retail Leases and Roof Leases) or modify, amend or terminate any such agreement, or pursue remedies against any tenant under any Retail Leases or Roof Leases (specifically including, but not limited to, an eviction proceeding), without the prior written approval of Sublessee, which

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approval may be given or withheld by Sublessee in its sole discretion; (iv) shall notify Sublessee promptly of any breach or default under any Retail Leases or Roof Leases of which Sublessor becomes aware, (v) shall cause the tenants under the Retail Leases and Roof Leases to deliver updated estoppel certificates for the benefit of Sublessee (in the form previously requested of such tenants in connection with this Sublease) within thirty (30) days prior to the Final Delivery Date, and (vi) unless otherwise approved by Sublessee in connection with the approval of a lease or other agreement described in subsection (iii) above, shall not enter into any brokerage commission or fee agreement or arrangement with respect to any such lease or other such agreement without the prior written approval of Sublessee.

15.2.38        To Sublessor’s knowledge, the Loan Agreement and each of the Loan Documents are presently in full force and effect and no event (other than payments due but not yet delinquent) has occurred that, with or without notice and/or the passage of time would constitute an Event of Default (as defined in the Loan Agreement). Sublessor has not taken, or failed to take, any action with respect to the Loan that with or without notice and/or the passage of time would constitute or cause an Event of Default (as defined in the Loan Agreement).

15.2.39        Sublessor, and PESC will not take or permit any Sublessor Party to take any action which will cause any of the foregoing representations, warranties or covenants to be untrue or unperformed in any material respect on the Final Delivery Date.

15.2.40        All of the documents and material heretofore provided by Sublessor to Sublessee or its agents is true, correct and complete in all material respects, and not misleading in any material respects.

15.2.41        Each and every representation and warranty given by Sublessor under the Master Lease is true, correct, complete, and not misleading in any material respects, including, without limitation, the representations and warranties contained in Section 15.1 of the Master Lease.

15.3        Representations and Warranties of Sublessee. Sublessee hereby represents and warrants to Sublessor that the following are true and correct as of the Effective Date, and shall be true and correct (and deemed to have been restated) as of the Final Delivery Date:

15.3.1 Sublessee is a corporation, duly organized, validly existing and in good standing in the State of Delaware, with the corporate power to conduct its business as now conducted, to own or hold under lease its property, to sublease the Premises and to enter into and perform all of its obligations under this Sublease.

15.3.2 This Sublease has been duly authorized by all necessary corporate action on the part of Sublessee and has been duly executed and delivered by Sublessee, and the execution, delivery and performance hereof by Sublessee will not, (i) require any approval of the stockholders of Sublessee or any approval or consent of any trustee or holder of any indebtedness or obligation of Sublessee, or of any other third party, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Laws binding on Sublessee or (iii) contravene or result in any breach of or constitute any default with or without notice and/or passage of time under Sublessee’s charter or by-laws or other organizational documents, or any indenture, judgment, order, decree, mortgage, loan agreement, contract,

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partnership or joint venture agreement, lease or other agreement or instrument to which Sublessee is a party or by which Sublessee or any of its property is bound, or result in the creation of any lien upon any of the property of Sublessee.

15.3.3 All governmental approvals required in connection with the execution, delivery and performance by Sublessee of this Sublease, have been obtained, given or made, including, without limitation, obtaining all approvals from any federal, state, county and municipal regulatory authorities.

15.3.4 No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Sublessee, and Sublessee has not made a general assignment for the benefit of creditors.

15.3.5 There is not now pending or, to Sublessee’s knowledge, threatened, any action, suit or proceeding, legal, equitable or otherwise, before any court or governmental agency or body which might adversely affect Sublessee’s ability to perform its obligations hereunder.

15.3.6 Except for its agreement with Jones Lang LaSalle, Sublessee has entered into no other commission agreement with any third party with respect to the Sublease.

15.3.7 Neither the execution and delivery of this Sublease, nor the provisions hereof will result (either immediately or after the passage of time and/or the giving of notice) in breach or default by Sublessee under any agreement to which Sublessee is a party or by which Sublessee may be bound or which would have an effect upon Sublessee’s ability to perform fully its obligations under this Sublease.

15.3.8 The existing lease of Sublessee at Centennial Campus, Raleigh, NC shall not prohibit or adversely affect the ability of Sublessee to perform its duties and obligations hereunder.

15.3.9 Sublessee will not take or permit any Sublessee Party to take any action which will cause any of the foregoing representations or warranties to be untrue in any material respect on the Final Delivery Date.

16.        DEFAULTS AND REMEDIES.

16.1      Sublessee Default; Sublessor Remedies. The provisions of Article 16 of the Master Lease (regarding Default) and Article 17 of the Master Lease (regarding Remedies) are hereby made Incorporated Terms, as more particularly described in Section 17 below, such that in the event of Sublessee’s breach of the provisions of this Sublease and following expiration of the notice and cure periods provided in Section 16.1 of the Master Lease, Sublessor shall have available to it all remedies available to Master Landlord under Article 17 of the Master Lease in the event of a like default on the part of the Sublessor as tenant under the Master Lease; except that: (i) Sublessee’s obligations under Section 16.1(a) of the Master Lease shall relate only to the non-payment of Base Rent under this Sublease, and (ii) Sublessor shall not have the remedy provided in Section 17.1(f) of the Master Lease (and that provision shall not apply to this Sublease).

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16.2      Sublessor Default; Sublessee Remedies. If Sublessor or PESC fails to perform any of their respective obligations under this Sublease, or if any of Sublessor’s or PESC’s representations or warranties contained herein shall be or become untrue in any material respect, and such failure or untruth continues for more than thirty (30) days after delivery of a notice from Sublessee specifying the nature thereof, the same shall be deemed a default and Sublessee may at its option (a) incur, and deduct from Base Rent otherwise payable the expense necessary to perform any such obligation, or cure any such breach, and/or (b) pursue any and all rights and remedies available to Sublessee under this Sublease or at law or in equity, including, specific performance, a suit for damages and/or the right to seek termination of the Sublease. Notwithstanding anything to the contrary contained herein, Sublessee’s right to terminate the Lease pursuant to Section 1.2.4 above shall not be affected in any manner by this Section 16.2.

17.        PROVISIONS REGARDING THE MASTER LEASE.

17.1      Incorporated Terms. As and to the extent expressly set forth elsewhere in this Sublease, certain provisions of the Master Lease are hereby incorporated in and made a part of this Sublease with the same force and effect as though set forth at length herein (the “Incorporated Terms”). By virtue of such incorporation, the term “Landlord” as used in the Incorporated Terms, and the term “Lender” solely to the extent identified as a consent party in Articles 4, 7, 8, 12 and 14 of the Master Lease, shall be deemed, for purposes of this Sublease, to refer to Sublessor, the term “Tenant” as used in the Incorporated Terms shall be deemed, for the purposes of this Sublease, to refer to Sublessee, and the terms “Project”, “Premises” or “Demised Premises” shall be deemed, for purposes of this Sublease, to refer to the Premises. References in the Incorporated Terms to “Facility Payment”, “Annual Base Rent”, “Supplemental Rent” and/or “Rent” shall be deemed, for the purposes of this Sublease, to refer to Base Rent hereunder. All the rights and obligations conferred and imposed by the Incorporated Terms upon Sublessor, as tenant under the Master Lease, are hereby conferred and imposed upon Sublessee and accepted and assumed by Sublessee with respect to the Premises, except as otherwise expressly set forth in this Sublease. All the rights and obligations conferred and imposed by the Incorporated Terms upon Master Landlord, as landlord under the Master Lease, are hereby conferred and imposed upon Sublessor and accepted and assumed by Sublessor with respect to the Premises, except as otherwise expressly set forth in this Sublease. As more particularly set forth elsewhere in this Sublease, certain terms and conditions of the Master Lease are excluded from and shall not apply to this Sublease, or have been modified in their application to this Sublease, the Parties and/or the Premises. To the extent there is a conflict between the terms of this Sublease and the terms of the Master Lease, the terms of this Sublease shall control.

17.1.1        Specific Terms Incorporated. Without limiting the foregoing, it is specifically acknowledged and agreed by the Parties that, except as otherwise specifically provided in this Sublease, the following shall be deemed Incorporated Terms of the Master Lease, to which Sublessee shall succeed: any future development or air rights, purchase rights, rooftop rights, holdover rights, construction warranties and other rights as may be granted to Sublessor pursuant to the Master Lease or the Parking Lease or are otherwise controlled by Sublessor or its affiliates with respect to the Premises.

17.1.2        Specific Terms Excluded. Without limiting the foregoing, it is specifically acknowledged and agreed by the Parties that, except as otherwise specifically provided in this Sublease, the following duties and obligations of Sublessor under the Master Lease shall not be deemed Incorporated Terms, and shall not apply to this Sublease or be binding on Sublessee:

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Sublessor’s duties and obligations under the Master Lease relating to (a) time periods prior to the Final Delivery Date (except as otherwise provided herein with respect to portions of the Premises delivered to Sublessee prior to the Final Delivery Date), (b) time periods subsequent to the expiration of the Sublease Term (including, without limitation, rights, duties, or obligations under the Parking Lease relating to periods from or after the expiration of the Sublease Term (except as provided in Section 2.3 above)), (c) Annual Base Rent, the Facility Payment, Supplemental Rent, or any other Rent as defined and provided in the Master Lease, (d) construction of Base Building Improvements, (e) representations or warranties of Sublessor, (f) indemnification of Master Landlord, (g) the obligation to deposit any security deposit with Master Landlord or Lender, or (h) any other duty or obligation personal to Sublessor (such as the amount of Base Annual Rent payable by Sublessor under the Master Lease).

17.2        Sublessor’s Obligations. Sublessor shall not be obligated to perform, and shall not be liable for the performance by Master Landlord of, any of the obligations of the Master Landlord under the Master Lease, unless specifically noted as an Incorporated Term under this Sublease. Sublessor shall enforce, for the benefit of Sublessee, the obligations of Master Landlord to Sublessor under the Master Lease.

17.3        Sublessor’s Duties. Sublessor shall not exercise any rights under the Master Lease that would adversely affect Sublessee, including, but not limited to, termination of the Master Lease, without prior written consent being provided by Sublessee, which consent shall not be unreasonably withheld, conditioned or delayed. Sublessor shall maintain the Master Lease in good standing throughout the Sublease Term and shall enforce its rights against Master Landlord under the Master Lease in accordance with its obligations under this Sublease and, to the extent not inconsistent, in a commercially reasonable manner and shall not default (after the expiration of any applicable grace and/or cure periods) under the Master Lease.

17.4        Sublessor’s Right to Cure. Notwithstanding any other provision of this Sublease to the contrary, in the event of a breach of this Sublease by Sublessee that may cause a default under the Master Lease, Sublessor may, in addition to all other remedies and rights available to Sublessor at law or in equity or under this Sublease, at Sublessee’s expense and after written notice to Sublessee, cure such default or take such other action as may reasonably be required to prevent such matter from maturing into a default under the Master Lease. Sublessee shall pay such reasonable expenses so incurred by Sublessor within thirty (30) days after written demand therefor from Sublessor.

17.5        Sublessee’s Right to Cure. Sublessor shall promptly upon becoming aware thereof notify Sublessee of any breach by Sublessor of its duties or obligations under the Master Lease. In the event of a breach of the Master Lease by Sublessor that may cause a default under the Master Lease, Sublessee may, in addition to all other remedies and rights available to Sublessee at law or in equity or under this Sublease, at Sublessor’s expense and after written notice to Sublessor, cure such default or take such action as may reasonably be required to prevent such matter from maturing into a default under the Master Lease. Sublessor shall pay such reasonable expenses so incurred by Sublessee within thirty (30) days after written demand therefor from Sublessee, and if Sublessor shall fail to do so, Sublessee may offset from Base Rent due to Sublessor under this Sublease for such reasonable expenses.

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17.6     Master Lease and Alterations Agreement Indemnity.

  17.6.1 Master Lease Indemnity. In addition to the indemnities contained in Section 18.2, Sublessor hereby assumes liability for, and shall indemnify, protect, defend (by counsel reasonably satisfactory to Sublessee), save and keep harmless Sublessee and its Indemnitees from and against any and all Claims arising out of or relating to any prior, existing, current or future default, breach, violation, or nonperformance by Sublessor under the Master Lease, including, without limitation, Claims arising out of or relating to defaults under any of the Incorporated Terms existing at the time such Incorporated Terms are incorporated herein, except to the extent such Claims are caused by the negligence or a willful act or omission of Sublessee or its Indemnitees. The provisions of this Section 17.6.1 shall survive expiration or termination of this Sublease and/or the Master Lease.

  17.6.2 Alterations Agreement Indemnity. In addition to the indemnities contained in Section 18.2, Sublessor hereby assumes liability for, and shall indemnify, protect, defend (by counsel reasonably satisfactory to Sublessee), save and keep harmless Sublessee and its Indemnitees from and against any and all Claims arising out of or relating to any prior, existing, current or future default, breach, violation, or nonperformance by Sublessor under the Alterations Agreement, including, without limitation, Claims arising out of or relating to (i) Sublessor’s failure to perform the Tenant’s Removal Obligations (as defined in the Alterations Agreement) and (ii) Paragraphs 6 and 8 of the Alterations Agreement, except to the extent such Claims are caused by the negligence or a willful act or omission of Sublessee or its Indemnitees. The provisions of this Section 17.6.2 shall survive expiration or termination of this Sublease and/or the Master Lease.

17.7     Consent and Approval. During the Sublease Term, if at any time Sublessee is required to obtain Sublessor consent or approval pursuant to the Sublease and Master Landlord (and, if applicable, Lender) consent or approval is also required pursuant to the Master Lease, Sublessee shall first notify Sublessor of the need for Master Landlord (and, if applicable, Lender) consent or approval, and Sublessor shall promptly notify Master Landlord (and, if applicable, Lender) of the same, which notice shall (i) indicate that such consent or approval is for the benefit of Sublessee and (ii) request and authorize Master Landlord (and, if applicable, Lender) to deal directly with Sublessee with respect thereto. Pursuant to their obligations under their respective SNDAs, Master Landlord and Lender agree to do so, upon such request by Sublessor, and to communicate their consent or approval (or the withholding of same) to Sublessor and Sublessee. Master Landlord and Lender have consented to the foregoing pursuant to their respective SNDAs. Sublessor shall use all reasonable efforts to obtain for the benefit of Sublessee the consent or approval of Master Landlord (and, if applicable, Lender) where required as described above.

17.8     No Amendment or Termination of Master Lease or Other Agreements. Sublessor agrees not to consent to or effect any modification or amendment or termination of the Master Lease, the Parking Lease, the Retail Leases , the Roof Leases, the Edison Declaration, the Joint and Reciprocal Easement or the Other Appurtenant Agreements without the prior written consent of Sublessee, which consent, except as otherwise set forth herein, shall not be unreasonably withheld, conditioned or delayed. Pursuant to its SNDA, Master Landlord has agreed that Sublessee shall in no event be bound by any modification or amendment or termination of the Master Lease or the Parking Lease except to the extent such actions were approved in writing by Sublessee.

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18.        INDEMNIFICATION.

18.1     Master Lease Provisions Not Applicable. The indemnities of Master Landlord and Sublessor, and the other provisions, contained in Article 15 of the Master Lease shall not apply to this Sublease, or be deemed Incorporated Terms or the indemnities or agreements of Sublessor or Sublessee hereunder.

18.2     Sublessor Indemnity. In addition to the indemnities contained in Section 17.6 of this Sublease, Sublessor hereby assumes liability for, and shall indemnify, protect, defend (by counsel reasonably satisfactory to Sublessee), save and keep harmless Sublessee and its Indemnitees from and against any and all Claims arising out of or relating to: (i) any matter or condition existing at any portion of the Premises at or prior to the date such portion of the Premises is delivered to Sublessee; (ii) any default, breach, violation, or nonperformance by Sublessor under this Sublease (including breach of any representation, warranty or covenant of Sublessor or PESC contained herein); or (iii) any act or omission of Sublessor or its Indemnitees, including, without limitation, injury to or death of any person or damage to property arising out of any work, construction, reconstruction, restoration, maintenance or other work to be done hereunder by Sublessor or its Indemnitees, including Sublessor’s Work, except in all cases to the extent such Claims are caused by a negligent or willful act or omission of Sublessee or its Indemnitees.

18.3     Sublessee Indemnity. Sublessee hereby assumes liability for, and shall indemnify, protect, defend (by counsel reasonably satisfactory to Sublessor), save and keep harmless Sublessor and its Indemnitees from and against any and all Claims arising out of or relating to: (i) any default, breach, violation, or nonperformance by Sublessee under this Sublease (including breach of any representation, warranty or covenant of Sublessee contained herein and any default, breach, violation, or nonperformance by Sublessee hereunder that causes a default under the Master Lease); or (ii) Sublessee’s or its Indemnitees’ use or occupancy of the Premises or activities on or about the Premises, including, without limitation, injury to or death of any person or damage to property arising out of any work, construction, reconstruction, restoration, maintenance or other work to be done hereunder by Sublessee or its Indemnitees, including construction of the Sublessee Improvements, except in all cases to the extent such Claims are caused solely by the negligent or willful act or omission of Sublessor or its Indemnitees.

18.4     Indemnification Procedures. The party making a claim under this Section 18 (or Section 17.6) is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article 18 (or Section 17.6) is referred to as the “Indemnifying Party”.

   18.4.1   Third Party Claims. If any Indemnified Party receives notice of any claim or assertion brought by any person or entity who is not a Party or an affiliate or representative of a Party which might reasonably be expected to be the basis of an indemnity claim covered hereby (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnified Party is seeking or may seek indemnification under this Sublease, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Claim that has

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been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 18.4.2, it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, however, if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Sublease, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 18.4.2, pay, compromise, defend such Third Party Claim and seek indemnification for any and all Claims based upon, arising from or relating to such Third Party Claim. The Indemnified Party and the Indemnifying Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

18.4.2   Settlement of Third Party Claims. Notwithstanding any other provision of this Sublease, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 18.4.2. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 18.4.1, it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

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  18.4.3   Direct Claims. Any action or proceeding by an Indemnified Party on account of a Claim which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Claim that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

  18.4.4   Cooperation. Upon a reasonable request by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Claims in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Claims hereunder.

  18.4.5    Damages. Notwithstanding any provision of this Sublease to the contrary, no party hereto shall be liable to any other party hereto for incidental, indirect, consequential, or punitive damages. Notwithstanding anything to the contrary contained herein, Sublessee’s rights to the Delay Liquidated Damages shall not be affected in any manner by this Section 18.4.5.

  18.4.6     Survival. The provisions of this Article 18 shall survive expiration or termination of this Sublease.

19.       SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.

19.1    Master Lease Provisions Not Applicable. The provisions contained in Article 19 of the Master Lease (regarding Subordination, Attornment and Nondisturbance) shall not apply to Sublessee or to this Sublease and shall not be Incorporated Terms.

19.2     Subordination to Master Lease. Simultaneously herewith, Master Landlord, Sublessor and Sublessee have entered into an SNDA (which shall survive and convey with all subsequent changes in ownership and/or subsequent financing of the Premises, and be recorded by Sublessee in the applicable real estate records), containing certain agreements of the parties thereto, and Master

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Landlord has executed and delivered a Landlord Estoppel Certificate containing certain representations and warranties of Master Landlord.

19.3        Subordination to Loan. Simultaneously herewith, Lender and Sublessee have entered into an SNDA (to be recorded by Sublessee in the applicable real estate records), containing certain agreements of the parties thereto and certain representations and warranties of Lender.

19.4        Subordination to Future Loans. Sublessee agrees to subordinate this Sublease to the lien of any future mortgage or deed of trust affecting the Premises; provided, however, that the holder(s) of such mortgage or deed of trust shall acknowledge in writing that this Sublease and Sublessee’s interest in and possession of the Premises shall not be disturbed and shall recognize and honor Sublessee’s rights hereunder, so long as Sublessee is not in default under the terms of this Sublease beyond any time permitted to cure such default, pursuant to an SNDA in substantially the form entered into by Lender as described in Section 19.3 above.

20.         SURRENDER OF PREMISES. Upon the expiration of the Sublease Term or earlier termination of this Sublease, Sublessee shall quit and surrender to Sublessor the Premises (excluding the Parking Deck, to the extent then subject to the Parking Lease, or any replacement thereto, and any portions of the Premises then subject to Retail Leases or Roof Leases, if any, or any replacements thereto) broom clean, but otherwise in its “as-is”, “where-is” condition, with all Sublessee Improvements and Alterations in place, except for (a) those improvements or alterations Sublessee has elected to remove pursuant to Section 6.7 above, and (b) removal by Sublessee, at Sublessee’s sole discretion, of Sublessee’s personal property from the Premises including under Section 23.1 below. The provisions of this Section 20 shall survive any expiration or termination of this Sublease. The provisions of Article 20 of the Master Lease shall not apply to Sublessee or to this Sublease, and shall not be Incorporated Terms.

21.         HOLDING OVER. Article 21 of the Master Lease grants to Sublessor certain rights in connection with holding over in possession of the Premises following expiration or earlier termination of the Master Lease, including, without limitation, the right to holdover in the Premises for up to six (6) months upon eighteen (18) months prior notice to Master Landlord (collectively, “Holdover Rights”). The Parties acknowledge and agree that Sublessee shall succeed to and enjoy the exclusive right to exercise the Holdover Rights. Should Sublessee elect to exercise the Holdover Rights, it shall provide notice to Master Landlord in the manner required by Article 21 of the Master Lease and, pursuant to its obligations under its SNDA, Master Landlord shall recognize Sublessee in lieu of Sublessor with respect thereto, subject to, and in accordance with, the applicable terms and conditions of the Master Lease. Master Landlord has consented to the foregoing pursuant to its SNDA. Notwithstanding anything to the contrary, the foregoing right(s) shall revert exclusively to Sublessor, Sublessee shall have no further right to exercise the same, and Master Landlord’s agreement with respect thereto shall terminate and expire, upon the earlier to occur of (i) August 23, 2035 or (ii) Master Landlord’s receipt of a Notice of Termination. Sublessor covenants and agrees not to deliver a Notice of Termination to Master Landlord prior to: (i) the occurrence of an Event of Default by Sublessee (including the expiration of any applicable notice and/or cure periods provided herein) which entitles Sublessor to terminate this Sublease; (ii) Sublessee’s receipt of written notice of Sublessor’s election to terminate this Sublease; and (iii) the expiration of a period of ten (10) days following Sublessee’s receipt of such notice of election to terminate. Should Sublessor improperly send a Notice of Termination, the same shall constitute an immediate event of default under this Sublease (without the benefit of any notice or cure periods otherwise provided for in Section 16.2

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above) and Sublessee shall have all rights and remedies available to it hereunder, at law or in equity, including, without limitation, injunctive relief.

22.        INSPECTIONS AND ACCESS. The provisions of Article 22 of the Master Lease (regarding Inspections and Access), are hereby made Incorporated Terms, as more particularly described in Section 17 above. It is specifically acknowledged and agreed by the Parties that Sublessee shall have the right to designate certain areas of the Premises (excluding the Parking Deck) as Secured Areas in the manner contemplated by Article 22 of the Master Lease and, pursuant to its obligations under its SNDA, Master Landlord shall recognize Sublessee in lieu of Sublessor with respect thereto, subject to, and in accordance with, the applicable terms and conditions of the Master Lease. Master Landlord has consented to the foregoing pursuant to its SNDA. Notwithstanding anything to the contrary, the foregoing right(s) shall revert exclusively to Sublessor, Sublessee shall have no further right to exercise the same, and Master Landlord’s agreement with respect thereto shall terminate and expire, upon the earlier to occur of (i) August 23, 2035 or (ii) Master Landlord’s receipt of a Notice of Termination. Sublessor covenants and agrees not to deliver a Notice of Termination to Master Landlord prior to: (i) the occurrence of an Event of Default by Sublessee (including the expiration of any applicable notice and/or cure periods provided herein) which entitles Sublessor to terminate this Sublease; (ii) Sublessee’s receipt of written notice of Sublessor’s election to terminate this Sublease; and (iii) the expiration of a period of ten (10) days following Sublessee’s receipt of such notice of election to terminate. Should Sublessor improperly send a Notice of Termination, the same shall constitute an immediate event of default under this Sublease (without the benefit of any notice or cure periods otherwise provided for in Section 16.2 above) and Sublessee shall have all rights and remedies available to it hereunder, at law or in equity, including, without limitation, injunctive relief.

23.        NAME OF PROJECT.

23.1     Right to Rename and Rebrand Building. On or before January 7, 2012, as part of Sublessor’s Work, Sublessor shall, at its sole cost and expense, remove all branding and signage from the Building and the Parking Deck (other than (a) signage and branding on or in the Building associated with the retail tenants in the Building in accordance with their respective rights under Retail Leases that are then in full force and effect, (b) signage and branding of the City (or its agent) on or in the Parking Deck in accordance with the City’s rights under the Parking Lease and (c) interior signage and branding (such as interior suite signage) relating exclusively to portions of the Premises not yet delivered to Sublessee); provided, however, that Sublessor shall remove the parapet sign on the roof of the Building (the “Parapet Sign”) on or before the earlier of: (i) the date that the proposed merger of Progress Energy (the parent of Sublessor) into Duke Energy has received final regulatory approval from each of the Federal Energy Regulatory Commission, the North Carolina Utility Commission, and the South Carolina Public Service Commission, and (ii) May 31, 2012. Beginning on January 1, 2012 and continuing through the Sublease Term, the Parties acknowledge and agree that Sublessee shall succeed to and enjoy the exclusive right to name the Building, in the manner contemplated by Article 23 of the Master Lease for so long as Sublessee continues to sublease and occupy not less than thirtyfive percent (35%) of the Rentable Square Footage in the Building and, pursuant to their obligations under their respective SNDAs, Master Landlord and Lender shall recognize Sublessee in lieu of Sublessor with respect thereto, subject to, and in accordance with, the applicable terms and conditions of the Master Lease. It is acknowledged and agreed that the first measuring date for Sublessee’s sublease and occupancy of the Building for purposes of complying with the 35% requirements in this Section 23.1 and in Section 32 below shall be six (6) months following the Final Delivery Date. Master Landlord and Lender have consented to the foregoing pursuant to their respective SNDAs. Sublessee shall remove all exterior signage bearing its name or logo at the Premises upon expiration or

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termination of this Sublease, as more particularly described in Section 6.7 above. Notwithstanding anything to the contrary, the foregoing right(s) shall revert exclusively to Sublessor, Sublessee shall have no further right to exercise the same, and Master Landlord’s and Lender’s agreement with respect thereto shall terminate and expire, upon the earlier to occur of (i) August 23, 2035 or (ii) Master Landlord’s and Lender’s receipt of a Notice of Termination. Sublessor covenants and agrees not to deliver a Notice of Termination to Master Landlord prior to: (i) the occurrence of an Event of Default by Sublessee (including the expiration of any applicable notice and/or cure periods provided herein) which entitles Sublessor to terminate this Sublease; (ii) Sublessee’s receipt of written notice of Sublessor’s election to terminate this Sublease; and (iii) the expiration of a period of ten (10) days following Sublessee’s receipt of such notice of election to terminate. Should Sublessor improperly send a Notice of Termination, the same shall constitute an immediate event of default under this Sublease (without the benefit of any notice or cure periods otherwise provided for in Section 16.2 above) and Sublessee shall have all rights and remedies available to it hereunder, at law or in equity, including, without limitation, injunctive relief.

23.2        Master Lease Terms Not Applicable. The provisions of Article 23 of the Master Lease shall not apply to Sublessee or to this Sublease, and shall not be Incorporated Terms.

24.         MERGER OF ESTATES; SURRENDER OF LEASE. The provisions of Article 24 of the Master Lease (regarding Merger) are hereby made Incorporated Terms, as more particularly described in Section 17 above.

25.         WAIVER. The provisions of Article 25 of the Master Lease (regarding Waiver) are hereby made Incorporated Terms, as more particularly described in Section 17 above.

26.         SALE BY LANDLORD. The provisions of Article 26 of the Master Lease shall not apply to the Sublessee or to this Sublease and shall not be Incorporated Terms.

27.         ESTOPPEL CERTIFICATES. The provisions of Article 27 of the Master Lease (regarding Estoppel Certificates) are hereby made Incorporated Terms, as more particularly described in Section 17 above.

28.         RIGHT TO PERFORMANCE. The provisions of Article 28 of the Master Lease (regarding Right to Performance) are hereby made Incorporated Terms, as more particularly described in Section 17 above.

29.         RIGHTS UNDER JOINT AND RECIPROCAL EASEMENT AND OTHER APPURTENANT AGREEMENTS. Article 29 of the Master Lease grants to Sublessor rights and obligations of Master Landlord arising under the Joint and Reciprocal Easement. From and after the Final Delivery Date (or such earlier date as the Parking Lease is assigned to Sublessee pursuant to Section 1.3.2 hereof), Sublessee shall succeed to and enjoy the rights, duties and obligations of Master Landlord and/or Sublessor under the Joint and Reciprocal Easement, and shall succeed to and enjoy the rights, duties and obligations of Sublessor under the Other Appurtenant Agreements, all as more particularly set forth in Section 1.6 above. Sublessor hereby represents and warrants to Sublessee as of the Effective Date and as of the Final Delivery Date that the Joint and Reciprocal Easement and the Other Appurtenant Agreements are in full force and effect and that Sublessor is not aware of any default thereunder by any party.

30.         SECURITY SERVICES. As and when portions of the Premises are delivered to

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Sublessee in accordance with Section 1.2 and Section 6 hereof, the provisions of Article 30 of the Master Lease (regarding Security Services) shall be Incorporated Terms as to such portions delivered (excluding the Parking Deck during the term of the Parking Lease), as more particularly described in Section 17 above.

31.         NOTICES. Any notice, request or demand permitted or required to be given by the terms and provisions of this Sublease shall be in writing and shall be sent by United States certified mail, return receipt requested, or by a reputable expedited delivery service such as Federal Express using written proof of delivery, to the following addresses:

If to Sublessor:	Carolina Power & Light dba Progress Energy Carolinas, Inc.
Progress Energy Building
410 South Wilmington Street
PEB LL3
Raleigh, North Carolina 27601
Attention: Director of Real Estate

With a copy to:	Christopher Cox
Progress Energy Service Company, LLC Legal Department
Progress Energy Building
410 South Wilmington Street
Raleigh, North Carolina 27601

With a copy (which shall not constitute notice hereunder) to	Nelson Mullins Riley & Scarborough LLP GlenLake One, Suite 200 4140 Parklake Avenue Raleigh, NC 27612 Attn: Cathy Rudisill, Esq.

If to Sublessee:
prior to the Final Delivery Date:	Red Hat, Inc. 1801 Varsity Drive Raleigh, North Carolina 27606 Attn: Chief Financial Officer, General Counsel, and Director, Worldwide Facilities

after the Final Delivery Date:	Red Hat, Inc. 100 East Davie Street Raleigh, North Carolina 27607 Attn: Chief Financial Officer, General Counsel, and Director, Worldwide Facilities

With a copy (which shall not constitute notice hereunder) to	Kilpatrick Townsend LLP

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4208 Six Forks Road Suite 1400 Raleigh, North Carolina 27609 Attn: B. Ford Robertson, Esq.

All such notices shall be deemed given upon receipt or upon refusal of the addressee to receive same as evidenced on any return receipt. Either Party may, by notice as aforesaid, designate different addressees or addresses for notices to it.

The provisions of Article 31 of the Master Lease shall not apply to Sublessee or this Sublease, and shall not be Incorporated Terms.

32.         SIGNAGE AND BUILDING IDENTITY. As more particularly described in Section 23 above, beginning on January 7, 2012 and continuing through the Sublease Term, the Parties acknowledge and agree that Sublessee shall succeed to and enjoy exclusive Signage Rights, in the manner contemplated by Article 32 of the Master Lease (subject to the rights of the Retail Tenants under the Retail Leases and the City under the Parking Lease and subject to delayed removal of the Parapet Sign as provided in Section 23.1), and, pursuant to their obligations under their respective SNDAs, Master Landlord and Lender shall recognize Sublessee in lieu of Sublessor with respect thereto, subject to, and in accordance with, the applicable terms and conditions of the Master Lease. Master Landlord and Lender have consented to the foregoing pursuant to their respective SNDAs. Notwithstanding anything to the contrary, the foregoing right(s) shall revert exclusively to Sublessor, Sublessee shall have no further right to exercise the same, and Master Landlord’s and Lender’s agreement with respect thereto shall terminate and expire, upon the earlier to occur of (i) August 23, 2035 or (ii) Master Landlord’s and Lender’s receipt of a Notice of Termination. Sublessor covenants and agrees not to deliver a Notice of Termination to Master Landlord prior to: (i) the occurrence of an Event of Default by Sublessee (including the expiration of any applicable notice and/or cure periods provided herein) which entitles Sublessor to terminate this Sublease; (ii) Sublessee’s receipt of written notice of Sublessor’s election to terminate this Sublease; and (iii) the expiration of a period of ten (10) days following Sublessee’s receipt of such notice of election to terminate. Should Sublessor improperly send a Notice of Termination, the same shall constitute an immediate event of default under this Sublease (without the benefit of any notice or cure periods otherwise provided for in Section 16.2 above) and Sublessee shall have all rights and remedies available to it hereunder, at law or in equity, including, without limitation, injunctive relief.

33.         EXCLUSIVE USE. The provisions of Article 33 of the Master Lease shall not apply to Sublessee or this Sublease, and shall not be Incorporated Terms.

34.         ROOF RIGHTS. As and when portions of the Premises are delivered to Sublessee in accordance with Section 1.2 and Section 6 hereof, the provisions of Article 34 of the Master Lease (regarding Roof Rights) shall be Incorporated Terms as to such portions delivered (excluding the Parking Deck during the term of the Parking Lease), as more particularly described in Section 17 above.

35.          SECURITY DEPOSIT; FINANCIAL STATEMENTS.

35.1        Security Deposit. Sublessee shall not provide a security deposit to Sublessor unless Sublessee’s Credit Rating falls below BB from S&P or Ba2 from Moody’s or any nationally recognized successor agency (a “Downgrade Event”). It shall also be a Downgrade Event if

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Sublessee was rated but then ceases to be rated by S&P and Moody’s. If a Downgrade Event occurs, and Sublessor requests by written notice to Sublessee, Sublessee shall provide a security deposit to Sublessor in an amount equal to three (3) months’ of the then-applicable Base Rent in cash or by an irrevocable, unconditional letter of credit for the benefit of Sublessor and from a financial institution reasonably approved by Sublessor, which security deposit shall be returned to Sublessee within thirty (30) days after the written request of Sublessee and upon the earlier to occur of (a) the expiration of the Sublease Term or (b) Sublessee’s Credit Rating is no longer at a level that would be a Downgrade Event. Sublessor shall not require, and hereby waives, any security interest in Sublessee’s personal property at the Premises, including, without limitation, any statutory liens or security interests.

35.2         Financial Statements. If at any time Sublessee shall cease to be a publicly-traded company, Sublessee shall provide Sublessor a copy of Sublessee’s most recent audited financial statements within thirty (30) days (or within ten (10) business days if Sublessee is then in default under this Sublease beyond any applicable cure period) after written request by Sublessor therefor but no more often than one (1) time per calendar year.

36.           MISCELLANEOUS. Except as provided below, the provisions of Article 36 of the Master Lease (regarding Miscellaneous Items) are hereby made Incorporated Terms, as more particularly described in Section 17 above.

36.1         Recording. Regarding Section 36.7 of the Master Lease, the Parties and PESC agree to sign and deliver simultaneously herewith a Memorandum of Sublease in the form attached hereto as Exhibit “J”, to be recorded by Sublessee in the Wake County real estate records.

36.2         Brokers. Regarding Section 36.9 of the Master Lease, Sublessor hereby represents and warrants that it has not dealt with, and has no liability or obligations to, any real estate broker or agent in connection with this Sublease. Sublessee hereby represents and warrants that, other than Jones Lang LaSalle (whose commission shall be payable by Sublessee pursuant to separate agreement between Jones Lang LaSalle and Sublessee), it has not dealt with and has no liability or obligations to, any real estate broker or agent in connection with this Sublease.

36.3         Confidentiality. The provisions of Section 36.10 of the Master Lease (regarding Advertising and Marketing of the Project) shall not apply to Sublessee or to this Sublease and shall not be Incorporated Terms. The Parties will coordinate any public release of information in connection with this Sublease, or any term or provision of this Sublease, and no such public disclosure or release may be made without the prior written consent of Sublessor and Sublessee except to the extent required by Applicable Laws or applicable rules and regulations of a national stock exchange.

36.4         No Setoff; Limited Liability. The provisions of Section 36.12 of the Master Lease shall not apply to Sublessee or to this Sublease and shall not be Incorporated Terms. The Parties acknowledge and agree that the Base Rent and any other amounts payable hereunder by Sublessee or Sublessor shall be paid without notice, demand, counterclaim, setoff, recoupment, deduction or defense and without abatement, suspension, deferment, diminution or reduction, except as otherwise provided herein. It is expressly understood and agreed that there is and shall be absolutely no personal liability on the part of either Party or any partner, shareholder, member or beneficiary of any Party or its successors or permitted assigns with respect to the provisions of this Sublease.

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36.5         Right of First Offer to Purchase. Regarding Section 36.13 of the Master Lease, granting to Sublessor a Right of First Offer to Purchase, the Parties acknowledge and agree that during the Sublease Term, Sublessee shall succeed to and enjoy the exclusive right to exercise the Right of First Offer to Purchase, and, pursuant to its obligations under its SNDA, Master Landlord shall recognize Sublessee in lieu of Sublessor with respect thereto, subject to, and in accordance with, the applicable terms and conditions of the Master Lease. Master Landlord has consented to the foregoing pursuant to its SNDA. Notwithstanding the foregoing, to the extent that the Right of First Offer to Purchase is available for exercise and must be exercised (to avoid the lapse of such right) prior to expiration of the Sublease Term, Sublessee will consult and cooperate with Sublessor in the event Sublessee elects not to exercise the Right of First Offer to Purchase, including providing notice thereof to Master Landlord, so that Sublessor may have an opportunity to do so prior to lapse of same. Notwithstanding anything to the contrary, the foregoing right(s) shall revert exclusively to Sublessor, Sublessee shall have no further right to exercise the same, and Master Landlord’s agreement with respect thereto shall terminate and expire, upon the earlier to occur of (i) August 23, 2035 or (ii) Master Landlord’s receipt of a Notice of Termination. Sublessor covenants and agrees not to deliver a Notice of Termination to Master Landlord prior to: (i) the occurrence of an Event of Default by Sublessee (including the expiration of any applicable notice and/or cure periods provided herein) which entitles Sublessor to terminate this Sublease; (ii) Sublessee’s receipt of written notice of Sublessor’s election to terminate this Sublease; and (iii) the expiration of a period of ten (10) days following Sublessee’s receipt of such notice of election to terminate. Should Sublessor improperly send a Notice of Termination, the same shall constitute an immediate event of default under this Sublease (without the benefit of any notice or cure periods otherwise provided for in Section 16.2 above) and Sublessee shall have all rights and remedies available to it hereunder, at law or in equity, including, without limitation, injunctive relief.

36.6         Other. The provisions of Section 36.19 (regarding Recharacterization as Capital Lease), Section 36.20 (regarding Sales) and Section 36.21 of the Master Lease (regarding Payment of Loan) shall not apply to Sublessee or this Sublease and shall not be Incorporated Terms.

36.7         Attorney’s Fees. If, during the Sublease Term, Sublessor or Sublessee institutes any action or proceeding against the other relating to the provisions of this Sublease or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action or proceeding, including reasonable attorneys’ fees and disbursements incurred by the successful party, regardless of whether the action or proceeding is prosecuted to judgment. The term “attorneys’ fees” wherever used in this Sublease, shall mean only the reasonable charges for services actually performed and rendered, of independent, outside legal counsel who are not the employees of the party in question.

36.8.         Time. Time is of the essence of the provisions of this Sublease.

36.9         Force Majeure. The duties and obligations of each party hereto (except for any monetary obligation shall be subject to Force Majeure. Notwithstanding the provisions of this Section 36.9, this Section shall not act to increase the limited period of Force Majeure delay permitted in Section 1.2.3, and shall not apply at all with respect to Section 1.2.4.

[Signatures Begin on Following Page]

41

IN WITNESS WHEREOF, the Parties have executed and delivered this Sublease as of the date first set forth above.

SUBLESSOR:

CAROLINA POWER & LIGHT
COMPANY, a North Carolina corporation, d/b/a PROGRESS ENERGY CAROLINAS, INC.

By:	/s/ Mark F. Mulhern

Name:	Mark F. Mulhern

Title:	Chief Financial Officer and Senior Vice President

SUBLESSEE:

RED HAT, INC., a Delaware corporation

By:	/s/ Charles E. Peters, Jr.
Name: Charles E. Peters, Jr.
Title: EVP & Chief Financial Officer

Signature Page to Sublease (1 of 2)

Consent and Acknowledgement Rider

PESC hereby executes this Sublease in order to acknowledge and agree that the agreements of PESC set forth in the following sections of this Sublease are and shall be the legally binding agreements of PESC, enforceable by Sublessee in accordance with their respective terms: Sections 1.4, 1.5, 15.2.2, 15.2.3, 15.2.4, 15.2.5, 15.2.35, 15.2.36, 15.2.37, 15.2.39, 16.2 and 36.1.

PESC:

PROGRESS ENERGY SERVICE COMPANY, LLC

By:	/s/ Mark F. Mulhern

Name:	Mark F. Mulhern

Title:	Senior Vice President

Signature Page to Sublease (2 of 2)

EXHIBIT “A”

MASTER LEASE

[See Attached.]

LEASE AGREEMENT

LANDLORD:	JPMorgan Trust Company, National Association, as Owner Trustee
TENANT:	Progress Energy Carolinas, Inc.

PROPERTY:	Corporate Headquarters Building

DATE: April 10, 2003

LEASE AGREEMENT	1

A. DEFINITIONS	1

B. SPECIFIC TERMS AND CONDITIONS	1

ARTICLE 1. – PREMISES	16

1.1 Lease of Project	16

ARTICLE 2. – TERM	16

2.1 Effective Date	16

2.2 Term of Lease	16

2.3 Options to Extend	16

2.4 Lease Provisions Applicable	17

2.5 Options to Renew Lease of Parking Deck and Purchase Parking Deck	17

2.6 Use of Parking Deck	19

ARTICLE 3. — RENT	20

3.1 Payment of Rent	20

3.2 Free Rent Period	21

3.3 Rent Commencement Date	21

3.4 Supplemental Rent	22

3.5 Taxes; Rent Taxes	22

3.6 Definition of Rent	23

3.7 Late Charge	23

3.8 Treatment for Tax and Accounting Purposes	23

3.9 True Lease	24

3.10 Allocated Rent	24

3.11 Tenant’s Waivers	24

ARTICLE 4. — OPERATING EXPENSES	25

4.1 Tenant’s Responsibility for Operating Expenses	25

4.2 Tax Protests	25

4.3 Litigation; Zoning; Joint Assessment	26

i

(cont’d)

ARTICLE 5. — USE	26

5.1 Permitted Use	26

5.2 Restriction on Use	26

5.3 Restaurant Sublease Guidelines	27

ARTICLE 6. — CONSTRUCTION; ACCEPTANCE AS IS	27

6.1 Construction of Improvements	27

6.2 Waivers	27

6.3 Tenant’s Right to Enforce Warranties	28

ARTICLE 7. — ALTERATIONS AND ADDITIONS	29

7.1 Tenant’s Rights to Make Alterations	29

7.2 Installation of Alterations	30

7.3 Interior Improvements - Treatment at End of Lease	31

7.4 Lobby Alterations	31

ARTICLE 8. — COMPLIANCE WITH APPLICABLE LAWS (INCLUDING ENVIRONMENTAL LAWS)	32

8.1 Compliance	32

8.2 Notices	33

ARTICLE 9. — NO LIENS BY TENANT	33

9.1 No Liens	33

ARTICLE 10. — REPAIRS TO PROJECT, INCLUDING THE PARKING DECK	34

10.1 Scope of Tenant’s Obligations	34

10.2 Landlord’s Right of Entry to Make Repairs	35

10.3 Building Structure and Building Systems	35

ARTICLE 11. — BUILDING SERVICES	36

11.1 Standard Building Services	36

11.2 Additional Services	36

11.3 Tenant’s Right to Elect Service Provider	36

ARTICLE 12. — ASSIGNMENT AND SUBLETTING	36

12.1 Right to Sublease and Assign	36

12.2 Affiliates	39

(cont’d)

12.3 Merger, Consolidation or Acquisition	39

12.4 Additional Requirements Applicable to Sublease and Assignment	40

12.5 Landlord’s Right to Assign	40

12.6 Occupancy; License By Others	40

12.7 Requirements and Conditions	41

12.8 Event Revenues for Common Areas	41

ARTICLE 13. — INSURANCE	41

13.1 Tenant’s Insurance	41

ARTICLE 14. — LOSS, DAMAGE, DESTRUCTION AND TAKING	43

14.1 Risk of Loss on Tenant	43

14.2 No Notice of Termination	43

14.3 Tenant’s Termination Notice	45

14.4 Reaffirmation of Lease	47

ARTICLE 15. — LANDLORD AND TENANT REPRESENTATIONS AND COVENANTS	48

15.1 Representations and Warranties of Tenant	48

15.2 Representation and Warranties of Landlord	49

ARTICLE 16. — DEFAULTS	49

16.1 Default by Tenant	49

ARTICLE 17. — LANDLORD’S REMEDIES AND RIGHTS	50

17.1 Remedies	50

17.2 Remedies Not Exclusive	53

17.3 Enforceability	53

ARTICLE 18. — INDEMNITIES AND ATTORNEYS’ FEES	53

18.1 Attorney Fees	53

18.2 General Indemnification	53

ARTICLE 19. — SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE	56

19.1 Obligations of Tenant	56

19.2 Landlord’s Right to Assign	56

19.3 Tenant’s Consent to Assignment for Indebtedness	56

19.4 Attornment by Tenant	58

(cont’d)

19.5 Non-Disturbance	58

ARTICLE 20. — SURRENDER OF PREMISES	58

ARTICLE 21. — HOLDING OVER	59

21.1 Holdover Provision	59

21.2 Tenant’s Right to Hold Over With Notice	59

ARTICLE 22. — INSPECTIONS AND ACCESS	59

22.1 Entry by Landlord	59

22.2 Secured Areas	60

ARTICLE 23. — NAME OF PROJECT	60

ARTICLE 24. — MERGER OF ESTATES; SURRENDER OF LEASE	60

ARTICLE 25. — WAIVER	61

ARTICLE 26. — SALE BY LANDLORD	61

ARTICLE 27. — ESTOPPEL CERTIFICATES	61

ARTICLE 28. — RIGHT TO PERFORMANCE	62

ARTICLE 29. — RIGHTS UNDER THE JOINT AND RECIPROCAL EASEMENT	62

ARTICLE 30. — SECURITY SERVICES	62

30.1 Tenant’s Obligation to Furnish Security Services	62

30.2 Tenant’s Right to Install Security System	62

ARTICLE 31. — NOTICES	62

ARTICLE 32. — SIGNAGE AND BUILDING IDENTITY	62

ARTICLE 33. — EXCLUSIVE USE	64

ARTICLE 34. — ROOF RIGHTS	64

ARTICLE 35. — SECURITY DEPOSIT	65

ARTICLE 36. — MISCELLANEOUS	65

36.1 Authorization to Sign Lease	65

36.2 Entire Agreement	65

36.3 Severability	65

36.4 Gender and Headings	65

36.5 Exhibits	66

36.6 Quiet Enjoyment	66

(cont’d)

36.7 No Recordation	66

36.8 Cumulative Remedies	66

36.9 Brokers	66

36.10 Advertising and Marketing of Project	67

36.11 Consent/Duty to Act Reasonably	67

36.12 Net Lease, No Setoff, Etc.	67

36.13 Right of First Offer to Purchase	69

36.14 Survivability	71

36.15 Covenants and Agreements	72

36.16 Interest on Past Due Obligations	72

36.17 When Payment Is Due	72

36.18 Time is of the Essence	72

36.19 Recharacterization as Capital Lease	72

36.20 Sales	72

v

LEASE AGREEMENT

This LEASE AGREEMENT (“Lease”), dated as of April 10, 2003, with an effective date as set forth in Section 2.1 hereto, is made and entered into by and between JPMorgan Trust Company, National Association, not in its individual capacity, but solely as Owner Trustee of the CA Raleigh Owner Trust under a Trust Agreement dated as of April 1, 2003 (“Landlord”) and Progress Energy Carolinas, Inc. (“Tenant”).

A.

DEFINITIONS

The following definitions are incorporated into the Lease attached hereto and said provisions shall have the following meanings throughout the Lease:

ACM:	Asbestos-containing materials.

ADA:	Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq., as amended.

Additional Services:	As defined in Section 11.2.

Affiliate:

With respect to Landlord, Tenant or Lender, as the case may be, a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Landlord, Tenant or Lender. The term “control” as used in the immediately preceding sentence, means, with respect to a Person that is an entity, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares or other voting interests of the controlled entity or the possession, directly or indirectly, of the power otherwise to direct or cause the direction of the management or policies of the controlled entity.

Allocated Rent:	As defined in Section 3.10.

Alterations:

Any and all alterations, additions, and/or improvements to any portion of the Premises made by or for Tenant following the Lease Commencement Date and which are not either (i) Interior Improvements, or (ii) maintenance or repairs of existing fixtures or improvements.

Annual Base Rent:	As defined in Section 3.1.

Applicable Laws:

All existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasijudicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment and those pertaining to the construction, use or occupancy of the Project), and any reciprocal easement agreement, covenant, other agreement or deed restriction or easement of record affecting the Building, Premises, Project or Site.

Appraisal Procedure:

The Fair Market Rental Value shall be the average of two appraisals of the monthly rental value of the property to be leased in the Building taking into consideration the credit worthiness of the Tenant. Each of the Tenant and the Landlord shall select an appraiser. Each appraiser must be an independent party that is an approved member of MAI or a similar real estate appraisal organization of national recognition, doing business in North Carolina and having experience in the appraisal of office buildings. The parties shall endeavor to cause the Fair Market Rental Value to be determined within 90 days from the Extension Notice. Each party shall bear the expense of the appraiser selected by it. If the two appraisals differ by more than 5%, then the parties will mutually select a third appraiser. An average of the two appraisals (or three appraisals if a third appraiser is selected) will be the Fair Market Rental Value. The cost of the third appraisal will be split equally between Tenant and Landlord.

Approved Environmental Consultant:	Any environmental consultant to Tenant of national standing and reasonably approved by Landlord and Lender.

Approved Project Budget:	The detailed estimate of Project costs attached as Exhibit “A” to the Development Agreement.

Architect:	As set forth in Exhibit “B.”

Base Building Improvements:	All elements of the Improvements other than the Interior Improvements, as set forth in the Base

Building Plans.

Base Building Plans:	Collectively, those certain drawings, elevations, plans and specifications describing the Project as set forth in Exhibit “B.”

Basic Term:	The period commencing on the Lease Commencement Date and ending on the Expiration Date, unless earlier terminated as specifically provided in the Lease.

Broker(s):	None.

Building:

A mixed use structure containing (a) approximately 365,000 square feet of office space, (b) approximately 21,000 square feet of Retail Space, and (c) the Parking Deck located on the Site and more particularly described in the Base Building Plans.

Building Structure:	As set forth in Section 10.3.

Building Systems:	As set forth in Section 10.3.

Business Day:	Any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in Newport Beach, California, New York, New York, or Raleigh, North Carolina.

Calendar Year:	The period from January 1 to December 31.

Casualty:	As defined in Section 14.2(b).

Certificate of Compliance	The certificate of compliance issued by the City for the Base Building Improvements, including the Parking Deck, upon substantial completion.

City:	The City of Raleigh, North Carolina, a municipal corporation.

Closing Date	As defined in Section 14.3(c).

Common Areas:

All driveways and roadways now or hereafter located within the Project, walkways now or hereafter located within the Project, all utility lines, pipes, wires, cables and other utility facilities now or hereafter located within and serving the Project or otherwise exclusively serving the Project, any retention or detention facilities now or hereafter serving the Project, any storm and sanitary sewers, culverts, drains, headwalls, manholes and related equipment now or hereafter located within the Project, all grounds and landscaping within the Project, all covered walkways, tunnels, or other means of access to the Project, together with all hallways, lobbies, bathrooms, corridors, elevators, entrances and exits, stairways and other similar areas within the Project.

Communications Equipment:	As defined in Article 34.

Contract Rate:	1.0% per annum in excess of the prime or base rate of interest announced from time to time by Wachovia Bank

Contractor:	Brasfield & Gorrie, LLC

Cost to Repair	As defined in Section 14.2(b).

Critical Areas:

Those portions of Premises, to be designated from time to time in writing by Tenant, which are utilized by Tenant for time sensitive or twenty-four (24) hour processes or operations and for which provision of repairs requires priority treatment or advance scheduling as expressly provided in Section 10.2 of this Lease.

Current Term:	The Term of the Lease including any Renewal Terms which have been exercised by the Tenant.

Deed of Trust:	As defined in the Loan Agreement.

Default Sale Closing Date:	As defined in Section 17.1(f).

Default Sale Option Date:	As defined in Section 17.1(f).

Default Sale Purchase Price:	As defined in Section 17.1(f).

Development Agreement	The Agreement for Development dated as of April 10, 2003 between Landlord, Progress Energy Service Company, LLC and Carter & Associates, L.L.C.

Disbursing Account:	As defined in the Project Management Agreement.

Effective Date:	As defined in Section 1.1.

Environmental Laws:

All federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes, regulations and common law (a) relating to the environment, human health or natural resources; (b) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials; (c) relating to the remediation of real property, including investigation, response, clean-up, remediation, prevention, mitigation or removal of Hazardous Materials; or (d) requiring notification or disclosure of releases of Hazardous Materials or any other environmental conditions on or migrating from the Property, as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time, including the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§ 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (“CERCLA”), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7041 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., the North Carolina Oil Pollution and Hazardous Substances Control Act, and the North Carolina Inactive Hazardous Sites Act, as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time.

Estoppel Certificate:	As defined in Article 27.

Event of Default:	As defined in Article 16.

Event of Loss:	As set forth in Section 14.3(a).

Excluded Borrower Costs and Expenses:

Any costs and expenses are incurred or expended by Lender pursuant to any of the Loan Documents, as a result solely of the following: (a) an action by Landlord prohibited by any of the Loan Documents, or (b) an omission or failure by Landlord to take an action or fulfill an obligation required under any of the Loan Documents other than any of the following actions or obligations: (i) the payment of money (except for the failure to pay the costs and expenses incurred by Lender covered by clauses (a) and (b)(ii) of this paragraph) or (ii) any other action or obligation required to be taken or fulfilled that Tenant can reasonably take or fulfill on behalf of Landlord or in Landlord’s stead, or (iii) prior to the Rent Commencement Date, any other action required to be taken by Landlord , or any action that Lender is permitted to take, in each case under any of the Loan Documents, in order to preserve or protect the assets of Landlord that are collateral for the Loan or to enforce the Landlord’s rights under any agreements that are collateral for the Loan.

Expiration Date:	31 Years after the Lease Commencement Date provided, however, that this Lease is subject to earlier termination or extension as expressly provided herein.

Extension Notice:	As defined in Section 2.2(a).

Facility Payment:	An amount equal to the payment due to Tenant from the City, which amount equals the product of (a) the number of parking spaces in the Parking Deck multiplied by (b) $13,200.

Fair Market Rental Value:

The fair market monthly rental value that would be obtained in an arm’s-length transaction between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to Landlord or Tenant, for the lease of the Premises on the terms set forth, or referred to, in Section 2.3 of the Lease.

Federal Bankruptcy Code:	The Bankruptcy Reform Act of 1978 as amended and as may be further amended.

Free Rent Period:	As defined in Section 3.2.

Governmental Authority:

Any United States federal, state, county, local, municipal or other governmental or regulatory authority, subdivision, agency, board, body, commission, instrumentality, court or quasi governmental authority (or private entity in lieu thereof), including without limitation any federal, state, local or municipal taxing authority or similar agency.

Hazardous Materials:

Any and all toxic or hazardous substances, chemicals, materials or pollutants which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule or ordinance currently in existence or hereafter enacted or rendered.

Holdover Election Notice:	As defined in Section 21.2.

HVAC Unit:	As defined in Article 34.

Improvements:

The Building, the Parking Deck and all other buildings, structures, infrastructure, site improvements, landscaping and other onsite or offsite improvements of any kind or nature whatsoever relating to the Project now existing or hereafter constructed on the Site.

Indemnitee:

The Landlord, all direct or indirect beneficial owners of the Landlord, the Lender, CA Partners, LLC, and their respective Affiliates and the respective officers, directors, owners agents, successors and assigns of all of the foregoing.

Insolvent

With respect to the Tenant (i) the fair value of the property of the Tenant is less than the amount of the Tenant’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and of liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the North Carolina Uniform Fraudulent Transfer Act; (ii) the present fair saleable value of the property of the Tenant is less than the amount that will be required to pay the liabilities of the Tenant on its debts as they become absolute and matured; (iii) the Tenant is not able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) the Tenant is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Tenant’s property would constitute unreasonably small capital; or (v) the Tenant does not intend to and does not believe that it will incur debts or liabilities beyond the Tenant’s ability to pay as such debts and liabilities mature.

Interior Improvements:	All elements of the Improvements other than the Base Building Improvements, as set forth in the Interior Improvements Plans.

Interior Improvements Allowance:

The line item of the Approved Project Budget constituting an allowance for the Interior Improvements, subject to any limitations in the Loan Agreement on Loan proceeds that can be drawn by Landlord after the Lease Commencement Date.

Interior Improvements Plans:	As set forth in Exhibit “B.”

Investment Grade:	The senior unsecured obligations of such Person shall have a Rating of BBB- or higher by Standard & Poor’s, or Baa3 or higher by Moody’s

Joint and Reciprocal Easement:	The Joint and Reciprocal Easement Agreement dated April 10, 2003, between the City and the Tenant.

Landlord:	JPMorgan Trust Company, National Association, not in its individual capacity, but solely as Owner Trustee of the CA Raleigh Owner Trust under the Trust Agreement dated as of April 1, 2003

Landlord’s Address for Notices:

JPMorgan Trust Company, National Association

560 Mission Street, 13th Floor

San Francisco, CA 94105

Attention: Corporate Trust Department

With a copy to:

CA Raleigh, LLC

30101 Agoura Court, Suite 234

Agoura Hills, California 91301

Landlord’s Equipment:

All machinery, apparatus, equipment, fittings, appliances and fixtures of every kind and nature now or hereafter located on the Site and purchased with the proceeds of the Loan, and all plumbing, gas, electrical, ventilating, heating, air conditioning, lighting and other mechanical and utility systems and all other building systems and fixtures attached to or comprising a part of the Improvements.

Lease Commencement Date	As defined in Section 2.2.

Lease Operative Documents:	This Lease, the Parking Deck Lease and the Joint and Reciprocal Easement.

Lease Year:	Lease Year shall refer to the Year beginning on the Lease Commencement Date and to each Year thereafter beginning on the anniversary of the Lease Commencement Date.

Lien:

Any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest on the Premises or any portion thereof or interest therein, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

Lender:	Pacific Life Insurance Company or any subsequent holder of the Mortgage.

Loan:	The loan obtained by Landlord from Lender with respect to the Project.

Loan Agreement:	The Loan Agreement dated as of April 10, 2003 between Landlord and Lender

Loan Documents:	As defined in the Loan Agreement.

Make-Whole Premium:	As defined in the Loan Documents.

Minor Alterations:	As defined in Section 7.2(a).

Moody’s:	Moody’s Investors Service, Inc. and its successors.

Mortgage:	As defined in the Loan Documents.

Net Casualty Award	As defined in Section 14.2(b).

Net Taking Award	As defined in Section 14.2(b).

Offer	As defined in Section 14.3(a).

Operating Expenses:	As set forth in Section 4.1.

Operative Documents:	The Lease Operative Documents, the Loan Documents, the Development Agreement and all other documents or agreements attached to or referred to in any of the preceding documents.

Option to Extend:	As set forth in Section 2.2.

Outside Completion Date:	September 15, 2005.

Parking Deck:	The parking structure to be located on the Site as part of the Base Building Improvements, as described in the Base Building Plans.

Parking Deck Lease:	That certain Parking Deck Lease Agreement among Progress Energy Carolinas, Inc., as sublessor, the City of Raleigh, North Carolina, as sublessee, and Landlord, dated as of April 10, 2003.

Permitted Liens:

(a) the respective rights and interests of the Tenant, the Landlord and the Lender under the Operative Documents, (b) Liens for Taxes either not yet due or being contested in accordance with Section 4.2, (c) materialmen’s, mechanics’, workers’, repairmen’s, employees or other like Liens for amounts either not yet due or being contested in accordance with Section 4.2; provided, however, that if an Event of Default has occurred and is continuing, or if Tenant’s Rating falls below Investment Grade during such contest, such lien must either be bonded to Landlord’s satisfaction or removed, (d) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and, if an Event of Default has occurred and is continuing, or if Tenant’s Rating falls below Investment Grade during the appeal or proceeding for review, which have been bonded to Landlord’s satisfaction, (e) easements, rights of way, reservations, servitudes covenants, conditions, restrictions and rights of others against the Premises which do not have a material adverse effect on the Premises, its value or its uses, (f) easements, rights of way, reservations, servitudes, covenants, conditions, restrictions and rights of others against the Premises existing on the Effective Date of this Lease, including those which are listed in the title policies issued to the Lender and the Landlord (as applicable) pursuant to the Loan

Agreement, and (g) subleases expressly permitted by this Lease.

Permits:

As to the Premises all licenses, authorizations, certificates, variances, concessions, grants, registrations, consents, permits and other approvals issued by a Governmental Authority now or hereafter pertaining to the ownership, management, occupancy, use or operation of such Premises, including certificates of occupancy.

Person:	A natural person, a partnership, a corporation, a limited liability company, a trust, and any other form of business or legal association or entity.

Personal Property Taxes:	As defined in Section 3.5.

Premises and Project (such terms being interchangeable for purposes of this Lease):	The Site, together with the Base Building Improvements, the Interior Improvements, all other Improvements, Landlord’s Equipment and the Common Areas.

Project Management Agreement:	The Project Management Agreement dated as of April 10, 2003 between Landlord and Progress Energy Service Company, LLC.

Property Manager:	The Person designated by Tenant from time to time to manage the Project.

Punch List Items:

Any items of the Base Building Improvements that are incomplete but, in the aggregate, do not materially interfere with the lawful use or enjoyment of the Base Building Improvements for their intended purposes.

Purchase Price:	As defined in Section 14.3(c)(vi).

Rating:

A rating by Standard & Poor’s and/or Moody’s of the senior unsecured obligations of the Tenant (or if the senior unsecured obligations of the Tenant shall not be rated, a confidential debt rating of the Tenant).

Release:

The release or threatened release of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

Remedial Action:

The investigation, response, clean-up, remediation, prevention, mitigation or removal of contamination, environmental degradation or damage caused by, related to or arising from the existence, generation, use, handling, treatment, storage, transportation, disposal, discharge, Release (including a continuous Release), or emission of Hazardous Materials, including, without limitation, investigations, response, removal, monitoring and remedial actions under CERCLA; corrective action under the Resource Conservation and Recovery Act of 1976, as amended, the investigation, removal or closure of any underground storage tanks, and any related soil or groundwater investigation, remediation or other action, and investigation, clean-up or other actions required under or necessary to comply with any Environmental Laws.

Renewal Term:	As defined in Section 2.3.

Rent:	As defined in Article 3.6.

Rent Commencement Date:	As defined in Article 3.3.

Rent Constant:	Shall be 10.256402%.

Rentable Area of the Building:

The rentable area of the Building, which is approximately 365,000 rentable square feet of office space and approximately 21,000 rentable square feet of retail space. A floor-by-floor schedule of the approximate rentable area of the Building is attached hereto as Exhibit “F.”

Replacement Part:	As defined in Section 10.1

Restoration Contracts	As defined in Section 14.2(b).

Retail Space:	The areas within the Premises allocated by Tenant exclusively to retail operations.

Right of First Offer to Purchase:	As defined in Section 36.13.

Secured Areas:	As defined in Section 22.2.

Services:	Those services required by this Lease to be provided

by Tenant as further described in Section 11.1.

Signage Rights:	As set forth in Article 32.

Site:

That certain property described on Exhibit “A” attached hereto and incorporated herein by reference and all easements, air rights, and other rights and interests appurtenant thereto. Landlord and Tenant have agreed to substitute, and hereby incorporate by reference, a revised Exhibit “A” to recognize minor changes required in the property dimensions (boundary line adjustments) due to completion and approval of construction and engineering documents.

Standard & Poor’s:	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Stipulated Loss Value:	As set forth in Section 14.3(c).

Sublease:	As set forth in Section 12.1(a).

“Substantial Completion” or “Substantially Complete”

As to the Base Building Improvements, either (a) the Architect of Record has certified that substantial completion of the Base Building Improvements as evidenced by the issuance of a certificate of substantial completion by the Architect, or (b) issuance of a Certificate of Compliance. The certification of the Architect of Record shall be conclusive and binding on Tenant. If a condemnation occurs prior to the Lease Commencement Date, “Substantial Completion” means the Base Building Improvements less the condemned portion thereof, with such changes to the Base Building Improvements as the Developer determines, under the Development Agreement, are reasonably necessary to take into account the loss of a portion of the Land and/or Improvements because of the condemnation.

Supplemental Rent:

Collectively: (i) the Make-Whole Premium; (ii) any and all amounts, fees, expenses, liabilities, obligations, late charges, Operating Expenses, Taxes and impositions other than the Facility Payment and Annual Base Rent which Tenant assumes or agrees in writing or is otherwise obligated to pay under this Lease to the Landlord or the Lender or otherwise, including Stipulated Loss Value payments; and (iii) any and all amounts payable by Landlord under the Loan Documents, including but not limited to late charges, default interest, and attorney's fees and costs, excluding, however, all Excluded Borrower Costs and Expenses.

Taking:	As defined in Section 14.2(b).

Tax Protest:	As defined in Section 4.2.

Taxes:	As defined in Section 3.5.

TCMP:	As defined in the “Note” (as that term is defined in the Loan Agreement).

Tenant:	Progress Energy Carolinas, Inc., its successors or assigns.

Tenant's Address for Notices:	Progress Energy Carolinas, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27602 Attn: Vice President of Real Estate

with a copy to:

Progress Energy Carolinas, Inc. 410 S. Wilmington Street 17th Floor Raleigh, North Carolina 27602 Attn: Legal Department

Tenant’s Designated Representative:	Thomas W. Trocheck

Tenant’s Property:	Tenant’s trade fixtures, furnishings, equipment or other personal property located in or used at the Premises.

Tenant’s Termination Notice	As defined in Section 14.3(a).

Term:	As defined in Section 2.2.

Termination Date	As defined in Section 17.1(a).

Total Cost:	The sum of (i) the proceeds of the Loan actually drawn under the Loan Agreement through the calendar day immediately preceding the Rent Commencement Date, including, without limitation,

all interest accrued to but excluding the Rent Commencement Date, and including any interest accruing thereon, whether or not drawn under the Loan Agreement, during any period of delay in the construction of the Project, regardless of the cause of any such delay, and any default interest and late fees and charges, plus (ii) all other costs and expenses incurred by Lender or otherwise chargeable to Landlord in connection with the making and administration of the Loan or the enforcement of any rights Lender may have under the Loan Documents or the protection of Lender’s security in any collateral for the Loan, in each case to but excluding the Rent Commencement Date, provided that Tenant shall not be responsible for any Excluded Borrower Costs and Expenses, plus (iii) the $3,000,000 deposited into the Deficiency Account pursuant to Section 3.2(y) of the Loan Agreement (the “Initial Deficiency Deposit Amount”) and any other amounts deposited by Landlord from time to time in the Deficiency Account, plus (iv) Interest at the Contract Rate (as defined in the Note) on the Initial Deficiency Deposit Amount and on any other amounts deposited by Landlord from time to time in the Deficiency Account, in each case accruing from the date of such deposit through and including the Lease Commencement Date, less (v) the sum of (A) $750,000, (B) any amounts applied by Lender in the reduction of the amounts referred to in clauses (i) or (ii) above actually received by Lender from insurance proceeds, liquidated damages, the Facility Payment or other sources to but excluding the Rent Commencement Date and (C) all Loan proceeds actually disbursed by Lender to Landlord in accordance with a request expressly made by Landlord therefor pursuant to the Loan Agreement and that are expressly designated by Lender to be applied by Landlord as a return of any or all of the following: (x) the Initial Deficiency Deposit Amount, (y) any other amounts deposited by Landlord in the Deficiency Account, and (z) interest as described in clause (iv) above with respect thereto.

Use:	As defined in Section 5.1.

Year:	Any period of 365/366 consecutive days.

B.

SPECIFIC TERMS AND CONDITIONS

Landlord and Tenant specifically agree as follows:

ARTICLE 1. – PREMISES

1.1         Lease of Project. Upon the terms and conditions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the entire Premises.

ARTICLE 2. – TERM

2.1         Effective Date. The Lease is effective as of April 10, 2003 (the “Effective Date”).

2.2         Term of Lease. The term of this Lease (together with all extensions thereto, the “Term”) shall commence on the date the Base Building Improvements are Substantially Complete (the “Lease Commencement Date”) and shall continue to the Expiration Date, unless extended pursuant to Section 2.3 hereof, or unless sooner terminated as hereinafter provided. Landlord and Tenant will execute a Memorandum of Acceptance, in the form attached hereto as Exhibit “C,” once the conditions set forth therein have been met. To the extent there shall be any discrepancy between anything contained in this Lease and anything contained in the Memorandum of Acceptance, the Memorandum of Acceptance shall control and operate as an amendment of this Lease with respect to such discrepancy.

2.3         Options to Extend. So long as no Event of Default shall have occurred and be continuing as of the exercise of the Renewal Term option specified herein the Landlord hereby grants to the Tenant an option to renew this Lease in whole or in part (if in part, in full floor increments) for four successive terms of five years each (each a “Renewal Term”), the first Renewal Term to commence at the expiration of the Basic Term and each other Renewal Term to commence at the expiration of the preceding Renewal Term; provided that in the event any portion of the Premises is subject to subleases at the commencement of the Renewal Term, the Tenant shall be required to renew the entire floor for each space subleased. The Tenant shall have no right to extend the Lease except as provided in this Section 2.3 and Section 2.5. Annual Base Rent during each Renewal Term shall be payable to the Landlord by the Tenant as described in Section 3.1. The amount of Annual Base Rent for each Renewal Term, shall equal the annual Fair Market Rental Value of the Premises (or the portion thereof) determined as of the commencement of each Renewal Term during such period. If the Landlord and the Tenant cannot agree on such Fair Market Rental Value by 120 days prior to the commencement of such Renewal Term, such Fair Market Rental Value shall be determined by the Appraisal Procedure. Any option to extend shall be subject to the following additional terms and conditions:

(a)         Tenant shall deliver to Landlord, no less than eighteen (18) months prior to the expiration of the Current Term, written notice (each, an “Extension Notice”) of its intention to exercise the applicable Renewal Term. If Tenant decides to renew the Current Term as to less than all of the Premises then being leased, then Tenant must indicate in the Extension Notice that Tenant exercises its renewal option with respect to less than all of the Premises then being leased and shall specify in such Extension Notice the particular floors of the Project as to which Tenant is not exercising its option to renew, which election shall be within the parameters set forth in subparagraphs (b) and (c) below, but shall otherwise be determined by Tenant in its sole discretion.

(b)         The portion of the Premises which Tenant elects to exclude from the Premises during any applicable Renewal Term shall be vacated and surrendered by Tenant prior to the commencement of the applicable Renewal Term as provided in Article 20 hereof, subject, however, to the holdover provisions of Article 21 hereof.

(c)         If Tenant shall exercise the option to extend the Term for a subsequent Renewal Term with respect to less than all of the Premises then being leased, Tenant’s right to exercise the option to extend the Term or Renewal Term, as the case may be, for any succeeding Renewal Term shall not apply to any portion of the Premises surrendered during any previous Renewal Term.

2.4         Lease Provisions Applicable. In the event that Tenant provides the Extension Notice, Landlord and Tenant agree to negotiate in good faith a new lease which will include, without limitation the following provisions:

(a)         Tenant shall no longer be obligated to perform repairs or maintenance on any portion of the Project and such obligation shall, thereafter, become the obligation of the Landlord.

(b)         Tenant shall no longer be obligated to pay Operating Expenses directly to third parties, and Landlord shall, instead, pay such costs directly to the parties entitled to payment thereof, and Tenant shall reimburse Landlord for Tenant’s pro rata share of Operating Expenses on a monthly basis following receipt of an invoice for the same.

(c)         Tenant shall no longer pay Taxes directly to third parties, and Landlord shall, instead, pay such Taxes directly to the taxing authorities, and Tenant shall reimburse Landlord for Tenant’s pro rata share of Taxes on a monthly basis following receipt of any invoice for the same.

(d)         Tenant’s insurance obligation shall apply only with respect to Tenant’s Property and liability insurance required hereunder, such that Tenant shall no longer carry hazard or casualty insurance with respect to the Project or Premises and, instead, Landlord shall carry such insurance as is required hereunder, and Tenant shall reimburse Landlord for its pro rata share thereof upon receipt any invoice therefor.

(e)         Tenant’s indemnity obligations shall be revised such that they only apply with respect to losses arising on that portion of the Premises to be leased by Tenant or the actions or omissions of Tenant.

(f)         Repairs following any Casualty or Taking shall be made by Landlord instead of Tenant.

2.5         Options to Renew Lease of Parking Deck and Purchase Parking Deck.

(a) Landlord hereby grants Tenant an option to renew this Lease with respect to the Parking Deck, exercisable at any time after the Loan has been paid in full, provided that no Event of Default has occurred and is continuing. The option shall be for a single term of ninety-nine (99) years, such renewal term to commence at the expiration of the Basic Term. The entire rent for such renewal term for the Parking Deck shall be One Dollar ($1.00), payable upon exercise of such option. Such option to renew shall be exercisable by Tenant by delivering written notice of its intention to exercise such option to Landlord during the Basic Term, and shall be exercisable regardless of whether Tenant has exercised all or any portion of the option set forth in Section 2.3 hereof. During any such renewal term with respect to the Parking Deck:

(i)         The terms set forth in this Lease shall continue to be fully applicable to the Parking Deck, it being the intention of the parties that this Lease will continue to be a fully triple-net lease under which the Landlord will bear no cost, expense or risk of loss with respect to the Parking Deck;

(ii)         All costs, expenses and obligations of every kind and nature whatsoever relating to the Parking Deck and the appurtenances thereto payable by Tenant pursuant to the terms and conditions of this Lease and the use and occupancy thereof that may arise or become due and payable prior to or with respect to the renewal term (whether or not the same shall become payable during the Term or thereafter) shall be paid by Tenant;

(iii)         Tenant assumes the sole responsibility for the condition, use, operation, maintenance, underletting and management of the Parking Deck during the entire renewal term and the Landlord shall have no responsibility in respect thereof and shall have no liability for damage to the Parking Deck or the property of Tenant or any subtenant of Tenant on any account for any reason whatsoever, other than by reasons of Landlord’s gross negligence;

(iv)         In the event any Taxes imposed on the Project are not separately assessed with respect to the Parking Deck, Tenant shall be responsible for twenty percent (20%) of such Taxes, being the approximate percentage that the estimated cost of the Parking Deck constitutes of the total estimated cost of the Project; and

(v)         All mechanical systems and building elements that are common to the Parking Deck and the office and retail components of the Project shall be identified as “common elements” on the Base Building Plans and shall be maintained by Landlord. Such maintenance shall be performed in a manner so as to minimize, to the extent reasonably practicable, any interruption and interference in the operation of the Parking Deck. Landlord shall use its best efforts to allocate the cost of such maintenance on an equitable basis and shall submit invoices to Tenant for Tenant’s proposed share of such maintenance costs, which Tenant shall pay, as Supplemental Rent, within thirty (30) days of receipt. In the event Tenant disagrees with Landlord’s allocation of any expense for the maintenance of the common elements as set forth in an invoice from Landlord, Tenant shall so notify Landlord within thirty (30) days of receipt of such invoice and the parties shall thereafter appoint a third-party referee approved by both parties to determine an equitable allocation of the expenses addressed in such invoice, and such referee’s determination shall be deemed to be conclusive, and Tenant shall pay such invoice, as adjusted by the referee’s determination, within ten (10) days of notice of the referee’s determination. In the event the parties cannot agree on a third-party referee, each party shall appoint a referee to make an independent determination of an equitable allocation the expenses in question. If the result of the two independent determinations is that the higher allocation of Tenant’s share of the expenses in question is within ten percent (10%) of the lower allocation of Tenant’s share of such expenses, the parties agree that the Tenant’s share of such expenses shall be conclusively deemed to be the average of the two independent determinations. If the two independent determinations are not within ten percent (10%) of each other, the two independent referees shall jointly appoint a third referee, the determination of which shall be conclusively deemed to be Tenant’s share of the expenses in question.

(b)         Subject only to the provisions of Sections 2.5(c) and 2.6 below, Landlord hereby grants Tenant the option to purchase the Parking Deck for One Dollar ($1.00), such option to be exercisable at any time (i) during the Basic Term subsequent to the date on which the Loan has been paid in full, provided that no Event of Default has occurred and is continuing, and (ii) if the renewal option set forth in Section 2.5(a) above is exercised, at any time during the renewal term described in such Section. Such option shall be exercised by Tenant by delivering written notice of its intention to exercise such option to Landlord during the Basic Term. Within thirty (30) days of the receipt of such notice, Landlord shall deliver to Tenant a fully executed quitclaim deed conveying its entire right, title and interest in and to the Parking Deck to Tenant. The Parking Deck shall be sold “AS IS” in its then present condition, subject to (a) the state of the title thereto existing as of the closing date (other than defects in, or exceptions to, title, if any, created by Landlord, but including liens created by the Loan Documents), (b) any state of facts which an accurate survey or physical inspection might show, (c) all Applicable Laws, (d) any violations of Applicable Laws which may exist as of the closing date, (e) the presence of any Hazardous Materials at or under the Parking Deck or at or under any property in the vicinity of the Site, or (f) any other conditions or state of facts that may affect the Parking Deck, including without limitation those described in clauses (a) through (s) of Section 36.12.

(c)         Landlord shall cooperate fully with Tenant to change the legal form of ownership of the Premises so as to allow the Parking Deck legally to be conveyed to Tenant separate from the other portions of the Premises, whether by condominium conversion or otherwise, provided only that any such change shall be at no cost or expense to Landlord and shall not adversely affect Landlord in any way. Tenant shall not exercise the purchase option set forth in Section 2.5(b) above unless the Parking Deck can legally be conveyed to Tenant separate from the other portions of the premises.

2.6	Use of Parking Deck.

(a)         All of the parking spaces required to be made available for the exclusive use of Tenant and other tenants of the Project pursuant to Section 8.4 of the Parking Deck Lease shall be made available to tenants of the Project by Tenant (and any successor in interest to Tenant) at all times during the term of the Parking Deck Lease on the terms set forth in the Parking Deck Lease regardless of whether Tenant is then leasing all or any portion of the Project. Subsequent to the expiration of the Parking Deck Lease, Tenant shall make available at least six hundred (600) parking spaces in the Parking Deck for the exclusive use of tenants of the Project during normal business hours at standard rates for so long as Tenant or any successor in interest to Tenant owns or leases the Parking Deck. In the event Tenant is leasing some but less than all of the Premises (other than the Parking Deck) at any time, a portion of the parking rights set forth in this Section 2.6 shall be allocated to Tenant based on the percentage of the rentable square feet in the Project then occupied by Tenant. The rights of Landlord under this Section 2.6 shall be incorporated into appropriate recorded documents so as to assure the enforceability of Landlord’s rights hereunder against Tenant, the City, any creditor of Tenant or the City, and any person claiming any interest in the Parking Deck from or through any of them.

(b)         Tenant agrees to release and relinquish its leasehold interest in the P-2 Residential Parking Area portion of the Premises upon sixty (60) days written notification from Landlord that it intends to convey the P-2 Residential Parking Area to Progress Place, LLC under the Parking Deck Lease.

2.7         No Right to Terminate; No Abatement of Rent. Notwithstanding anything to the contrary contained in this Lease, no Casualty or Taking prior to Substantial Completion shall give rise to any right of Tenant to terminate this Lease or to reduce or abate any Rent or affect any obligation of Tenant under this Lease, and Tenant waives to the fullest extent permitted by Applicable Law any right under Applicable Law that is inconsistent with the foregoing.

ARTICLE 3. — RENT

3.1         Payment of Rent. Commencing one month after the Rent Commencement Date, Tenant agrees to pay to Landlord, as rent for the Premises, annual base rent (“Annual Base Rent”) during the Basic Term in an amount equal to the Total Cost multiplied by the Rent Constant as set forth in a Notice from Landlord to Tenant delivered not less than seven (7) days prior to the Rent Commencement Date. The determination of the Total Cost and Annual Base Rent set forth in such notice shall be binding on Tenant absent manifest error and shall be the amounts set forth in the Memorandum of Acceptance. The Annual Base Rent during any Renewal Term shall be determined as specified in Section 2.3. Such Annual Base Rent for the Basic Term shall be paid monthly beginning one month after the Rent Commencement Date and on or before the first Business Day of each calendar month thereafter for a period of 180 months. The monthly payment shall be determined by dividing the Annual Base Rent by twelve (12). The Annual Base Rent shall terminate at the end of 180 payments and thereafter there shall be no payments of Annual Base Rent for the balance of the Basic Term. Monthly installments of Annual Base Rent payable during Renewal Term(s) shall be paid monthly in advance on the first Business Day of each calendar month during the applicable Renewal Term(s).

If Substantial Completion of the Base Building Improvements occurs on or after the Outside Completion Date, the parties acknowledge that the Contractor or insurers may be obligated to make certain liquidated damage payments, which shall be deposited into the Deficiency Account under the Loan Agreement and applied towards costs of the Project in accordance thereunder. Any such payments received by Landlord or Lender shall not reduce or otherwise affect, Tenant’s obligation to make payments of Annual Base Rent or any other amounts payable by Tenant hereunder.

Tenant shall pay to Landlord (or as otherwise directed in writing by Landlord as to place and manner of payment) the Annual Base Rent and the Facility Payment in the amounts, at the times and in the manner set forth below:

(a)         Tenant shall pay the Annual Base Rent to Landlord in the manner and at the times set forth at the outset of this Section 3.1.

(b)         Anything contained herein to the contrary notwithstanding, Tenant shall pay the Facility Payment as provided in Section 3.3(b) and the Annual Base Rent installments in any event no later than the first calendar day of each month.

(c)         All payments of the Facility Payment and Annual Base Rent shall be paid without notice, deduction, set-off or counterclaim.

(d)         Landlord shall have the right, at its option, to direct Tenant in writing to pay any amounts due hereunder directly to the trustee under the Loan Documents or to the Lender and upon such a request in writing from Landlord, Tenant hereby agrees to pay any amounts thereafter coming due hereunder to such trustee or mortgagee designated by Landlord.

3.2         Free Rent Period. The “Free Rent Period” shall begin on the Lease Commencement Date and end on the first to occur of (a) the day that is two hundred seventy (270) days after the Lease Commencement Date, or (b) the Outside Completion Date. If the Lease Commencement Date occurs on or after the Outside Completion Date, there shall be no Free Rent Period. The Free Rent Period (if any) applies only to monthly installments of Annual Base Rent, and not to any other Rent or amounts payable by Tenant hereunder.

3.3          Rent Commencement Date.

(a)         Payment of Annual Base Rent with respect to the Premises shall begin one month after the Rent Commencement Date. “Rent Commencement Date” means (i) the first day of the first calendar month after the end of the Free Rent Period, or (ii) if there is no Free Rent Period, the Lease Commencement Date.

(b)         Payment of the Facility Payment shall be made by Tenant to Landlord immediately after payment is received by Tenant from the City under the terms of the Parking Deck Lease, but in any event, not later than the Lease Commencement Date. Notwithstanding the preceding sentence, if the Lease Commencement Date has not occurred prior to March 15, 2005, then Tenant shall make on such date a portion of the Facility Payment equal to 89.9% of the total capitalized project costs with respect to the Parking Deck, as determined in accordance with GAAP, and shall pay the remainder of the Facility Payment on the Lease Commencement Date. In the event that the Facility Payment is received by Tenant from the City prior to March 15, 2005, and Substantial Completion has not occurred prior to March 15, 2005, the Tenant shall not be required to remit the Facility Payment to the Landlord to the extent that the aggregate amount so received exceeds 89.9% of the total Parking Deck project costs (excluding costs related to the Premises) capitalized by the Landlord in accordance with GAAP as of the date of the Facility Payment. The Tenant at its sole cost and expense shall use its commercially reasonable efforts to collect the Facility Payment from the City pursuant to the terms of the Parking Deck Lease; provided, however, the Tenant shall not be liable to the Landlord for the failure of the City to make the Facility Payment, so long as the Tenant makes the Facility Payment as required herein. Notwithstanding anything else contained herein, provided the Facility Payment is made by Tenant, this Lease may not be terminated by Landlord for such default by the City in making the Facility Payment. The total rent for the Parking Deck shall be equal to the Facility Payment less any payment made by the Tenant to the City in accordance with Section 4.5 of the Parking Deck Lease. Any payment made by the Tenant to the City in accordance with Section 4.5 of the Parking Deck Lease shall be treated as prepaid rent for the Premises, without any reduction in Base Rent, Supplemental Rent or any other amount payable under this Lease. Other than the obligations of Tenant set forth in this Section 3.3(b) and the Annual Base Rent, Supplemental Rent and other amounts payable by Tenant hereunder with respect to the Premises, there shall be no additional Rent due from Tenant for the leasing of the Parking Deck pursuant to this Lease.

3.4         Supplemental Rent. Tenant shall pay to Landlord, or the Lender within 10 days of Landlord’s written request or as otherwise required by Landlord within the time periods set forth in the Loan Documents (and following demand therefore to the extent notice or demand to Tenant is required by the applicable provisions of the Loan Documents), any and all Supplemental Rent as the same shall become due and payable. In the event of Tenant’s failure to pay when due and payable any Supplemental Rent, Landlord shall have all rights, powers and remedies provided for herein in the case of nonpayment of Rent.

3.5         Taxes; Rent Taxes. In addition to all other amounts payable by Tenant hereunder, Tenant shall pay to the appropriate taxing authority(ies), prior to delinquency, and subject to Tenant’s right to contest taxes or assessments, as set forth in Section 4.2 hereof, all actual taxes, assessments, levies, fees, charges, water and sewer charges, special assessments or assessments of special purpose taxing districts, and all other governmental charges general and special, ordinary and extraordinary, foreseen or unforeseen, whether the same became due and payable before, on or after the Lease Commencement Date (collectively “Taxes”) which are at a time prior to or during the Term levied or assessed on, imposed upon or attributable to (i) the Premises or any portion thereof or interest therein, (ii) any Annual Base Rent, Facility Payment, Supplemental Rent or other sum payable hereunder, (iii) this Lease, the leasehold estate created hereby, (iv) the acquisition, occupancy, leasing, subleasing, licensing, use, possession or operation of the Premises or any portion thereof or interest therein (including without limitation, any taxes on revenues, rents, income, awards, proceeds, capital gains, profits, excess profits, gross receipts, sales, use, excise and other taxes, duties or imports whether similar or not in nature, assessed, levied or imposed against Tenant any subtenant or any licensee, Landlord or the Leased Premises by any governmental authority) or (v) the operation of the Premises, including but not limited to Taxes against the Premises or assessments levied or assessed against the Premises, and all personal property taxes, charges, rates, duties and license fees (collectively, “Personal Property Taxes”) assessed against or levied upon Tenant’s Property but excluding any net income, franchise, capital stock, succession, transfer, gift, estate or inheritance taxes imposed on Landlord by the State of North Carolina or the United States or by their respective agencies, branches or departments, and, during any Renewal Term if Tenant leases less than the entire Premises, excluding any taxes assessed directly against or by reason of any users of the Premises and/or any portion thereof (other than Tenant or anyone holding any portion of the Premises through or under Tenant) and further excluding taxes assessed against Landlord’s personal property (if any) at the Project other than such personal property used in the operation or maintenance of the Project. Any Tax or Personal Property Tax due prior to the Lease Commencement Date shall be paid from Total Project Costs. In the event that such Taxes are imposed or assessed against Landlord or the Premises, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord’s option, to Landlord. In addition, notwithstanding any other provision of this Lease, in the event there is imposed at any time a tax, levy or fee upon and/or measured or based, in whole or in part, by the rental payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax (and such tax shall be included within the definition of “Taxes” hereunder) and shall pay the same on or prior to the due date thereof; provided, however, that the foregoing shall not include any inheritance, estate, succession, transfer, gift or income tax imposed on or payable by Landlord. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Taxes, and Tenant shall deliver to Landlord copies of specified receipts for payment of all Taxes within ten (10) days after payment thereof.

3.6         Definition of Rent. The term “Rent” includes any and all payments of the Facility Payment, Annual Base Rent, Operating Expenses, Taxes, Supplemental Rent and any fees, charges, costs, expenses, insurance obligations, late charges, and all other payments, disbursements or reimbursements which are payable by or are the responsibility of Tenant under this Lease (collectively “Rent”). All payments owed by Tenant to Landlord under the Lease shall be paid, by such payment method (including wire transfer) as may be directed by Landlord to Tenant from time, to Landlord or to such party as Landlord otherwise directs in accordance with Section 3.1(d) in immediately available lawful money of the United States of America at the address specified for Landlord in the definitions section of this Lease as may be changed from time to time pursuant to Article 31. All Rent shall be paid without deduction, setoff or counterclaim.

3.7         Late Charge. Tenant acknowledges that the late payment by Tenant of Rent under this Lease will cause the Landlord to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to fix. Tenant agrees that if the Landlord does not receive a Rent payment by the date such payment is due, then the Tenant shall pay, in addition to any other sums due, an amount equal to (i) the late payment fee, default interest and other amounts, fees, charges and liquidated damages due under the Loan Documents, or (ii) after the Loan has been paid in full, interest at the Contract Rate, from the date payment of such amount was due until Landlord receives the overdue payment. Acceptance of the late charges by Landlord shall not cure or waive a default, nor prevent Landlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Lease or at law. Payment of the late charge is not an alternative means of performance of Tenant’s obligation at the times specified in this Lease. Tenant will be liable for the late charge regardless of whether Tenant’s failure to pay when due constitutes a default under the Lease.

3.8         Treatment for Tax and Accounting Purposes.

(a)         Parking Deck. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant intend that under the terms of this Lease and the Parking Deck Lease, the City shall be the owner of the Parking Deck for federal, state and local tax purposes and for financial accounting purposes. Accordingly, Landlord and Tenant agree that: (i) they shall report the transaction on their respective federal, state and local tax returns and internal books and records and audited financial statements in a manner consistent with the treatment of the City as owner of the Parking Deck, (ii) they shall treat the City as the owner of the Parking Deck for all federal, state and local tax purposes and financial accounting purposes, (iii) they shall not take any position on any tax return, financial record or statement or any other document, or in connection with any audit, contest or other administrative or legal proceeding, the is inconsistent with such reporting or treatment, (iv) the Facility Payment shall be treated as reimbursement to Landlord for the cost of constructing the Parking Deck for the benefit of the City and shall not be treated as rent for tax or accounting purposes, and (v) Landlord shall not claim any depreciation or other deductions with respect to ownership of the Parking Deck.

(b)         Premises Other Than Parking Deck. Except as set forth in Section 3.8(a) above, it is the intent of Landlord and Tenant and the parties agree that this Lease is a true lease and that this Lease does not represent a financing agreement with respect to the Premises.

3.9         True Lease. It is the intent of Landlord and Tenant and the parties agreed that the Lease is a true lease and that the Lease does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with the “true lease” treatment rather than “financing” treatment by treating the Landlord as the owner of the Premises for all federal, state and local tax purposes and financial accounting purposes.

3.10        Allocated Rent. For the purpose of allocating the payments of Annual Base Rent for federal income tax related purposes pursuant to Section 467 of the Internal Revenue Code of 1986 and the rules and regulations thereunder, the Landlord and the Tenant hereby agree that the Annual Base Rent payments shall be allocated as follows (such amount for any portion of the Term is hereinafter referred to as the “Allocated Rent”): (i) The average monthly rent under the Lease shall be determined by aggregating the Annual Base Rent due under the Lease and dividing the total by three hundred seventy-two (372), the number of months in the Basic Term. Pursuant to Section 467 of the Code and the rules and regulations thereunder, 85% of such average shall be allocated to each month during the first one-half (1/2) of the Basic Term and 115% of such average shall be allocated to each month during the second one-half (1/2) of the Basic Term. The rent so allocated to each month during the Basic Term shall be uniformly apportioned to each day during such month based on the actual number of days in such month. The Tenant shall be treated as becoming liable for rent allocated to any period on account of the use of the Premises during such period. Full effect shall be given to such allocations for federal income tax and all other purposes. Interest taken into account in accordance with Section 467 of the Internal Revenue Code of 1986 and regulations thereunder shall be computed at a rate equal to 110% of the applicable federal rate in effect at the Lease Commencement Date, compounded monthly.

3.11        Tenant’s Waivers. Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises, and (ii) to any setoff, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Annual Base Rent, the Facility Payment, Supplemental Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

ARTICLE 4. — OPERATING EXPENSES

4.1        Tenant’s Responsibility for Operating Expenses. Commencing on the Lease Commencement Date, Tenant shall pay all costs, expenses and disbursements of owning, maintaining, repairing, replacing or operating the Premises (the “Operating Expenses”), including, but not limited to, utilities, insurance, maintenance, repairs and replacements required by Tenant to be performed hereunder or otherwise necessary to the operation and preservation of the Project. Anything contained in the foregoing sentence to the contrary notwithstanding, “Operating Expenses” shall not include the following: (i) Taxes; (ii) Personal Property Taxes; (iii) depreciation on the Project or any part thereof and on any equipment or other property contained therein or thereon; (iv) Excluded Borrower Costs and Expenses and (v) amounts reimbursed to Landlord by third parties such as insurers. Tenant shall pay all Operating Expenses directly to the party entitled to payment of the same prior to the same becoming delinquent;

4.2        Tax Protests. Subject to Section 3.5 of this Lease, Tenant shall pay all Taxes and Personal Property Taxes when due and payable and prior to the time any penalty or interest may be charged in respect of the nonpayment thereof, and shall obtain receipted tax bills for such payments. Tenant, may, however, petition for reduction of the assessed valuation of the Project and/or the Project or Site, claim a refund of Taxes or Personal Property Taxes, otherwise challenge the validity, amount or applicability of any Tax or Personal Property Tax, assessment or other similar governmental charge (“Tax Protest”), in accordance with this Section 4.2. After prior written notice to Landlord and Lender, and provided no Event of Default has occurred and is continuing, Tenant may conduct a Tax Protest so long as the contest is in good faith, at Tenant’s sole cost and expense, and by appropriate proceedings which, as a condition to Tenant’s right to contest under this Section 4.2, shall operate during the pendency thereof to prevent (A) the collection, of or other realization upon the Taxes so contested, (B) the sale, forfeiture, or loss of any of the Premises, any interest therein or any Rent to satisfy the same or to pay any damages fines, or penalties related to the Taxes so contested, (C) any interference with the use or occupancy of the Premises, (D) any interference with the payment of any Rent, or any other sum payable hereunder, and (E) the cancellation of any fire or other insurance policy. If at the time of commencement of or at any time during any such contest either (i) Tenant’s Rating shall not be Investment Grade or (ii) there shall have occurred and be continuing an Event of Default, Tenant shall provide to Landlord and Lender a bond of a surety acceptable to Landlord and Lender in an amount satisfactory to Landlord and Lender. While any such proceedings are pending, neither Landlord nor Lender shall have the right to pay, remove or cause to be discharged the Tax, Personal Property Tax or Lien thereby being contested unless an Event of Default has occurred and is continuing. Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, so long as the conditions of this Section 4.2 are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay indemnify, defend and save Landlord and Lender harmless against any and all damages, liabilities, costs, expenses, losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with or arising from any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord or Lender to the risk of any material civil liabilitiy or any criminal liability, penalty or sanction. The foregoing indemnity is in addition to, and not in substitution or limitation of the other indemnities provided in this Lease, and shall survive the expiration or termination of this Lease. Landlord and Tenant shall each cooperate in such filings as reasonably requested by Tenant. Tenant shall pay all costs incurred in connection with such filings. If Tenant is successful in reducing taxes and/or assessed value through such Tax Protest, and if during a Renewal Term Tenant’s Premises at the conclusion of such Tax Protest are less than one hundred percent (100%) of the Premises, then Landlord shall reimburse Tenant for its reasonable costs to the extent same do not exceed the tax refund or reduction achieved. Any Tax Protest initiated by Landlord or Tenant shall be conducted in accordance with all applicable governmental requirements and in such a manner as to prevent any Liens from attaching to the Premises, the Project or the Site. Any refund of any Tax or Personal Property Tax received by Landlord pursuant to any Tax Protest (after any reimbursement of Landlord’s costs incurred in connection therewith) shall be paid over to Tenant unless Tenant is in default hereunder.

4.3        Litigation; Zoning; Joint Assessment. Tenant shall provide written notice to Landlord and the Lender within three Business Days following receipt of any notice of any litigation or governmental proceedings pending or threatened against Tenant or the Project of which Tenant has actual knowledge, which in Tenant’s determination, could reasonably be expected to materially adversely affect the Project. Tenant shall not initiate any zoning reclassification for the Project, or any portion thereof, or seek any variance under any existing zoning ordinances or use or permit the use of any portion of the Project in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law. Tenant shall not initiate any proceeding to cause the Project to be jointly assessed with any other property or with any personal property of Tenant, or take any other action or initiate any proceeding which might cause the personal property of the Tenant to be taxed in a manner whereby such taxes or levies could be assessed against the Project.

ARTICLE 5. — USE

5.1        Permitted Use. Tenant or its assignees or sublessees may use the Premises, in accordance with Section 5.2 hereof, as an office building, with a maximum of three floors (or the equivalent in rentable square feet) of retail space and related parking, and for no other use or purpose whatsoever (the “Use”), and shall maintain the Premises in first-class condition.

5.2        Restriction on Use. Tenant shall not do or permit to be done in or about the Premises nor bring, keep or permit to be brought or kept therein, anything which is prohibited by any standard form fire insurance policy or which will in any way increase the existing rate of or otherwise adversely affect, any fire or other insurance upon the Premises or any portion thereof. Tenant, at its sole cost and expense, shall comply with all Applicable Laws affecting the Premises, and with the requirements of any board of fire underwriters or other similar body now or hereafter instituted, and shall also comply with any order of the fire marshal or similar governmental body or certificate of occupancy issued pursuant to any Applicable Laws which affect Premises or the use or occupancy thereof, including, but not limited to, any requirements of structural changes or capital expenditures, whether or not related to or affected by Tenant’s acts, occupancy or use of the Premises, and whether foreseeable or unforeseeable.

5.3        Restaurant Sublease Guidelines. Tenant agrees that any Sublease entered into by Tenant for the purposes of permitting a restaurant to operate within the Premises shall specifically include requirements that the subtenant (i) carry appropriate levels of insurance, including host and liquor liability (if applicable) and naming Landlord and Property Manager as additional insureds; (ii) provide for regular janitorial service, pest control, and daily trash removal; (iii) require regular HVAC and grease trap maintenance; and (iv) require fire extinguishers to be maintained in the kitchen areas and regularly serviced in accordance with Applicable Laws.

ARTICLE 6. — CONSTRUCTION; ACCEPTANCE AS IS

6.1        Construction of Improvements.

(a)        Landlord, at its sole cost and expense, will pay for the construction on the Site of the Base Building Improvements, as indicated on the Base Building Plans listed on Exhibit “B” attached hereto, and will provide the Tenant with the Interior Improvements Allowance (subject to any limitations in the Loan Agreement on Loan proceeds that can be drawn by Landlord after the Lease Commencement Date) to be applied by Tenant toward the cost of the Interior Improvements.

(b)        Landlord will not interfere with access to and availability of all areas of the Project by Tenant and its subtenants, employees, contractors, agents, licensees and invitees, twenty-four (24) hours per day, seven (7) days per week, every day of the year, except as otherwise permitted by this Lease.

(c)        During the construction of the Improvements, the Landlord, by and through its agent the Property Manager, will approve each Draw Request as defined in and in the form provided in Exhibit C to the Loan Agreement. The Tenant shall also execute in connection with each Draw a Certificate in the form of Exhibit “G”.

6.2        Waivers. Without in any way waiving its rights under the Development Agreement and for purposes of this Lease only, Tenant shall be unconditionally required to accept the Premises on the Lease Commencement Date. On the Lease Commencement Date, the Premises shall be demised and let by Landlord and shall be accepted by Tenant “AS IS” in its then present condition, subject to (a) the rights of any parties in possession thereof (other than rights, if any, granted by Landlord), (b) the state of the title thereto existing as of the Lease Commencement Date (other than defects in, or exceptions to, title, if any, created by Landlord, but including Liens created by the Loan Documents and any other Permitted Liens), (c) any state of facts which an accurate survey or physical inspection might show, (d) all Applicable Laws, (e) any violations of Applicable Laws which may exist as of the Lease Commencement Date, (f) the presence of any Hazardous Materials at or under the Premises or at or under any property in the vicinity of the Site, or (g) any other conditions or state of facts that may affect the Project, including without limitation those described in clauses (a) through (s) of Section 36.12. NONE OF LANDLORD, LENDER, OR ANY AFFILIATE OR REPRESENTATIVE THEREOF HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE PREMISES, INCLUDING BUT NOT LIMITED

TO, ANY WARRANTY OR REPRESENTATION, EXPRESS OF IMPLIED, AS TO THE VALUE, HABITABILITY, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS, CONDITION, DESIGN, OPERATION, LOCATION, USE, DURABILITY, MERCHANTABILITY, CONDITION OF TITLE, OR FITNESS FOR USE OF THE PREMISES (OR ANY PART THEREOF) FOR ANY PARTICULAR PURPOSE, OR AS TO THE STATE OF LANDLORD’S TITLE TO THE PREMISES OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES (OR ANY PART THEREOF) AND NONE OF LANDLORD, LENDER, ANY AFFILIATE THEREOF OR ANY DESIGNEE THEREOF SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE .PROJECT TO BE CONSTRUCTED IN ACCORDANCE WITH ANY PLANS AND SPECIFICATIONS THEREFOR, FOR THE COMPLIANCE OF THE PLANS AND SPECIFICATIONS FOR THE PROJECT WITH APPLICABLE LAWS OR FOR THE FAILURE OF THE PROJECT, OR ANY PART THEREOF, TO OTHERWISE COMPLY WITH ANY APPLICABLE LAWS, OR FOR ANY ACTUAL, EXCEPTIONAL OR CONSEQUENTIAL DAMAGES ARISING THEREFROM (INCLUDING STRICT LIABILITY IN TORT), IT BEING AGREED THAT ALL RISKS INCIDENT TO ALL OF THESE MATTERS ARE TO BE BORNE SOLELY BY TENANT. It is agreed that, pursuant to the terms of the Project Management Agreement, Tenant or an Affiliate of Tenant has approved the design and will oversee and be responsible for the construction of the Project, will inspect the Project to its complete satisfaction, will rely solely on the results of its own inspections and accepts all risks incident to the matters discussed in the preceding sentence. The provisions of this Section 6.2 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Landlord, any Affiliate thereof or the Lender or any Affiliate thereof, express or implied, with respect to the Premises, the condition thereof and title thereto, that may arise pursuant to any law now or hereafter in effect, or otherwise and specifically negating any warranties under the Uniform Commercial Code.

6.3        Tenant’s Right to Enforce Warranties.

(a)        As of the Lease Commencement Date, provided that no Event of Default shall have occurred and be continuing, and subject to Section 6.3(b) below, Landlord hereby assigns and sets over (without recourse) to, and Tenant hereby accepts the assignment and assumes the obligations thereunder from and after the Lease Commencement Date of all of Landlord’s right, title and interest, and estate in, to and under the Development Agreement and any and all warranties (other than warranties of title to the Premises), guaranties and other claims against dealers, manufacturers, vendors, suppliers, contractors and subcontractors relating to the construction, use and maintenance of the Premises or any portion thereof now existing or hereafter acquired; provided, however, that Landlord shall have no obligations under, or liabilities with respect to, any such warranties, guaranties and claims or, after the effective date of such assignment, the Development Agreement. Landlord represents that, except as otherwise provided in the Loan Documents, it has not and shall not make any further assignments of the warranties, guarantees, rights, claims and Permits that have been assigned to Tenant pursuant to this Section 6.3. To the extent the Development Agreement or any such warranties, guaranties or claims are not assignable, Landlord agrees reasonably to cooperate with Tenant at Tenant’s request and solely at Tenant’s expense in pursuing a claim under such items for Tenant’s benefit.

(b)        Unless an Event of Default shall have occurred and be continuing, Landlord authorizes Tenant (directly or through agents) at Tenant’s expense to assert during the Term, all of Landlord’s rights (if any) under the Development Agreement or any applicable warranty, guaranty and any other claim that Tenant or Landlord may have against any dealer, vendor, supplier, manufacturer, contractor or subcontractor. If an Event of Default shall have occurred and be continuing, Landlord shall have the right but not the obligation to pursue any or all of such rights at Tenant’s expense, in which case, absent Landlord’s gross negligence or willful misconduct, Landlord shall have no liability to Tenant regardless of the outcome thereof. Any amount recovered by Landlord during an Event of Default shall be applied (after deducting expenses incurred by Landlord in connection with such recovery) to Tenant’s obligations hereunder. Tenant shall indemnify and hold Landlord harmless from any claims, expenses, liabilities, costs, loses or damages arising out of or relating to Tenant’s enforcement of any such warranty, guaranty or indemnity or, after the effective date of such assignment, the Development Agreement.

(c)        Unless an Event of Default shall have occurred and be continuing, Landlord agrees, at Tenant’s expense, to cooperate with Tenant and take all other action necessary as specifically and reasonably requested by Tenant to enable Tenant to enforce all of Tenant’s rights (if any) under this Section 6.3, such rights of enforcement to be exclusive to Tenant, and Landlord will not, during the Term (except during the continuance of an Event of Default), amend, modify or waive, or take any action under, any applicable warranty, guaranty or any other claim, that Tenant may have under this Section 6.3 without Tenant’s prior written consent, which shall not be unreasonably withheld. Tenant agrees at its expense to diligently assert all of its rights under such warranties, guaranties and any other claims that the Tenant may have against such vendor, manufacturer, supplier, contractor or subcontractor with respect to the Project or any portion thereof.

ARTICLE 7. — ALTERATIONS AND ADDITIONS

7.1       Tenant’s Rights to Make Alterations. Tenant, at its sole cost and expense, upon fifteen (15) days’ notice to Landlord, shall have the right to make Alterations, provided that Tenant shall obtain Landlord’s prior written consent to same, unless consent is expressly waived below and, to the extent that any secured party’s consent is required under the Loan Documents, Tenant shall also obtain the prior written consent of same (hereafter “Lender’s Consent”). Except as provided in Section 7.3 below, Tenant shall not have any obligation to remove any such Alterations. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to obtain Landlord’s or Lender’s consent with respect to any Alterations performed within the Premises by Tenant provided that such Alterations: (a) are not reasonably anticipated to materially increase the rate of fire or other insurance on the Project or subject such insurance to being voided or suspended; (b) are not in violation of Applicable Laws; (c) do not affect or involve the Building Structure or Building Systems of the Project (which adverse effect shall not be used as a basis for Landlord to withhold consent if Tenant agrees to pay any additional cost of upgrading or modifying the Project to mitigate such adverse effect) or entail any penetration of the roof; (d) do not materially reduce the overall quality of the Interior Improvements; (e) are not Alterations to the exterior of the Project, other than alterations to or installations on the roof, which is addressed in Article 34 hereof, and the construction of internal staircases between two adjoining floors; (f) do not materially reduce the square footage of the Project; and (g) do not materially reduce the number of parking spaces in the Parking Deck; provided that the reduction in parking spaces upon the release of the P-2 Residential Parking Area of the Parking Deck pursuant to Section 2.6(b) hereof and Article XVI of the Parking Deck Lease shall not be deemed to be a material reduction in the number of parking spaces for purposes of this clause (g). Upon completion of any Alterations made by Tenant to the Premises (including any such Alterations involving the moving, removal or construction of walls), Tenant shall provide Landlord as built plans or drawings with respect to such material Alterations, irrespective of whether Landlord’s consent to such Alterations was required hereunder. Any consent required from Landlord pursuant to this Section 7.1 shall not be unreasonably withheld, and shall further be deemed given if Landlord fails to respond in writing (with specific reasons for any withholding of consent) to a written request for such consent within fifteen (15) Business Days after Landlord’s receipt of such request together with Tenant’s plans with respect to such Alterations. All such Alterations shall be made in conformity with the requirements of Section 7.2 below and, if applicable, removed in accordance with the requirements of Section 7.3 below. Once the Alterations have been completed, such Alterations shall thereafter also be included in the designation of “Interior Improvements” or “Base Building Improvements” under the applicable provisions of this Lease.

7.2        Installation of Alterations. Any Alterations installed by Tenant shall be done in strict compliance with all of the following:

(a)        Prior to the beginning of Alterations, unless the Alterations at issue will cost less than $500,000 (“Minor Alterations”), are non-structural and do not involve penetration of the roof, Tenant shall furnish to Landlord (i) certificates of insurance from a company or companies reasonably acceptable to Landlord, covering Tenant’s contractors, for combined single limit bodily injury and property damage insurance covering comprehensive general liability and automobile liability, in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence and endorsed to show Landlord, Lender and any agents of Landlord reasonably designated by Landlord in writing, as additional insureds, and for workers’ compensation as required by North Carolina law (provided, however, nothing in this Section 7.2(a) shall release Tenant of its other insurance obligations hereunder); and (ii) detailed plans and specifications for such work to the extent reasonably required, which shall be subject to Landlord’s review and reasonable approval; and

(b)        All such work shall be done in a first-class, workmanlike manner and, unless they are Minor Alterations, by a general contractor reasonably satisfactory to Landlord, and in conformity with a valid building permit and/or all other permits or licenses when and where required, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not done in a first-class, workmanlike manner, shall be promptly replaced and corrected at Tenant’s expense. Landlord’s approval or consent and/or Lender’s Consent to any such work shall not impose any liability upon Landlord or Lender. No work shall proceed until and unless Landlord has received at least five (5) days’ written notice that such work is to commence and a reasonable description of the work, and, if Tenant’s Rating shall not be Investment Grade at the time of commencement of the Alteration or at any time during the Alteration, together with such bonds as Landlord or Lender may reasonably require.

7.3        Interior Improvements - Treatment at End of Lease. All Alterations and any of the Interior Improvements which are permanent in character and permanently attached to the Building Structure or Building Systems, made either by Landlord or Tenant, shall be Landlord’s property, and shall be surrendered to Landlord in good condition, reasonable wear and tear and, with respect to a termination after the Loan has been paid in full, upon expiration of the Term or termination of the Lease, without compensation to Tenant; provided however, that upon expiration of the Term or termination of the Lease (other than a termination because of Tenant’s default) all of Tenant’s Property may be removed by Tenant, at its election, prior to the expiration of the Term including, without limitation any security system installed pursuant to Section 30.2 hereof and the Communication Equipment. Notwithstanding the above and foregoing, Tenant expressly reserves the right upon expiration of the Term or termination of the Lease (other than a termination because of Tenant’s default) to remove all reusable communications lines and communications equipment, including but not limited to cabling, roof antennas and dishes, monitoring or security equipment, conveyor systems and shelving, and mechanical and electrical equipment above standard improvements installed by Tenant (but in the course of performing such removals, Tenant shall not leave the Project in a condition which is not operationally functional) and all public art installed by Tenant or at Tenant’s cost (but only to the extent such public art may be removed without violating any Applicable Laws); provided, however, that Tenant shall repair all damage caused by any removal permitted by this Section 7.3 prior to the expiration of the Term, and provided further, that any of Tenant’s Property not so removed shall, at the option of Landlord, if not removed by Tenant within thirty (30) Business Days after receipt of written notice from Landlord requesting such removal, automatically and without further consideration become the property of Landlord upon the later of the expiration or termination of the Lease and the expiration of such 30-Business Day period. Thereafter, Landlord may retain or dispose of in any manner (at Tenant’s expense) the Tenant’s Property not so removed. All costs and expenses incurred by Landlord in removing and disposing of any such Tenant’s Property shall be promptly reimbursed to Landlord by Tenant. This obligation of Tenant shall survive the expiration or termination of this Lease.

The above and foregoing notwithstanding, if Tenant Alterations are of such a nature that Landlord’s consent and/or Lender’s Consent is required prior to installation of same, and if, at the time that Landlord’s consent and/or Lender’s Consent is given, it is conditioned upon Tenant’s agreement to remove the Alterations consented to at the termination of this Lease, then Tenant shall remove such Alterations at its expense and repair any damage caused to the Project by their removal and shall restore floor openings caused by the installation of such Alterations.

7.4        Lobby Alterations.

(a)        For so long as Tenant shall lease and possess one hundred percent (100%) of the Premises, Tenant shall have the right to make non-structural, decorative Alterations to the lobby, provided that (i) if the Alterations are intended to be permanent in nature and Tenant does not intend to remove such Alterations at the end of the Current Term of this Lease (repairing any damage caused thereby and restoring the lobby to a condition equivalent to standard condition), Tenant shall obtain Landlord’s prior written approval of such Alterations, which approval shall not be unreasonably delayed, withheld or conditioned (the provisions of Section 7.1 hereof apply as to the procedure and time period for Landlord’s review and approval of the same); (ii) at least four (4) full years shall remain in the Current Term following the completion of such Alterations;

(iii) such Alterations do not adversely affect the Building Structure or Building Systems; and (iv) such Alterations do not materially reduce the overall quality of the finish and improvements in the Building lobby.

(b)        For so long as Tenant shall lease and possess at least fifty percent (50%) but less than one hundred percent (100%) of the rentable area of the Premises, Tenant shall have the right to make non-structural, decorative Alterations to the lobby only with Landlord’s prior written approval of such Alterations, which approval shall not be unreasonably delayed, withheld or conditioned (the provisions of Section 7.1 hereof apply as to the procedure and time period for Landlord’s review and approval of the same), but it shall not be deemed unreasonable for Landlord to condition its consent upon Tenant’s agreement to remove such lobby Alterations upon the termination of this Lease and to restore the lobby to a condition equivalent to standard condition.

ARTICLE 8. — COMPLIANCE WITH APPLICABLE LAWS (INCLUDING

ENVIRONMENTAL LAWS)

8.1        Compliance. Tenant, at Tenant’s sole cost and expense, shall comply, and shall cause its subtenants and other users of the Project to comply, in all material respects at all times with all Applicable Laws, including Environmental Laws. Such required compliance shall include Tenant’s making at its sole cost and expense any structural changes and other capital improvements and expenditures required by any Applicable Law including those that require unforeseen or extraordinary changes or additions to the Premises. Landlord shall have the right (but not the obligation) to confirm that any such structural change or other capital improvement is required by Applicable Law, before the commencement of the construction thereof. Such compliance includes, without limitation, Tenant’s obligation, at its sole cost and expense, to take Remedial Action when required by Applicable Laws (in accordance with Applicable Laws, and this Lease) whether such requirement is now or hereafter existing, currently known or unknown to Tenant and/or Landlord, as and when such requirements are known to Tenant. In the event that Tenant is required or elects to enter into any plan relating to a Remedial Action in connection with the Project with respect to any Environmental Laws, Tenant shall on a quarterly basis (or more frequently if reasonably requested by Landlord) apprise Landlord and the Lender in writing of the status of such remediation plan and provide copies of all correspondence, plans, proposals, contracts and other documents relating to such plan or proposed plan. After prior written notice to Landlord and Lender, Tenant may in good faith contest the applicability or alleged liability under any Environmental Law to the Project, provided (i) compliance with such Law will be satisfied as of the Expiration Date or earlier termination of the Lease, and if not completed by the Expiration Date, Tenant will continue to remain liable to comply with such Law; (ii) such contest shall be by appropriate legal proceedings conducted in good faith and with due diligence, (iii) such contest will operate to suspend the enforcement of such Law against the Landlord or the Project; (iv) such contest will not result in the possibility of the Project or any Rent being sold, attached, forfeited or otherwise lost if such contest is adversely decided; (v) such contest will not adversely affect the Lender’s Lien on any Property, or Tenant’s right to the Project, (vi) such contest will not materially and adversely interfere with the possession, use or occupancy or sale of the Project, (vii) such contest will not subject Landlord or the Lender to the risk of any civil, criminal liability, penalty or sanction, (viii) Tenant shall not permit the Project to become subject to a Lien created by such contest that is prior to the Lien securing the Loan,

(ix) no Event of Default is existing and (x) if Tenant’s Rating is not Investment Grade, at the time of commencement of or at any time during any such contest, Tenant shall provide to Landlord and Lender a bond of a surety acceptable to Landlord and Lender in an amount satisfactory to Landlord and Lender. Tenant shall keep Landlord regularly apprised of the status of such contest. In all events Tenant must pay any cost, fine, penalty, assessment or other charge due in order to remove any Lien, encumbrance or judgment against the Project after the contest is either adversely decided or terminated voluntarily by Tenant. Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion or settlement. Tenant shall pay indemnify, defend (with counsel reasonably satisfactory to Landlord and Lender) and save Landlord and Lender harmless against any and all damages, liabilities, costs, expenses, losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with or arising from any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. The foregoing indemnity is in addition to, and not in substitution or limitation of the other indemnities provided in this Lease, and shall survive the expiration or termination of this Lease.

8.2        Notices. Tenant shall notify Landlord and Lender promptly if (i) Tenant becomes aware of the presence or Release of any Hazardous Material at, on, under, within, emanating from, or migrating to, the Project or related to the Project in any quantity or manner which could reasonably be expected to violate in any respect any Environmental Law or give rise to any liability or obligation to take Remedial Action or other obligations under any Environmental Law, or (ii) Tenant receives any written notice, claim, demand, request for information, or other communication from a Governmental Authority or a third party regarding the presence or Release of any Hazardous Material at, on, under, within, emanating from, or migrating to, the Project or related to the Project in any quantity or manner which could reasonably be expected to violate in any respect any Environmental Law or give rise to any liability or obligation to take Remedial Action or other obligations under any Environmental Law. In connection with any actions undertaken pursuant to this Lease, Tenant shall at all times comply with all applicable Environmental Laws and with all other Applicable Laws and shall use an Approved Environmental Consultant to perform any Remedial Action.

In the event Tenant is obligated or desires to undertake any Remedial Action on, under or about the Project, Tenant shall undertake and complete such Remedial Action to the extent required, under and in full compliance with all Applicable Laws and shall submit to Landlord and the Lender written confirmation from the applicable governmental agency that no further Remedial Action is required to be taken (“Final Governmental Approval”).

ARTICLE 9. — NO LIENS BY TENANT

9.1        No Liens. Tenant at its sole cost and expense shall at all times keep the Premises free from and discharge any Liens on or with respect to any and all of the Premises, title thereto or interest therein, to this Lease or the leasehold interest created hereby, or to the Rent, title thereto or any interest therein, or the rental payable with respect to the Premises (other than Permitted Liens). Tenant agrees to indemnify, defend (by counsel reasonably satisfactory to

Landlord) and hold Landlord harmless from and against any and all loss, costs, damages, liabilities and expenses, including reasonable attorney’s fees, arising from or relating to claims for any Liens (except Permitted Liens), including but not limited to mechanics’, materialmen’s or other Liens in connection with any Alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Tenant or anyone holding or occupying any part of the Premises through or under Tenant. Landlord reserves the right to enter the Premises for the purpose of posting such notices of non-responsibility as may be permitted by law, or desired by Landlord.

ARTICLE 10. — REPAIRS TO PROJECT, INCLUDING THE PARKING DECK

10.1        Scope of Tenant’s Obligations. Commencing on the Lease Commencement Date, Tenant, at its sole cost and expense, shall at all times: (a) maintain and operate the Premises in a first-class manner, keep the Building Structure, Building Systems, all Improvements, and all elements of the Premises and Common Areas in first-class condition and repair, maintain a safe and healthful environment in the Premises, and operate, maintain, and provide Services and security to the Premises at a first-class level of service which is consistent with or superior to services provided in other first-class buildings in Raleigh, North Carolina; (b) maintain the Premises in accordance with all Applicable Laws; and (c) make all necessary or appropriate repairs and replacements of the Premises or any portion or element thereof which may be required to keep the Premises in the condition required by the preceding clause (a), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen. The Tenant waives any right that it may now have or hereafter acquire to require the Landlord to (i) maintain, repair, replace, alter, remove, or rebuild all or any part of the Project or (ii) make repairs (whether or not at the expense of the Landlord) pursuant to any Applicable Laws, including Environmental Laws or otherwise. The Tenant shall at its own cost and expense, comply with, and shall perform all obligations of the Landlord under any restrictive covenant, deed or easement of record, or the Parking Deck Lease to the extent relating to the Project, including the Parking Deck. The Tenant, at its own cost and expense, shall promptly replace or cause to be replaced all parts of the Premises which may from time to time fail to function properly or become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for any reason whatsoever, provided, however, that the Tenant shall not be obligated to replace any part if (a) such part has become redundant and its replacement is not necessary for the proper functioning of the Project as a whole, in each case assuming the Premises is then being operated and maintained in accordance with this Article 10. In addition, the Tenant may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any such parts, whether or not functioning properly, worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Tenant will at its own cost and expense, replace such parts as promptly as practicable. All replacement parts (“Replacement Parts”) shall be new and free and clear of all liens, and shall be in as good operating condition as, and shall have a value, useful life and utility at least equal to, the parts replaced, assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof. Immediately upon any Replacement Part becoming incorporated or installed in or attached to any of the Project as above provided, without further act, (i) legal title to such Replacement Part shall thereupon vest in Landlord and shall become subject to this Lease, (ii) such Replacement Part shall be deemed part of the Project for all purposes hereof to the same extent as the parts originally incorporated or installed in or attached to the Project, and (iii) title to the replaced part shall vest in the Tenant free and clear of all rights of the Landlord, and shall no longer be deemed part of the Project. Tenant shall have the sole and exclusive obligation to cause all defects in the Project to be repaired and corrected at its sole cost and expense promptly upon discovery by or notice to Tenant of the same and Tenant may seek recovery from the builder or other third parties responsible, however, Landlord shall have no responsibility for any such defects.

10.2        Landlord’s Right of Entry to Make Repairs. Landlord, or its agents, shall have the right (but not the obligation) to enter the Premises at all reasonable times for the purpose of making any alterations, additions, improvements or repairs which Tenant is required to perform under this Lease and which Tenant fails to make within a reasonable amount of time following receipt by Tenant of written notice from Landlord requesting that Tenant fulfill its repair obligation (except in the case of emergency, when such repairs can be made immediately upon telephonic notice to Tenant), and charge Tenant for the actual cost of such repairs, plus interest thereon at the Contract Rate if Tenant fails to pay the invoice within thirty (30) days after Tenant’s receipt thereof. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees. Except in the case of emergency, Landlord shall give reasonable notice to Tenant of Landlord’s intent to enter the Premises and effect repairs and, if any such entry and/or repairs will or might result in interruption of Services to or use of Critical Areas, then Tenant shall have the right to reasonably approve the timing of any such interruption. Furthermore, if any such repairs will or might result in interruption of electricity or water to any portion of Tenant’s Premises, then Tenant shall have the absolute right to approve the timing of any such interruption; provided, however, that in a bona fide emergency situation, no prior notice shall be required to effect such portion of the repairs as is reasonably necessary to protect the occupants and to prevent further damage from occurring. Absent such an emergency, Landlord shall conduct and schedule such entry and its activities within the Premises in a manner which will attempt in good faith to minimize to the extent practicable any interruption or interference with Tenant’s business operations within the Premises. Landlord shall have no obligation to make repairs, and shall have no liability to Tenant for interruption in Tenant’s business or otherwise if Landlord shall not make any repairs. Tenant expressly waives the right to make repairs at the expense of Landlord pursuant to any law at any time in effect.

10.3        Building Structure and Building Systems. Tenant at all times and at its sole cost and expense will maintain, repair and when necessary replace the structural portions of the Project, and including the foundation, floor slabs, ceilings of Common Areas, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), fire stairwells, escalators, elevator cabs, plazas, washrooms, mechanical, electrical and telephone closets, and all Common Areas and public areas (collectively, “Building Structure”) and the Project mechanical, electrical, life safety, security, plumbing, sprinkler, and HVAC systems (“Building Systems”) so as to keep the Building Structure and the Building Systems at all times in first-class condition and repair and Tenant at all times shall operate the Project as a first-class office building. Notwithstanding anything in this Lease to the contrary, Landlord shall have the right (but not the obligation) to make any repair or replacement to the Building Structure and/or the Building Systems to the extent required because of Tenant’s failure to make repairs within a reasonable amount of time following receipt by Tenant of written notice from Landlord requesting that Tenant fulfill its repair obligation (except in the case of emergency, when such repairs can be made immediately upon telephonic notice to Tenant), and charge Tenant for the actual cost of such repairs, plus interest thereon at the Contract Rate if Tenant fails to pay the invoice within thirty (30) days of Tenant’s receipt thereof.

ARTICLE 11. — BUILDING SERVICES

11.1        Standard Building Services. During the Term of this Lease, Tenant at its sole cost and expense shall furnish the Premises with the standard building services, including, but not limited to, HVAC, electricity, power, gas, oil, water, telephone, sanitary sewer services and all other utilities (collectively, the “Services”) which are commonly offered by owners of first-class buildings in the Raleigh, North Carolina commercial real estate market.

11.2        Additional Services. Tenant agrees to pay on or before the date due all costs incurred by Tenant from time to time in providing all Services supplied to or used by the Premises. If Tenant needs services in addition to the Services and same may not be provided by utilization of the existing Building Systems (“Additional Services”), Tenant, at Tenant’s sole cost and expense and conditioned upon the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed (the provisions of Section 7.1 hereof apply as to the procedure and time period for Landlord’s review and approval of the same), may install such additional equipment it needs to obtain such Additional Services, and Landlord shall allow Tenant the right to install such equipment in portions of the Premises that are reasonably necessary for such installation and use, subject, however, to the terms of Article 7 hereof.

11.3        Tenant’s Right to Elect Service Provider. To the extent more than one provider of any given utility or Service or Additional Service is available, and to the extent permitted by Applicable Law, Tenant shall have the absolute right, from time to time during the Term of this Lease, to select the provider(s) of utilities, Services and Additional Services to the Premises. Additionally, provided the technology and physical systems then exist for more than one utility provider to service the Building, Tenant shall have the right to select the provider(s) of utilities to Tenant’s Premises during any Renewal Terms hereof and, so long as Tenant is leasing at least thirty-five (35%) of the Rentable Area of the Building to approve any contracts for provision of utility services to the Project that are longer than one (1) year in duration.

ARTICLE 12. — ASSIGNMENT AND SUBLETTING

12.1        Right to Sublease and Assign.

(a)           Right to Assign. So long as no Event of Default has occurred and is continuing, Tenant may, at Tenant’s sole cost and expense, following written notice to Landlord and satisfaction of all conditions to and restrictions on assignment contained herein and in the Loan Documents, including Section 1.8 of the Mortgage, assign Tenant’s entire interest in this Lease for a period that does not extend beyond the Lease Term, to any Person. Any assignee shall assume in writing any obligations of Tenant arising from and after the effective date of the assignment, provided, however, that no such assignment shall become effective until (i) a fully executed copy of an assignment and assumption agreement, in form and substance reasonably acceptable to Landlord, Lender and Tenant, as assignor (in such capacity, “Assignor”) shall have been delivered to Landlord and the Lender and (ii) Assignor and such assignee shall have executed such instruments and other documents (in the case of Assignor, including but not limited to an unconditional guarantee of all of the assignee’s obligations under this Lease satisfactory to Lender and Landlord in form and content) and provided such further assurances as the Lender shall reasonably request to ensure that such assignment is subject to the Loan Documents (to the extent such documents affect this Lease) and this Lease and is enforceable and to ensure the continuing primary liability of Assignor. Notwithstanding any such assignment, Assignor shall not be released from its primary liability hereunder and shall continue to be obligated for all obligations of “Tenant” in this Lease, which obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety (except as provided in any guaranty executed by Assignor at Lender’s or Landlord’s request) as though no assignment had been made, such liability of Assignor to continue notwithstanding any subsequent modifications or amendments of this Lease as may be agreed upon by Landlord and an assignee, provided, however that (other than with respect to any modifications required by Applicable Law or on account of bankruptcy or insolvency) if any modification or amendment is made without the consent of Assignor, such modification or amendment shall be ineffective as against Assignor to the extent, and only to the extent, that the same increases the rent or other charges payable by Assignor or materially increases the other obligations of Assignor, it being expressly agreed that (even if such modification or amendment increases the likelihood of a default by the assignee under this Lease), Assignor shall remain liable to the full extent of this Lease as if such modification or amendment had not been made. Subsequent to any assignment (a) Landlord will send to Assignor, at the same time sent to the assignee, a duplicate copy of each notice of default sent by Landlord to the assignee and (b) Landlord will accept from Assignor the cure of any default by Assignor or the assignee under this Lease within the same cure period (if any) provided for Tenant to cure hereunder. Assignor’s liability hereunder shall continue notwithstanding the rejection of this Lease by an assignee of this Lease pursuant to Section 365 of the Bankruptcy Code, any other provision of the Bankruptcy Code, or any similar law relating to bankruptcy, insolvency, reorganization or the rights of creditors, which arises subsequent to such assignment. In the event Assignor assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding, a new lease identical to this Lease shall be reinstituted as between Landlord and Assignor without further act of either party, provided Landlord shall not be obligated to deliver to Assignor possession of the Premises free of any tenancy created or caused by Assignor or any entity holding by or through Assignor. Assignor shall provide written notice to Landlord and the Lender of any proposed assignment of this Lease at least thirty (30) days prior to the effective date thereof and an executed copy of the approved agreement of assignment and assumption within thirty (30) days after the execution thereof. To the extent an assignee of this Lease fails to perform on behalf of Assignor the obligations of Tenant hereunder, and Assignor performs such obligations, then Assignor shall be subrogated to the rights of Landlord as against such assignee in respect of such performance.

(b)           Right to Assign; Profits of Sublease. Except as expressly provided below, Tenant shall have the right to sublet all or any portion of the Premises without Landlord’s consent. Except as otherwise provided herein, Tenant shall have the absolute right to retain all rents, excess rents, and profits received by Tenant by reason of subletting. Such right of Tenant shall extend throughout the Term of this Lease and any Renewals Terms or extensions thereof exercised by Tenant. Any assignment or subletting of all or any part of the Premises (each, a “Sublease”) by Tenant shall not relieve Tenant from primary liability hereunder and the obligations of Tenant hereunder shall continue in full force and effect as obligations of a principal and not as a surety or guarantor.

(c)        Approval of Landlord to Sublease Beyond Term. Except for the Parking Deck Lease, Tenant may not sublease all or any part of the Premises for a term which will extend beyond the Current Term without first obtaining the prior written consent of Landlord as to the extension of such Sublease beyond the Current Term, which consent shall not be unreasonably withheld or delayed by Landlord. (For the avoidance of doubt, Landlord’s consent shall not be required in connection with a subleasing which provides a sublease term coterminous with the Current Term and options to extend such sublease term for periods not in excess of any Renewal Term, so long as such extensions for periods not in excess of any Renewal Term are expressly conditioned upon Tenant having first exercised its rights to invoke a Renewal Term(s) under this Lease which correspond in duration with such extension.) In connection with the request for Landlord’s approval, Tenant shall provide Landlord with a specific written report describing the term of the proposed Sublease. Landlord shall have ten (10) Business Days following the receipt of such report to object to the proposed Sublease, by providing Tenant with specific written notice detailing the Landlord’s objections to the proposed Sublease and/or the proposed Sublease’s noncompliance with this paragraph. If Landlord fails to provide such written notice within the above-described period, Landlord will be deemed to have approved said Sublease, provided that the specific written report delivered to Landlord makes specific reference to the “ten (10) Business Days deemed approved” provision set forth in this Section. Upon approval or deemed approval of any such Sublease, Landlord shall promptly execute a nondisturbance and attornment agreement in favor of such subtenant. Landlord agrees to cooperate in good faith to provide such approvals as may be necessary for Tenant to negotiate and enter into any Sublease(s) permitted under this Lease, all in accordance with such standards as Landlord shall reasonably require, and Landlord agrees to respond promptly to such requests at whatever stage in the subleasing process that Tenant may make such requests.

If Landlord provides Tenant with timely written notice that Landlord withholds its consent of a proposed Sublease for reasons permitted above, then Tenant may either (A) elect not to proceed with the Sublease; (B) proceed with the Sublease for a term which does not exceed the Current Term; or (C) proceed with the Sublease for a term which is co-terminous with the Current Term, including rights during any Renewal Terms which Tenant may have the right to exercise, but with such Renewal Terms on the subtenant’s part being contingent upon the actual exercise of the underlying lease Renewal Terms by Tenant.

(d)        Deemed Renewal as to Certain Sublet Premises. Notwithstanding the limitations set forth in Section 2.3 hereof, in the event Landlord approves or is deemed to have approved a Sublease pursuant to subsection (c) above, Tenant shall be deemed to have elected to exercise its renewal option(s) to extend the Current Term throughout the entire initial term of the Sublease, as to the full floor(s) of all non-Retail Space occupied in whole or in part by such subtenant, if the sublet portion of the Premises are not Retail Space, for the minimum number of Renewal Terms and any extensions thereof that would prevent Tenant’s Lease from expiring sooner than such Sublease. Landlord agrees that it shall not impose upon Tenant any charge or fee for its review and approval or disapproval of any proposed Sublease by Tenant. Notwithstanding anything contained in this Section 12.1, the Landlord acknowledges that the term of the Parking Deck Lease is forty (40) years which is nine (9) years beyond the Basic Term. The Landlord agrees that the Basic Term is not or will not be extended pursuant to the terms of this Section 12.1(d) with respect to the Parking Deck Lease, and Landlord will assume all obligations under the Parking Deck Lease in accordance with the terms thereof.

(e)        Landlord’s Attornment to Certain Subtenants. In the event of the expiration or earlier termination of this Lease following the entering into one or more Subleases by Tenant, and provided a non-disturbance and attornment agreement shall have been delivered as provided above, Landlord, or any successor-in-interest thereto, shall be obligated to recognize and honor any Subleases entered into between Tenant and any subtenant which comply with the foregoing provisions of this paragraph, except that any Lender shall be obligated only to the extent such Lender has executed a Subordination, Non-disturbance and Attornment agreement in favor of such subtenant(s) in accordance with the terms of the Loan Documents Such attornment shall provide that the rent payable to Landlord by the Subtenant will not be any less than the rent (including reimbursement for operating costs) required to be paid by Tenant to Landlord.

12.2        Affiliates. Tenant may, from time to time and at any time, without the need for the prior consent of Landlord, but with prior written notice to Landlord, sublet all or any part of the Premises to an Affiliate of Tenant, so long as such transaction is not entered into as a subterfuge to avoid the restrictions relating to assignments and sublettings set forth in this Lease. No assignment or subletting permitted under this Section 12.2 shall relieve Tenant of any of Tenant’s obligations under this Lease, and Tenant shall remain fully and primarily liable as a principal and not as a surety or guarantor (except pursuant to any guaranty executed by Tenant at Lender’s or Landlord’s request) for the faithful performance of all covenants, terms and conditions hereof on the Tenant’s part to be performed. Tenant shall have the absolute right to retain all rents, excess rents and profits received by Tenant by reason of such assignment or subletting.

12.3        Merger, Consolidation or Acquisition. Tenant will not merge, consolidate, sell or otherwise transfer any substantial portion of its assets without Landlord’s prior written consent in each instance unless each of the following conditions are met in full: (i) the surviving entity shall be a corporation, partnership or other entity owned by or owning, directly or indirectly, Carolina Power & Light Company (currently doing business as Progress Energy Carolinas, Inc.) or Progress Energy, Inc. (or any of their successors) and organized and validly existing under the laws of the United States, (ii) the surviving, resulting or acquiring entity shall have assumed in writing the past, current and future obligations and liabilities of Tenant relating to this Lease (which may be by a blanket written assumption of liabilities or by operation of law), (iii) at the time of such merger, consolidation, sale or transfer, no Event of Default, shall have occurred and be continuing, and (iv) immediately after giving effect to such consolidation, merger, sale or transfer, no Event of Default shall have occurred and be continuing; provided, that nothing set forth in this paragraph shall prevent Tenant from exercising any option to purchase expressly granted to Tenant pursuant to this Lease.

The transfer of any voting capital stock of Tenant or the voting capital stock of any corporate entity which directly or indirectly controls Tenant or any interest in a non-corporate entity which directly or indirectly controls Tenant, which transfer results in a change in the direct or indirect voting control of Tenant (whether such transfer occurs at one time or in steps so that, in the aggregate, such a transfer shall have occurred) shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article 12; provided, further, that Tenant shall not be in default under this Lease, and no consent of Landlord shall be required, with respect to an offering of Tenant’s voting stock to the public pursuant to a registered securities offering or the transfer of Tenant’s voting stock on a national securities exchange or through the NASDAQ national market system.

12.4     Additional Requirements Applicable to Sublease and Assignment.

(a)       Insurance Requirements. Each Sublease or assignment shall contain covenants of the subtenant or assignee to provide insurance and waivers of subrogation consistent with those required of Tenant hereunder, and the permitted uses shall be limited to the uses permitted hereunder.

(b)       Restaurant Subtenant or Assignee. The terms and provisions of any Sublease to a restaurant or food service facility shall fully comply with Section 5.3 of this Lease.

(c)       Secondary and Subordinate. Except as otherwise expressly provided herein, each sublease will be subject, secondary and subordinate to this Lease and to Tenant’s possessory interest in the Premises under this Lease, and in no event will any sublease be construed as a direct lease or other obligation between Landlord and any sublessee except as provided in Section 12.l(c).

(d)       Rent Rolls. At any time that Tenant’s Rating is not Investment Grade, or if an Event of Default has occurred and is continuing, Tenant shall deliver to Landlord and Lender upon request, but no more often than quarterly, a rent roll certified by an officer of Tenant of all subtenants of the Premises, specifying the date of the sublease and all amendments, name of subtenant, size of space, term of sublease, rent, options and such other information as reasonably requested by Landlord or Lender. Tenant will deliver copies of any or all subleases and amendments to Landlord and Lender upon request.

(e)       Landlord’s Rights. Landlord shall be named a third party beneficiary of all subtenants’ obligations under any subleases. Each sublease, shall contain a provision pursuant to which Landlord may elect, in its sole discretion, to cause the subtenant under such sublease to attorn to Landlord following termination of this Lease before the end of the Basic Term or any Renewal Term.

12.5     Landlord’s Right to Assign. Landlord shall have the right to sell, encumber, convey, transfer, and/or assign any of its interest, rights and obligations under the Lease or in the Premises, subject to the further provisions of Section 36.13.

12.6     Occupancy; License By Others. Tenant may allow any person or company which is a client of Tenant or which is providing services to Tenant or one of Tenant’s clients to occupy certain portions of the Premises without Landlord’s consent and without such occupancy being deemed an assignment or Sublease as long as such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 12. Any such occupancy shall not survive the expiration or termination of the Lease. Tenant agrees to require appropriate certificates of insurance from all such occupants related to their personal property located in the Premises and commercial general liability policies covering their subpremises.

12.7     Requirements and Conditions. Each subtenant, assignee, and occupant shall fully observe all covenants of this Lease, including without limitation, the provisions of Article 5 of this Lease, and no consent by Landlord to an assignment or Sublease shall be deemed in any manner to be a consent to a use not permitted under Article 5 or a consent to any further assignment or subletting. Except for subleases surviving the Term of this Lease as set forth in Section 12.1(d) above and then only with respect to the portion of the Sublease term which extends beyond the Term of this Lease, no assignment or subletting by Tenant shall relieve Tenant of any of Tenant’s obligations under this Lease, and Tenant shall remain fully and primarily liable (as a principal and not merely as a surety, except pursuant to any guaranty executed by Tenant at Lender’s or Landlord’s request) for the faithful performance of all covenants, terms and conditions hereof on the Tenant’s part to be performed, including without limitation the payment of Rent as and when due hereunder.

12.8     Event Revenues for Common Areas. For so long as Tenant shall lease all of the rentable area of the Project, Tenant shall have the sole and exclusive right to designate event space within the Common Areas, to approve all events proposed for the Common Areas, and to collect all revenues from same.

ARTICLE 13. — INSURANCE

13.1     Tenant’s Insurance. Tenant shall have the insurance obligations set forth herein and in Exhibit H hereto at all times from and after the Lease Commencement Date and throughout the Term. In the event that any of such provisions of Exhibit H are inconsistent with the provisions of this Article XIII, then such provisions of Exhibit H shall control.

(a)       Liability Insurance. Tenant shall obtain and keep in full force a policy of commercial general liability insurance for personal injury, death and property damage (including but not limited to automobile, personal injury, broad form contractual liability, Tenant’s contractors protective and broad form property damage) under which Landlord and Lender are shown as additional insureds and under which the insurer waives subrogation as to Landlord’s and Tenant’s agents and the Property Manager. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than $25,000,000. The policy shall, if such is available on a commercially reasonable basis, contain a cross liability endorsement and shall be primary coverage for Tenant and Landlord for any liability arising out of Landlord’s and its agents use, occupancy or maintenance of the Premises and the Building and all areas appurtenant thereto, and Tenant’s use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall provide that it is primary insurance and not “excess over” or contributory. The policy shall contain a severability of interest clause. Tenant shall have the right to determine appropriate deductibles, in its sole discretion, so long as Tenant (or its permitted successors and assigns) shall retain the insurance obligations under this Lease and shall maintain an Investment Grade Rating.

(b)       Tenant’s Property Insurance. Tenant at its cost shall maintain on all of Tenant’s Property, in, on, or about the Premises, an “all risk” property policy covering not less than one hundred percent (100%) of the full replacement cost valuation, under which Tenant is named as the insured but subject to such deductibles as Tenant shall deem appropriate. The proceeds from any such policy shall be used by Tenant for the replacement of such Tenant’s Property.

(c)     Tenant’s Obligation to Insure Premises. During the Term of the Lease, Tenant shall obtain and maintain in effect at all times fire and hazard “all risk” insurance covering one hundred percent (100%) of the full replacement cost valuation of the Premises in the event of fire, lightning, windstorm, vandalism, malicious mischief and any other risks specified on Exhibit “L” and all other risks normally covered by “all risk” policies carried by landlords of first-class buildings in the Raleigh, North Carolina market area. Tenant shall have the right to determine the appropriate deductible, in its sole discretion (but in no event more than $3,000,000), so long as (a) Tenant or Progress Energy, Inc. (or their successors) shall agree to provide the insurance coverages and obligations required under this Lease in the amount of any deductibles, not to exceed $3,000,000 for any policy of insurance, as a result of either being a Tenant or a surety of the Tenant’s insurance obligations under this Lease and (b) Tenant Rating is Investment Grade. In the event the requirements set forth in the preceding sentence are not satisfied, such policies shall not have any deductible in excess of $500,000. Any policy of insurance required pursuant to this subsection (c) shall provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted with the Landlord and the Tenant, provided that no Event of Default has occurred and is continuing; otherwise, such proceeds shall be adjusted solely with the Landlord, and shall be payable in accordance with Section 14.1 hereof.

(d)     Insurance Criteria. All the insurance required to be maintained by Tenant under this Lease shall:

 (i)     Be issued by insurance companies with a financial rating of at least A-/X for any property insurance and A-/X for any liability insurance as rated in the most recent edition of Best’s Insurance Reports;

 (ii)     Be issued as a primary policy;

 (iii)     Require thirty (30) days’ written notice from the insurance company to Landlord and to Landlord’s lender before cancellation or any material change in the coverage, scope or amount of any policy; and.

 (iv)     Landlord and Lender shall be named as additional insured or loss payees, as their interests may appear, for each insurance policy required to be maintained by Tenant, with all proceeds under any policy to be paid in accordance with the provisions of this Lease.

Notwithstanding the foregoing, all of the insurance requirements set forth herein on the part of Tenant to be observed shall be deemed satisfied if the risk to be insured is covered by a blanket insurance policy insuring all or most of Tenant’s facilities, and provided that the coverage attributable to the Premises and the other properties required to be insured by Tenant under such blanket insurance policy equals or exceeds the applicable requirements set forth in this Lease and the coverage for the Premises is not subject to reduction because of any loss or event relating to any other facility or property.

(e)    Evidence of Coverage. Tenant shall furnish Landlord with a certificate of insurance, prior to the date that Tenant or any of its contractors or agents first enters upon any portion of the Premises in order to commence the Interior Improvements, but in no event later than the Lease Commencement Date, and on renewal of the policy a certificate of insurance listing the insurance coverages required hereunder or under the Loan Documents and naming Landlord, and any other parties required to be insured under the terms of this Lease, specifically including the Lender, as additional insured and shall deliver such certificate of insurance to Landlord, not less than thirty (30) days before the expiration of the term of the policy.

(f)     Certificates of Insurance. Certificates of such insurance shall be delivered to Landlord and Lender, and any additional insureds upon execution of this Lease and any renewals or extensions of said policies or certificates of insurance shall be delivered to Landlord and Lender at least thirty (30) days prior to the expiration or termination of such policies. Upon request of Landlord or Lender, Tenant shall provide copies (certified as true and correct by Tenant’s risk manager) of those portions of any policy requested covering all aspects of how a claim can or may be made under such policy, within thirty (30) days of request. In the alternative, Tenant may provide a certificate from its insurance broker setting forth all of the foregoing, in form and substance reasonably satisfactory to Landlord and Lender

ARTICLE 14. — LOSS, DAMAGE, DESTRUCTION AND TAKING

14.1   Risk of Loss on Tenant.

(a)     After the Lease Commencement Date, Tenant hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisitions or commandeering, partial or complete, of or to the Project, however caused or occasioned, and whether or not insured, such risk to be borne by Tenant with respect to the entire Project, including the Premises and the Parking Deck. No occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Tenant under this Lease to pay Rent, including the Facility Payment, Annual Base Rent, Operating Expenses, Supplemental Rent, Taxes or Personal Property Taxes or any other amounts pursuant to Article 3 hereof as they become due, or to perform any of its other obligations hereunder as and when required except as herein expressly provided.

(b)     Tenant shall give Landlord and Lender prompt written notice of any Casualty or Taking, describing in reasonable detail the circumstances of such Taking or Casualty and the damage to or loss of the Project.

14.2   No Notice of Termination.

(a)     The provisions of this Section 14.2 shall not apply if Tenant delivers a Tenant’s Termination Notice and this Lease is actually terminated pursuant to Section 14.3 hereof.

(b)     In the absence of the occurrence of an Event of Default by Tenant that is continuing beyond any applicable cure periods:

 (i)     Tenant shall be entitled to receive (and Landlord hereby irrevocably assigns to Tenant all of Landlord’s right, title and interest in, and agrees to turn over to Tenant), subject to Tenant’s obligation to restore, any award, compensation, insurance proceeds or other payment to which Tenant may become entitled by reason of its leasehold interest in the Premises, Tenant’s Property, moving expenses, good will, and any separate award made to Tenant as reimbursement for defeasance payments, make whole premiums or other extraordinary costs incurred by Tenant hereunder, (i) if the Project, including the Premises and the Parking Deck, or any portion thereof, is damaged or destroyed by fire or other casualty or cause in an amount in excess of any applicable deductibles (a “Casualty”), or (ii) by reason of any taking by condemnation or by sale or conveyance in lieu of condemnation, of the Project, including the Premises and the Parking Deck, or any portion thereof (a “Taking”); provided however that if any such amounts are or would be received at a time when either an Event of Default shall have occurred and be continuing or Tenant’s Rating is not Investment Grade, then all such amounts shall be paid to Lender to be disbursed in accordance with the terms of the Mortgage.

(ii)     Tenant shall be entitled to receive, subject to Tenant’s obligation to restore, all other amounts paid or payable for any Casualty or Taking of all or any portion of the Premises, less any amounts paid or payable for Landlord’s Equipment (if any) (the amounts received for any Casualty, less such amounts as are payable for Landlord’s Equipment, are referred to as the “Net Casualty Award” and the amounts received for any Taking, less such costs and expenses, are referred to as the “Net Taking Award”). No award for any partial or entire Taking shall be apportioned and Landlord assigns to Tenant any Net Taking Award together with all rights of Landlord to such award including, without limitation, any award or compensation for the value of all or any part of the leasehold estate.

(iii)     The Net Casualty Award or the Net Taking Award and any and all other awards received with respect to the Casualty or Taking shall be applied in accordance with the provisions of this Lease for the actual cost of repair, restoration, rebuilding or replacement by Tenant of the Improvements damaged by such Casualty or Taking (collectively, “Cost To Repair”) If the Net Casualty Award or the Net Taking Award and any and all other awards received with respect to the Casualty or Taking are not sufficient to complete the repair, restoration, rebuilding or replacement of the Project or any portion of the Project damaged by such Casualty or Taking, the Tenant shall be liable to pay the shortfall.

(iv)     Upon any Taking or Casualty, and regardless of the extent to which such Taking or Casualty is insured, Tenant shall, at its sole cost and expense, within one hundred twenty (120) days of the occurrence of such Casualty or Taking, enter into a contract with an architect and/or engineer (the “Restoration Contracts”) to restore, repair, replace and/or rebuild the Project as provided in this Section 14.2. Each Restoration Contract shall include a schedule for completion for all restoration, repair, replacement and/or rebuilding therein provided for. Tenant shall cause the contractors under such Restoration Contracts to proceed with diligence and promptness, and in all cases within time periods set forth in the Restoration Contracts, to carry out any demolition and to restore, repair, replace and/or rebuild the Project, as nearly as practicable, to a configuration, condition and fair market value as existed immediately prior to such Taking or Casualty Upon completion of the restoration, repair, replacement and/or rebuilding of the Project (including any upgrades or redesign as Tenant shall require (subject to Landlord’s reasonable approval and to Lender’s approval if required by the Loan Documents) to bring the Project up to current standards of Tenant and to reflect any changes in use as may be permitted by this Lease and reasonably deemed necessary to Tenant’s efficient occupancy of the Premises), Tenant shall be entitled to retain such portion of the Net Casualty Award or Net Taking Award, if any, which was not used by Tenant in the restoration, repair, replacement and/or rebuilding of the Project; provided that if at the time of receipt thereof an Event of Default shall have occurred and be continuing or Tenant’s Rating is not Investment Grade, such amounts shall be paid to Lender to be applied in accordance with the terms of the Mortgage. Each repair or restoration pursuant to this Section 14.2(b) shall be undertaken and completed in a good and workmanlike manner and in compliance in all material respects with all Applicable Laws then in effect with respect to the Project and the Restoration Contracts, and in compliance with the provisions of Article 7 hereof.

 (v)     During the Term hereof, Tenant may, at its cost and expense, in its own name or in the name and on behalf of Landlord and Lender, appear in any proceeding or other action relative to a Casualty or Taking to negotiate, accept and prosecute any claim for any award, compensation, insurance proceeds or other payment on account of such Casualty or Taking and to cause any such award, compensation, insurance proceeds or other payment to be paid to Tenant in accordance with the provisions of this Section 14.2. Tenant shall use its commercially reasonable efforts to achieve the maximum award or other recovery obtainable under the circumstances. Any negotiated awards, settlements or recoveries shall be subject to Landlord’s and Lender’s prior approval, which approvals shall not be unreasonably withheld, conditioned or delayed. Landlord and Lender may appear in any such proceeding or other action, in a manner consistent with the foregoing, and the reasonable costs and expenses of any such appearance shall be borne by Tenant.

(c)     If an Event of Default by Tenant has occurred and is continuing beyond applicable cure periods or Tenant’s Rating drops below Investment Grade:

 (i)     Landlord and Lender shall have the right (but not the obligation) to appear, at Tenant’s expense, in any proceeding or other action relative to a Casualty or Taking, and to negotiate, accept and prosecute in their sole discretion any claim for any award, compensation, insurance proceeds or other payment on account of such Casualty or Taking without the approval of Tenant. Tenant shall be deemed to have assigned to Landlord and Lender any award, compensation, insurance proceeds or other payments to which Tenant would otherwise be entitled hereunder.

 (ii)     The Net Casualty Award or the Net Taking Award and any and all other awards received with respect to the Casualty or Taking then or thereafter made shall be paid to the Lender, if the Loan has not been paid in full and the Mortgage discharged as of the date such awards are received, or the Landlord and Lender may, but shall not be obligated to apply such award in accordance with the provisions of this Lease for the actual cost of repair, restoration, rebuilding or replacement of the portion of the Project damaged by such Casualty or Taking. If the Net Casualty Award or the Net Taking Award and any and all other awards received with respect to the Casualty or Taking are not sufficient to complete the repair, restoration, rebuilding or replacement of the portion of the Project damaged by such Casualty or Taking, the Tenant shall be liable to pay the shortfall.

(d)     Notwithstanding the provisions of Sections 14.2(a)-(c) or any other provisions of this Lease, the provisions of the Mortgage and the other Loan Documents with respect to the payment and disbursal of any insurance proceeds, Net Casualty Award and Net Taking Award shall govern the receipt and disbursement thereof.

14.3    Tenant’s Termination Notice.

(a)    If an Event of Loss occurs, Tenant may elect to give Landlord and Lender a written notice (“Tenant’s Termination Notice”) within ninety (90) days of the occurrence of such Event of Loss (but in no event thereafter) setting forth Tenant’s intention to terminate the Lease and Tenant’s irrevocable and unconditional offer (“Offer”) to buy the Project from Landlord for the Purchase Price as defined in Section 14.3(c)(vi). Any Tenant’s Termination Notice that fails to explicitly set forth such Offer shall be deemed to include such Offer. An “Event of Loss” shall be deemed to occur if (i) with respect to a Casualty, the Project is totally or partially damaged or destroyed from such Casualty and the cost to restore the same exceeds $35,000,000; or (ii) with respect to a Taking, at least 30% of the Rentable Area of the Building is taken or is rendered permanently inaccessible for its intended purposes or (iii) with respect to a Casualty or Taking, the Project cannot be restored or repaired as required by the provisions of this Lease within two (2) years from the occurrence of the Casualty or Taking or in any event prior to the end of the Basic Term or any then exercised Renewal Term. If Tenant does not deliver a Tenant’s Termination Notice as described above, this Lease shall not terminate by reason of the Event of Loss, the provisions of this Section 14.3 shall not apply, and the other provisions of this Article 14 shall govern. Except as expressly provided in this Section 14.3, Tenant shall have no right to terminate this Lease upon a Casualty or Taking, and no right to abatement or reduction of Rent or any other modification or reduction of its obligations (regardless of loss of all or any portion of the Premises through Taking or Casualty) and Tenant waives the provisions of any present or future Applicable Law to the contrary.

(b)     If Landlord elects to reject Tenant’s Offer, Landlord shall give notice thereof to Tenant within thirty (30) days after receipt of Tenant’s Termination Notice. No election to reject by the Landlord at a time when any amounts or obligations remain outstanding under the Loan Documents shall be effective unless accompanied by the written consent of the Lender. If Landlord fails to so reject an Offer or purports to reject an Offer without Lender’s consent such Offer shall be deemed accepted. If an Offer is rejected by Landlord with Lender’s written consent, the Lease shall terminate on the Closing Date (as defined below) as if that date were the natural expiration date of this Lease, and the entire Net Casualty Award or Net Taking Award and any and all other awards received with respect to the Event of Loss then or thereafter made shall be paid to Landlord. Notwithstanding anything to the contrary herein, If the Loan has not been paid in full and the Mortgage discharged at the time Landlord elects to reject an Offer, such rejection shall be effective only if it is consented to in writing by the Lender.

(c)     If Landlord accepts or is deemed to accept Tenant’s Offer:

(i)     The Purchase Price shall be paid as hereinafter provided and Tenant shall be entitled to and shall receive the Net Casualty Award or the Net Taking Award and any and all other awards with respect to the Event of Loss then or thereafter made and Landlord shall assign without recourse (or in case of any award previously made, deliver to Tenant on the Closing Date) all such awards as may be made with respect to the Event of Loss.

(ii)     The purchase and sale of the Project shall close on the Closing Date at 12:00 noon local time at the local office of Landlord’s counsel (as set forth in the notice provision of this Lease unless Tenant notifies Landlord to the contrary), or at such other time and place as the parties hereto may agree.

  (iii)     The Term shall be extended to and including the Closing Date and shall end on the Closing Date as if that date were the natural expiration date of this Lease.

  (iv)     Tenant shall pay the Purchase Price (without deduction, setoff or counterclaim) by transferring immediately available funds in the amount of such Purchase Price to such account or accounts in such bank or banks as Landlord shall designate, upon delivery of a special warranty deed conveying the Project (or the remainder thereof, if any) and all other required documents including an assignment, without recourse, of the Net Casualty Award or the Net Taking Award and all other awards with respect to the Event of Loss.

  (v)     The “Closing Date” shall be the first Business Day of any calendar month that occurs at least thirty (30) days and no more than within sixty-one (61) days after the date Tenant’s Termination Notice is given.

  (vi)     The “Purchase Price” shall be equal to the sum of (i) the Stipulated Loss Value as of the Closing Date, plus (ii) all other amounts which may be due and owing to Landlord or Lender as of the Closing Date by reason of any Event of Default by Tenant, plus (iii) all Rent payable by Tenant with respect to the period through and including the Closing Date, plus (iv) all costs of closing. During the Basic Term, “Stipulated Loss Value” shall mean, as of the first Business Day of any calendar month, the amount so designated set forth opposite such month in Exhibit I to this Lease, plus the Make-Whole Premium and any other amounts due Lender under the Loan Documents

  (vii)     The Premises shall be sold “AS IS” in its then present condition, subject to (a) the state of the title thereto existing as of the Closing Date (other than defects in, or exceptions to, title, if any, created by Landlord, but including liens created by the Loan Documents and any Permitted Liens), (b) any state of facts which an accurate survey or physical inspection might show, (c) all Applicable Laws, (d) any violations of Applicable Laws which may exist as of the Closing Date, (e) the presence of any Hazardous Materials at or under the Premises or at or under any property in the vicinity of the Site, or (f) any other conditions or state of facts that may affect the Project, including without limitation those described in clauses (a) through (s) of Section 36.12.

14.4     Reaffirmation of Lease. Upon the occurrence of any Casualty to or Taking of all or any portion of the Project and provided that either Tenant does not have the right hereunder to terminate this Lease as a result of such Casualty or Taking or Tenant does have the right hereunder to terminate this Lease but has elected not to (or has failed to) terminate this Lease as provided and within the time frame granted herein, either Landlord or Tenant shall thereafter, within ten (10) days after receipt by such party of a written request therefor from the other party, provide such other party with a written reaffirmation of this Lease, including an acknowledgment that Tenant does not have the right to terminate this Lease as a result of such Casualty or Taking or that Tenant had the right to terminate this Lease but has elected not to (or has failed to) terminate this Lease as herein provided.

ARTICLE 15. — LANDLORD AND TENANT REPRESENTATIONS AND COVENANTS

15.1     Representations and Warranties of Tenant. Tenant represents and warrants to Landlord that the following are true and correct as of the Effective Date:

(a)       Due Organization. Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. is a corporation duly organized, validly existing and in good standing in the State of North Carolina. Tenant has the corporate power and authority to conduct its business as now conducted, to own or hold under lease its property, to lease the Premises and to enter into and perform its obligations under the Lease Operative Documents to which it is or is to become a party.

(b)       Due Authorization; No Conflict. Each of the Lease Operative Documents to which Tenant is a party has been duly authorized by all necessary corporate action on the part of Tenant and has been duly executed and delivered by Tenant, and the execution, delivery and performance thereof by Tenant will not, (i) require any approval of the stockholders of Tenant or any approval or consent of any trustee or holder of any indebtedness or obligation of Tenant, or of any other third party, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Tenant or (iii) contravene or result in any breach of or constitute any default under Tenant’s charter or by-laws or other organizational documents, or any indenture, judgment, order, decree, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Tenant is a party or by which Tenant is bound, or result in the creation of any Lien (other than pursuant to the Lease Operative Documents) upon any of the property of Tenant.

(c)       Governmental Approvals. All governmental approvals required in connection with the execution, delivery and performance by Tenant of the Lease Operative Documents to which it is a party, have been or will have been obtained, given or made, including, without limitation, obtaining all approvals from any federal or state regulatory authorities.

(d)       Investment Company. Tenant is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(e)       Securities Act. Tenant has not offered any interest in the Site, the Project or the Lease, or any similar securities of Tenant to, or solicited any offer to acquire any of the same from, any Person, in violation of Section 5 of the Securities Act of 1933, nor has it authorized any Person to take any such action, and Tenant has not taken any action that would subject any interest in the Site, the Project, the Loan, or the Lease to the registration requirements of Section 5 of the Securities Act of 1933. Nothing herein is intended to imply or shall be construed to suggest that the interests in Landlord constitute securities.

(f)       Bankruptcy. No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Tenant, and Tenant has not made a general assignment for the benefit of creditors.

(g)       Tax Filings. All tax returns and reports of Tenant required by law to be filed with respect to the Site have been duly filed, and all taxes, interests and penalties assessed by any

Governmental Authority upon the Site or Tenant (with respect to the Site), which are due and payable, have been paid, except to the extent being contested in good faith by the Tenant.

(h)        Solvency. Taking into account the transfers to occur on the Effective Date, Tenant shall be solvent and shall not be rendered Insolvent as a result of this transaction.

(i)         Debts and Liabilities. The Tenant is able to realize upon its property and pay its debts and other liabilities (including contingent and unliquidated liabilities) as they mature in the normal course of business; the Tenant does not intend to, and does not believe that it will incur debts or liabilities beyond the Tenant’s ability to pay as such debts and liabilities become due; and Tenant is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Tenant’s remaining assets are unreasonably small in relation to such business or transaction.

(j)         ERISA. The Tenant is not an “employee benefit plan” as defined in Section 3(3) of ERISA or a “plan” as defined in Section 4975(e)(i) of the Code. No part of the funds to be used by Tenant in satisfaction of its obligations under any of the Lease Operative Documents are the assets of any such “employee benefit plan” (or its related trust).

15.2      Representation and Warranties of Landlord:

(a)        Due Organization. Landlord is a national banking association duly organized, validly existing and in good standing. Landlord has the trust power to conduct its business as now conducted, to own or hold under lease its property as Trustee under the Trust Agreement, to lease the Project and to enter into and perform its obligations under the Lease Operative Documents to which it is or is to become a party in its capacity as such Trustee.

(b)        Due Authorization; No Conflict. Each of the Lease Operative Documents to which Landlord is a party has been duly authorized by all necessary trust action on the part of Landlord and has been duly executed and delivered by Landlord, and the execution, delivery and performance thereof by Landlord will not (i) contravene any Applicable Law binding on Landlord, or (ii) contravene or result in any breach of or constitute any default under Landlord’s trust agreement or other organizational documents, or any indenture, judgment, order, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Landlord is a party or by which Landlord is bound, or result in the creation of any Lien (other than pursuant to the Lease Operative Documents) upon any of the property of Landlord.

ARTICLE 16. — DEFAULTS

16.1      Default by Tenant. Each of the following shall be an “Event of Default” by Tenant and a material breach of the Lease, entitling Landlord to exercise all remedies which may be available to Landlord hereunder, in equity or at law, including, without limitation, those remedies set forth in Section 17.1 hereof:

(a)        Tenant shall fail to pay the Facility Payment as and when required under Section 3.3(b) hereof or any monthly installment of Annual Base Rent or Supplemental Rent on or before the time set forth in Section 3.1, and any such failure continues uncured for a period of fifteen (15) days.

(b)        Tenant shall fail to make any other payment owed by Tenant under this Lease within ten (10) days after written notice from Landlord notifying Tenant of its failure to pay.

(c)        Tenant or any surety of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding.

(d)        A proceeding is commenced against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been withdrawn or dismissed within sixty (60) days after the commencement thereof.

(e)        A receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant, and such receivership or trusteeship shall not be withdrawn or dismissed within sixty (60) days following such appointment.

(f)        Tenant shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under the Lease that Tenant is obligated to observe or perform, other than those described in subparagraphs (a) and (b) of this Section 16.1, for a period of thirty (30) days after notice to Tenant of said failure; provided however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under the Lease if Tenant shall commence the cure of such default so specified within said thirty (30) day period and shall diligently prosecute the same to completion.

ARTICLE 17. — LANDLORD’S REMEDIES AND RIGHTS

17.1      Remedies. Upon the occurrence and during the continuance of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever:

(a)        the Landlord may, by written notice to the Tenant, and subject to the Lender’s consent if required by the Loan Documents, terminate this Lease as of the date specified in such notice (“Termination Date”), in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other Person who may be occupying said Premises or any part thereof, by legal force, if necessary, without being liable for prosecution or any claim of damages therefor, Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of Tenant’s breach or default and/or Landlord’s termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including reasonable attorney’s fees and court costs. As liquidated and agreed damages for the period beyond the Termination Date (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), Tenant shall pay Landlord, on demand, an amount equal to the excess, if any, of (i) the aggregate of all Annual Base Rent, Supplemental Rent and all other Rent and charges which would be payable under this Lease, in each case from the Termination Date for what is or would have been, in the absence of such termination, the then unexpired Lease Term, discounted at a per annum rate equal to the TCMP, over (ii) the amount of such rental loss as Tenant proves could be reasonably avoided, discounted at a per annum rate equal to the TCMP. In no event will Landlord be obligated to pay any amount to Tenant or otherwise account to Tenant if the amount specified in clause (ii) of the preceding sentence exceeds the amount specified in clause (i) of the preceding sentence. Notwithstanding anything to the contrary herein , (i) no reletting, reentry or taking of possession of the Premises by the Landlord will be construed as an election on the Landlord’s part to terminate this Lease unless a written notice of such intention is given to the Tenant, (ii) notwithstanding any reletting, reentry or taking of possession, the Landlord may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and (iii) no act or thing done by the Landlord or any of its agents, representatives or employees and no agreement accepting a surrender of the Premises shall be valid unless the same be made in writing and executed by the Landlord;

(b)        the Landlord may terminate Tenant’s right of possession (but not this Lease) and enter upon and take possession of the Premises and expel or remove Tenant and any other Person who may be occupying said Premises or any part thereof, by entry (including the use of legal force, if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such commercially reasonable alterations, redecorations and repairs as, in Landlord’s judgment, may be necessary to relet the Premises, and Landlord may relet the Premises or any portion thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be for a term less than or extending beyond the Term) and at such rental or rentals and upon such other terms as Landlord reasonably may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord at any time and from time to time, upon Landlord’s demand, the deficiency, if any, between all Rent reserved hereunder for the period covered by Landlord’s demand and rentals actually received by Landlord from reletting for the period covered by Landlord’s demand (or, if Landlord has not relet for such period, the amount of such rental loss Tenant proves could be reasonably avoided). Tenant shall be liable for Landlord’s reasonable expenses in redecorating and restoring the Premises and all reasonable costs incident to such re-letting or attempts to relet, including broker’s commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord for any period in excess of the amounts due by Tenant hereunder for such period. The provisions of this Section 17.1(b) shall operate as a notice to quit and shall be deemed to satisfy any other requirement or provisions of Applicable Laws which may require the Landlord to provide a notice to quit or of the Landlord’s intention to re-enter the Premises and any such requirements or provisions are hereby waived by the Tenant;

(c)        Landlord may enter upon the Premises without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this

Lease other than pay Rent on an accelerated basis; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys’ fees which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including interest at the Contract Rate computed from the date incurred by Landlord), and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees. Any performance by Landlord of Tenant’s obligations shall not waive or cure such default.

(d)        the Landlord may exercise any other right or remedy that may be available to it under this Lease, Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period of this Lease, and such suits shall not in any manner prejudice the Landlord’s right to collect any such damages for any subsequent period of this Lease, or the Landlord may defer any such suit until after the expiration of the Term or the then-current Renewal Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term, or the then-current Renewal Term.

(e)        the Landlord may retain and apply against the Landlord’s damages, all sums which the Landlord would, absent such Event of Default, be required to pay to, or turn over to, the Tenant pursuant to the terms of the Lease.

(f)        At any time after the occurrence of an Event of Default, whether or not Landlord shall have collected any damages pursuant to this Section 17.1, Landlord (subject to the provisions of the last sentence of this Section 17.1(f)) shall have the right to sell to Tenant, and Tenant shall be obligated to purchase from Landlord, all of Landlord’s interest in the Premises for a purchase price (“Default Sale Purchase Price”) equal to the sum of (i) the outstanding principal balance of the Loan and all accrued interest thereon, together with the Make-Whole Premium and all other amounts payable to Lender as of the Default Sale Closing Date (defined below), plus (ii) all other amounts which may be due and owing to Landlord or Lender as of the Default Sale Default Sale Closing Date by reason of any Event of Default by Tenant, plus (iii) all Rent payable by Tenant with respect to the period through and including the Default Sale Closing Date, plus (iv) all costs of closing. Landlord may exercise its right under this Section 17.1(f) by giving Tenant written notice thereof (a “Default Sale Option Notice”). The purchase and sale of the Project shall close on the date (“Default Sale Closing Date”) specified by Landlord in the Default Sale Option Notice (which Default Sale Closing Date may be extended from time to time by Landlord in its sole discretion) at 12:00 noon local time at the local office of Landlord’s counsel (as set forth in the notice provision of this Lease unless Landlord notifies Tenant to the contrary), or at such other time and place as Landlord may specify in writing. The Term shall be extended to and including the Default Sale Closing Date and shall end on the Default Sale Closing Date. Tenant shall pay the Purchase Price (without deduction, set-off or counterclaim) by transferring immediately available funds in the amount of such Default Sale Purchase Price to such account or accounts in such bank or banks as Landlord shall designate, upon delivery of a special warranty deed conveying the Project to Tenant. The Premises shall be sold “AS IS” in its then present condition, subject to (a) the rights of any parties in possession thereof (other than rights, if any, granted by Landlord), (b) the state of the title thereto existing as of the Default Sale Closing Date (other than defects in, or exceptions to, title, if any, created by

Landlord but including liens created by the Loan Documents and any other Permitted Liens), (c) any state of facts which an accurate survey or physical inspection might show, (d) all Applicable Laws, (e) any violations of Applicable Laws which may exist as of the Default Sale Closing Date, (f) the presence of any Hazardous Materials at or under the Premises or at or under any property in the vicinity of the Site, or (g) any other conditions or state of facts that may affect the Project, including without limitation those described in clauses (a) through (s) of Section 36.12. Without limiting any of Landlord’s other rights and remedies hereunder, Landlord will be entitled to specific performance to enforce its rights under this Section 17.1(f). Notwithstanding anything to the contrary herein, the rights of Landlord under this Section 17.1(f) may only be exercised after the Project has been transferred to Lender or an Affiliate of Lender through foreclosure under the Loan Documents or by deed in lieu of foreclosure.

17.2      Remedies Not Exclusive. The rights and remedies of Landlord set forth herein are not exclusive, and Landlord may exercise any other right or remedy available to it under this Lease, at law or in equity, including, without limitation, injunctive relief of all varieties, except as otherwise expressly set forth herein. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or an election of remedies.

17.3      Enforceability. The provisions of this Article 17 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant’s right of occupancy, Tenant and Landlord hereby agree that only unequivocal written notice of such termination, delivered in accordance with Article 31 herein, shall be sufficient to evidence and effect the termination therein provided for.

ARTICLE 18. — INDEMNITIES AND ATTORNEYS’ FEES

18.1      Attorney Fees. If either Landlord or Tenant commences or engages in any action or litigation or arbitration against the other party arising out of or in connection with this Lease, the Premises or the Project, including but not limited to, any action for recovery of any payment owed by either party under the Lease, or to recover possession of the Premises, or for damages for breach of the Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and other costs incurred in connection with the action and in preparation for said action.

18.2      General Indemnification.

(a)        Tenant hereby assumes liability for, and indemnifies, and agrees to protect, defend (by counsel reasonably satisfactory to the Indemnitee), save and keep harmless each Indemnitee, from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees), whenever they may be suffered or incurred by, imposed on or asserted against any Indemnitee, arising out of or relating to any of the following after the Lease Commencement Date: (i) the acquisition, ownership, construction, operation, maintenance, use, possession, lease, sublease, condition, maintenance, repair, replacement, alteration or reconstruction of the Project whether before or after the Effective Date of this Lease (including, without limitation, latent and other defects, whether or not discoverable by any Indemnitee or by Tenant and any claim arising under the strict liability theory in tort), (ii) injury to or death of any person, or damage to or loss of property, on or about the Project or any adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof; (iii) any act or omission of Tenant or its agents, employees, contractors, assignee, subtenants, licensees, or invitees, (iv) any representation or warranty made by Tenant in any of the Lease Operative Documents shall be materially false as of the date made, (v) the non-compliance of the Project with Applicable Laws (including Environmental Laws), (vi) any Remedial Action, assessment, containment, monitoring, treatment and/or removal of any and all Hazardous Materials from all or any portion of the Project or any surrounding areas over which Tenant has responsibility or to which Hazardous Materials may migrate from the Project, the cost of any actions taken in response to a Release or threat of release of any Hazardous Materials on, in, under, relating to or affecting any portion of the Project or any surrounding areas over which Tenant has responsibility or to which Hazardous Materials may migrate from the Project to prevent or minimize such Release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Project or any surrounding areas over which Tenant has responsibility or to which Hazardous Materials may migrate from the Project, (vii) an Event of Default or any breach or violation of this Lease by Tenant or anyone by, through or under Tenant, (viii) any litigation, suit, cause of action, writ, decree, injunction, order, judgment, proceeding or claim now or hereafter asserted against the Project, Landlord (by virtue of its ownership of or leasing the Project), or Tenant with respect to the Project or this Lease and (ix) all Taxes for which Tenant is responsible under Section 4.2. Tenant acknowledges that the foregoing includes any costs incurred by Landlord or the Lender in performing any inspections of the Project if such inspection reveals a violation by Tenant of this Lease. Tenant shall not be required to indemnify any Indemnitee under this Section 18.2 for any claim to the extent resulting from (A) the willful misconduct or gross negligence such Indemnitee, and (B) any amounts payable under the Loan Documents unless such amounts are payable by Tenant under this Lease as Supplemental Rent or any other Lease Operative Documents. Tenant shall be entitled to credit against any payments due under this Section 18.2 any insurance recoveries or other reimbursements if, as, when and to the extent actually received by the Indemnitee to be indemnified in respect of the related claim under or from insurance paid for, directly, by Tenant or assigned to Landlord by Tenant, to the extent such insurance recoveries exceed such Indemnitee’s costs and expenses incurred in recouping such insurance recovery.

(b)        In case any claim shall be made or brought against any Indemnitee, such Indemnitee shall give prompt notice thereof to Tenant; provided that failure to so notify Tenant shall not reduce Tenant’s obligations to indemnify any Indemnitee hereunder unless and only to the extent such failure results in additional liability on Tenant’s part. Such Indemnitee shall be entitled, acting through counsel selected by Tenant (and reasonably satisfactory to such Indemnitee), to participate in, and, to the extent that such Indemnitee desires to assume and control, in consultation with Tenant, the negotiation, litigation and/or settlement of any such claim (subject to the provisions of the last sentence of subparagraph (c) of this Section 18.2). Such Indemnitee may (but shall not be obligated to) participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Tenant in accordance with the foregoing. Notwithstanding anything to the contrary herein, if such Indemnitee shall determine (in its reasonable discretion) that a conflict of interest exists between Tenant and such Indemnitee, or that by using counsel selected by Tenant Indemnitee would incur a material risk of impairing, eliminating or being deemed to have waived any privilege it otherwise would have with respect to any communication, information or document, or that Tenant’s defense is inadequate or inappropriate to protect the interests of such Indemnitee, such Indemnitee may assume the defense of its own interest using its own counsel, at Tenant’s expense. The preceding sentence shall apply to all indemnification obligations of Tenant under this Lease.

(c)        Each Indemnitee shall at Tenant’s expense supply Tenant with such information and documents reasonably requested by Tenant in connection with any claim for which Tenant may be required to indemnify any Indemnitee under this Section 18.2. Unless an Event of Default is continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any claim for which indemnification is required under this Section 18.2 without the prior written consent of Tenant, which shall not be unreasonably withheld. Tenant shall have the authority to settle or compromise any claim against an Indemnitee hereunder; provided that no admission of wrongdoing, shall be required of such Indemnitee, and such settlement or compromise does not involve any finding of criminality or impose any injunctive or other equitable relief affecting any Indemnitee or the Project, and such Indemnitee shall be released of all liability in connection with any such claim.

(d)        Upon payment in full of any claim by Tenant pursuant to this Section 18.2 to or on behalf of an Indemnitee, Tenant, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise reasonably cooperate (at Tenant’s expense) with Tenant to enable Tenant to pursue such claims.

(e)        Prior to paying any amount otherwise payable to an Indemnitee pursuant to this Section 18.2, Tenant shall be entitled to receive from such Indemnitee (i) a written statement describing the amount so payable, and (ii) such additional information as Tenant may reasonably request and which is reasonably available to such Indemnitee to properly substantiate the requested payment.

(f)        Subject to the penultimate sentence of Section 18.2(a) above, Tenant’s liability hereunder shall in no way be limited or impaired by any act, including, without limitation, (i) any amendment or modification to any of the Lease Operative Documents, (ii) any waiver of any Event of Default, default, or extension of time or any failure to enforce any remedies or rights of either Landlord or Lender under the Lease Operative Documents, (iii) any sale or transfer of all or any portion of the Project, or (iv) any assignment of the Lease or the Loan Documents.

(g)        All indemnities provided for in this Lease are cumulative; all such indemnities shall survive without limitation the expiration or termination of this Lease for a period of five years even if liability does not accrue or any claim with respect thereto is not made until after the effective date of such expiration or termination; all such indemnities shall continue to run in favor of and be enforceable by each person or entity that shall be a Landlord, Lender or other secured lender from time to time, and their respective partners, shareholders, members, officers, directors, etc., notwithstanding the assignment of this Lease by such Landlord and the release of such Landlord hereunder, or the assignment or release of any mortgage or deed of trust or the payment of any debt owed to a Lender or other secured lender. Tenant’s indemnity obligations shall not be limited by insurance maintained or required to be maintained by Tenant hereunder.

(h)        The indemnities and obligations of Tenant to defend contained in this Article 18 and elsewhere in this Lease (including, without limitation, Sections 4.2, 6.3(b), 8.1 and 8.2) shall extend with regard to all actions against the Indemnitees, and to all liabilities, losses, damages, costs, expenses (including reasonable attorney’s fees), causes of action, suits, claims, demands or judgments, arising in whole or in part from the negligence of the Indemnitees. It is the express intent of the parties that the indemnities and obligations of Tenant to defend are extended by Tenant to indemnify, defend and protect the Indemnitees even if such indemnities and obligations to protect and defend arise from, relate to, or result from or are caused in whole or in part by, the sole or concurrent negligence of any Indemnitee or Indemnitees. Notwithstanding the foregoing, this Section 18.2(h) shall not be construed to expand the coverage or time periods of any indemnity provided for in this Lease.

ARTICLE 19. — SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

19.1      Obligations of Tenant. Subject to the provisions of Section 19.4 hereof, the Lease and the rights granted to Tenant by the Lease shall be subject and subordinate to all deeds of trust or mortgages affecting or encumbering all or any part of the Project; provided however, that if Landlord elects at any time to have Tenant’s interest in the Lease be or become superior, senior or prior to any such instrument, then upon receipt by Tenant of written notice of such election, Tenant shall promptly execute all necessary and reasonable subordination instruments or other documents confirming the subordination of such mortgage or deed of trust.

19.2      Landlord’s Right to Assign. Landlord’s interest in the Lease may be assigned to any mortgagee or trust deed beneficiary as additional security. Nothing in this Lease shall empower Tenant to do any act without Landlord’s prior consent which can, shall or may encumber the title of the Landlord of all or any part of the Project. Nothing in this Lease shall prohibit Tenant from encumbering Tenant’s leasehold estate in and to the Premises; provided however, that any transfer upon or in lieu of foreclosure of such encumbrance shall be subject to the conditions to and restrictions on assignment in Article 12 hereof, and any failure to comply with such conditions or restrictions will constitute an Event of Default hereunder.

19.3      Tenant’s Consent to Assignment for Indebtedness. Tenant acknowledges that in order to secure Landlord’s obligations under the loan in favor of the Lender as reflected in the Loan Documents relating to the Mortgage, Landlord has agreed to the assignment (to the extent provided therein) to the Lender, of Landlord’s right, title and interest to this Lease. While the Loan Documents or any replacements, renewals, extensions or modifications thereof are in effect, Tenant hereby:

(a)        consents to such assignment in this Lease;

(b)    agrees:

(i)        to deliver to the Lender all notices and other communications which Tenant is required to deliver to the Landlord pursuant to this Lease concurrently with delivery to Landlord;

(ii)        that all matters requiring the consent, approval, waiver and the like of the Landlord pursuant to this Lease shall require such consent, approval, waiver or the like of both Landlord and Lender, and no such consent, approval, waiver and the like delivered by Landlord shall be of any force or effect unless also delivered by Lender;

(iii)        to deliver to the Lender, concurrently with Tenant’s delivery to Landlord, duplicate originals of all notices and other communications delivered to Landlord pursuant to this Lease, in accordance with this Lease, of (A) the occurrence of any Event of Default, (B) the making of any election, (C) the exercise of any right expressly granted to Tenant in this Lease to terminate all or any portion of this Lease, and (D) the exercise of any option;

(iv)        that it shall not, except as expressly provided in this Lease, seek to recover from the Lender any moneys paid to the Landlord or the Lender by virtue of the assignment of lease and the foregoing provisions; provided, however, that neither the assignment of lease nor the foregoing provisions shall limit Tenant’s right to recover (A) any duplicate payment made to the Lender, whether due to computational or administrative error or otherwise, if the Lender has received such payment, and (B) any amounts that have been paid to or are actually held by the Lender that are expressly required to be refunded to, repaid, or otherwise released to or for the benefit of Tenant under this Lease;

(v)         that Tenant shall not pay any Rent more than thirty (30) days prior to such payment’s scheduled due date except as provided in this Lease;

(vi)        that Tenant shall not enter into any agreement subordinating or (except as expressly permitted by the terms of this Lease as in effect on the date hereof) surrendering, canceling, or terminating this Lease without the prior written consent of the Lender, and any such attempted subordination, surrender, cancellation or termination without such consent shall be void;

(vii)        that Tenant shall not enter into any amendment or modification of this Lease without the prior written consent of the Lender;

(viii)       that if this Lease shall be amended, it shall continue to constitute collateral under the Mortgage without the necessity of any further act by Landlord, Tenant or the Lender; and

(ix)          that except as expressly provided in this Lease, Tenant shall not take any action to terminate, rescind or avoid this Lease, notwithstanding, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord and notwithstanding any action with respect to the Lease which may be taken by an assignee, Lender or receiver of Landlord or of any such assignee or by any court in any such proceedings.

19.4      Attornment by Tenant. In the event of any foreclosure of any or all mortgages or deeds of trust encumbering the Project or the Site by trustee’s sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Tenant, at the request of the then landlord under this Lease, shall attorn to and recognize the beneficiary or purchaser at the foreclosure sale, as Tenant’s landlord under this Lease. Tenant further agrees that the beneficiary or purchaser at the foreclosure sale shall not be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such beneficiary or purchaser); (ii) bound by any amendment or modification of this Lease made without the express written consent of Landlord’s lender of record (i.e., the holder of record of such mortgage or deed of trust) at the time such amendment or modification is made; (iii) liable for any act or omission of any prior landlord (including Landlord) except to the extent such act or omission continues after such time as such beneficiary or purchaser acquires the Project; (iv) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), except to the extent the circumstances giving rise to such offsets or defenses continues to exist or not exist, as the case may be, after such time as such beneficiary or purchaser acquires the Project; or (v) subject to any obligation to cure any default by a prior Landlord except for defaults of a continuing nature. Tenant agrees to execute and deliver at any time upon request of such beneficiary, purchaser, or their successors, any instrument to further evidence such attornment. Tenant hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such termination of mortgage or deed of trust foreclosure.

19.5      Non-Disturbance. Tenant’s rights (if any) under this Lease following a foreclosure of the Mortgage or deed in lieu of such foreclosure are covered in the Specific Assignment, Subordination, Nondisturbance and Attornment agreement by and among Landlord, Tenant and Lender dated April 10, 2003. Notwithstanding any of the provisions of this Article 19 to the contrary, unless an Event of Default has occurred and is continuing, Tenant’s right to occupy the Premises under this Lease shall not terminate because of a foreclosure of any other deed of trust or mortgage (other than the Mortgage), which right shall continue, subject to the conditions of this Lease, and this Lease shall remain in effect, until an Event of Default occurs, or until Tenant’s rights are modified because of an applicable eminent domain proceeding pursuant to Article 14, or because of the occurrence of applicable damage and destruction pursuant to Article 14. To the extent of any inconsistency the terms and conditions of the Loan Documents shall control over this Section 19.5. Tenant’s obligation under this Article 19 hereof to subordinate this Lease to any other holder of any mortgage or deed of trust other than Lender is expressly conditioned upon Tenant receiving from such holder a non-disturbance agreement in commercially reasonable form, and Landlord covenants to use good faith efforts to obtain the same on behalf of Tenant from such holder.

ARTICLE 20. — SURRENDER OF PREMISES

Upon the expiration of the Term or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean and with the Base Building Improvements in substantially the same condition as at the completion thereof and with the Interior Improvements in substantially in the same condition as at the completion thereof, except for (a) those Alterations which Tenant is required to remove and/or restore in accordance with Article 7 hereof, (b) reasonable wear and tear, (c) removal by Tenant, at Tenant’s sole discretion, of Tenant’s Property from the Premises (subject to Tenant’s obligation to repair any damage caused by such removal) and (d) portions of the Property subject to a Taking or Casualty (except to the extent required to be restored under this Lease). The covenants and conditions of this Article 20 shall survive any expiration or termination of this Lease.

ARTICLE 21. — HOLDING OVER

21.1      Holdover Provision. Tenant shall surrender, subject to the provisions of Article 20 and Section 21.2 below, possession of the Premises immediately upon the expiration of the Term or earlier termination of this Lease. If Tenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Landlord, then unless Landlord and Tenant have otherwise agreed in writing, Tenant shall be a tenant from month-to-month. All the terms, provisions and conditions of this Lease shall apply to this month-to-month tenancy, including but not limited to the obligation to pay monthly installments during the holdover period of rent equal to one-twelfth of the Annual Base Rent for the first year of the Basic Term or the immediately preceding Renewal Term, as the case may be. This month-to-month tenancy may be terminated by Landlord or Tenant upon thirty (30) days’ prior notice to the non-terminating party. In the event that Tenant fails to surrender the Premises immediately upon the expiration of the Term or earlier termination of the Lease, then, subject to the provisions of Section 21.2 below, Tenant shall indemnify and hold Landlord harmless against all damages, loss or liability resulting from or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related reasonable attorneys’ fees and brokerage commissions.

21.2      Tenant’s Right to Hold Over With Notice. Notwithstanding anything to the contrary set forth above, provided that Tenant shall give eighteen months (18) months prior written notice to Landlord of its election to do so, Tenant shall have the right, upon the expiration of the original Term of this Lease or any extension thereof, to hold over in the Premises for a fixed period specifically designated in Tenant’s notice, but not to exceed six (6) months, upon the same terms and conditions that were applicable to the Premises during the Term, including but not limited to the obligation to pay monthly installments during the holdover period of rent equal to one-twelfth of the Annual Base Rent for the first year of the Basic Term or the immediately preceding Renewal Term, as the case may be, by giving written notice of such election (the “Holdover Election Notice”).

ARTICLE 22. — INSPECTIONS AND ACCESS

22.1      Entry by Landlord. Upon reasonable prior notice (which shall not be required in case of emergency or upon the requirement of any applicable governmental authority (e.g., surprise inspection) in any of which events no such notice shall be required), Landlord, or its agents, may enter the Premises at all reasonable hours for any reasonable purpose when accompanied by an authorized representative of Tenant. Any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible.

22.2      Secured Areas. Notwithstanding anything to the contrary set forth above, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with ten (10) days’ prior written notice of the specific date and time of such Landlord inspection.

ARTICLE 23. — NAME OF PROJECT

For so long as Tenant continues to lease and possess not less than thirty-five percent (35%) of the Rentable Area in the Building, Tenant shall have the sole and exclusive right, from time to time, to name the Building. Landlord reserves the right, subject to the provisions of Article 33, at any time to change the street address of the Building to comply with applicable governmental regulations. Upon the expiration or termination of this Lease, if Tenant so requests, Landlord shall have the obligation, at Tenant’s expense, to remove from the Building and/or the Project any name which refers to Tenant or by which Tenant is known. The preceding sentence shall not be deemed or construed to relieve Tenant of any obligation to remove Tenant’s Property upon the expiration or termination of this Lease, including Tenant’s Property comprised of any name or sign which refers to Tenant or by which Tenant is known.

In the event that Tenant’s right to name the Building has expired due to contraction of the Tenant’s Premises in any Renewal Term below thirty-five percent (35%) of the Rentable Area in the Building, and provided that Tenant’s Premises includes at least twenty percent (20%) of the Rentable Area of the Building, the following restrictions shall apply to any name or identity of the Building and/or the Project selected by Landlord: (i) the Building shall not be named, designated or commonly referred to by the name of, or by reference to any utility companies other than Tenant; and (ii) No Person engaged in a use described in Article 33 hereof as being violative of Tenant’s Exclusive Use rights, other than Tenant, shall be permitted to locate any signage or advertising of any type on any portion of the Building that can be viewed from the exterior of the Building or from the external Common Areas.

ARTICLE 24. — MERGER OF ESTATES; SURRENDER OF LEASE

No voluntary or other surrender of the Lease by Tenant, no acquisition by Landlord of Tenant’s estate in the Lease, no acquisition by Tenant of Landlord’s estate in the Lease or the Project, and no ownership by any one Person of both the Landlord’s estate under the Lease and the Tenant’s estate under the Lease shall result in the merger of this Lease or the respective estates of the Landlord and Tenant created hereunder. No such merger shall occur unless and until all persons, corporations, firms and other entities (including any mortgagee) having any interest in (x) this Lease or the leasehold estate created by this Lease, and (y) the fee estate in or ownership of the Premises sought to be merged shall join in a written instrument expressly effecting such merger and shall duly record the same. Any termination or surrender of the Lease by Tenant or a mutual cancellation of the Lease shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of Tenant’s interest in any or all such subleases or subtenancies; provided, however, that any sublease consented to by Landlord or deemed consented to by Landlord or otherwise permitted under Article 12 hereof and for which Landlord has provided a subordination, non-disturbance and attornment agreement shall survive and be automatically assigned to Landlord as the prime Landlord thereunder.

ARTICLE 25. — WAIVER

The waiver by Landlord or Tenant of any term, covenant, agreement or condition contained in this Lease shall not (i) be effective unless in writing and signed by the party against whom enforcement is sought, or (ii) be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease, nor shall any custom or practice which may develop between the parties in the administration of the Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of the Lease. The subsequent acceptance by Landlord of any payment owed by Tenant to Landlord under the Lease, or the payment of Rent by Tenant, shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement, condition or provision of the Lease, other than the failure of Tenant to make the specific payment so accepted by Landlord, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of the making or acceptance of such payment.

ARTICLE 26. — SALE BY LANDLORD

In the event Landlord shall sell, assign, convey or transfer all of its interest in the Project and/or the Site, Tenant agrees to attorn to such transferee, assignee or new Landlord, subject however to the provisions of Section 19.4 hereof, and upon consummation of such sale, conveyance or transfer, Landlord shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer, or conveyance.

ARTICLE 27. — ESTOPPEL CERTIFICATES

Each party shall, at any time and from time to time upon request of the other party or Lender within fifteen (15) days following notice of such request from the requesting party, execute, acknowledge and deliver to the requesting party a certificate (the “Estoppel Certificate”) in writing in the form of the attached Exhibit “K”. For purposes of this Article 27, an Estoppel Certificate shall not be deemed to be commercially reasonable if it amends or modifies any of the provisions of this Lease. If the certifying party fails to deliver the Estoppel Certificate within such fifteen (15) day period, the requesting party shall so notify the certifying party and, if the certifying party does not deliver the Estoppel Certificate within five (5) Business Days thereafter, the certifying party’s failure to do so shall be an Event of Default under this Lease and, in addition, be deemed to establish conclusively that this Lease is in full force and effect and has not been modified except as may be represented by the requesting party, but shall not be deemed to have cured any default under this Lease by the party failing to provide the Estoppel Certificate.

ARTICLE 28. — RIGHT TO PERFORMANCE

Except as otherwise provided in this Lease, all covenants and agreements to be performed by Landlord or Tenant under the Lease shall be performed by such party at such party’s sole cost and expense.

ARTICLE 29. — RIGHTS UNDER THE JOINT AND RECIPROCAL EASEMENT

During the Term, all of the rights and obligations of the Landlord under the Joint and Reciprocal Easement are hereby assigned to Tenant and the Tenant hereby assumes such obligations and agrees to comply with the provisions thereof at Tenant’s sole cost and expense.

ARTICLE 30. — SECURITY SERVICES

30.1     Tenant’s Obligation to Furnish Security Services. Tenant shall provide, at Tenant’s sole cost and expense, twenty-four (24) hours per day, seven (7) days per week, every day of the year, on-site Building security equipment, personnel, procedures and systems which are not less than security services provided at other first-class buildings in the Raleigh, North Carolina market area and which are in full conformance with Tenant’s standards and requirements as the same may be altered from time to time.

30.2     Tenant’s Right to Install Security System. Tenant may, at Tenant’s cost (which may include use of funds provided under the Loan Documents for such purposes), establish or install any automated and/or nonautomated security system or security personnel in, on or about the Premises in lieu of or in addition to Landlord’s Base Building Improvements security equipment.

ARTICLE 31. — NOTICES

All notices, requests, consents, approvals, payments in connection with this Lease, or communications that either party desires or is required or permitted to give or make to the other party under this Lease shall only be deemed to have been given, made and delivered, when made or given in writing and personally served, or deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, or sent by reputable overnight courier (e.g. Federal Express) and addressed to the parties as follows: If to Tenant, at Tenant’s Address for Notices set forth in Section A of this Lease, or to such other place as Tenant may from time to time designate in a notice to Landlord given in the manner set forth in this Article 31; if to Landlord, at Landlord’s Address for Notices set forth in Section A of this Lease, or to such other places as Landlord may from time to time designate in a notice to Tenant given in the manner set forth in this Article 31. Tenant agrees to send copies of all notices required or permitted to be given to Landlord to any holder or beneficiary under a mortgage or deed of trust that notifies Tenant in writing of its interest and the address to which notices are to be sent.

ARTICLE 32. — SIGNAGE AND BUILDING IDENTITY

In addition to Building/Project identity signage which is included in the Base Building Improvements budget, Tenant, at Tenant’s sole cost and expense (but Tenant may use a portion of the Interior Improvements Allowance for the same), and subject to Tenant obtaining all applicable governmental approvals regarding same, shall be entitled to install appropriate signage, including Tenant’s or any subtenant’s or occupant’s corporate name and logo, on and in the Building, including (a) exterior signage and (b) signage on or adjacent to the entrance doors to Tenant’s Premises, and (c) on the directory board located in the main entrance to the Building or anywhere else Tenant deems appropriate (collectively, the “Signage Rights”).

During any Renewal Term and subject to the provisions of Article 23 hereof, if Tenant is then leasing less than one hundred percent (100%) of the Rentable Area of the Building, exterior signage shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. The standard for Landlord to withhold approval shall be limited to (1) signage which interferes with or downgrades the first-class nature of the Building, and (2) provision of fair, pro rata external signage for ground floor retail tenants. In no event shall Landlord ever have the right to deny Tenant the use of its national or regional logos or selected colors in such signage. In the event that Tenant is then leasing less than one hundred percent (100%) of the Rentable Area of the Building, Landlord may elect to allow other tenants of the Building to place graphics upon exterior monument signs within the external Common Areas of the Building. In the event Tenant is then leasing less than thirty-five percent (35%) of the Rentable Area of the Building, Landlord may elect to cause Tenant to remove any exterior signage from the external Common Areas of the Building or Landlord may elect to allow Tenant and other tenants of the Building to place their signs and graphics on exterior signage approved by Landlord as provided above, in which case Landlord shall have the right to determine the position and relative size of such signs and graphics on such exterior signage, and Landlord agrees that no other tenant occupying less Rentable Area of the Building than Tenant shall be entitled to signs and graphics on such exterior signage which will be larger or placed in a more prominent position than the signs and graphics of Tenant. If Tenant is at any time leasing less than thirty-five percent (35%) of the Rentable Area of the Building, Landlord may elect to cause Tenant to remove its exterior signage from the exterior of such Building, and in the event any tenant of such Building shall lease more Rentable Area of such Building than the Rentable Area in such Building leased by Tenant, Landlord may grant such other tenant the right to place signage on the exterior of such Building.

Landlord shall, if so requested by Tenant, execute any applications reasonably required to assist Tenant in obtaining the proper governmental approvals and permits for the requested signage. Any such signage installed by Tenant need not be consistent or compatible with the Building’s design, signage and graphics program, except as provided in the preceding paragraph.

At any time when Tenant is leasing at least thirty-five percent (35%). of the Rentable Area of the Building, Landlord shall not permit any other tenant of such Building or the Project to install external signage which references the words “energy” or “power” or “utility” or contains any other reference to a business utilizing its premises as a power company or for the business of manufacturing, selling or trading energy or energy-related products or activities, or any other trade name of a tenant or occupant whose use is in conflict with the Exclusive Use granted to Tenant in Article 33 hereof.

ARTICLE 33. — EXCLUSIVE USE

If, pursuant to any right of Tenant to reduce the size of the Tenant’s Premises during any Renewal Terms, the Tenant’s Premises shall be at least thirty-five percent (35%) of the Rentable Area of the Building, Landlord shall not use, lease or permit any area within the Building or the Project to be used by anyone other than Tenant for the business of manufacturing, selling or trading energy or energy-related products or activities related to any of the foregoing (the “Exclusive Use”).

ARTICLE 34. — ROOF RIGHTS

Except as hereinafter provided, during the Term of the Lease (as it may be extended), Tenant shall have the sole and exclusive right at no additional cost to install and maintain, on the roof of the Building and elsewhere on the Project, satellite dishes, television or communications antennas or facilities, related receiving or transmitting equipment, related cable connections and any and all other related equipment (collectively, “Communications Equipment”) required in connection with Tenant’s communications and data transmission network. Tenant may license, assign or sublet without Landlord’s consent the right to use any of such Communications Equipment or roof space, whether or not in conjunction with any sublease or assignment regarding the Premises. Tenant shall have the right to use “risers” in the Building over and above those provided in the Base Building Improvements (and to install additional risers if necessary) as long as there is no adverse affect on the Building Structure or Building Systems. In addition to the foregoing, Tenant shall, at its option, have the right to use additional space on the roof of the Building for Tenant’s additional HVAC equipment and any and all related equipment to accommodate Tenant’s excess HVAC requirements (collectively, “HVAC Unit”). All such Communications Equipment and HVAC Units shall be screened from view of pedestrians. Furthermore, the exact location, construction method and installation of any such Communications Equipment or HVAC Unit shall be mutually and reasonably acceptable to Landlord and Tenant and Tenant shall have secured, at Tenant’s sole cost and expense, the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Communications Equipment and the HVAC Unit, and shall provide copies of such approvals and permits to Landlord prior to commencing any work with respect to such Communications Equipment and the HVAC Unit. Landlord shall have the right to place reasonable conditions upon the method of installation as reasonably necessary to preserve Landlord’s roof warranty. Tenant shall be permitted to alter its Communications Equipment in connection with technological upgrades from time to time. Tenant shall pay for any and all costs and expenses in connection with the installation, maintenance, use and removal of the Communications Equipment and the HVAC Unit, including without limitation any and all costs related to ensuring that Landlord’s roof warranties related to the Building or any portion thereof are not terminated, negated in any way by any of such installations or by Tenant’s applicable repair and maintenance of such facilities, but in no event shall Tenant be obligated to pay Landlord any rental or license fees for any area(s) on which the Communications Equipment and the HVAC Unit shall be located. The contractor selected by Tenant to install and to maintain and repair any such Communications Equipment and HVAC Units shall be reputable and licensed in the jurisdiction where the Building is located. Furthermore, Tenant shall, at its sole and absolute discretion when it deems it as necessary or appropriate to do so, repair and maintain the Communications Equipment and the HVAC Unit. No portion of the roof space shall be included in or designated as rentable area.

Upon termination or expiration of this Lease, Tenant shall remove the Communications Equipment installed by it pursuant to this Article 34, at Tenant’s expense, and shall repair and restore any damage to the Building and Project caused by such removal to a condition comparable to that existing prior to such installation, normal wear and tear excepted.

ARTICLE 35. — SECURITY DEPOSIT

Tenant, in recognition of its financial standing and reputation, shall not be obligated to provide a security deposit.

ARTICLE 36. — MISCELLANEOUS

36.1     Authorization to Sign Lease. If Tenant or Landlord is a corporation, each individual executing the Lease on behalf of such party represents and warrants that he/she is duly authorized to execute and deliver the Lease on behalf of such party. If such party is a partnership or trust, each individual executing the Lease on behalf of such party represents and warrants that he/she is duly authorized to execute and deliver the Lease on behalf of such party in accordance with the terms of such entity’s partnership agreement or trust agreement, respectively. If such party is a limited liability company, each individual executing the Lease on behalf of such party represents and warrants that he/she is duly authorized to execute and deliver the Lease on behalf of such party in accordance with the terms of such entity’s operating agreement.

36.2     Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto and with Lender’s prior written consent. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

36.3     Severability. The illegality, invalidity or unenforceability of any term, condition, or provision of the Lease shall in no way impair or invalidate any other term, provision or condition of the Lease, and all such other terms, provisions and conditions shall remain in full force and effect.

36.4     Gender and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Landlord or Tenant by their respective employees, agents, or authorized representatives. Words in masculine gender include the feminine and neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The section and article headings of the Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof. Subject to the provisions of Articles 12 and 26, and except as otherwise provided to the contrary in this Lease, the terms, conditions and agreements of this Lease shall apply to and bind the heirs, successors, legal representatives and permitted assigns of the parties hereto. The Lease shall be governed by and construed pursuant to the laws of the State of North Carolina.

36.5     Exhibits. The Exhibits attached to this Lease, are hereby incorporated by this reference and made a part of this Lease.

36.6     Quiet Enjoyment. Landlord covenants and agrees that so long as Tenant makes all of Tenant’s payments as and when due under this Lease, and upon fully performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, Landlord or anyone claiming through Landlord shall do no act nor authorize any act to disturb the peaceful and quiet enjoyment of the Premises by Tenant during the Term of this Lease, subject to the terms and provisions of this Lease.

36.7     No Recordation. Landlord and Tenant agree that in no event and under no circumstances shall the Lease be recorded by Landlord or Tenant, but at Tenant’s or Landlord’s election, a Memorandum of Lease may be recorded, and Tenant shall also have the right to grant to its subtenants or assignees the right to record a Memorandum referencing such sublease or assignment. The granting to any subtenants or assignees of the right to record a Memorandum referencing such sublease or assignment shall not be deemed an acceptance or approval of such sublease or assignment by Landlord except to the extent otherwise provided in Article 12 hereof with respect to Subleases not requiring Landlord’s approval. Upon the request of Landlord following the expiration or termination of this Lease, Tenant shall promptly execute and deliver to Landlord an appropriate release and/or cancellation instrument acknowledging the expiration or termination of the Lease and releasing any and all right, title and interest of Tenant in and to the Premises under this Lease. Also, upon the request of Landlord following the exercise of an option to extend the Term with respect to less than all of the Premises as provided in Section 2.3 of this Lease, Tenant shall promptly execute and deliver to Landlord an appropriate release instrument acknowledging the exercise of the option to extend the Term with respect to less than all of the Premises and releasing any and all right, title and interest of Tenant in and to the portion of the Premises which are no longer subject to the terms of this Lease as a result of the exercise of the option to extend the Term with respect to less than all of the Premises as provided in Section 2.3 of this Lease. The release and/or cancellation instruments contemplated herein shall be executed in proper form for recordation in the real estate records of Wake County, North Carolina.

36.8     Cumulative Remedies. No remedy or election provided, allowed or given to Landlord by any provision of this Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies under this Lease, in law or equity.

36.9     Brokers. Each party represents and warrants that it has not dealt with any real estate broker or agent in connection with this Lease. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent, in connection with this Lease or its negotiation by reason of any act or statement of the indemnifying party.

36.10     Advertising and Marketing of Project. Tenant shall have the right to cause promotional materials and press releases prepared, at Tenant’s cost, and to distribute the same, advertising, promoting or marketing the Project. If Landlord desires to market, advertise or promote the Project or Landlord’s role therein, Landlord may do so at Landlord’s cost, provided that Tenant shall have the right to approve or reject the content of any such advertising, marketing or promotion during any time that Tenant retains naming rights pursuant to Article 23 hereof, provided no Event of Default has occurred and is continuing.

36.11     Consent/Duty to Act Reasonably. Except for any references to the terms “sole” or “absolute”, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), unless another standard is expressly set forth in this Lease limiting any such rights (or unless Landlord is bound by another standard in the Loan Documents in consenting to the exercise of such rights), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease in consenting to or withholding consent to the exercise of such rights.

36.12     Net Lease, No Setoff, Etc. It is the intention and agreement of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that the Facility Payment, Annual Base Rent, Supplemental Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected for any reason, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. This Lease is an absolutely net lease and it is agreed and intended that the Facility Payment, Annual Base Rent, Supplemental Rent and any other amounts payable hereunder by Tenant shall be paid without notice, demand, counterclaim, setoff, recoupment, deduction or defense and without abatement, suspension, deferment, diminution or reduction and that Tenant’s obligation to pay all such amounts, throughout the Term and all applicable Renewal Terms is absolute and unconditional and free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature. Under no circumstances shall Landlord be obligated to repay Tenant, refund to Tenant, or return to Tenant, any Facility Payment, Annual Base Rent, Supplemental Rent, or any other Rent or any portion thereof. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto or otherwise payable by Tenant pursuant to the terms and conditions of this Lease and the use and occupancy thereof that may arise or become due and payable prior to or with respect to the Term (whether or not the same shall become payable during the Term or thereafter) shall be paid by Tenant. Tenant assumes the sole responsibility for the condition, use, operation, maintenance, repair, replacement, underletting and management of the Premises and the Landlord shall have no responsibility in respect thereof and shall have no liability for damage to the Premises of Tenant or any subtenant of Tenant on any account for any reason whatsoever, other than by reason of such Landlord’s gross negligence. It is the purpose and intention of the parties to this Lease that the Facility Payment, Annual Base Rent, Supplemental Rent and all other Rent due hereunder shall be absolutely net to the Landlord and that this Lease shall yield, net to the Landlord, the Facility Payment, Annual Base Rent, Supplemental Rent and all other payments hereunder required to be made by Tenant as provided in this Lease.

Tenant acknowledges that it accepts full risk of its being unable to occupy the Premises, by virtue of Event of Loss, early termination or Event of Default, or by any other reason, despite having paid the Facility Payment, Annual Base Rent, Supplemental Rent and any other amount payable hereunder with respect to such period.

This Lease shall not terminate and Tenant shall not have any rights to terminate this Lease, during the Basic Term and any Renewal Terms (except as otherwise expressly provided in this Lease). Without limiting the generality of the foregoing, except as elsewhere expressly provided in this Lease, this Lease shall not terminate and Tenant shall not take any action to terminate, rescind or void this Lease and the obligations and liabilities of Tenant hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any latent or other defect in the condition, merchantability, design, quality or fitness for use of the Premises or any part thereof, or the failure of the Premises to comply with all Applicable Laws, including any inability to occupy or use the Premises by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, condemnation (except as set forth in this Lease), theft, scrapping or destruction of or any requisition or taking of the Premises or any part thereof, or any environmental conditions on the Premises or any property in the vicinity of the Premises; (c) any restriction, deprivation, prevention, prohibition, or curtailment of or interference with any use of, access to or occupancy of the Premises or any part thereof including eviction; (d) any defect in title to or rights to the Premises or any Lien on such title or rights to the Premises or any inadequacy or failure of the description of the Premises to demise and let to Tenant the Premises intended to be leased hereunder; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Tenant, Landlord or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Tenant or any other Person, or by any court, in any such proceeding; (g) any right or claim that Tenant has or might have against any Person, including without limitation Landlord, the Lender, or any vendor, manufacturer, contractor of or for the Premises; (h) any action, omission, breach or failure on the part of Landlord or any other Person to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (i) any invalidity, unenforceability, rejection or disaffirmance of this Lease, any of the Operative Documents, or any provision hereof or thereof, by operation of law or otherwise against or by Tenant or Landlord or any provision hereof; (j) the impossibility or illegality of performance by Tenant or Landlord, or both; (k) any action by any court, administrative agency or other Governmental Authority; (1) any interference, interruption or cessation or delay in the use, possession or quiet enjoyment of the Premises; (m) the exercise of any remedy, including foreclosure, under the Mortgage, (n) any action with respect to this Lease (including the disaffirmance or rejection hereof) which may be taken by Landlord or Tenant under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or Tenant or by any court under the Federal

Bankruptcy Code or otherwise, (o) the prohibition or restriction of Tenant’s use of the Premises under any Applicable Laws or otherwise, (p) the eviction of Tenant from possession of the Premises by paramount title or otherwise, (q) any breach or default by Landlord hereunder or under any other agreement between Landlord and Tenant, (provided, that this provision shall not prohibit the Tenant from exercising any remedy it may have at law or in equity to collect damages or obtain specific performance; provided, further that damages to which Tenant may be entitled may in no event whatsoever be set off against or deducted from Rent), (r) any sale or other disposition of the Premises; or (s) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and whether or not Tenant shall have notice or knowledge of any of the foregoing, any present or future law to the contrary notwithstanding. Except as specifically set forth in this Lease, this Lease shall be noncancellable by Tenant for any reason whatsoever and, except as expressly provided in this Lease, Tenant, to the extent now or hereafter permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or to any diminution, abatement or reduction of Rent payable hereunder. Except as otherwise expressly provided in Section 14.2(b)(iv) this Lease, under no circumstances or conditions shall Landlord be expected or required to make any payment of any kind hereunder or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Premises, so long as the Premises or any part thereof is subject to this Lease, and Tenant expressly waives the right to perform any such action at the expense of Landlord whether hereunder or pursuant to any law. Tenant waives all rights which are not expressly stated herein but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Premises; (ii) to have any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to the Facility Payment, Annual Base Rent, Supplemental Rent, or any other sums payable under this Lease, except as otherwise expressly provided herein; and (iii) to have any statutory Lien or offset right against Landlord or its Premises.

Notwithstanding anything to the contrary in this Lease, it is specifically understood and agreed that there is and shall be absolutely no personal liability on the part of Landlord or any partner, shareholder, member or beneficiary of Landlord or its successors or permitted assigns with respect to any of the terms, covenants and conditions of this Lease, and any liability on the part of Landlord or its successors or assigns is and shall be limited to solely to its interest in the Premises and in any Net Taking Award or Net Casualty Award. Upon Landlord’s sale or transfer of the Project to a transferee that is not an Affiliate of Landlord, provided such transferee has assumed all of Landlord’s prospective obligations under this Lease, Landlord shall have no further liability of any kind whatsoever under this Lease for any liability accruing subsequent to such transfer, and Tenant shall look solely to such transferee for any recourse to the extent any recourse against the Landlord is provided for herein

36.13     Right of First Offer to Purchase The terms, covenants and agreements contained in this Section 36.13 shall be applicable only if (i) no Event of Default under this Lease has occurred and is continuing, (ii) upon any exercise of the Right of First Offer to Purchase by Tenant hereunder, Tenant shall either repay the Loan in full and all other amounts owing under the Loan Documents or assume the Loan and all obligations under the Loan Documents pursuant to an agreement in form and substance satisfactory to Lender, (iii) any sale or transfer pursuant to the terms of this Section 36.13 does not occur prior to the first day of the seventh calendar month of the eighth Permanent Loan Year (as defined in the Note) following the Permanent Loan Commencement Date (as defined in the Note referred to in the Loan Agreement). This Section 36.13 shall not apply to any transfer pursuant to foreclosure or deed in lieu of foreclosure under the Mortgage, or to any Taking or transfer in lieu of a Taking. The terms, covenants and agreements contained in this Section 36.13 shall be applicable during the Renewal Terms only if Tenant’s Premises shall include more than fifty percent (50%) of the Rentable Area of the Building.

(a)     Landlord shall have the right from time to time to submit to Tenant one or more names of prospective purchasers or transferees of an interest in the Project or any portion thereof and to request Tenant to approve or reject the identity of such proposed purchaser or transferee. Tenant agrees to respond to Landlord within twenty (20) Business Days after receipt of such request from Landlord, and Tenant agrees that its approval shall not be unreasonably withheld. In the event Tenant fails to so respond within such twenty (20) Business Day period, Tenant shall be deemed to have approved the identity of such prospective purchaser and/or transferee. The rejection or disapproval by Tenant of the identity of such prospective purchaser and/or transferee shall not disqualify such purchaser and/or transferee from acquiring an interest in the Project, but such rejection or disapproval shall renew and/or trigger Tenant’s right to acquire the Project (or the applicable portion thereof) as provided in subsection (c) below. Any approval (or deemed approval) by Tenant of any particular prospective purchaser or transferee shall be effective only for a period of twelve (12) months after such approval or deemed approval by Tenant.

(b)     If at any time Landlord desires to sell or transfer Landlord’s interest in the Project or any portion thereof, Landlord shall notify Tenant in writing of the terms of such sale or transfer which would be acceptable to Landlord, including whether the purchase price must be paid in full at closing and, if not, the terms relating to the payment of the deferred portion of the purchase price (including interest rate, maturity date and method of securing such deferred portion of the purchase price), and Tenant shall have the right to purchase such interest for the purchase price and other terms stated in Landlord’s notice (“Right of First Offer to Purchase”). Tenant shall exercise such right, if at all, within thirty (30) Business Days after receipt of the aforesaid notice from Landlord. Should Tenant fail to exercise this right, Landlord shall, upon the expiration of such thirty (30) day period and subject to the right of Tenant to reject the purchaser or transferee and purchase the Project (or the applicable portion thereof) as provided in subsection (a) above and subsection (c) below, be thereafter free for a period of twelve (12) months to consummate a sale or transfer of Landlord’s interest in the Project (or applicable portion thereof), subject to this Lease, to any party or for any purchase price and upon any terms, so long as (i) such purchase price shall be equal to or more than the purchase price set forth in Landlord’s notice, (ii) such purchase price is paid in full at closing if Landlord’s notice specified that the purchase price must be paid in full at closing, and (iii) if Landlord’s notice specified that the payment of the purchase price may be deferred, the terms for such deferred payment of the purchase price are no less favorable to Landlord than those set forth in Landlord’s notice. To the extent this Section 36.13 is applicable, Landlord shall not consummate a sale or transfer of Landlord’s interest in the Project or any portion thereof which does not comply with the conditions set forth in this subsection (b). If any sale or transfer is not consummated by Landlord within such twelve (12) month period after following the procedure set forth in this subsection (b), the Right of First Offer to Purchase granted to Tenant herein shall remain in effect. If Landlord shall sell or transfer such interest in the Project (or applicable portion thereof) after a failure by Tenant to exercise its rights hereunder, such new owner and landlord shall be automatically subject to the terms of this Right of First Offer to Purchase set forth in this Section 36.13 for any subsequent sale of the Project.

(c)     Prior to such sale or transfer, if the identity of the prospective purchaser or transferee has not previously been approved or deemed approved by Tenant, Landlord shall notify Tenant of the identity of the purchaser or transferee, the amount of the consideration and the other terms of the sale or transfer. Unless Tenant has previously rejected or disapproved the identity of the prospective purchaser or transferee pursuant to subsection (a) above, Tenant shall have ten (10) Business Days after Tenant’s receipt of the notice given by Landlord under this subsection (c) to either approve or reject the identity of such proposed purchaser or transferee. Whether Tenant approves or rejects the proposed purchaser or transferee, if the terms of the sale do not comply with the conditions of subsection (b) above, Tenant shall have the right to purchase the Project (or the applicable portion thereof) for the consideration and other terms stated in the Landlord’s notice. Tenant must exercise such right to purchase the Project (or the applicable portion thereof) under this subparagraph (c), if at all, within sixty (60) days after receipt of the notice from Landlord given pursuant to this subsection (c). If Tenant approves the identity of the prospective purchaser or transferee, and if the terms of the sale comply with the conditions of subsection (b) above, Tenant shall have no right to acquire the Project (or the applicable portion thereof). If Tenant rejects the identity of the proposed purchaser or transferee, and if the terms of the sale comply with the conditions of subsection (b) above, Tenant shall have the right to purchase the Project (or the applicable portion thereof) for the consideration and other terms set forth in the notice given by Landlord to Tenant under this subsection (c). Tenant shall exercise such right under the preceding sentence, if at all, by giving Landlord written notice of such exercise within sixty (60) days after receipt of the notice from Landlord given pursuant to this subsection (c). If Tenant shall fail to exercise such right, Landlord shall, upon the expiration of such sixty (60) day period, be thereafter free to consummate such sale or transfer to such party.

Notwithstanding anything to the contrary in this Section 36.13, neither the beneficiaries of the CA Raleigh Owner Trust, nor any person who has any interest in any beneficiary in the CA Raleigh Owner Trust shall be subject to any of the provisions of this Section 36.13, and Tenant acknowledges that such interests may be freely transferred without any notice to or consent of the Tenant; provided, however, no beneficial interest in the CA Raleigh Owner Trust may be sold or conveyed nor may JPMorgan Trust Company, National Association, as owner trustee, sell or convey any part of the Project to any Person or entity that is a competitor of Tenant or its Affiliates, without first obtaining the written consent of Tenant, such consent to be given or withheld in Tenant’s sole discretion; provided further, however, that the provisions of this sentence shall not apply to any foreclosure under the Mortgage or deed in lieu of such foreclosure.

36.14     Survivability. The parties agree that the appropriate provisions of this Lease will be deemed to survive and continue to remain in effect to the extent necessary to allow Landlord and/or Tenant to enforce rights accruing prior to, and attributable to the period of time, prior to the expiration or termination of this Lease; provided, however, that all indemnification obligations of Tenant shall survive for a period of five (5) years after termination of this Lease.

36.15     Covenants and Agreements. The failure of Landlord or Tenant to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in the Lease, or the exercise of any election contained in the Lease, shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect.

36.16     Interest on Past Due Obligations. Except with respect to the late payment of Rent (which shall be governed by the provisions of Section 3.7), whenever one party is obligated pursuant to this Lease to make a payment to the other party, if such payment is not paid when due, then the party who does not make such payment when due shall pay interest at the Contract Rate to the party on the unpaid amount from the date such amount was due until the date such amount is paid.

36.17     When Payment Is Due. Except with respect to payment of the Facility Payment, Annual Base Rent, late fees or penalties accruing due to a late payment of the Facility Payment or Annual Base Rent, whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately”, “promptly” and/or “on demand”, or the equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding payment.

36.18     Time is of the Essence. The time for the performance of all of the covenants, conditions and agreements of this Lease is of the essence of this Lease.

36.19     Recharacterization as Capital Lease. Except as provided in Section 3.8(a) with respect to the Parking Deck Lease, Landlord and Tenant intend for this Lease to qualify as an operating lease for GAAP accounting purposes under all applicable financial accounting standard bulletins. If at any time Tenant determines that an event has occurred which could result in reclassification of this Lease as a capital lease under GAAP, or Tenant’s independent auditors advise Tenant of such a risk of recharacterization, Landlord shall agree, subject only to the approval of the secured parties and/or their designee which have retained approval rights pursuant to the Loan Documents, to such amendments as are reasonably requested by Tenant in order to avoid a recharacterization of this Lease as a capital lease, provided that Landlord’s costs and obligations hereunder shall not increase thereby, and Tenant’s obligations hereunder shall not decrease thereby.

36.20     Sales. Landlord shall not voluntarily sell or transfer the Project to any Person prior to the first day of the seventh calendar month of the eighth Permanent Loan Year (as defined in the Note) following the Permanent Loan Commencement Date (as defined in the Note); provided that this Section shall not prohibit a sale to the Tenant if the Tenant agrees in writing, in form and substance satisfactory to Lender, to assume the Loan and all obligations under the Loan Documents; provided, however, that this Section 36.20 shall not apply to any transfer by foreclosure of the Mortgage, any deed in lieu of foreclosure, any Taking or Casualty, or any transfer to an Affiliate of Landlord.

36.21     Meaning of Payment of Loan. For all purposes of this Lease, all references to the Loan being “paid in full” (or similar phrases) means that the entire principal balance plus all accrued interest, Make-Whole Premium and other amounts payable to Lender under the Loan Documents have actually been paid in full, but excluding any Excluded Borrower Costs and Expenses. A foreclosure of the Mortgage or deed in lieu of foreclosure shall not be deemed for purposes of this Lease to reduce the amount of the Loan or any other amounts owing to Lender under the Loan Documents or to be a payment on account of any such amount, regardless of the amount bid at the foreclosure sale or the agreed-upon consideration for the deed in lieu of foreclosure, it being the intent of Landlord and Tenant that the Loan shall be deemed paid in full only after all payments of Base Rent, and all Supplemental Rent attributable to amounts owing to Lender under any of the Loan Documents, including, without limitation, any Make-Whole Premium, has been paid, or the payment in full in cash or immediately available funds of the greater of the amounts owing under this Lease or the amount of the Loan, all accrued interest thereon and all other amounts owing under the Loan Documents upon the permitted termination of this Lease by Tenant.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed the Lease as of the last date set forth below, acknowledged that each party has carefully read each and every provision of the Lease, that each party has freely entered into the Lease of its own free will and volition, and that the terms, conditions and provisions of the Lease are commercially reasonable as of the date of execution.

“LANDLORD”

JPMORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking corporation, not in its individual capacity, but solely as Trustee of CA Raleigh Owner Trust under a Trust Agreement dated as of April 1, 2003.

By:	/s/ Mitch Gardner

Name:	Mitch Gardner
Title:	Vice President
Date of Execution: April 10, 2003

“TENANT”

PROGRESS ENERGY CAROLINAS, INC.

By:	/s/ Robert G. Cutlip

Name:	Robert G. Cutlip
Title:	Vice President
Date of Execution: April 10, 2003

Exhibits

“A”	-	Legal Description
“B”	-	Plans and Specifications
“C”	-	Memorandum of Acceptance
“D”	-	Construction Schedule for Base Building Improvements
“E”	-	Project Management Agreement
“F”	-	Rentable Area
“G”	-	Certificate Pursuant to Section 6.1(c)
“H”	-	Insurance
“I”	-	Stipulated Loss Value
“J”	-	[Omitted]
“K”	-	Estoppel Certificate

Exhibit “A”

LEGAL DESCRIPTION

Progress Energy Downtown Development—Office Property

Lying and being in Raleigh Township, Wake County, North Carolina and more particularly described as follows:

BEGINNING at NCGS Monument “PERNEW”, NC Grid Coordinates (NAD: 83) of N: 225264.996 Meters and E: 642617.839 Meters; thence South 19°42’47” West 1815.4296 feet to an existing P.K. nail in the Western right-of-way of S. Blount Street, and the Southern right-of way of E. Davie Street; Thence with the Western right-of-way of S. Blount Street, S 02°13’57” W 210.00 feet to a P.K Set; Thence with The City of Raleigh property as recorded in Deed Book 8253 Page 299, Deed Book 8231 Page 1759, and Deed Book 8214, Page 2408, North 87°46’03” West 164.08 feet to a Survey Nail Set the POINT AND PLACE OF BEGINNING.

Thence from the POINT OF .BEGINNING, with The City of Raleigh property line as recorded in Deed Book 8253 Page 299, Deed Book 8231 Page 1759, and Deed Book 8214, Page 2408, the next three calls, North 87°46’03” West 45.92 feet to a 1/2” Iron Pipe Found; Thence North 02°13’57” East 15.00 feet to a Nail; Thence North 87°46’03” West, 210.00 feet to a Nail in the Eastern right-of-way line of S. Wilmington Street; Thence with said right-of-way, North 02°13’57” East 195.00 feet to a Point in the Southern right-of-way line of E. Davie Street; Thence with said E. Davie Street right-of-way line, South 87°46’03” East 384.00 feet to a Lead Plug and Tack, Set; Thence a new line, running parallel to S. Blount Street, South 02°13’57” West 188.93 feet to a Survey Nail Set; Thence a new line North 87°46’03 West 128.08 feet to a Survey Nail Set; Thence a new line, South 02°13’57” West 21.07 feet to a Survey Nail Set in the Northern property line of The City of Raleigh, the POINT AND PLACE OF BEGINNING.

CONTAINING: 74,791 square feet or 1.71697 acres of land, more or less.

TOGETHER WITH: A Temporary Construction Easement, said easement being described as follows; from said POINT OF BEGINNING, with The City of Raleigh property line as recorded in Deed Book 8253 Page 299, Deed Book 8231 Page 1759, and Deed Book 8214, Page 2408, North 87°46’03” West 164.08 feet to a point in the new residential/ office line as described above, the new point of beginning; thence continuing with said property line North 87°46’03”West 20.00 feet to a point; Thence running parallel to S. Blount Street North 02°13’57” East 41.07 feet to a point; Thence South 87°46’03” East 128.08 feet to a point; Thence North 02°13’57” East 168.93 feet, to the South right-of-way of E. Davie Street; Thence with the right-of-way of E. Davie Street South 87°46’03” East 20.00 feet to a point; thence running with the line dividing the office space from the residential area, for the next three calls, a new line South 02°13’57” East 188.93 feet to a point; thence North 87°46’03” West 128.08 feet to a point; Thence South 02°13’57” West 21.07 feet to the new point of beginning: containing 6,761 square feet or 0.15521 acres of land, more or less.

Exhibit “B”

PLANS AND SPECIFICATIONS

PROJECT INFORMATION:
02/12/03	A0.0	TITLE SHEET
02/12/03	A0.l	GLOSSARY, SYMBOL KEY & SHEET INDEX
02/12/03	A0.2	BUILDING CODE SUMMARY
02/12/03	A0.3	PARKING DECK OPEN AREA CALCULATIONS

LIFE SAFETY:
02/12/03	LS-1_0	EXISTING DECK EGRESS DIAGRAM
02/12/03	LS-1_1	GROUND LEVEL EGRESS DIAGRAM
02/12/03	LS-1_2	PARKING LEVEL-2 EGRESS DIAGRAM
02/12/03	LS-1_3	PARKING LEVELS P3-P7 EGRESS DIAGRAM
02/12/03	LS-1_4	OFFICE LEVELS 01-02 EGRESS DIAGRAM
02/12/03	LS-1_5	OFFICE LEVEL 03 EGRESS DIAGRAM
02/12/03	LS-1_6	OFFICE LEVELS 04-012 EGRESS DIAGRAM

CIVIL:
02/12/03	C-1	LEGEND
02/12/03	C-2	PARKING AND FLOOR CHARTS
02/12/03	C-3	EXISTING CONDITIONS
02/12/03	C-4	INTERIM GRADING & EROSION CONTROL
02/12/03	C-5	TRAFFIC CONTROL
02/12/03	C-6	FINAL GRADING
02/12/03	C-7	UTILITY PLAN
02/12/03	C-8	UTILITY PLAN & PROFILE
02/12/03	C-9	UTILITY PLAN & PROFILE
02/12/03	C-10	SEWER DETAILS
02/12/03	C-11	WATER DETAILS
02/12/03	C-12	MISC. DETAILS
02/12/03	C-13	MISC. DETAILS

LANDSCAPE:
02/12/03	L-401	LANDSCAPE PLAN
02/12/03	L-501	DETAILS

DEMOLITION:
02/12/03	APD1. 0	OVERALL EXISTING PARKING DECK PLAN/DEMO PLAN P-2
02/12/03	APD1. 1	EXISTING PARKING DECK – ENLARGED FLOOR PLANS
02/12/03	APD1.2	EXISTING PARKING DECK – ENLARGED FLOOR PLANS
02/12/03	APD1.3	EXISTING PARKING DECK – TEMPORARY STAIR PLANS
02/12/03	APD1.4	PARTIAL INTERIOR ELEVATIONS

ARCHITECTURAL:

02/12/03	A1.1	SITE/ROOF PLAN
02/12/03	A1.2	SITE PLAN
03/27/03	A1.3	HARDSCAPE PLAN
03/27/03	A1.4	HARDSCAPE PLAN
03/27/03	A1.5	HARDSCAPE PLAN
02/12/03	A2.1	GROUND LEVEL
02/12/03	A2.2	PARKING LEVEL P2

02/12/03	A2.2A	PARKING LEVELS P2 CABLE RAIL & CURB LAYOUT
02/12/03	A2.3	PARKING LEVEL P3
02/12/03	A2.3A	PARKING LEVELS P3 CABLE RAIL & CURB LAYOUT
02/12/03	A2.4	PARKING LEVEL P4
02/12/03	A2.4A	PARKING LEVELS P4 CABLE RAIL & CURB LAYOUT
02/12/03	A2.5	PARKING LEVEL P5
02/12/03	A2.5A	PARKING LEVELS P5 CABLE RAIL & CURB LAYOUT
02/12/03	A2.6	PARKING LEVEL P6
02/12/03	A2.6A	PARKING LEVELS P6 CABLE RAIL & CURB LAYOUT
02/12/03	A2.7	PARKING LEVEL P7
02/12/03	A2.7A	PARKING LEVELS P7 CABLE RAIL & CURB LAYOUT
02/12/03	A2.8	LARGE OFFICE LEVEL 1
02/12/03	A2.9	TRADING FLOOR OFFICE LEVEL 2
02/12/03	A2.10	PARTIAL OFFICE LEVEL 3
02/12/03	A2.11	TYPICAL OFFICE LFOOR LEVELS 4-10/TRADING FLOOR ROOF
02/12/03	A2.12	OFFICE FLOOR LEVELS 11-12
02/12/03	A2.13	ROOF PLAN

02/12/03	A3.1	ENLARGED CORE PLANS
02/12/03	A3.2	ENLARGED CORE PLANS
02/12/03	A3.3	ENLARGED CORE PLANS
02/12/03	A3.4	ENLARGED CORE PLANS
02/12/03	A3.5	ENLARGED CORE PLANS
02/12/03	A3.6	ENLARGED CORE PLANS
02/12/03	A3.7	ENLARGED CORE PLANS
02/12/03	A3.8	ENLARGED CORE PLANS
02/12/03	A3.9	ENLARGED CORE PLANS
02/12/03	A3.10	ENLARGED CORE PLANS
03/27/03	A3.11	ENLARGED CORE PLANS

02/12/03	A4.1	NORTH ELEVATION
02/12/03	A4.2	EAST ELEVATION
02/12/03	A4.3	SOUTH ELEVATION
02/12/03	A4.4	WEST ELEVATION

02/12/03	A5.1	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.2	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.3	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.4	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.5	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.6	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.7	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.8	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.9	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.10	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.11	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.12	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.13	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.14	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.15	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.16	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.17	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.18	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.19	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.20	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.21	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS

02/12/03	A5.22	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.23	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.24	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
02/12/03	A5.25	ROOF SCREEN SECTIONS AND ELEVATIONS
03/27/03	A5.26	PARTIAL EXTERIOR WALL SECTIONS AND ELEVATIONS

02/12/03	A6.1	PLAN DETAILS
02/12/03	A6.2	PLAN DETAILS
02/12/03	A6.3	PLAN DETAILS
02/12/03	A6.4	PLAN DETAILS
02/12/03	A6.5	PLAN DETAILS
02/12/03	A6.6	PLAN DETAILS
02/12/03	A6.7	PLAN DETAILS
02/12/03	A6.8	PLAN DETAILS
02/12/03	A6.9	PLAN DETAILS
02/12/03	A6.10	PLAN DETAILS
02/12/03	A6.11	PLAN DETAILS
02/12/03	A6.12	PLAN DETAILS
03/27/03	A6.13	PLAN DETAILS
02/12/03	A6.14	SECTION DETAILS
02/12/03	A6.15	SECTION DETAILS
02/12/03	A6.16	SECTION DETAILS
02/12/03	A6.17	SECTION DETAILS
02/12/03	A6.18	SECTION DETAILS
02/12/03	A6.19	SECTION DETAILS
02/12/03	A6.20	SECTION DETAILS
02/12/03	A6.21	SECTION DETAILS
02/12/03	A6.22	SECTION DETAILS
02/12/03	A6.23	SECTION DETAILS
02/12/03	A6.24	SECTION DETAILS
02/12/03	A6.25	SECTION DETAILS
02/12/03	A6.26	SECTION DETAILS
02/12/03	A6.27	CUSTOM LIGHT FIXTURES
02/12/03	A6.28	METAL BAS RELIEF PANELS
02/12/03	A6.29	PARTIAL NORTH ELEVATION DETAILS
02/12/03	A6.30	PARITAL WEST ELEVATION DETAILS
02/12/03	A6.31	PARTIAL WEST ELEVATION DETAILS
02/12/03	A6.32	ROOF SCREEN DETAILS
03/27/03	A6.33	ROOF SCREEN DETAILS
03/27/03	A6.34	SECTION DETAILS
03/27/03	A6.35	SECTION DETAILS
03/27/03	A6.36	SECTION DETAILS

02/12/03	A7.1	STAIR SP-1 SECTIONS
02/12/03	A7.2	STAIR SP-2 SECTIONS
02/12/03	A7.3	STAIR SP-3 PLANS & SECTIONS
02/12/03	A7.4	STAIR SP-4 PLANS & SECTIONS
02/12/03	A7.11	STAIR SP-1 PLANS
02/12/03	A7.12	STAIR SP-2 PLANS
02/12/03	A7.20	STAIR DETAILS

02/12/03	A8.1	ELEVATOR DIAGRAM
03/27/03	A8.2	TOWER ELEVATOR PLAN, ELEVATIONS, AND RCP
03/27/03	A8.3	MAIN LOBBY PARKING SHUTTLE PLAN, ELEV’S, AND RCP
03/27/03	A8.4	PARKING SHUTTLE AT DAVIE PLAN, ELEV’S, AND RCP

02/12/03	A9.1	ROOM FINISH SCHEDULE
02/12/03	A9.2	DOOR SCHEDULE & DETAILS
02/12/03	A9.3	PARTITION SCHEDULE
02/12/03	A9.4	PARTITION SCHEDULE
02/12/03	A9.5	UL PARTITION DESCRIPTIONS
02/12/03	A9.6	UL PARTITION DESCRIPTIONS

03/27/03	A10.1	GROUND FLOOR LOBBY FLOOR PLAN
03/27/03	A10.2	GROUND FLOOR LOBBY PAVING PLAN
03/27/03	A10.3	GROUND FLOOR LOBBY RELECTED CEILING PLAN
03/27/03	A10.4	LOBBY ELEVATIONS
03/27/03	A10.5	LOBBY ELEVATIONS
02/12/03	A10.6	GROUND FLOOR RESTROOM PLANS AND ELEVATIONS
02/12/03	A10.7	OFFICE LEVEL 1 RESTROOM PLANS AND ELEVATIONS
02/12/03	A10.8	OFFICE LEVEL 2 RESTROOM PLANS AND ELEVATIONS
02/12/03	A10.9	TYPICAL RESTROOM PLANS AND ELEVATIONS
03/27/03	A10.10	LOBBY DETAILS
03/27/03	A10.11	LOBBY DETAILS
03/27/03	A10.12	WALL SECTIONS
03/27/03	A10.13	WALL SECTIONS
03/27/03	A10.14	WALL SECTIONS
03/27/03	A10.15	SECTION DETAILS
03/27/03	A10.16	SECTION DETAILS
03/27/03	A10.17	SECTION DETAILS
02/12/03	A11.1	GROUND FLOOR RCP
02/12/03	A11.2	PARKING LEVEL P2 RCP
02/12/03	A11.3	PARKING LEVEL P3 RCP
02/12/03	A11.4	PARKING LEVEL P4 RCP
02/12/03	A11.5	PARKING LEVEL P5 RCP
02/12/03	A11.6	PARKING LEVEL P6 RCP
02/12/03	A11.7	PARKING LEVEL P7 RCP
02/12/03	A11.8	LARGE OFFICE FLOOR PLAN 1 RCP
02/12/03	A11.9	TRADING FLOOR OFFICE LEVEL 2 RCP
02/12/03	A11.10	PARTIAL FLOOR OFFICE LEVEL 3 RCP
02/12/03	A11.11	TYPICAL OFFICE FLOOR LEVELS 4-10 RCP
02/12/03	A11.12	OFFICE FLOOR LEVELS 11-12 RCP

STRUCTURAL:
02/12/03	S0.1	GENERAL NOTES
02/12/03	S0.2	COMPONENTS AND GRADING DESIGN WIND PRESSURES
02/12/03	S.1.1	FOUNDATION PLAN
02/12/03	S1.lA	SLAB-ON-GRADE PLAN
02/12/03	S1.2	PARKING DECK LEVEL P2 FRAMING PLAN
02/12/03	S1.2T	PARKING DECK LEVEL P2 TOPPING PLAN
02/12/03	S1.3	PARKING DECK LEVEL P3 FRAMING PLAN
02/12/03	S1.3T	PARKING DECK LEVEL P3 TOPPING PLAN
02/12/03	S1.4	PARKING DECK TYPICAL LEVEL FRAMING PLAN
02/12/03	S1.5	PARKING LEVEL P7 FRAMING PLAN
02/12/03	S1.6	OFFICE FLOOR LEVEL 1 FRAMING PLAN
02/12/03	S1.7	TRADING FLOOR / OFFICE FLOOR LEVEL 2 FRAMING PLAN
02/12/03	S1.8	MEZZANINE / OFFICE FLOOR LEVEL 3 FRAMING PLAN
02/12/03	S1.9	LOW ROOF / OFFICE FLOOR LEVEL 4 FRAMING PLAN
02/12/03	S1.l0	OFFICE FLOOR LEVELS 5 TO 12 FRAMING PLANS
02/12/03	S1.11	ROOF / PENTHOUSE SCREENWALL FRAMING PLANS
02/12/03	S2.1	TYPICAL SECTIONS AND DETAILS
02/12/03	S3.1	FOUNDATION SECTIONS AND DETAILS

02/12/03	S3.2	FOUNDATION DECTIONS AND DETAILS
02/12/03	S3.3	TRANSFORMER VAULT PLANS, SECTIONS, AND DETAILS
02/12/03	S4.1	COLUMN SCHEDULE AND DETAILS
02/12/03	S4.2	COLUMN SCHEDULE
02/12/03	S4.3	FOUNDATION SCHEDULE
02/12/03	S5.1	OFFICE BEAM SCHEDULES, SLAB DIAGRAMS & DETAILS
02/12/03	S5.2	OFFICE BEAM SCHEDULES AND DETAILS
02/12/03	S5.3	PARKING BEAM SCHEDULES
02/12/03	S5.4	PARKING DECK BEAM DIAGRAMS
02/12/03	S5.5	PARKING DECK BEAM DIAGRAMS
02/12/03	S5.6	PARKING DECK BEAM DIAGRAMS
02/12/03	S5.7	PARKING DECK BEAM DIAGRAMS
02/12/03	S5.8	TYPICAL PARKING DECK BEAM DIAGRAMS
02/12/03	S5.9	TYPICAL PARKING DECK BEAM DIAGRAMS
02/12/03	S5.10	TYPICAL PARKING DECK BEAM DIAGRAMS
02/12/03	S5.11	PARKING DECK BEAM DIAGRAMS
02/12/03	S5.12	PARKING DECK BEAM DIAGRAMS
02/12/03	S5.13	OFFICE LEVEL BEAM DIAGRAMS
02/12/03	S5.14	OFFICE LEVEL BEAM DIAGRAMS
02/12/03	S5.15	OFFICE LEVEL BEAM DIAGRAMS
02/12/03	S5.16	OFFICE LEVEL BEAM DIAGRAMS
02/12/03	S5.17	TYPICAL OFFICE LEVEL BEAM DIAGRAMS
02/12/03	S5.18	ROOF BEAM DIAGRAMS
02/12/03	S6.1	PARKING DECK SLAB DIAGRAMS
02/12/03	S6.2	PARKING DECK SLAB DIAGRAMS
02/12/03	S7.1	SECTIONS AND DETAILS
02/12/03	S7.2	SECTIONS AND DETAILS
02/12/03	S7.3	SECTIONS AND DETAILS
02/12/03	S7.4	FRAME ELEVATIONS, SECTIONS AND DETAILS
02/12/03	S7.5	SECTIONS AND DETAILS
02/12/03	S7.6	SECTIONS AND DETAILS
02/12/03	S7.7	SECTIONS AND DETAILS
02/12/03	S7.8	SECTIONS AND DETAILS
02/12/03	S7.9	SECTIONS AND DETAILS
03/27/03	S7.10	SECTIONS AND DETAILS

MECHANICAL:
02/12/03	M0.1	LEGENDS, NOTES & CODES COMPLIANCE
02/12/03	M1.1A	LOBBY LEVEL FLOOR PLAN – PART A – MECHANICAL
02/12/03	M1.1B	LOBBY LEVEL FLOOR PLAN – PART B – MECHANICAL
02/12/03	M1.2A	UPPER LOBBY FLOOR PLAN – PART A – MECHANICAL
02/12/03	M1.2B	PARKING LEVEL 2 – PART B – MECHANICAL
02/12/03	M1.3A	PARKING LEVEL 3 – PART A – MECHANICAL
02/12/03	M1.3B	PARKING LEVEL 3 – PART B – MECHANICAL
02/12/03	M1.4A	PARKING LEVEL 4 – 5 PART A – MECHANICAL
02/12/03	M1.4B	PARKING LEVEL 4 – 5 PART B – MECHANICAL
02/12/03	M1.5A	PARKING LEVEL 6 PART A – MECHANICAL
02/12/03	M1.5B	PARKING LEVEL 6 PART B – MECHANICAL
02/12/03	M1.6A	PARKING LEVEL 7 PART A – MECHANICAL
02/12/03	M1.6B	PARKING LEVEL 7 PART B – MECHANICAL
02/12/03	M1.7A	OFFICE LEVEL 1 FLOOR PLAN – PART A – MECHANICAL
02/12/03	M1.7B	OFFICE LEVEL 1 FLOOR PLAN – PART B – MECHANICAL
02/12/03	M1.8A	OFFICE LEVEL 2 FLOOR PLAN – PART A – MECHANICAL
02/12/03	M1.8B	OFFICE LEVEL 2 FLOOR PLAN – PART B – MECHANICAL
02/12/03	M1.9A	OFFICE LEVEL 3 FLOOR PLAN – PART A – MECHANICAL
02/12/03	M1.9B	OFFICE LEVEL 3 FLOOR PLAN – PART B – MECHANICAL

02/12/03	M1.10	TYPICAL FLOORS (5TH – 10TH) MECHANICAL
02/12/03	M1.11	ELEVENTH FLOOR PLAN – MECHANICAL
02/12/03	M1.12	FLOOR PLAN – MECHANICAL
02/12/03	M1.13	ROOF LEVEL PLAN – MECHANICAL
02/12/03	M2.1	CENTRAL PLAN MECHANICAL
02/12/03	M2.2	FIRST OFFICE FLOOR CORE PLAN – MECHANICAL
02/12/03	M2.3	SECOND OFFICE FLOOR CORE PLAN – MECHANICAL
02/12/03	M2.4	THIRD OFFICE FLOOR CORE PLAN – MECHANICAL
02/12/03	M2.5	TYPICAL OFFICE FLOOR CORE PLAN – MECHANICAL
03/27/03	M2.6	1/4” SCALE ROOF PLAN – MECHANICAL
02/12/03	M3.1	DETAILS & DIAGRAMS – MECHANICAL
02/12/03	M3.2	DETAILS & DIAGRAMS – MECHANICAL
02/12/03	M4.1	RISERS – MECHANICAL
02/12/03	M4.2	RISERS – MECHANICAL
02/12/03	M5.1	SCHEDULES – MECHANICAL
02/12/03	M5.2	SCHEDULES – MECHANICAL
02/12/03	M5.3	SCHEDULES – MECHANICAL
02/12/03	M5.4	SCHEDULES – MECHANICAL

ELECTRICAL:
02/12/03	E0.1	SITE PLAN – ELECTRICAL
02/12/03	E1.1A	LOBBY LEVEL FLOOR PLAN – PART A – ELECTRICAL
02/12/03	E1.1B	LOBBY LEVEL FLOOR PLAN – PART B – ELECTRICAL
02/12/03	E1.1C	LOBBY LEVEL FLOOR PLAN – PART C-ELECTRICAL
02/12/03	E1.2A	PARKING LEVEL 2 – PART – A – ELECTRICAL
02/12/03	E1.2B	PARKING LEVEL 2 – PART– B – ELECTRICAL
02/12/03	E1.3A	PARKING LEVEL 3 FLOOR PLAN – PART A – ELECTRICAL
02/12/03	E1.3B	PARKING LEVEL 3 FLOOR PLAN – PART B – ELECTRICAL
02/12/03	E1.4A	PARKING LEVELS 3 – 6 PART – A – ELECTRICAL
02/12/03	E1.4B	PARKING LEVELS 3 – 6 PART – B – ELECTRICAL
02/12/03	E1.5A	PARKING LEVEL 6 FLOOR PLAN – PART A – ELECTRICAL
02/12/03	E1.5B	PARKING LEVEL 6 FLOOR PLAN – PART B – ELECTRICAL
02/12/03	E1.6A	PARKING LEVEL 7 – PART A – ELECTRICAL
02/12/03	E1.6B	PARKING LEVEL 7 – PART B – ELECTRICAL
02/12/03	E1.7A	OFFICE LEVEL 1 – PART A
02/12/03	E1.7B	OFFICE LEVEL 1 – PART B
02/12/03	E1.8A	OFFICE LEVEL 2 – PART A
02/12/03	E1.8B	OFFICE LEVEL 2 – PART B
02/12/03	E1.9A	OFFICE LEVEL 3 – PART A
02/12/03	E1.9B	OFFICE LEVEL 3 – PART B
02/12/03	E1.10	TYPICAL (4-10) OFFICE FLOOR PLAN – ELECTRICAL
02/12/03	E1.11	OFFICE LEVEL 11 – FLOOR PLAN – ELECTRICAL
02/12/03	E1.12	OFFICE LEVEL 12 – FLOOR PLAN – ELECTRICAL
02/12/03	E1.13	ROOF PLAN – ELECTRICAL
02/12/03	E2.1A	LOBBY LEVEL FLOOR PLAN – PART A – LIGHTING
02/12/03	E2.1B	LOBBY LEVEL FLOOR PLAN – PART B – LIGHTING
02/12/03	E2.2A	OFFICE LEVEL 1 – FLOOR PLAN – PART A – LIGHTING
02/12/03	E2.2B	OFFICE LEVEL 1 – FLOOR PLAN – PART B – LIGHTING
02/12/03	E2.3	CORE LIGHTING PLANS – OFFICE LEVELS 2 & 3
02/12/03	E2.4	CORE LIGHTING PLANS – OFFICE LEVELS 4 – 12
02/12/03	E4.1	POWER RISER DIAGRAM
02/12/03	E4.2	ONE LINE DIAGRAM
02/12/03	E4.3	TELECOM RISER DIAGRAM
02/12/03	E5.1	LIGHTING FIXTURE SCHEDULE
02/12/03	E5.2	PANELBOARD SCHEDULE
02/12/03	E5.3A	PANELBOARD SCHEDULE

02/12/03	E5.3B	PANELBOARD SCHEDULE
02/12/03	E5.4	LOBBY LEVEL & P2-P5 MECH EQUIP SCHEDULES
02/12/03	E5.5	OFFICE–1 & P6–P7 MECH EQUIP SCHEDULES
02/12/03	E5.6	OFFICE–2 & 3 MECH EQUIP SCHEDULES
02/12/03	E6.1	ELECTICAL LEGEND & DETAILS

PLUMBING:
02/12/03	P1.1A	LOBBY LEVEL FLOOR PLAN – PART A – PLUMBING
02/12/03	P1.1B	LOBBY LEVEL FLOOR PLAN – PART B – PLUMBING
02/12/03	P1.2A	PARKING LEVEL 2 PLAN – PART A – PLUMBING
02/12/03	P1.2B	PARKING LEVEL 2 PLAN – PART B – PLUMBING
02/12/03	P1.3A	TYPICAL PARKING LEVEL PLAN – PART A – PLUMBING
02/12/03	P1.3B	TYPICAL PARKING LEVEL PLAN – PART B – PLUMBING
02/12/03	P1.4A	PARKING LEVEL 7 PLAN – PART A – PLUMBING
02/12/03	P1.4B	PARKING LEVEL 7 PLAN – PART B – PLUMBING
02/12/03	P1.5A	FIRST OFFICE LEVEL PLAN – PART A – PLUMBING
02/12/03	P1.5B	FIRST OFFICE LEVEL PLAN – PART B – PLUMBING
02/12/03	P1.6A	SECOND OFFICE LEVEL PLAN – PART A – PLUMBING
02/12/03	P1.6B	SECOND OFFICE LEVEL PLAN – PART B – PLUMBING
02/12/03	P1.7A	THIRD OFFICE LEVEL PLAN – PART A – PLUMBING
02/12/03	P1.7B	THIRD OFFICE LEVEL PLAN – PART B – PLUMBING
02/12/03	P1.8	OFFICE LEVEL 4 THRU 6 FLOOR PLAN – PLUMBING
02/12/03	P1.9	NOT USED
02/12/03	P1.l0	OFFICE LEVEL 12 FLOOR PLAN – PLUMBING
02/12/03	P1.11	ROOF AND PENTHOUSE PLAN – PLUMBING
02/12/03	P2.01	ENLARGED TOILET PLANS – PLUMBING
02/12/03	P2.02	ENLARGED TOILET PLANS – PLUMBING
02/12/03	P2.3	ENLARGED TOILET PLANS – PLUMBING
02/12/03	P3.1	WATER RISER DIAGRAMS – PLUMBING
02/12/03	P3.2	WATER RISER DIAGRAMS – PLUMBING
02/12/03	P3.3	STORM WATER RISERS – PLUMBING
02/12/03	P4.1	SCHEDULES AND DETAILS – PLUMBING
02/12/03	P4.2	SCHEDULES AND DETAILS – FIRE PROTECTION
02/12/03	P4.3	UL DETAILS & DIAGRAMS – PLUMBING

FIRE PROTECTION:
02/12/03	FP-1.1	SITE PLAN/PROJECT NOTES
02/12/03	FP-1.2	STANDPIPE PLAN
02/12/03	FP-1.3	GROUND FLOOR WEST – STANDPIPE
02/12/03	FP-1.4	GROUND FLOOR EAST – STANPIPE
02/12/03	FP-1.5	PARKING LEVEL 2 WEST – STANDPIPE
02/12/03	FP-1.6	PARKING LEVEL 2 EAST – STANDPIPE
02/12/03	FP-1.7	PARKING LEVEL 3 – 7 WEST – STANDPIPE
02/12/03	FP-1.8	PARKING LEVELS 3 – 7 EAST – STANDPIPE
02/12/03	FP-1.9	1ST FLOOR SANDPIPE
02/12/03	FP-1.10	2ND FLOOR STANDPIPE
02/12/03	FP-1.11	3RD FLOOR STANDPIPE
02/12/03	FP-1.12	4TH – 12TH STANDPIPE
02/12/03	FP-1.13	ROOF STANDPIPE
02/12/03	FP-1.14	STANDPIPE SCHEMATIC
02/12/03	FP-1.15	FIRE PUMP PLAN
02/12/03	FP-1.16	FIRE PUMP SECTIONS AND DETAILS
02/12/03	FP-1.17	STANDPIPE RISER SCHEMATIC
02/12/03	FP-1.18	STANDPIPE SECTIONS & DETAILS
02/12/03	FP-1.19	STANDPIPE SECTIONS & DETAILS
02/12/03	FP-1.20	STANDPIPE SECTIONS & DETAILS

02/12/03	FP-2.1	GROUND FLOOR NW– SPRINKLER
02/12/03	FP-2.2	GROUND FLOOR NE – SPRINKLER
02/12/03	FP-2.3	GROUND FLOOR SW – SPRINKLER
02/12/03	FP-2.4	GROUND FLOOR SE – SPRINKLER
02/12/03	FP-2.5	OFFICE LEVEL 1 – SPRINKLER
02/12/03	FP-2.6	OFFICE LEVEL 2 – SPRINKELR
02/12/03	FP-2.7	OFFICE LEVEL 3 – SPRINKLER
02/12/03	FP-2.8	OFFICE LEVEL 4 THROUGH 11 – SPRINKLER
02/12/03	FP-2.9	OFFICE LEVEL 12 – SPRINKLER
02/12/03	FP-2.10	ROOF LEVEL – ELEVATOR MACHINE ROOM – SPRINKLER
02/12/03	FP-3.1	GROUND FLOOR NW – REFLECTED CEILING PLAN
02/12/03	FP-3.2	GROUND FLOOR NE – REFLECTED CEILING PLAN
02/12/03	FP-3.3	GROUND FLOOR SW – REFLECTED CEILING PLAN
02/12/03	FP-3.4	GROUND FLOOR SE – REFLECTED CEILING PLAN
02/12/03	FP-3.5	OFFICE LEVEL 1 – REFLECTED CEILING PLAN
02/12/03	FP-3.6	OFFICE LEVEL 2 – REFLECTED CEILING PLAN
02/12/03	FP-3.7	OFFICE LEVEL 3 – REFLECTED CEILING PLAN
02/12/03	FP-3.8	OFFICE LEVEL 4 – 11 – REFLECTED CEILING PLAN
02/12/03	FP-3.9	OFFICE LEVEL 12 – REFLECTED CEILING PLAN
02/12/03	FP-3.10	ROOF LEVEL – ELEVATOR MACHINE ROOM – RCP
02/12/03	FP-4.1	FULL HEIGHT BUILDING SECTION
02/12/03	FP-4.2	FIRE PROTECTION DETAILS

Exhibit “C”

MEMORANDUM OF ACCEPTANCE

This Memorandum of Acceptance is an amendment to the Lease Agreement, having an effective date of                         , between JPMorgan Trust Company, National Association, as Owner Trustee, as Landlord, and Progress Energy Carolinas, Inc., as Tenant. Landlord and Tenant acknowledge and agree that:

1.         The Premises (as defined in the Lease) are tenantable and accepted by Tenant as suitable for the purpose for which they were let.

2.         The Rent Commencement Date is agreed to be                                     .

3.         The expiration date of the Term of the Lease is agreed to be                                     . Tenant shall have the option to extend the Lease for up to four (4) consecutive, additional five (5) year Renewal Terms (as defined in the Lease).

4.         The Total Project Costs are agreed to be $                                     .

5.         The Annual Base Rent shall be shown on Exhibit C-1.

6.         All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

Executed and delivered                                     .

Tenant:

PROGRESS ENERGY CAROLINAS, INC.
By:
Name:
Title:

Landlord:

JPMORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as

Owner Trustee

By:
Name:
Title:

Exhibit “D”

CONSTRUCTION SCHEDULE FOR BASE BUILDING IMPROVEMENTS

Milestone Activity	Required Date
Construction Documents released	March 27, 2003
Closing Date	April 11, 2003
Notice to Proceed issued to Brasfield & Gorrie for Base Building Improvements	April 12, 2003
Substantial Completion Date of the Base Building Improvements	August 24, 2004
Substantial Completion Date for the Parking Deck	August 24, 2004

Exhibit “E”

PROJECT MANAGEMENT AGREEMENT

PROJECT MANAGEMENT AGREEMENT

This PROJECT MANAGEMENT AGREEMENT (“Agreement”) is made and entered into as of this 10 day of April 2003, between PROGRESS ENERGY SERVICE COMPANY, LLC (“Manager”) and JPMORGAN TRUST COMPANY, NATIONAL ASSOClATlON., not in its individual capacity, but solely as Owner Trustee of the Owner Trust under Trust Agreement dated as of April 1, 2003 (“Owner”).

RECITALS

A.	Owner and Manager, as agent for Owner, have entered into a Development Agreement dated as of April 10, 2003 (“Development Agreement”) with Carter & Associates, L.L.C. (“Carter”), pursuant to which Carter agrees to provide, among other services, development services through completion of construction for an administrative office building, parking deck, and retail component in Raleigh, North Carolina (the “Project”).

B.	Owner desires to engage the services of Manager as its agent to facilitate the design and construction of the Base Building Improvements (as defined herein). Manager desires to provide such services and to have the rights set forth herein with respect to supervision and control of the design and construction of the Base Building Improvements.

C.	Owner has entered into an Agreement of Purchase and Sale with Progress Energy Carolinas, Inc. (“Progress Energy”) dated as of April 10, 2003, to purchase the land on which the Project is to be constructed and all of Manager’s right, title and interest in the plans, permits and other rights related to the development of the Project (the “Purchase Agreement”).

D.	Carter has entered into a Construction Agreement dated as of April 10, 2003 with Brasfield & Gorrie, LLC (the “Construction Agreement”), pursuant to which Carter has engaged the services of Brasfield & Gorrie to construct the entire Project other than certain interior improvements (the “Base Building Improvements”).

E.	Owner has entered into a Lease dated as of April 10, 2003 (the “Lease”) with Progress Energy, pursuant to which Progress Energy will lease the Project from Owner for an initial term of thirty-one (3l) years, commencing upon Substantial Completion of the Base Building Improvements.

F.	Owner has entered into a Building Loan Agreement dated as of April 10, 2003 (the “Loan Agreement”) with Pacific Life Insurance Company (“Lender”), pursuant to which Lender has agreed to provide certain funding for the Project (the “Loan”).

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties mutually covenant and agree as follows:

A-1

1.	Definitions

1.1.       When used in this Agreement, capitalized terms shall have the meanings set forth in the Lease or, if not defined therein, in the Development Agreement unless otherwise defined in this Agreement.

1.2.       The following terms shall have the following meanings when capitalized in this Agreement:

“Tenant Improvement Line Item” shall have the meaning set forth in Section 2.3.

“Total Cost” shall have the meaning set forth in the Lease.

2.	Scope of Services. Manager shall facilitate the completion of the Project in a timely and cost efficient manner without material deviation from the Approved Project Budget or the Approved Project Schedule and in compliance with the requirements of the Loan Agreement by performing the following services:

2.1.       Manager shall perform all services necessary to manage, as agent for Owner, the design, development and completion of construction of the Project as set forth in the Development Agreement. For so long as the Development Agreement is in effect, Manager shall accomplish such matters by (a) administering the Development Agreement as agent of Owner, and (b) performing Owner’s duties and exercising Owner’s rights under the Development Agreement. In this regard, Manager shall attend all Project meetings, establish and monitor schedules and budgets (making and approving such changes as Manager deems appropriate from time to time), approve change orders and amendments, approve all changes to the Approved Project Budget and the Approved Project Schedule, approve, all payment requests and otherwise receive all notices and make all decisions that Owner is entitled to make under the Development Agreement, subject only to the limitation in Section 2.2 below and the provisions of the Loan Agreement.

2.2.       Manager shall perform, as agent for Owner, all acts necessary or appropriate under the Loan Agreement, including the preparation and submission of all draw requests. For so long as the Loan Agreement is in effect, Manager shall accomplish such matters by performing, as agent for Owner, Owner’s duties and exercising Owner’s rights under the Loan Agreement. Notwithstanding any other provision of this Agreement, Manager shall not take, consent to or approve any action to increase the Approved Project Budget or extend the Approved Project Schedule that is not in accordance with the Loan Agreement. Within the Approved Project Budget and within the Approved Project Schedule, Manager shall have full authority (subject to the limitations in the Loan Agreement and Section 2.3 below) to make decisions regarding expenditures to be made in connection with the Project and to approve disbursements in accordance with the terms of this Agreement and the Loan Agreement.

2.3.       The Approved Project Budget includes three Line Items relating to tenant improvements (“Headquarters TI’s (Within C&A)”, “Headquarters TI’s (Outside C&A)”,

and “Retail TI’s and Leasing Commissions”) (collectively the “Tenant Improvement Line Item.” No portion of the Tenant Improvement Line Item shall be disbursed prior to Substantial Completion of the Base Building Improvements, except (i) that up to $1,000,000.00 of the Tenant Improvement Line Item may be disbursed prior to such time in accordance with Section 3.2(l) of the Loan Agreement and (ii) up to $2,000,000.00 of the Tenant Improvement Line Item may be disbursed in the 90 days prior to such time in accordance with Section 3.4(i) of the Loan Agreement.

2.4.       The Approved Project Budget includes a Telecom Fund Line Item. Up to $2,900,000.00 of the Telecom Fund Line Item may be approved for disbursement during the Base Building Improvements in accordance with Section 32.(m) of the Loan Agreement.

2.5.       Except as set forth in this Section 2.5, in no event shall Manager be obligated to pay any costs associated with the Project. Manager agrees to assume liability for, and to indemnify and hold harmless Owner and the employees, officers, directors, members and successors and assigns of Owner (individually each an “Owner Indemnitee” and collectively the “Owner Indemnitees”) from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against any Owner Indemnitee in any way relating to or arising out of any act or omission by Manager and any agent or employee of Manager constituting a failure (a) to act within the scope of authority set forth in Sections 2.1 or 2.2 hereof or any other provision of this Agreement, (b) to fully and completely fulfill Manager’s fiduciary obligation as Owner’s agent hereunder, or (c) to act at all times in Owner’s best interests consistent with the relationship of trust and confidence established under this Agreement.

2.6.       Manager shall act as Owner’s agent hereunder, solely as Owner’s agent and not personally, and shall be vested with full control over Carter and all other professionals, contractors and subcontractors relative to the Project. Manager accepts the relationship of trust and confidence established between it and Owner and the fiduciary obligations owed to Owner hereunder. In the performance of this Agreement, Manager and Owner each will be acting in an individual capacity and not as employees, partners, joint venturers, agents or associates of one another, except as provided in this Subsection 2.5. The employees, agents, contractors and subcontractors of one party shall not be deemed or construed to be the employees, agents, contractors and subcontractors of the other party for any purpose whatsoever, and each is and shall at all times be an independent contractor. Except as otherwise expressly provided herein, no party will assume any liability for any injury (including death) to any persons, or any damage to any property, arising out of the acts or omissions of the agents, employees, contractors or subcontractors of any other party

2.7.       Manager shall appoint two employees as the persons to act for Manager under this Agreement, and either of them shall have the complete authority to transmit instructions, receive information, interpret and define Manager’s policies and decisions with respect to this Agreement. Either of the two representatives, or both of them, are authorized and empowered to execute in the name of and on behalf of Manager for any and all contracts, documents and other instruments in connection with the construction and development of the Project.

3.	Owner Obligations. Owner shall (a) lease the Project to Progress Energy in accordance with the terms of the Lease, (b) reimburse Progress Energy in accordance with the terms of the Purchase Agreement for those expenses previously incurred by Progress Energy in connection with the Project, and (c) perform its obligation under the Lease and Loan Agreement. If Owner fails to perform its obligations, neither Manager nor Progress Energy shall be liable for any costs resulting therefrom. In order to evidence Manager’s authority, Owner shall, Upon request from Manager, execute and deliver to Manager, or such other party as Manager may designate, a letter of authorization evidencing the authority of Manger set forth herein.

4.	Advances and Expense Reimbursement. In its sole and absolute discretion, Manager may from time to time elect to advance funds, or to otherwise pay or incur costs or expenses on behalf of Owner, provided, however, that such costs or expenses are properly included as part of the costs of the Project. Manager shall not be obligated to make any such advances or to pay or incur any such costs or expenses. However, if Manager does make any such advances or pay any such costs or expenses, Manager shall be entitled to be reimbursed for such advances or payments as are available within the Approved Project Budget.

5.	Nature of Relationship

5.1.       No Financial Responsibility. Manager is not acting as a guarantor or surety of any of the financial obligations of Owner or the Project.

5.2.       Standard of Care/No Guarantees. Manager does not warrant or guarantee estimates and schedules relating to the Project. Manager’ only obligation with respect to establishing such estimates and schedules, and with respect to performing other services hereunder, is to use the same standard of care as agents providing similar services in the Raleigh metropolitan area.

5.3.       No Professional Services Provided. Manager shall not be required to provide and shall not provide professional services constituting the practice of architecture, engineering, contracting, accounting or law.

5.4.       Appointment of Manager. Owner hereby engages Manager, as a disclosed agent for Owner, to be the Manager for the Project and Manager hereby accepts such engagement as agent. Manager shall at all times be an independent contractor. In performing its obligations under this Agreement, Manager shall: act as Owner’s general representative with respect to all matters related to the development of the Project, including contracting, solely as Owner’s agent and not personally, consistent with applicable laws.

5.5.       No Assumed Duties or Obligations. Owner acknowledges and agrees, however, that notwithstanding anything contained in this Agreement to the contrary, (a) Manager shall not be deemed to have assumed any of the duties, obligations or liabilities or guaranteed or warranted the materials or work of any engineer, architect or contractor or other party (or any subcontractor thereof) performing work or services in connection with the development or construction of the Project, and (b) under no circumstance shall Manager be required to expend its own funds with respect to the cost of constructing or otherwise developing the Project.

5.6.       No Restriction on Other Activities. Owner hereby acknowledges that Manager is engaged in the development, ownership, leasing and management of commercial properties other than the Project, and Owner hereby agrees that Manager shall in no way be restricted from or have any liability to account to Owner with respect to such activities, notwithstanding that such activities may compete with or be enhanced by Manager’s activities under this Agreement or Owner’s ownership of the Project.

5.7.       Authority of Manager. Owner hereby acknowledges and agrees that subject to and in accordance with the terms of this Agreement, Manager is Owner’s duly authorized agent and representative for all purposes of the Project and this Agreement, the Development Agreement, other Project documents and such other documents as Owner may approve for Manager and Manager may agree to enter into. ln order to evidence. Manager’s authority, Owner shall, upon request from Manager, execute and deliver to Manager, or such other party as Manager may designate, a letter of authorization evidencing the authority of Manager set forth herein.

6.	Term and Termination

6.1.       Term of Agreement. Unless earlier terminated as hereinafter provided, the term of this Agreement shall be from the date first above written (“Effective Date”) through the Lease Commencement Date set forth in the Lease.

6.2.       Termination of Lease. If the Lease shall terminate on a date that is prior to the Lease Commencement Date, then this Agreement shall terminate on such date as well.

6.3.       Termination on Default. Upon the occurrence of a material default under this Agreement by one party, the other party may, at its option and in addition to any other remedies which it may have, terminate this Agreement by giving the defaulting party thirty (30) days written notice of the default. Unless the default is cured within the thirty-day period, this Agreement will be deemed terminated without further action by either party, except that all claims or defenses by either party against the other party for material breach or other default in performance of this Agreement that arose prior to the effective date of termination shall survive the termination of this Agreement.

7.	Miscellaneous

7.1.       Notices. Any notice or report required or permitted under this Agreement shall be in writing and shall validly given when hand-delivered or sent by courier or express service guaranteeing overnight delivery or by facsimile, with the original being sent promptly as otherwise provided above to the following addresses or such different addresses as the parties may designate by notice given in accordance with this Section:

If to Manager:	Progress Energy Service Company, LLC
410 S. Wilmington Street
Raleigh, NC 27601
Attention: Robert Cutlip
Facsimile: 919-546-3202

With a copy to:	Hunton & Williams
421 Fayetteville Street Mall
One Hanover Square, Suite 1400
Raleigh, NC 27601
Attention: David R. Fricke
Facsimile: 919-899-3160

If to Owner:	JPMorgan Trust Company, National Association.
560 Mission Street, 13th Floor
San Francisco, CA 94105
Attention: Hank Helley
Facsimile: 415-315-7585

With copies to:	CA Partners, LLC
30101 Agoura Court, Suite 234
Agoura Hills, CA 9l30l
Attention: Neal Smaler
Facsimile: 818-706-3966

and to:	Kaye Scholer LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, CA 90067
Attention: B.J. Yankowitz
Facsimile: 310-229-1975

A notice given by any means described herein shall be deemed delivered on the day after such notice is sent.

7.2.     Assignment. The rights of the parties under this Agreement are personal to the parties and may not be assigned without the prior written consent of the other party. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and permitted assigns.

7.3.     Applicable Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of North Carolina, without regard to its conflicts of laws provisions.

7.4.     Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the engagement of Manager by Owner relative to the development of the

Project, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Agreement shall be of no force or effect.

7.5.     Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

7.6.     Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

7.7.     Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

7.8.     Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

7.9.     Non-Waiver. Failure by either party to complain of any action, non-action or default of the other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by either party of any right arising from any default of the other party shall not constitute a waiver of any other right arising from a subsequent default of the same obligation or for any other default, past, present or future.

7.10.     Rights Cumulative. All rights, remedies, powers and privileges conferred under this Agreement on the parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law or equity.

7.11.     Time of Essence; Prompt Responses. Time is of the essence of this Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. The parties recognize and agree that the time limits and time periods provided herein are of the essence of this Agreement. The parties mutually agree to exercise their mutual and separate good faith, reasonable efforts to consider and respond promptly and as expeditiously as is reasonably possible notwithstanding any time period provided in this Agreement.

7.12.     Modifications. This Agreement shall not be modified or amended in any respect except by a written agreement executed by both parties in the same manner as this Agreement is executed.

7.13.     Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement is entered into as of the day and the year first written above.

PROGRESS ENERGY SERVICE COMPANY, LLC, a North Carolina limited liability company (“Manager”)

JPMORGAN TRUST COMPANY,

NATIONAL ASSOIATlON,

a National Banking corporation, not in its

individual capacity, but solely as Trustee of

the Owner Trust under Trust Agreement

dated as of April 1, 2003 (“Owner”)

By:	By:

Name:	Name:

Title:	Title:

Exhibit “F”

RENTABLE AREA

Progress Energy	Page 1
Project No. 201094	7/1/2003
Preliminary Area Calculations
April 7, 2003

FLR TO FLR	.LEVEL	CONSTR ....AREA	.GROSS. INT AREA A..	VERT PENET B.	BOMA RENT C=(A-B)	EFF. C/A	FLOOR COMMON D	BLDG COMMON E	USABLE SGL TNT F=C-(D+E)	FACTOR (SINGLE) G=C/F	CORR ELEV.LOB I	USABLE MULTI J=(F-I)	FACTOR (MULTI). K=C/J	LEASABLE (SINGLE) L=FACTOR	LEASABLE (MULTI) M=FACTOR
14.68	1	34,358	34,626	1,007	33,619	97.1%	4975		28,744	117.0%	1125	27,599	121.8%	33,619	33,619
14.68	2	35,118	34,898	1,043	33,855	97.0%	2502		31,253	108.3%	1222	30,031	112.7%	33,855	33,855
13.00	3	23,494	22,835	1,015	21,820	95.6%	2213		19,607	111.3%	1222	18,385	118.7%	21,820	21,820
13.00	4	28,532	28,317	1,015	27,302	96.4%	2213		25,089	108.8%	1222	23,867	114.4%	27,302	27,302
13.00	5	28,532	28,317	1,015	27,302	96.4%	2213		25,089	108.8%	1222	23,867	114.4%	27,302	27,302
13.00	6	28,532	28,317	1,015	27,302	96.4%	2213		25,089	108.8%	1222	23,867	114.4%	27,302	27,302
13.00	7	28,532	28,317	1,015	27,302	96.4%	2213		25,089	108.8%	1222	23,867	114.4%	27,302	27,302
13.00	8	28,532	28,317	1,015	27,302	96.4%	2213		25,089	108.8%	1222	23,867	114.4%	27,302	27,302
13.00	9	28,532	28,317	1,015	27,302	96.4%	2213		25,089	108.8%	1222	23,867	114.4%	27,302	27,302
13.00	10	28,532	28,317	1,015	27,302	96.4%	2213		25,089	108.8%	1232	23,867	114.4%	27,302	27,302
13.00	11	28,428	28,205	1,015	27,190	96.4%	2213		24,977	108.9%	1232	23,755	114.6%	27,190	27,190
13.00	12	28,428	28,205	1,015	27,190	96.4%	2213		24,977	108.9%	1,222	23,755	114.5%	27,190	27,190
Sub-Total		349,550	346,988	12,200	334,788	96.5%	29,607	0	305,181	109.7%	14,587	290,594	115.2%	334,788	334,788
Ground Components				Breakdown
			Allocation	Retail	Parking	Office GS	Office RSF
Leasable Retail I	8,915	8,826	R	8,826
Leasable Retail II	1,176	1,161	R	1,161
Leasable Retail III	2,827	2,789	R	2,789
Leasable Retail IV	1,382	1,359	R	1,359
Leasable Retail V	3,042	3,011	R	3,011
Leasable Retail VI	1,591	1,576	R	1,576
Lobby	4,161	3,377	O			3,377	3,377
Arcade	1,716	1,716	O			1,716
Lobby Elevators	605	605	O			605	0
Service Elevator	116	116	O			118	0
Restrooms (Men/Wom)	238	238	O			238	238
Housekeeping	188	188	O			188	188
UPS & Gen. Room	832	832	O			832	832
Fire Control	214	214	O			214	214
Facilities	608	608	O			608	608
Lobby Supply Duct	12	12				12	12
Main Parking Electrical	56	56	P		56
Emergency Parking E	44	44	P		44
Main Electrical	578	578	O			578	578
Emergency Electrical	225	225	O			225	225
Telephone	497	497	O			497	497
Chillers	1,832	1,832	O			1,832	1,832
Retail Electrical	248	248	R	248
Tenant Corridor	1,172	1,172	R	1,172
Egress Corridor 1	102	102	O			102	102
Egress Corridor 2	280	280	O			280	280
Egress Corridor 3	1,257	1,257	P		1,257
Telecomm. Storage	9,594	9,594	O			9,594	9,594
Telecomm. Mech.	167	167				167	167
LDC I	7,485	7,485	O			7,485	7,485
Future Retail VII/Res	6,555	6,555	O			6,555	6,555
Stair Shafts (Deck)	232	232	P		232
Public Lobby (Deck)	216	216	P		216
Elevators (Deck)	102	102	P		102
Deck Entry Ramp	6,797	6,797	P		6,797
Loading Dock	10,954	10,954	O			10,954
Service Drive	20,410	20,410	O			20,410
Tenant Generator	1,414	1,414	O			1,414	1,414
Building Generator	504	504				504	504
Pump Room	406	406	O			406	406
Ground Total	98,750	97,755		20,142	8,704	68,909	35,108
Ground + office Total	448,300	444,743				415,897	369,896

The following is the general criteria for the previously listed area calculations for Progress Energy Mixed Use Building.

1.	Construction area is the area enclosed by the extreme exterior face of the building skin.

2.	Gross interior area is the floor area enclosed by the building perimeter curtain wall measured to the inside face of the glass.

3.	Vertical penetrations include elevator shafts, stairs, mechanical duct enclosures, and is measured to the outside of their enclosing partitions.

4.	Net rentable area is derived arithmatically by subtracting vertical penetrations from the gross interior area.

5.

Building Common Area - These are the areas which are designed to benefit all building tenants without being used exclusively by any one tenant.

Included without limitation are the main building lobby, mail room all building mechanical and electrical rooms, fire command center, building service areas, etc., and their enclosing walls. This area will be prorated on a consistent ratio to each floor.

6.

Floor Common Area (Single-tenant floors) - These are the areas within the core that are not ‘usable’, less all penetrations, and include toilets, mechanical rooms, electrical rooms, telephone closets, janitor’s closet, service elevator vestibule, etc;

Including there enclosing walls.

7.	Useable Area - The space actually available for the discretionary use of the tenant(s).

A. Single Tenant Floor - The gross interior area less entire core and its enclosing walls, except the elevator lobby and any crossover corridors.

B. Multi-tenant Floor - The gross interior area less entire core, and its enclosing walls, and the 5’0” clear minimum corridor, measured to the tenant side of the wall, needed to gain access to stairs, toilets, service elevator, and any common service areas.

8.	Leasable - The usable area multiplied by the appropriate building factor.

Vertical Penetrations:
Stair “A” & encl
Exhaust “A”:
Toilet Exhaust:
Elevator Shaft “A”
Elevator Shaft “B”
Supply Shaft
Stair “B” & Encl.
Exhaust “B”
Total	0

Floor Common:
Gross MEP, toilets, etc:
less shafts

Min “Z” Corridor & Elev. Lobby
Elevator Lobby:
Corridor Min.:
Total	0

Exhibit “G”

Certificate Pursuant to Section 6.1(c)

TENANT’S CERTIFICATE

JPMorgan Trust Company, National	Pacific Life Insurance Company
Association	700 Newport Center Drive
560 Mission Street, 13th Floor	Newport Beach, California 92660
San Francisco, CA 94105	Attention: Real Estate Division
Attention: Corporate Trust Department

RE:     Application for Progress Payment

Pursuant to that certain Lease, dated April 10, 2003 (the “Lease”) between Progress Energy Carolinas, Inc. (“Tenant”) and JPMorgan Trust Company, National Association, not in its individual capacity, but solely as Landlord Trustee of the CA Raleigh Landlord Trust under a Trust Agreement dated as of April 1, 2003 (“Landlord”), Landlord is requesting a progress payment in the amount of $                    , as indicated on the Borrower’s Certificate to which this Tenant’s Certificate is attached. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Loan Agreement.

Certification and Agreement

1.         Tenant hereby (i) acknowledges and agrees that the amounts of the loan funds requested in the Draw Request to which this Tenant’s Certificate is attached (including, without limitation, any loan funds disbursed in connection with any Change Orders referred to in such Draw Request or for any Line Items for which there have been reallocations from or to other Line Items within the Budget) will, when disbursed by Lender pursuant to the Loan Agreement, become part of the Total Cost, as defined in the Lease, and (ii) certifies, represents and warrants that, as of the date of such Draw Request, nothing has come to the attention of Tenant’s Representative which would prevent Tenant from accepting the Premises as of the Lease Commencement Date, as required by Section 6.2 of the Lease, and (iii) Tenant’s Representative has been and is the person most knowledgeable at Tenant about the Premises and the construction activities being conducted thereon or in connection therewith. Tenant further acknowledges and agrees that Lender is disbursing loan funds pursuant to the Draw Request in reliance on this Tenant’s Certificate and would not do so in the absence thereof.

2.         Tenant, or authorized signer, certifies that the statements made in this Tenant’s Certificate are true and has duly caused this Tenant’s Certificate to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE:	“Tenant”

By:

Exhibit “H”

Insurance Policies.

Tenant shall comply with the following insurance requirements:

(a) Insurance Policies During the Term. During the Term, Tenant, at its sole cost and expense, shall procure and maintain the insurance required pursuant to this Lease, including, without limitation, Article 13 hereof (“Tenant’s Insurance”), provided that all such insurance shall comply with the provisions of this Lease, including this Exhibit H. All policies of Tenant’s Insurance that are liability insurance policies shall name Lender as an additional insured and all policies of Tenant’s Insurance that are property insurance policies shall name Lender loss payee and shall contain such endorsements as Lender may require. None of the policies required in this Exhibit H shall contain a deductible, self-insured retention, retrospective premium or any other provision, which requires the payment of a sum in excess of Three Million Dollars ($3,000,000.00) so long as Tenant is Investment Grade, and Five Hundred Thousand Dollars $500,000.00) if and so as Tenant is less than Investment Grade. The property insurance coverage required under this Lease, including this Exhibit H may be effected under a blanket policy or policies covering the Premises and other property of Tenant, provided that Tenant shall provide Landlord and Lender either with a written officer’s certificate setting forth the premises address of each building covered by such blanket policy (provided that Lender and Tenant shall agree in writing to keep any such information confidential), and any sublimit in such blanket policy applicable to the Premises, or with a written officer’s certificate that the blanket property insurance coverage limits affording coverage for the Premises are sufficient to cover the combined replacement costs of any properties on the blanket policy that are located within a two (2) mile radius of the Premises and that in any case the blanket policy will provide the same protection as would a separate policy insuring only the Premises and otherwise comply with all other respects with the requirements of this Lease, including this Exhibit H.

(b) Form of Policy. All insurance required under this Exhibit H shall be fully paid for and be nonassessable, and the policies therefore shall contain such other provisions, endorsements and expiration dates, as Lender shall from time to time reasonably request, and shall be in such form, content and amounts, and be issued by such insurance companies having an A.M. Best rating of “A-X” or better and doing business in North Carolina (“State”), all as are satisfactory to Lender, or as otherwise provided and required by law. Without limiting the foregoing, each such policy shall contain a waiver of subrogation to all claims against Landlord, Tenant or Lender, and shall provide that the policy shall not be canceled, amended or materially altered (including by reduction in the scope or limits of coverage) without at least thirty (30) days prior written notice to Lender. All policies of insurance required by this Exhibit H shall contain an endorsement or agreement of the insurer that any loss payable to Lender in accordance with the terms thereof shall not be adversely affected by any act or negligence of Landlord or Tenant, which might otherwise result in the forfeiture of such insurance. Further, no such policy shall contain an exclusion for suits or other proceedings as between or among insured’s covered thereunder. All insurance required pursuant to this Exhibit H (other than liability insurance) shall contain a noncontributory standard mortgagee clause in favor of Lender.

(c) Duplicate Originals or Certificates. Tenant shall deposit with Lender duplicate original policies or other evidence of insurance satisfactory to Lender evidencing the insurance required under this Exhibit H and any additional insurance which shall be taken out on the Premises by Tenant, together with a certificate signed by each insurance company issuing same to the effect that the policies so delivered are true and accurate duplicates of the originals thereof. In addition, Tenant will deliver to Lender: (i) receipts evidencing payment of all premiums thereon; and, (ii) duplicate original renewal policies, a binder thereof or a property insurance certificate, with evidence reasonably satisfactory to Lender of payment of all premiums thereon prior to the time that any such payment would become delinquent. In lieu of the duplicate original policies provided herein to be delivered to Lender or other evidence of insurance as provided above, Grantor may deliver an underlyer of any blanket policy together with signed certificates from the issuing insurance company certifying that such underlyer truly and accurately reflects the insurance in place, and that such insurance is in full force and effect. In addition, such underlyer shall contain sufficient information to allow Lender to determine whether such policy complies with the requirements of this Exhibit H. Tenant acknowledges that its failure to provide a certificate or certificates of insurance evidencing all of the insurance requirements set forth in the Lease including this Exhibit H have been met shall not constitute a waiver by Lender of any of the requirements of Lender relating to insurance.

(d) No Separate Insurance. Tenant shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Exhibit H unless endorsed in favor of Lender in accordance with the requirements of this Exhibit H and otherwise approved by Lender in all respects.

(e) Transfer of Title. In connection with any foreclosure of the Deed of Trust or other transfer of title or assignment of the Premises by Lender or Trustee (as defined in the Deed of Trust) pursuant to their rights under the Deed of Trust, Tenant hereby authorizes Lender (if Lender shall so elect), without the consent of Tenant, to assign any and all insurance policies to the purchaser (which may be Lender) at the sale, and take such further or other action as Lender may deem necessary or advisable to cause the interests of said purchaser to be protected under any such insurance policies.

(f) Replacement Cost. For purposes of this Section, the term “full insurable value” shall mean the actual cost of replacing the property in question, without allowance for depreciation, as determined from time to time by Lender.

Exhibit “I”

STIPULATED LOSS VALUE

Exhibit I

Stipulated Loss Value Schedule

The Stipulated Loss Value Schedule shall be determined by Owner on the Rent Commencement Date as the sum of:

A.

An amount equal to the initial loan balance for the Pacific Life Permanent Loan on the Rent Commencement Date, and thereafter on the first day of each succeeding month as the Permanent Loan is amortized in accordance with the terms of the Note and Building Loan Agreement; plus

B.	An initial amount of $8,000,000 on the Rent Commencement Date and thereafter as accreted at 6% per annum, compounded monthly; plus
C.	The Make-Whole Premium as required in the Note.
D.	During the last 10 years of the Basic Lease Term the Stipulated Loss Amount shall not exceed $35,000,000

The Schedule below is an exemplar based upon an assumed initial Permanent Loan in the amount of $73,000,000 and an annual rate of 6.20% on the financing. The only variations in computing the final and actual Stipulated Loss Schedule are to replace:

(i)   the initial loan amount assumed to be $73,000,000 with the actual loan amount for the Permanent Loan; and

(ii)  the assumed monthly payment of $623,931 with the actual monthly payment

Exemplar of Stipulated Loss Value Schedule: Actual will vary based upon Actual Permanent Loan Amount and the Actual Annual Rate on Financing

1. Assumed annual rate on financing:	6.20%
10 Year Treasury Rate	3.95%
Spread to Determine Rate	2.25%

2. Assumed Initial Amount of Permanent Loan	$73,000,000

3. Annual Payments	$7,487,173

 4. The Stipulated Loss Value as shown below does not include the Lender’s Make-Whole Premium.

NOTE: THE TABLE BELOW IS ONLY FOR EXAMPLE PURPOSES

Exemplar of Pacific Life Loan Amortization Schedule (not actual)					Owner Coverage			Stipulated Loss
First Day of Month	Beginning Balance	Interest on Prior Balance at 6.20%	Monthly Payment	Ending Balance	Beginning Balance	Accretion at 6%	Ending Balance	Value At Beginning of Month (Not Including Make-Whole Premium, If Any)
1	73,000,000	377,167	(623,931)	72,753,236	$ 8,000,000	$ 40,000	$ 8,040,000	$ 81,000,000
2	72,753,236	375,892	(623,931)	72,505,196	$ 8,040,000	$ 40,200	$ 8,080,200	$ 80,793,236
3	72,505,196	374,610	(623,931)	72,255,875	$ 8,080,200	$ 40,401	$ 8,120,601	$ 80,585,396
4	72,255,875	373,322	(623,931)	72,005,266	$ 8,120,601	$ 40,603	$ 8,161,204	$ 80,376,476
5	72,005,266	372,027	(623,931)	71,753,362	$ 8,161,204	$ 40,806	$ 8,202,010	$ 80,166,470
6	71,753,362	370,726	(623,931)	71,500,157	$ 8,202,010	$ 41,010	$ 8,243,020	$ 79,955,372
7	71,500,157	369,417	(623,931)	71,245,643	$ 8,243,020	$ 41,215	$ 8,284,235	$ 79,743,177
8	71,245,643	368,102	(623,931)	70,989,815	$ 8,284,235	$ 41,421	$ 8,325,656	$ 79,529,878
9	70,989,815	366,781	(623,931)	70,732,664	$ 8,325,656	$ 41,628	$ 8,367,285	$ 79,315,471
10	70,732,664	365,452	(623,931)	70,474,185	$ 8,367,285	$ 41,836	$ 8,409,121	$ 79,099,949
11	70,474,185	364,117	(623,931)	70,214,371	$ 8,409,121	$ 42,046	$ 8,451,167	$ 78,883,306
12	70,214,371	362,774	(623,931)	69,953,214	$ 8,451,167	$ 42,256	$ 8,493,422	$ 78,665,537
13	69,953,214	361,425	(623,931)	69,690,708	$ 8,493,422	$ 42,467	$ 8,535,890	$ 78,446,636
14	69,690,708	360,069	(623,931)	69,426,845	$ 8,535,890	$ 42,679	$ 8,578,569	$ 78,226,597
15	69,426,845	358,705	(623,931)	69,161,619	$ 8,578,569	$ 42,893	$ 8,621,462	$ 78,005,414
16	69,161,619	357,335	(623,931)	68,895,023	$ 8,621,462	$ 43,107	$ 8,664,569	$ 77,783,081
17	68,895,023	355,958	(623,931)	68,627,050	$ 8,664,569	$ 43,323	$ 8,707,892	$ 77,559,593
18	68,627,050	354,573	(623,931)	68,357,692	$ 8,707,892	$ 43,539	$ 8,751,432	$ 77,334,942
19	68,357,692	353,181	(623,931)	68,086,942	$ 8,751,432	$ 43,757	$ 8,795,189	$ 77,109,123
20	68,086,942	351,783	(623,931)	67,814,794	$ 8,795,189	$ 43,976	$ 8,839,165	$ 76,882,131
21	67,814,794	350,376	(623,931)	67,541,239	$ 8,839,165	$ 44,196	$ 8,883,360	$ 76,653,958
22	67,541,239	348,963	(623,931)	67,266,271	$ 8,883,360	$ 44,417	$ 8,927,777	$ 76,424,599
23	67,266,271	347,542	(623,931)	66,989,882	$ 8,927,777	$ 44,639	$ 8,972,416	$ 76,194,048
24	66,989,882	346,114	(623,931)	66,712,065	$ 8,972,416	$ 44,862	$ 9,017,278	$ 75,962,298
25	66,712,065	344,679	(623,931)	66,432,813	$ 9,017,278	$ 45,086	$ 9,062,365	$ 75,729,344

26	66,432,813	343,236	(623,931)	66,152,118	$9,062,365	$45,312	$9,107,676	$75,495,178
27	66,152,118	341,786	(623,931)	65,869,973	$9,107,676	$45,538	$9,153,215	$75,259,795
28	65,869,973	340,328	(623,931)	65,586,370	$9,153,215	$45,766	$9,198,981	$75,023,188
29	65,586,370	338,863	(623,931)	65,301,302	$9,198,981	$45,995	$9,244,976	$74,785,351
30	65,301,302	337,390	(623,931)	65,014,761	$9,244,976	$46,225	$9,291,201	$74,546,278
31	65,014,761	335,910	(623,931)	64,726,739	$9,291,201	$46,456	$9,337,657	$74,305,962
32	64,726,739	334,421	(623,931)	64,437,230	$9,337,657	$46,688	$9,384,345	$74,064,396
33	64,437,230	332,926	(623,931)	64,146,224	$9,384,345	$46,922	$9,431,267	$73,821,575
34	64,146,224	331,422	(623,931)	63,853,715	$9,431,267	$47,156	$9,478,423	$73,577,491
35	63,853,715	329,911	(623,931)	63,559,695	$9,478,423	$47,392	$9,525,815	$73,332,138
36	63,559,695	328,392	(623,931)	63,264,156	$9,525,815	$47,629	$9,573,444	$73,085,510
37	63,264,156	326,865	(623,931)	62,967,090	$9,573,444	$47,867	$9,621,311	$72,837,600
38	62,967,090	325,330	(623,931)	62,668,488	$9,621,311	$48,107	$9,669,418	$72,588,401
39	62,668,488	323,787	(623,931)	62,368,345	$9,669,418	$48,347	$9,717,765	$72,337,906
40	62,368,345	322,236	(623,931)	62,066,650	$9,717,765	$48,589	$9,766,354	$72,086,110
41	62,066,650	320,678	(623,931)	61,763,396	$9,766,354	$48,832	$9,815,186	$71,833,004
42	61,763,396	319,111	(623,931)	61,458,576	$9,815,186	$49,076	$9,864,262	$71,578,582
43	61,458,576	317,536	(623,931)	61,152,181	$9,864,262	$49,321	$9,913,583	$71,322,838
44	61,152,181	315,953	(623,931)	60,844,203	$9,913,583	$49,568	$9,963,151	$71,065,764
45	60,844,203	314,362	(623,931)	60,534,633	$9,963,151	$49,816	$10,012,967	$70,807,354
46	60,534,633	312,762	(623,931)	60,223,465	$10,012,967	$50,065	$10,063,031	$70,547,600
47	60,223,465	311,155	(623,931)	59,910,688	$10,063,031	$50,315	$10,113,347	$70,286,496
48	59,910,688	309,539	(623,931)	59,596,296	$10,113,347	$50,567	$10,163,913	$70,024,035
49	59,596,296	307,914	(623,931)	59,280,279	$10,163,913	$50,820	$10,214,733	$69,760,209
50	59,280,279	306,281	(623,931)	58,962,629	$10,214,733	$51,074	$10,265,807	$69,495,011
51	58,962,629	304,640	(623,931)	58,643,338	$10,265,807	$51,329	$10,317,136	$69,228,435
52	58,643,338	302,991	(623,931)	58,322,398	$10,317,136	$51,586	$10,368,721	$68,960,474
53	58,322,398	301,332	(623,931)	57,999,799	$10,368,721	$51,844	$10,420,565	$68,691,119
54	57,999,799	299,666	(623,931)	57,675,533	$10,420,565	$52,103	$10,472,668	$68,420,364
55	57,675,533	297,990	(623,931)	57,349,592	$10,472,668	$52,363	$10,525,031	$68,148,201
56	57,349,592	296,306	(623,931)	57,021,968	$10,525,031	$52,625	$10,577,656	$67,874,623
57	57,021,968	294,613	(623,931)	56,692,650	$10,577,656	$52,888	$10,630,544	$67,599,624
58	56,692,650	292,912	(623,931)	56,361,631	$10,630,544	$53,153	$10,683,697	$67,323,194
59	56,361,631	291,202	(623,931)	56,028,902	$10,683,697	$53,418	$10,737,116	$67,045,328
60	56,028,902	289,483	(623,931)	55,694,453	$10,737,116	$53,686	$10,790,801	$66,766,017
61	55,694,453	287,755	(623,931)	55,358,277	$10,790,801	$53,954	$10,844,755	$66,485,254
62	55,358,277	286,018	(623,931)	55,020,363	$10,844,755	$54,224	$10,898,979	$66,203,032
63	55,020,363	284,272	(623,931)	54,680,704	$10,898,979	$54,495	$10,953,474	$65,919,342
64	54,680,704	282,517	(623,931)	54,339,290	$10,953,474	$54,767	$11,008,241	$65,634,178
65	54,339,290	280,753	(623,931)	53,996,112	$11,008,241	$55,041	$11,063,282	$65,347,531
66	53,996,112	278,980	(623,931)	53,651,161	$11,063,282	$55,316	$11,118,599	$65,059,394
67	53,651,161	277,198	(623,931)	53,304,427	$11,118,599	$55,593	$11,174,192	$64,769,759
68	53,304,427	275,406	(623,931)	52,955,902	$11,174,192	$55,871	$11,230,063	$64,478,619
69	52,955,902	273,605	(623,931)	52,605,577	$11,230,063	$56,150	$11,286,213	$64,185,965
70	52,605,577	271,795	(623,931)	52,253,441	$11,286,213	$56,431	$11,342,644	$63,891,790
71	52,253,441	269,976	(623,931)	51,899,486	$11,342,644	$56,713	$11,399,357	$63,596,085
72	51,899,486	268,147	(623,931)	51,543,702	$11,399,357	$56,997	$11,456,354	$63,298,843
73	51,543,702	266,309	(623,931)	51,186,080	$11,456,354	$57,282	$11,513,636	$63,000,056
74	51,186,080	264,461	(623,931)	50,826,611	$11,513,636	$57,568	$11,571,204	$62,699,716
75	50,826,611	262,604	(623,931)	50,465,284	$11,571,204	$57,856	$11,629,060	$62,397,815
76	50,465,284	260,737	(623,931)	50,102,090	$11,629,060	$58,145	$11,687,206	$62,094,344
77	50,102,090	258,861	(623,931)	49,737,019	$11,687,206	$58,436	$11,745,642	$61,789,295
78	49,737,019	256,975	(623,931)	49,370,063	$11,745,642	$58,728	$11,804,370	$61,482,661
79	49,370,063	255,079	(623,931)	49,001,210	$11,804,370	$59,022	$11,863,392	$61,174,433
80	49,001,210	253,173	(623,931)	48,630,452	$11,863,392	$59,317	$11,922,709	$60,864,602
81	48,630,452	251,257	(623,931)	48,257,779	$11,922,709	$59,614	$11,982,322	$60,553,161
82	48,257,779	249,332	(623,931)	47,883,179	$11,982,322	$59,912	$12,042,234	$60,240,101
83	47,883,179	247,396	(623,931)	47,506,645	$12,042,234	$60,211	$12,102,445	$59,925,413
84	47,506,645	245,451	(623,931)	47,128,164	$12,102,445	$60,512	$12,162,957	$59,609,089
85	47,128,164	243,496	(623,931)	46,747,729	$12,162,957	$60,815	$12,223,772	$59,291,122
86	46,747,729	241,530	(623,931)	46,365,328	$12,223,772	$61,119	$12,284,891	$58,971,501
87	46,365,328	239,554	(623,931)	45,980,951	$12,284,891	$61,424	$12,346,315	$58,650,218
88	45,980,951	237,568	(623,931)	45,594,588	$12,346,315	$61,732	$12,408,047	$58,327,266
89	45,594,588	235,572	(623,931)	45,206,229	$12,408,047	$62,040	$12,470,087	$58,002,635
90	45,206,229	233,566	(623,931)	44,815,863	$12,470,087	$62,350	$12,532,437	$57,676,316
91	44,815,863	231,549	(623,931)	44,423,481	$12,532,437	$62,662	$12,595,100	$57,348,301

92	44,423,481	229,521	(623,931)	44,029,071	$12,595,100	$62,975	$12,658,075	$57,018,580
93	44,029,071	227,484	(623,931)	43,632,623	$12,658,075	$63,290	$12,721,365	$56,687,146
94	43,632,623	225,435	(623,931)	43,234,127	$12,721,365	$63,607	$12,784,972	$56,353,989
95	43,234,127	223,376	(623,931)	42,833,573	$12,784,972	$63,925	$12,848,897	$56,019,100
96	42,833,573	221,307	(623,931)	42,430,948	$12,848,897	$64,244	$12,913,142	$55,682,470
97	42,430,948	219,227	(623,931)	42,026,244	$12,913,142	$64,566	$12,977,707	$55,344,090
98	42,026,244	217,136	(623,931)	41,619,448	$12,977,707	$64,889	$13,042,596	$55,003,951
99	41,619,448	215,034	(623,931)	41,210,551	$13,042,596	$65,213	$13,107,809	$54,662,044
100	41,210,551	212,921	(623,931)	40,799,541	$13,107,809	$65,539	$13,173,348	$54,318,360
101	40,799,541	210,798	(623,931)	40,386,408	$13,173,348	$65,867	$13,239,215	$53,972,889
102	40,386,408	208,663	(623,931)	39,971,140	$13,239,215	$66,196	$13,305,411	$53,625,622
103	39,971,140	206,518	(623,931)	39,553,726	$13,305,411	$66,527	$13,371,938	$53,276,550
104	39,553,726	204,361	(623,931)	39,134,156	$13,371,938	$66,860	$13,438,797	$52,925,664
105	39,134,156	202,193	(623,931)	38,712,418	$13,438,797	$67,194	$13,505,991	$52,572,953
106	38,712,418	200,014	(623,931)	38,288,501	$13,505,991	$67,530	$13,573,521	$52,218,409
107	38,288,501	197,824	(623,931)	37,862,394	$13,573,521	$67,868	$13,641,389	$51,862,022
108	37,862,394	195,622	(623,931)	37,434,085	$13,641,389	$68,207	$13,709,596	$51,503,783
109	37,434,085	193,409	(623,931)	37,003,563	$13,709,596	$68,548	$13,778,144	$51,143,681
110	37,003,563	191,185	(623,931)	36,570,817	$13,778,144	$68,891	$13,847,035	$50,781,707
111	36,570,817	188,949	(623,931)	36,135,835	$13,847,035	$69,235	$13,916,270	$50,417,852
112	36,135,835	186,702	(623,931)	35,698,606	$13,916,270	$69,581	$13,985,851	$50,052,105
113	35,698,606	184,443	(623,931)	35,259,118	$13,985,851	$69,929	$14,055,780	$49,684,457
114	35,259,118	182,172	(623,931)	34,817,359	$14,055,780	$70,279	$14,126,059	$49,314,898
115	34,817,359	179,890	(623,931)	34,373,317	$14,126,059	$70,630	$14,196,690	$48,943,418
116	34,373,317	177,595	(623,931)	33,926,982	$14,196,690	$70,983	$14,267,673	$48,570,007
117	33,926,982	175,289	(623,931)	33,478,340	$14,267,673	$71,338	$14,339,011	$48,194,655
118	33,478,340	172,971	(623,931)	33,027,380	$14,339,011	$71,695	$14,410,707	$47,817,351
119	33,027,380	170,641	(623,931)	32,574,091	$14,410,707	$72,054	$14,482,760	$47,438,087
120	32,574,091	168,299	(623,931)	32,118,459	$14,482,760	$72,414	$14,555,174	$47,056,851
121	32,118,459	165,945	(623,931)	31,660,473	$14,555,174	$72,776	$14,627,950	$46,673,633
122	31,660,473	163,579	(623,931)	31,200,121	$14,627,950	$73,140	$14,701,089	$46,288,423
123	31,200,121	161,201	(623,931)	30,737,391	$14,701,089	$73,505	$14,774,595	$45,901,211
124	30,737,391	158,810	(623,931)	30,272,269	$14,774,595	$73,873	$14,848,468	$45,511,986
125	30,272,269	156,407	(623,931)	29,804,745	$14,848,468	$74,242	$14,922,710	$45,120,737
126	29,804,745	153,991	(623,931)	29,334,805	$14,922,710	$74,614	$14,997,324	$44,727,455
127	29,334,805	151,563	(623,931)	28,862,437	$14,997,324	$74,987	$15,072,310	$44,332,129
128	28,862,437	149,123	(623,931)	28,387,629	$15,072,310	$75,362	$15,147,672	$43,934,748
129	28,387,629	146,669	(623,931)	27,910,367	$15,147,672	$75,738	$15,223,410	$43,535,301
130	27,910,367	144,204	(623,931)	27,430,639	$15,223,410	$76,117	$15,299,527	$43,133,777
131	27,430,639	141,725	(623,931)	26,948,433	$15,299,527	$76,498	$15,376,025	$42,730,167
132	26,948,433	139,234	(623,931)	26,463,736	$15,376,025	$76,880	$15,452,905	$42,324,458
133	26,463,736	136,729	(623,931)	25,976,534	$15,452,905	$77,265	$15,530,170	$41,916,641
134	25,976,534	134,212	(623,931)	25,486,815	$15,530,170	$77,651	$15,607,821	$41,506,704
135	25,486,815	131,682	(623,931)	24,994,566	$15,607,821	$78,039	$15,685,860	$41,094,635
136	24,994,566	129,139	(623,931)	24,499,773	$15,685,860	$78,429	$15,764,289	$40,680,425
137	24,499,773	126,582	(623,931)	24,002,424	$15,764,289	$78,821	$15,843,110	$40,264,062
138	24,002,424	124,013	(623,931)	23,502,506	$15,843,110	$79,216	$15,922,326	$39,845,535
139	23,502,506	121,430	(623,931)	23,000,004	$15,922,326	$79,612	$16,001,938	$39,424,832
140	23,000,004	118,833	(623,931)	22,494,906	$16,001,938	$80,010	$16,081,947	$39,001,942
141	22,494,906	116,224	(623,931)	21,987,199	$16,081,947	$80,410	$16,162,357	$38,576,854
142	21,987,199	113,601	(623,931)	21,476,868	$16,162,357	$80,812	$16,243,169	$38,149,556
143	21,476,868	110,964	(623,931)	20,963,901	$16,243,169	$81,216	$16,324,385	$37,720,037
144	20,963,901	108,313	(623,931)	20,448,283	$16,324,385	$81,622	$16,406,007	$37,288,286
145	20,448,283	105,649	(623,931)	19,930,002	$16,406,007	$82,030	$16,488,037	$36,854,290
146	19,930,002	102,972	(623,931)	19,409,042	$16,488,037	$82,440	$16,570,477	$36,418,038
147	19,409,042	100,280	(623,931)	18,885,391	$16,570,477	$82,852	$16,653,329	$35,979,519
148	18,885,391	97,575	(623,931)	18,359,035	$16,653,329	$83,267	$16,736,596	$35,538,720
149	18,359,035	94,855	(623,931)	17,829,959	$16,736,596	$83,683	$16,820,279	$35,095,630
150	17,829,959	92,121	(623,931)	17,298,149	$16,820,279	$84,101	$16,904,380	$34,650,237
151	17,298,149	89,374	(623,931)	16,763,592	$16,904,380	$84,522	$16,988,902	$34,202,529
152	16,763,592	86,612	(623,931)	16,226,272	$16,988,902	$84,945	$17,073,847	$33,752,494
153	16,226,272	83,836	(623,931)	15,686,177	$17,073,847	$85,369	$17,159,216	$33,300,119
154	15,686,177	81,045	(623,931)	15,143,291	$17,159,216	$85,796	$17,245,012	$32,845,393
155	15,143,291	78,240	(623,931)	14,597,600	$17,245,012	$86,225	$17,331,237	$32,388,303
156	14,597,600	75,421	(623,931)	14,049,090	$17,331,237	$86,656	$17,417,893	$31,928,837
157	14,049,090	72,587	(623,931)	13,497,746	$17,417,893	$87,089	$17,504,983	$31,466,983

158	13,497,746	69,738	(623,931)	12,943,553	$17,504,983	$87,525	$17,592,507	$31,002,729
159	12,943,553	66,875	(623,931)	12,386,497	$17,592,507	$87,963	$17,680,470	$30,536,061
160	12,386,497	63,997	(623,931)	11,826,563	$17,680,470	$88,402	$17,768,872	$30,066,967
161	11,826,563	61,104	(623,931)	11,263,736	$17,768,872	$88,844	$17,857,717	$29,595,435
162	11,263,736	58,196	(623,931)	10,698,001	$17,857,717	$89,289	$17,947,005	$29,121,452
163	10,698,001	55,273	(623,931)	10,129,343	$17,947,005	$89,735	$18,036,740	$28,645,006
164	10,129,343	52,335	(623,931)	9,557,746	$18,036,740	$90,184	$18,126,924	$28,166,083
165	9,557,746	49,382	(623,931)	8,983,197	$18,126,924	$90,635	$18,217,559	$27,684,670
166	8,983,197	46,413	(623,931)	8,405,679	$18,217,559	$91,088	$18,308,646	$27,200,756
167	8,405,679	43,429	(623,931)	7,825,177	$18,308,646	$91,543	$18,400,190	$26,714,325
168	7,825,177	40,430	(623,931)	7,241,676	$18,400,190	$92,001	$18,492,191	$26,225,367
169	7,241,676	37,415	(623,931)	6,655,160	$18,492,191	$92,461	$18,584,652	$25,733,867
170	6,655,160	34,385	(623,931)	6,065,614	$18,584,652	$92,923	$18,677,575	$25,239,812
171	6,065,614	31,339	(623,931)	5,473,022	$18,677,575	$93,388	$18,770,963	$24,743,189
172	5,473,022	28,277	(623,931)	4,877,368	$18,770,963	$93,855	$18,864,818	$24,243,985
173	4,877,368	25,200	(623,931)	4,278,637	$18,864,818	$94,324	$18,959,142	$23,742,186
174	4,278,637	22,106	(623,931)	3,676,812	$18,959,142	$94,796	$19,053,937	$23,237,779
175	3,676,812	18,997	(623,931)	3,071,878	$19,053,937	$95,270	$19,149,207	$22,730,749
176	3,071,878	15,871	(623,931)	2,463,818	$19,149,207	$95,746	$19,244,953	$22,221,085
177	2,463,818	12,730	(623,931)	1,852,617	$19,244,953	$96,225	$19,341,178	$21,708,771
178	1,852,617	9,512	(623,931)	1,238,257	$19,341,178	$96,706	$19,437,884	$21,193,795
179	1,238,257	6,398	(623,931)	620,724	$19,437,884	$97,189	$19,535,073	$20,676,141
180	620,724	3,207	(623,931)	0	$19,535,073	$97,675	$19,632,748	$20,155,797
181	0	0	0	0	$19,632,748	$98,164	$19,730,912	$19,632,748
182	0	0	0	0	$19,730,912	$98,655	$19,829,567	$19,730,912
183	0	0	0	0	$19,829,567	$99,148	$19,928,715	$19,829,567
184	0	0	0	0	$19,928,715	$99,644	$20,028,358	$19,928,715
185	0	0	0	0	$20,028,358	$100,142	$20,128,500	$20,028,358
186	0	0	0	0	$20,128,500	$100,642	$20,229,142	$20,128,500
187	0	0	0	0	$20,229,142	$101,146	$20,330,288	$20,229,142
188	0	0	0	0	$20,330,288	$101,651	$20,431,940	$20,330,288
189	0	0	0	0	$20,431,940	$102,160	$20,534,099	$20,431,940
190	0	0	0	0	$20,534,099	$102,670	$20,636,770	$20,534,099
191	0	0	0	0	$20,636,770	$103,184	$20,739,954	$20,636,770
192	0	0	0	0	$20,739,954	$103,700	$20,843,653	$20,739,954
193	0	0	0	0	$20,843,653	$104,218	$20,947,872	$20,843,653
194	0	0	0	0	$20,947,872	$104,739	$21,052,611	$20,947,872
195	0	0	0	0	$21,052,611	$105,263	$21,157,874	$21,052,611
196	0	0	0	0	$21,157,874	$105,789	$21,263,664	$21,157,874
197	0	0	0	0	$21,263,664	$106,318	$21,369,982	$21,263,664
198	0	0	0	0	$21,369,982	$106,850	$21,476,832	$21,369,982
199	0	0	0	0	$21,476,832	$107,384	$21,584,216	$21,476,832
200	0	0	0	0	$21,584,216	$107,921	$21,692,137	$21,584,216
201	0	0	0	0	$21,692,137	$108,461	$21,800,598	$21,692,137
202	0	0	0	0	$21,800,598	$109,003	$21,909,601	$21,800,598
203	0	0	0	0	$21,909,601	$109,548	$22,019,149	$21,909,601
204	0	0	0	0	$22,019,149	$110,096	$22,129,244	$22,019,149
205	0	0	0	0	$22,129,244	$110,646	$22,239,891	$22,129,244
206	0	0	0	0	$22,239,891	$111,199	$22,351,090	$22,239,891
207	0	0	0	0	$22,351,090	$111,755	$22,462,846	$22,351,090
208	0	0	0	0	$22,462,846	$112,314	$22,575,160	$22,462,846
209	0	0	0	0	$22,575,160	$112,876	$22,688,036	$22,575,160
210	0	0	0	0	$22,688,036	$113,440	$22,801,476	$22,688,036
211	0	0	0	0	$22,801,476	$114,007	$22,915,483	$22,801,476
212	0	0	0	0	$22,915,483	$114,577	$23,030,061	$22,915,483
213	0	0	0	0	$23,030,061	$115,150	$23,145,211	$23,030,061
214	0	0	0	0	$23,145,211	$115,726	$23,260,937	$23,145,211
215	0	0	0	0	$23,260,937	$116,305	$23,377,242	$23.260,937
216	0	0	0	0	$23,377,242	$116,886	$23,494,128	$23,377,242
217	0	0	0	0	$23,494,128	$117,471	$23,611,598	$23,494,128
218	0	0	0	0	$23,611,598	$118,058	$23,729,656	$23,611,598
219	0	0	0	0	$23,729,656	$118,648	$23,848,305	$23,729,656
220	0	0	0	0	$23,848,305	$119,242	$23,967,546	$23,848,305
221	0	0	0	0	$23,967,546	$119,838	$24,087,384	$23,967,546
222	0	0	0	0	$24,087,384	$120,437	$24,207,821	$24,087,384
223	0	0	0	0	$24,207,821	$121,039	$24,328,860	$24,207,821

224	0	0	0	0	$24,328,860	$121,644	$24,450,504	$24,328,860
225	0	0	0	0	$24,450,504	$122,253	$24,572,757	$24,450,504
226	0	0	0	0	$24,572,757	$122,864	$24,695,621	$24,572,757
227	0	0	0	0	$24,695,621	$123,478	$24,819,099	$24,695,621
228	0	0	0	0	$24,819,099	$124,095	$24,943,194	$24,819,099
229	0	0	0	0	$24,943,194	$124,716	$25,067,910	$24,943,194
230	0	0	0	0	$25,067,910	$125,340	$25,193,250	$25,067,910
231	0	0	0	0	$25,193,250	$125,966	$25,319,216	$25,193,250
232	0	0	0	0	$25,319,216	$126,596	$25,445,812	$25,319,216
233	0	0	0	0	$25,445,812	$127,229	$25,573,041	$25,445,812
234	0	0	0	0	$25,573,041	$127,865	$25,700,906	$25,573,041
235	0	0	0	0	$25,700,906	$128,505	$25,829,411	$25,700,906
236	0	0	0	0	$25,829,411	$129,147	$25,958,558	$25,829,411
237	0	0	0	0	$25,958,558	$129,793	$26,088,351	$25,958,558
238	0	0	0	0	$26,088,351	$130,442	$26,218,792	$26,088,351
239	0	0	0	0	$26,218,792	$131,094	$26,349,886	$26,218,792
240	0	0	0	0	$26,349,886	$131,749	$26,481,636	$26,349,886
241	0	0	0	0	$26,481,636	$132,408	$26,614,044	$26,481,636
242	0	0	0	0	$26,614,044	$133,070	$26,747,114	$26,614,044
243	0	0	0	0	$26,747,114	$133,736	$26,880,850	$26,747,114
244	0	0	0	0	$26,880,850	$134,404	$27,015,254	$26,880,850
245	0	0	0	0	$27,015,254	$135,076	$27,150,330	$27,015,254
246	0	0	0	0	$27,150,330	$135,752	$27,286,082	$27,150,330
247	0	0	0	0	$27,286,082	$136,430	$27,422,512	$27,286,082
248	0	0	0	0	$27,422,512	$137,113	$27,559,625	$27,422,512
249	0	0	0	0	$27,559,625	$137,798	$27,697,423	$27,559,625
250	0	0	0	0	$27,697,423	$138,487	$27,835,910	$27,697,423
251	0	0	0	0	$27,835,910	$139,180	$27,975,090	$27,835,910
252	0	0	0	0	$27,975,090	$139,875	$28,114,965	$27,975,090
253	0	0	0	0	$28,114,965	$140,575	$28,255,540	$28,114,965
254	0	0	0	0	$28,255,540	$141,278	$28,396,818	$28,255,540
255	0	0	0	0	$28,396,818	$141,984	$28,538,802	$28,396,818
256	0	0	0	0	$28,538,802	$142,694	$28,681,496	$28,538,802
257	0	0	0	0	$28,681,496	$143,407	$28,824,903	$28,681,496
258	0	0	0	0	$28,824,903	$144,125	$28,969,028	$28,824,903
259	0	0	0	0	$28,969,028	$144,845	$29,113,873	$28,969,028
260	0	0	0	0	$29,113,873	$145,569	$29,259,442	$29,113,873
261	0	0	0	0	$29,259,442	$146,297	$29,405,739	$29,259,442
262	0	0	0	0	$29,405,739	$147,029	$29,552,768	$29,405,739
263	0	0	0	0	$29,552,768	$147,764	$29,700,532	$29,552,768
264	0	0	0	0	$29,700,532	$148,503	$29,849,035	$29,700,532
265	0	0	0	0	$29,849,035	$149,245	$29,998,280	$29,849,035
266	0	0	0	0	$29,998,280	$149,991	$30,148,271	$29,998,280
267	0	0	0	0	$30,148,271	$150,741	$30,299,013	$30,148,271
268	0	0	0	0	$30,299,013	$151,495	$30,450,508	$30,299,013
269	0	0	0	0	$30,450,508	$152,253	$30,602,760	$30,450,508
270	0	0	0	0	$30,602,760	$153,014	$30,755,774	$30,602,760
271	0	0	0	0	$30,755,774	$153,779	$30,909,553	$30,755,774
272	0	0	0	0	$30,909,553	$154,548	$31,064,101	$30,909,553
273	0	0	0	0	$31,064,101	$155,321	$31,219,421	$31,064,101
274	0	0	0	0	$31,219,421	$156,097	$31,375,518	$31,219,421
275	0	0	0	0	$31,375,518	$156,878	$31,532,396	$31,375,518
276	0	0	0	0	$31,532,396	$157,662	$31,690,058	$31,532,396
277	0	0	0	0	$31,690,058	$158,450	$31,848,508	$31,690,058
278	0	0	0	0	$31,848,508	$159,243	$32,007,751	$31,848,508
279	0	0	0	0	$32,007,751	$160,039	$32,167,789	$32,007,751
280	0	0	0	0	$32,167,789	$160,839	$32,328,628	$32,167,789
281	0	0	0	0	$32,328,628	$161,643	$32,490,272	$32,328,628
282	0	0	0	0	$32,490,272	$162,451	$32,652,723	$32,490,272
283	0	0	0	0	$32,652,723	$163,264	$32,815,986	$32,652,723
284	0	0	0	0	$32,815,986	$164,080	$32,980,066	$32,815,986
285	0	0	0	0	$32,980,066	$164,900	$33,144,967	$32,980,066
286	0	0	0	0	$33,144,967	$165,725	$33,310,692	$33,144,967
287	0	0	0	0	$33,310,692	$166,553	$33,477,245	$33,310,692
288	0	0	0	0	$33,477,245	$167,386	$33,644,631	$33,477,245
289	0	0	0	0	$33,644,631	$168,223	$33,812,854	$33,644,631

290	0	0	0	0	$33,812,854	$169,064	$33,981,919	$33,812,854
291	0	0	0	0	$33,981,919	$169,910	$34,151,828	$33,981,919
292	0	0	0	0	$34,151,828	$170,759	$34,322,587	$34,151,828
293	0	0	0	0	$34,322,587	$171,613	$34,494,200	$34,322,587
294	0	0	0	0	$34,494,200	$172,471	$34,666,671	$34,494,200
295	0	0	0	0	$34,666,671	$173,333	$34,840,005	$34,666,671
296	0	0	0	0	$34,840,005	$174,200	$35,014,205	$34,840,005
297	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
298	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
299	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
300	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
301	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
302	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
303	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
304	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
305	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
306	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
307	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
308	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
309	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
310	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
311	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
312	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
313	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
314	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
315	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
316	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
317	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
318	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
319	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
320	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
321	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
322	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
323	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
324	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
325	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
326	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
327	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
328	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
329	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
330	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
331	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
332	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
333	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
334	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
335	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
336	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
337	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
338	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
339	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
340	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
341	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
342	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
343	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
344	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
345	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
346	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
347	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
348	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
349	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
350	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
351	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
352	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
353	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
354	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
355	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000

356	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
357	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
358	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
359	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
360	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
361	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
362	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
363	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
364	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
365	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
366	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
367	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
368	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
369	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
370	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
371	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000
372	0	0	0	0	$35,000,000	$-	$35,000,000	$35,000,000

Exhibit “J”

[Omitted]

Exhibit “K

FORM OF ESTOPPEL AGREEMENT

                , the              of [Tenant][Landlord] hereby certifies that as of              (the “Certification Date”), the following is true and correct:

(a)        the Lease dated as of April     , 2003 is unmodified and in force and effect [(or if there have been modifications, that the Lease is in force and effect as modified, and identifying the modification agreements];

(b)        the date to which Annual Base Rent has been paid is                  ,             ;

(c)        there is no default by Tenant in the payment of Annual Base Rent or any other Rent payable to Landlord hereunder, and there is no other existing default by either party with respect to which a notice of default or notice of termination (by Landlord) has been served, [and, if there is any such default, specifying the nature and extent thereof], and, to the actual knowledge of the property or asset manager of Tenant having responsibility for the Lease and Premises, and the officer to which he or she reports, there are no acts under the Lease that have occurred that would constitute an Event of Default with notice, and the passage of time;

(d)        to the knowledge of the signer, there are no setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate.

(e)        the term of the Lease and the payment of rent commenced on             , 2001, and is scheduled to expire on             , unless renewed or terminated in accordance with the terms of the Lease. Pursuant to the Lease, Tenant is entitled to renew the Lease for four (4) terms of five (5) years each.

[(f)    Tenant is not the subject of any filing for bankruptcy or reorganization under any applicable law.]1

[LESSOR/TENANT]

________________________

[1]	Only if Lessee is delivering estoppel certificate.

EXHIBIT “B”

PARKING LEASE

[See Attached.]

PARKING FACILITY LEASE AGREEMENT

Among

J.P. MORGAN TRUST COMPANY, N.A., as Owner,

PROGRESS ENERGY CAROLINAS, INC., As Landlord,

And

THE CITY OF RALEIGH, NORTH CAROLINA, As Tenant

DATED AS OF April 10, 2003

This instrument has been pre-audited in the

Manner required by the Local Government

Budget and Fiscal Control Act.

/s/ [ILLEGIBLE]

Finance Officer

8.4	Parking for Landlord’s Exclusive Use	15
8.5	Use of the Project by Owner and Landlord	16
ARTICLE IX - Compliance with Laws		16
9.1	Compliance with Laws	16
9.2	Compliance with Insurance Policies	17
9.3	Hazardous Materials	17
ARTICLE X - Maintenance and Repair of Premises		18
10.1	Tenant’s Repair Obligations	18
10.2	Landlord’s Repair Obligations	18
10.3	Maintenance of Common Elements and Systems	19
ARTICLE XI - Damage or Destruction		20
11.1	Deposit of Net Proceeds	20
ARTICLE XII - Condemnation		21
12.1	Taking	21
12.2	Total Taking	21
12.3	Continuation of Lease After Partial Taking	22
12.4	Temporary Takings	22
ARTICLE XIII - Right to Mortgage		22
13.1	Leasehold Mortgages	22
13.2	No Mortgagee Obligations	24
13.3.	Release of Tenant Mortgagee	24
13.4	Mortgage of Landlord’s lnterest	24
ARTICLE XIV - Representations		25
14.1	Representations by Landlord	25
14.2	Representations by Tenant	25
ARTICLE XV - Indemnifications		26
15.1	Tenant Indemnity	26
15.2	Landlord lndemnity	27
ARTICLE XVI - Residential Development and Release of P-2 Residential Parking Area		28
16.1	Residential Development	28
16.2	Release of P-2 Residential Parking Area from Lease	28
16.3	Amendment to Lease	28
16.4	Conveyance of Easement Rights to Residential Development	29
16.5	Release Contemplated by Mortgages	29
16.6	Guarantee by Landlord	29
16.7	Parking for Residential Development Second Phase	29
16.8	Restriction on Residential Development Second Phase	29
16.9	Sharing of Profits from Residential Development	30
ARTICLE XVII - Entry on Premises by Landlord		30
17.1	Entry by Landlord	30
ARTICLE XVIII - Parties’ Right to Perform Covenants		31
18.1	Landlord’s Right to Cure	31
18.2	Tenant’s Right to Cure	31
18.3.	Interest on Costs to Cure	31
18.4	No Setoff	32

ii

ARTICLE XIX - Defaults		33
19.1	Events of Default	33
19.2	Termination of Lease: Other Remedies	33
19.3	Events of Landlord Default	34
19.4	Late Charge	34
19.5	No Waiver	35
19.6	Cumulative Remedies	35
ARTICLE XX - Estoppels		35
20.1	Tenant Estoppel	35
20.2	Landlord Estoppel	36
ARTICLE XXI - Limited Arbitration		36
ARTICLE XXII - Miscellaneous Provisions		36
22.1	Notices	36
22.2	Severability	37
22.3	Successors and Assigns	37
22.4	Applicable Law	37
22.5	Counterparts	37
22.6	Nondiscrimination	37
22.7	Entire Agreement	37
22.8	Short Form	37
22.9	Interpretation	37
22.10	Brokerage Commissions	38
22.11	Assignment	38
22.12	Amendments to Master Lease	38

Exhibit A	Property Description
Exhibit B	Description of the Premises Parking Area
Exhibit C	Description of P-2 Residential Parking Area
Exhibit D	Description of Plans and Specifications

iii

PARKING FACILITY LEASE AGREEMENT

THIS PARKING FACILITY LEASE AGREEMENT is entered into as of this 10th day of April, 2003, by and among J.P. MORGAN TRUST COMPANY, N.A., a national banking association, not in its individual capacity but solely as Owner Trustee of CA Raleigh Owner Trust, under Trust Agreement dated April 1, 2003 (“Owner”) PROGRESS ENERGY CAROLINAS, INC., a North Carolina corporation (“Landlord”), and the CITY OF RALEIGH, NORTH CAROLINA, a political subdivision of the State of North Carolina (“Tenant”).

RECITALS:

A.     Owner is the owner of that certain parcel of land located in the City of Raleigh, Wake County, North Carolina, more particularly described on Exhibit A, attached hereto and incorporated herein by reference (the “Property”).

B.     Owner and Landlord have entered into a Lease Agreement dated as of April 10, 2003 (the “Master Lease”) pursuant to which Owner shall lease the Property to Landlord upon the terms and conditions stated therein.

C.     Landlord intends to construct on the Property a multi-level parking deck and related facilities and improvements more particularly described in Exhibit B (the “Parking Facility”). The Parking Facility is to be part of a mixed-use development on the Property consisting of approximately 400,000 square feet of office development, 20,000 square feet of retail development, and a two-phased residential development consisting of 75-90 residential housing units (collectively, the “Project”).

D.     Tenant desires to acquire a long-term leasehold interest in the Parking Facility and desires to finance its acquisition of such leasehold interest under an installment contract financing arrangement to be entered into by the Tenant under the provisions of Section 160A-20 of the North Carolina General Statutes, as amended.

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE I

Definitions

1.1     Definitions. The following words and terms as used in this Lease shall have the following meanings unless the context otherwise requires:

“Additional Rent” shall mean all other sums of money that shall become due from and payable by Tenant hereunder other than Base Rent as more particularly described in Section 3.3 of this Lease.

“Base Rent” shall have the meaning set forth in Section 3.2 of this Lease.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commencement Date” shall have the meaning set forth in Section 4.3 of this Lease.

“Common Elements” shall have the meaning set forth in Section 10.3 of this Lease.

“Convention Center Parking Facility” means the existing parking facility with approximately 870 parking spaces located at the corner of Wilmington and Cabarrus Streets and which is owned and operated by Tenant.

“Facility Payment” shall mean the payment due from Tenant to Landlord on the Commencement Date in an amount equal to the product of (A) the number of parking spaces in the Parking Facility multiplied by (B) $13,200.

“Force Majeure” shall mean strikes, lock-outs, riots or other labor troubles, unavailability of materials, a national emergency, any rule, order or regulation of governmental authorities, tornados, floods, hurricanes or other natural disasters, or other similar causes not within a party’s control.

“Guarantee” shall mean the corporate guarantee of Landlord as more particularly described in Section 16.6 of this Lease.

“Impositions” shall have the meaning set forth in Section 5.1 of this Lease.

“Joint and Reciprocal Easement Agreement” shall mean the Joint and Reciprocal Easement Agreement by and between the Landlord and Tenant pursuant to which the parties have conveyed various easement rights to each other, recorded or to be recorded in the Office of the Wake County Register of Deeds.

“Lease” shall mean this Parking Facility Lease Agreement and any and all amendments or supplements hereto.

“Master Lease” shall mean the Lease Agreement between Owner and Landlord dated as of April 10, 2003.

“Net Proceeds” shall mean the gross proceeds from any insurance recovery or condemnation or eminent domain award remaining after payment of all expenses (including attorneys fees) incurred in the collection of such proceeds.

2

“Owner Mortgagee” means any mortgagee of Owner’s interest in the Premises.

“P-2 Residential Parking Area” shall mean the area on the second level of the Parking Facility more particularly shown on Exhibit C attached hereto and incorporated herein, consisting of 61 parking spaces and related driveways and access ways.

“Parking Facility Equipment” shall mean all machinery, apparatus, fixtures and systems of every kind and nature attached to or used in connection with the operation or maintenance of the Parking Facility to be installed by Landlord and specifically referenced in the Plans and Specifications, including any electrical, communication, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, fire prevention, ventilating, air cooling, elevator systems, equipment, and replacements thereof included in such Plans and Specifications; all personal property not specifically referenced in the Plans and Specifications shall not be treated as Parking Facility Equipment for purposes of this Lease.

“Parking Facility” shall mean the six-level parking facility to be constructed on the Property, consisting of approximately 1,055 parking spaces, together with all ramps, driveways, stairways, and passageways constructed in connection therewith, as more particularly described in Exhibit B.

“Plans and Specifications” shall have the meaning set forth in Section 4.1 of this Lease.

“Premises” shall mean, collectively, the Parking Facility, the Parking Facility Equipment, and all easement and rights appurtenant thereto, including those easements created under the Joint and Reciprocal Easement Agreement for the benefit of the owner of the Property. As used herein, the term “Premises” shall not include the fee interest of Owner in the Property.

“Project” shall mean the mixed-use development to be constructed on the Property as more particularly described in Recital B hereof.

“Property” shall mean the real property more particularly described on Exhibit A attached hereto and incorporated herein.

“Punchlist” shall have the meaning set forth in Section 4.4 of this Lease.

“Punchlist Escrow” shall have the meaning set forth in Section 4.4 of this Lease.

“Residential Development” shall have the meaning set forth in Section 16.1 hereof.

3

“Residential Development First Phase” shall have the meaning set forth in Section 16.1 hereof.

“Residential Development Second Phase” shall have the meaning set forth in Section 16.1 hereof.

“Tax-Exempt Obligations” shall mean any financing of the Tenant’s obligation to pay the Facility Payment under this Lease and any separate financing to finance Tenant’s cost of the Convention Center Parking Facility in the form of obligations, the interest upon which is not includable in the gross income of the owners thereof for purposes of federal income taxation under the Code.

“Tenant Mortgagee” shall mean the holder of any mortgage or deed of trust encumbering the Tenant’s leasehold interest in the Premises.

ARTICLE II

Lease of Premises and Term

2.1     Lease of Premises. Landlord hereby leases the Premises to Tenant, and the Tenant hereby leases the same from the Landlord for the term of the Master Lease. Upon the termination or expiration of the Master Lease, Owner shall lease the Premises to Tenant and Tenant shall lease the same from Owner, upon the terms and conditions of this Lease, and all references to Landlord herein during such period shall be deemed to apply to Owner. Landlord covenants with Tenant that the leasehold interest conveyed in this Lease is marketable and free and clear of all defects and encumbrances arising during the period Landlord was seized of the property, and that Landlord will warrant and defend title thereto against the lawful claims of all persons claiming by, through, or under Landlord subject only to easements, liens, or other encumbrances of record, if any.

2.2     Term. The term of this Lease shall commence on the Commencement Date and, unless sooner terminated in accordance with the provisions hereof, shall expire on the fortieth (40th) anniversary of the Commencement Date.

2.3     Surrender Upon Termination. Upon the termination of this Lease, Tenant will promptly quit and surrender the Premises in good order, condition, and repair, ordinary wear and tear and damage by condemnation and casualty excepted and in broom clean condition unless previously demolished or removed by Tenant or Landlord under the terms of this Lease. Tenant may remove from the Parking Facility any trade fixtures, equipment, and moveable furniture placed at the Parking Facility by Tenant, whether or not such trade fixtures or equipment are fastened to the Parking Facility; provided, however, that Tenant will not remove any trade fixtures or equipment without Landlord’s written consent if such fixtures or equipment are used in the operation of the Premises or if the removal of such fixtures or equipment will result in impairing the

4

structural strength of the Parking Facility or any part thereof. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, alterations, additions, and improvements not so removed will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and, except as hereinafter provided, Tenant will pay Landlord for all reasonable expenses incurred in connection with such property, including but not limited to the cost of repairing any damage to the Premises caused by the removal of such property. To the extent any such alterations, additions, improvements or equipment have been constructed or installed with the express written consent of Landlord, Tenant shall not be responsible for the cost of removal of the same. Tenant’s obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

2.4     Termination of Master Lease Prior to Commencement Date. In the event the Master Lease is terminated prior to the Commencement Date hereunder, this Lease shall be deemed to have terminated, and the parties shall have no further rights, obligations or liabilities hereunder.

ARTICLE Ill

Rent

3.1     Facility Payment. On the Commencement Date, Tenant shall pay to Landlord, without notice, deduction, offset or demand, in lawful money of the United States of America, at the offices of the Landlord or at such other place as Landlord may designate in writing, the Facility Payment.

3.2     Base Rent. In addition to the Facility Payment, Tenant shall pay, without offset, demand or written notice, in lawful money of the United States of America, at the offices of the Landlord or at such other place as Landlord may designate in writing, One Dollar ($1.00) per year, payable in advance on the Commencement Date and on each anniversary of the Commencement Date thereafter during the term of this Lease.

3.3    Additional Rent. Except as hereinafter otherwise provided, Tenant shall also pay without notice, except as may be required hereunder, and without abatement, deduction or offset, as Additional Rent, all sums, costs, expenses and other payments which Tenant in any other provisions of this Lease assumes or agrees to pay, and, in the event of any nonpayment thereof, Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for herein or by law in the case of nonpayment of Base Rent.

3.4     Tax Treatment. Notwithstanding anything to the contrary in this Lease, Owner, Landlord and Tenant intend that this Lease shall constitute and be treated as a purchase by Tenant and a sale by Owner and Landlord of the Premises for federal, State and local tax purposes and for financial accounting purposes. Accordingly,

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Owner, Landlord, and Tenant agree that, unless compelled to take a contrary position by an explicit and adverse final determination of the Internal Revenue Service that is not subject to further appeal, they shall (i) report on their respective federal, State and local tax returns and internal books and records and audited financial statements the transaction contemplated by this Lease as a purchase by Tenant and a sale by Owner and Landlord of the Premises for an amount equal to the Facility Payment, (ii) treat Tenant as the owner of the Premises for all federal, State and local tax purposes and financial accounting purposes, (iii) not take any position on any tax return, financial record or statement or any other document, or in connection with any audit, contest or other administrative or legal proceeding, that is inconsistent with such reporting or treatment, and (iv) Landlord and Owner shall not claim any depreciation or other deductions with respect to ownership of the Parking Facility. In the event Owner or Landlord are compelled to take a contrary position as a result of a determination of the Internal Revenue Service, notice of such determination shall be given to Tenant, and Tenant shall the right to contest such determination by the Internal Revenue Service. Owner or Landlord, as the case may be, shall cooperate with Tenant in contesting such determination through participation, at Tenant’s expense, in any administrative or judicial appeal from the determination as shall be requested by Tenant.

ARTICLE IV

Construction of the Parking Facility

4.1     Plans and Specifications. Landlord shall, at its sole cost, risk and expense, construct and complete, or cause to be constructed and completed, the Parking Facility, and shall install or cause to be installed the Parking Facility Equipment and other improvements to the Property which may be necessary for the use and enjoyment of the Parking Facility which are generally outlined in Exhibit D attached hereto and incorporated herein. The Landlord has provided to the Tenant the latest version of the Plans and Specifications for the Parking Facility and the Parking Facility Equipment. As the architectural drawings and other designs for the Project are developed, the Plans and Specifications shall be updated and revised to reflect the greater detail available from the newer drawing and designs. Landlord agrees to provide Tenant with copies of the Plans and Specifications, and any modifications thereto, in electronic format to the extent readily available. Such amendments shall be made as the Landlord and Tenant mutually agree. The Plans and Specifications shall be subject to the review of Tenant and shall comply with applicable design criteria set forth in ordinances and policies adopted by the City of Raleigh, North Carolina. Tenant shall have the right to inspect and review the progress of construction and review and approve any change orders affecting the design, operation, maintenance or cost of the Parking Facility and the Parking Facility Equipment; provided, any proposed change order that is not approved or objected to with specificity within seven (7) business days of receipt shall be deemed approved by Tenant. The issuance of permits by the City of Raleigh acting in its governmental capacity shall not constitute approval of the Plans and Specifications or of change orders by Tenant. Notwithstanding anything herein to the contrary, the review and approval of a change order by the Tenant shall not

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increase the amount of the Facility Payment unless such change order represents an upgrade or betterment in the Parking Facility which is requested by the City; provided, however, if a change order is required to address a design error or design deficiency, it shall in no event increase the amount of the Facility Payment. To facilitate the review and approval, each Landlord and Tenant shall appoint one or more construction representatives to meet at least weekly until the Commencement Date. Landlord’s initial construction representative(s) shall be Frank Smith, and Tenant’s initial construction representative shall be Tenant’s Construction Project Administrator or his designee.

4.2     Quality of Work and Warranty. Landlord shall cause the Parking Facility and the Parking Facility Equipment, to be constructed in a good and workmanlike manner, in accordance with the Plans and Specifications and in substantial conformance with all applicable laws and ordinances, and the latest editions of applicable building codes, standards, or institute specifications. Landlord shall cause the contractor, or contractors, for the Parking Facility and Parking Facility Equipment to guarantee the materials and workmanship against defects due to faulty materials, workmanship or negligence for a minimum period of twelve (12) months following the Commencement Date. Where items of equipment or material carry a manufacturer’s or other warranty for a period exceeding twelve (12) months, then such warranty shall additionally apply for such equipment or material.

In addition, Landlord shall cause Tenant to be a named obligee under all warranties from parties providing labor, materials, or equipment with respect to the installation and construction of, and repairs to, the Parking Facility and Parking Facility Equipment.

All warranties shall remain in effect until a warranty punchlist has been completed. Tenant shall have the right to review the punch list and to include additional items in the warranty punchlist.

Landlord shall arrange for Tenant to receive, at least two weeks prior to the Commencement Date, copies of all operating and maintenance manuals or special training benefits in connection with all Parking Facility Equipment installed by Landlord, to receive licenses to use any proprietary software required to operate the same and to receive access to any passwords or codes necessary for maintenance of the Parking Facility Equipment or to access any equipment systems installed.

4.3     Commencement Date. The Commencement Date shall be the first date on which each of the following conditions have been satisfied: (i) the City of Raleigh, North Carolina has issued a temporary certificate of occupancy for the Parking Facility, and (ii) the City of Raleigh, North Carolina has issued a certificate of completion of the shell building of the office component of the Project. At least sixty days before the date that Landlord expects the events described in (i) and (ii) to occur, Landlord shall notify the Tenant in writing of the expected Commencement Date so that the Tenant can arrange to have financing arrangements in place in order to pay the Facility Payment on

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the Commencement Date. In the event that the Tenant has issued obligations to pay the Facility Payment on or before the date identified to the Tenant as the expected Commencement Date and the events described in (i) and (ii) above have not occurred within ten (10) business days after that date, and such delay is attributable to Landlord and is not attributable to Force Majeure, Landlord will indemnify Tenant for any investment losses Tenant incurs on account of the delay (measured as the difference between the interest paid or accrued on the obligations issued by the Tenant during the period from the date ten (10) business days after the date identified to the Tenant as the expected Commencement Date and the date that is the actual Commencement Date and the investment earnings received or accrued for the benefit of the Tenant for that period). In addition, Landlord shall endeavor to cause 100 spaces in the Parking Facility to be leased under monthly parking leases at standard rates; provided, however, such monthly parking leases shall not be a condition to Tenant’s obligation to pay the Facility Payment. Tenant shall apprise Landlord of the date upon which it issues its obligations to finance the Facility Payment.

4.4     Escrow for Punchlist Items. Upon the payment of the Facility Payment, the parties shall compile a list of punchlist items to be completed (the “Punchlist”), and Landlord shall cause to be deposited with an escrow agent mutually designated by Landlord and Tenant the sum of $675,000 (the “Punchlist Escrow”). Amounts in the escrow account shall secure the performance by Landlord of punch list items required in order for the Parking Facility to be in compliance with the Plans and Specifications hereinafter mentioned. In the event the Punchlist is not completed within six (6) months after the Commencement Date, Tenant may complete the Punchlist items that are outstanding and submit invoices for the completion of such items to be paid from the escrow. Any amounts remaining in the Punchlist Escrow after the parties have mutually agreed that the Punchlist has been completed shall be released to Landlord.

4.5     Post-Construction Audit. Landlord and Tenant acknowledge that the determination of the Facility Payment is based on negotiations that have occurred between Landlord and Tenant with respect to the cost of the Parking Facility. Within sixty (60) days after the Commencement Date, Landlord shall provide to Tenant a full accounting of the cost of the Parking Facility and the Parking Facility Equipment. Tenant shall be entitled to request an independent audit of such accounting. In the event Tenant determines that the aggregate cost of the development and construction of the Parking Facility is less than the aggregate cost determined by Landlord, and the two determinations are within ten percent (10%) of the lower determination, the parties agree that the aggregate cost of the development and construction of the Parking Facility shall be conclusively deemed to be the average of the two determinations. In the event Tenant determines that the aggregate cost of the development and construction of the Parking Facility is less than the aggregate cost determined by Landlord, and the difference between the two determinations is greater than ten percent (10%) of the lower determination, the parties agree to appoint an independent architect, construction manager or other acknowledged expert (the cost of which shall be shared equally by the parties), whose determination shall be deemed to be conclusive for purposes of this Section 4.4. In the event such post-construction audit determines that

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the aggregate cost of the development and construction of the Parking Facility is less than $13,200 per space, the Landlord shall pay to Tenant, in cash, within ten (10) days of such determination, the amount by which the Facility Payment exceeds such aggregate cost.

4.6     Alterations or Additions. Tenant may not make any modifications, alterations, or additions to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld. All modifications shall (i) be completed promptly and in a good and workmanlike manner; (ii) conform to all applicable governmental laws and requirements; and (iii) be paid for in full by Tenant, and Tenant shall not permit any mechanics or other liens associated with such alterations to be filed against the Premises to remain a lien of record against Tenant’s interest in the Premises for more than 30 days after Tenant receives notice of said liens(s).

4.7     Waivers. Tenant acknowledges that the Premises are subleased to the Tenant by Landlord and that Landlord has irrevocably and unconditionally transferred and assigned its right to the Facility Payment to the Owner. Tenant acknowledges that Owner will not be active in the construction of the Premises and pursuant to the terms of a Project Management Agreement, Landlord or an affiliate of Landlord, has designed and will oversee the construction of the Premises and will inspect the Premises. Accordingly, the Tenant shall be unconditionally required to accept the Premises on the Commencement Date. NONE OF OWNER, OWNER MORTGAGEE, OR ANY AFFILIATE THEREOF HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, HABITABILITY, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS, CONDITION, DESIGN, OPERATION, LOCATION, USE, DURABILITY, MERCHANTABILITY, CONDITION OF TITLE, OR FITNESS FOR USE OF THE PREMISES (OR ANY PART THEREOF) FOR ANY PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES (OR ANY PART THEREOF) AND NONE OF OWNER, OWNER MORTGAGEE, ANY AFFILIATE THEREOF OR ANY DESIGNEE THEREOF SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE PREMISES TO BE CONSTRUCTED IN ACCORDANCE WITH ANY PLANS AND SPECIFICATIONS THEREFOR, FOR THE COMPLIANCE OF THE PLANS AND SPECIFICATIONS FOR THE PREMISES WITH APPLICABLE LAWS OR FOR THE FAILURE OF THE PREMISES, OR ANY PART THEREOF, TO OTHERWISE COMPLY WITH ANY APPLICABLE LAWS. The provisions of this Article IV have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Owner, any affiliate thereof or the Owner Mortgagee, express or implied, with respect to the Premises, that may arise pursuant to any law now or hereafter in effect, or otherwise and specifically negating any warranties under the Uniform Commercial Code.

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4.8     Construction Liens. The Landlord will not permit any mechanic’s or other lien to be established or remain against the Premises for labor or materials furnished in connection with construction and installation of the Parking Facility and the Parking Facility Equipment; provided, however, that if any such lien is established, the Landlord may in good faith contest any lien filed or established against the Premises, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom and shall provide the Tenant with full security against any loss or forfeiture which might arise from the nonpayment of any such item, in form satisfactory to the Tenant.

ARTICLE V

Payment of Taxes, Assessments, Etc.

5.1     Payment of Taxes and Impositions. Tenant shall pay or cause to be paid, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all taxes, assessments, water and sewer rents, rates and charges, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time during the term of this Lease may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or become a lien on, the Parking Facility or the Parking Facility Equipment, or any part thereof or any appurtenance thereto (all such taxes, assessments, water and sewer rents, rates and charges, levies, license and permit fees and other governmental charges being hereinafter referred to as “Impositions”, and any of the same being hereinafter referred to as an “Imposition”) (and shall deliver to Landlord within thirty (30) days after the date when ad valorem taxes would become delinquent, official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Landlord evidencing payment of such ad valorem taxes and, within thirty (30) days after written request of Landlord, evidence of Tenant’s payment of all other Impositions thereof); provided, however, that

(a)     If, by law, any Imposition may at the option of the taxpayer be paid in installments, Tenant may pay the same in equal installments over a period of not more than ten years. Tenant shall pay only such installments as shall become due during the Term of this Lease; and

(b)     All Impositions for the fiscal or tax years in which the Term of this Lease shall begin and end shall be prorated between Landlord and Tenant.

(c)     Nothing contained herein shall constitute an admission or other action by the Tenant confirming that the Parking Facility or the Parking Facility Equipment are subject to any taxes that the Parking Facility or the Parking Facility Equipment are not so subject on account of the Parking Facility or the Parking Facility Equipment being property belonging to a political subdivision of the State of North Carolina.

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Tenant, Owner and Landlord hereby agree that any separate valuation by the Wake County tax assessor of the Parking Facility or the Parking Facility Equipment from the rest of the Project shall be the value of the Parking Facility or the Parking Facility Equipment in allocating ad valorem taxes among Tenant and Owner or any other entity responsible for payment of property taxes. In the event that an Imposition upon the Premises is not separately assessed from the rest of the Project, the Tenant shall be responsible for payment of that portion of such Imposition equal to the percentage that the Facility Payment is to the total cost of the Parking Facility and the office and retail components of the Project.

5.2     No Income Taxes. Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state or federal capital levy, gift, estate, succession, inheritance or transfer taxes of Landlord, or corporation excess profits or franchise taxes imposed upon any corporate owner of the fee of the Premises, or any income, profits, or revenue tax, assessment or charge imposed upon rent as such, payable by Tenant under this Lease.

5.3     Tenant’s Right to Contest. Tenant shall be privileged to seek an exemption or reduction in the valuation of the Parking Facility or the Parking Facility Equipment for tax purposes and to contest in good faith by appropriate proceedings, at Tenant’s expense, the amount or validity in whole or in part of any Imposition; and may defer payment thereof, provided that Tenant shall deposit with Landlord or the appropriate governmental authority, as provided by applicable law, a sum which shall be at least equal to the amount of the item so contested, and also, from time to time, on demand of Landlord, .such additional sum as may be reasonably required to cover interest or penalties accrued or to accrue on any such item or items. Landlord may, upon ten (10) days prior written notice to Tenant, pay such contested item or items out of any sums so deposited in the event that (a) Tenant has caused an undue delay in the prosecution of such proceedings, or (b) Landlord has received written notice of a taxing authority’s intent to initiate foreclosure proceedings with respect to the Premises. When any such contested items shall have been paid or canceled, any sums so deposited to cover them and not applied by Landlord as aforesaid shall be repaid to Tenant.

Landlord shall have a right to seek a reduction in the valuation of the Premises assessed for tax purposes and to prosecute any action or proceeding theretofore commenced by Tenant, if such assessed valuation or valuations shall in whole or in part relate and pertain to any period of time subsequent to the expiration or termination of this Lease. To the extent to which any tax refund payable is a result of any proceeding in the nature of certiorari which Landlord or Tenant may institute, or payable by reason of compromise or settlement of any such proceeding, may be based upon a payment made by anyone other than Landlord, Tenant shall be authorized to collect the same, subject, however, to Tenant’s obligation to reimburse Landlord forthwith for any expense incurred by Landlord in connection therewith.

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5.4     Payment of Taxes by Landlord or Owner. To the extent the Tenant is not responsible for such taxes, assessment or other charges pursuant to Section 5.1, Landlord or Owner shall pay or cause to be paid all taxes, assessments or other charges of any type or nature levied, assessed or charged against any portion of the Project that could constitute a lien upon the Premises.

ARTICLE VI - Insurance

6.1     Casualty Insurance. Tenant, at its sole cost and expense, shall keep the Parking Facility and the Parking Facility Equipment insured, during the term of this Lease, against loss or damage by fire, and extended coverage customary for premises similarly situated in the City of Raleigh, with replacement cost endorsement, in amounts sufficient to prevent Landlord or Tenant from being or becoming a co-insurer within the terms of the policy or policies and in no event less than one hundred percent (100%) of the replacement value of the improvements on the Parking Facility or the Parking Facility Equipment. Such replacement value shall be determined from time to time, but not more frequently than once in any thirty-six (36) consecutive calendar months, at the request of Landlord, by an architect or contractor who shall be mutually and reasonably acceptable to Landlord and Tenant. No omission on the part of Landlord to request any such determination shall relieve Tenant of its obligation hereunder. Tenant’s property and casualty insurance required under this Section 6.1 shall include “demolition and increased cost of construction” endorsement which, in the event of casualty, would cover increased cost of reconstruction due to changes in the law.

6.2     Liability Insurance; Other Insurance.

(a)	Tenant, at its sole cost and expense, shall maintain:

(i)

for the mutual benefit of Landlord and Tenant, commercial general liability insurance against claims for bodily injury, death or property damage, occurring upon, in or about the Parking Facility or the Parking Facility Equipment, or the elevators or any escalators, and on, in or about the adjoining sidewalks and passageways (including, without limitation, personal injury, death or property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof) for at least $1,000,000 for any one accident and/or $500,000 for damage to property and in such greater or lesser limits as may be determined pursuant to the provisions hereof. In addition, Tenant shall carry an umbrella liability policy in an aggregate amount of at least Five Million and No/100 Dollars ($5,000,000.00). Tenant will periodically review its liability coverage and make such

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adjustments as are prudent in light of any changed circumstances;

(ii)	automobile liability insurance; and

(iii)

such other insurance and in such amounts as may be reasonably required by Landlord by written request made no more frequently than every third (3rd) year for the ensuing three (3) year period, against other insurable hazards which at the time are customarily insured against in the case of premises similarly situated in the City of Raleigh.

6.3     Carriers; Types of Policies Except to the extent coverage is provided by a self-insurance program administered by the Tenant, all insurance provided for in this Article shall be effected under valid and enforceable policies, issued by insurers with a Best’s rating of at least [A-7] and who are licensed or approved to do business in the State of North Carolina. Upon the Commencement Date, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, copies of the policies (or, in the case of commercial general liability insurance, certificates of the insurers) bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered by Tenant to Landlord and, upon request, Owner, Owner’s Mortgagee and any mortgagee of Landlord.

6.4     Blanket Policies. Nothing in this Article VI shall prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Article under a blanket insurance policy or policies covering other properties as well as the Parking Facility or the Parking Facility Equipment, provided, however, that any such policy or policies of blanket insurance (i) shall specify therein, or Tenant shall furnish Landlord with a written statement from the insurers under such policy or policies specifying, the amount of the total insurance allocated to the Parking Facility or the Parking Facility Equipment, which amounts shall not be less than the amounts required by Sections 6.1 and 6.2 hereof, and (ii) such amounts so specified shall be sufficient to prevent any one of the insureds from becoming a co-insurer within the terms of the applicable policy or policies, and provided further, however, that any such policy or policies of blanket insurance shall, as to the Parking Facility or the Parking Facility Equipment, otherwise comply as to endorsements and coverage with the provisions of this Article.

6.5     Additional Insureds; Loss Payee. All policies of insurance provided for in Sections 6.1 and 6.2 hereof shall name Landlord (as lessee of Owner), Owner, the Owner’s mortgagee and Tenant as additional insureds as their respective interests may appear, and also insure the interest of any leasehold mortgagee of Landlord, when requested, as the interest of any such mortgagee may appear, by standard mortgagee clause. Any policy may also name any leasehold mortgagee of Tenant as an additional insured. In case of damage to any building or other improvements located on the Parking Facility or the Parking Facility Equipment during the Term of this Lease, which

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damage is to be repaired or restored, the loss shall be adjusted by Landlord and Tenant and the proceeds applied as provided in Section 11.1.

6.6     Non-Cancelable. Each such policy or certificate therefor issued by the insurer shall, to the extent obtainable, contain an agreement by the insurer that such policy shall not be canceled without at least ten (10) days prior written notice to Landlord and to any mortgagee named therein.

6.7     Unearned Premiums. Upon the expiration of this Lease, the unearned premiums upon any such transferable insurance policies shall be apportioned if Tenant shall not then be in default in the performance of any of Tenant’s agreements, terms, covenants and conditions in this Lease provided. At the commencement of the term all transferable policies shall be transferred by Landlord to Tenant who shall pay Landlord the unearned premiums thereon.

ARTICLE VII

Utilities

Landlord shall provide utility service connections for the Parking Facility or the Parking Facility Equipment as required in the Plans and Specifications and shall pay the initial connection charges for such utilities, including any hook-up charges, connection fees and the like, associated with providing the utility service connections. During the term of this Lease, Tenant shall pay all operating utility charges, including those for gas, water, sewage and electricity used on the Parking Facility or the Parking Facility Equipment. Landlord shall provide for the installment of separate meters for all utilities for the Parking Facility and Parking Facility Equipment from the other users of the Project. Tenant’s payment obligation for utilities shall commence on the Commencement Date.

ARTICLE VIII

Use of Premises

8.1     Permitted Use. Tenant may use or allow the Premises to be used for any lawful purpose, but not otherwise. To the extent practicable, Tenant shall conduct its activities at the Premises so that such activities do not unreasonably interfere with the activities of other tenants at the Project in the areas of the Project they lease from Landlord or otherwise deny such tenants peaceful enjoyment of their leased areas. Tenant shall prevent the accumulation of any unclean, unhealthy, unsightly or unkempt condition of the Premises. Tenant will not conduct any activities at the Premises that will have a material detrimental impact on the Project. Tenant shall not conduct any activity at the Premises that would constitute a nuisance to any other tenants at the Project. Nothing contained herein shall be construed to (i) prevent Tenant from operating the Premises as a public parking deck facility as provided in Section 8.2 or (ii) require Tenant to operate the Premises as a public parking deck facility if Tenant has other uses for the Premises consistent with the provisions of this paragraph. Landlord

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shall obtain similar covenants from other tenants leasing other areas of the Project from Landlord.

8.2     Operation of Parking Facility. In the event Tenant elects to operate the Parking Facility as a public parking deck during the term of this Lease, Tenant shall change such rates for the spaces located in its parking facilities, including the Convention Center Parking Facility and the Parking Facility, as Tenant shall determine from time to time in its sole discretion, provided, however, that Tenant shall charge the same rates to Landlord and Landlord’s tenants and subtenants and their invitees as are charged to other members of the general public for comparable use of the Convention Center Parking Facility and the Parking Facility. Nothing contained herein shall prevent Tenant from establishing different rates for usage on an hourly basis, weekly basis or monthly basis, or from utilizing different rates for different times of the day, as Tenant determines in connection with its operation of its parking facilities, so long as Tenant does not discriminate against Landlord and their invitees in charging such rates. Tenant covenants and agrees, that, so long as the Parking Facility is operated as a parking deck, it shall operate the Parking Facility in a first-class manner consistent the operation and maintenance of other parking facilities located in downtown Raleigh, North Carolina.

Tenant may, in its sole discretion, retain the services of a management company to manage the operation of the Premises on behalf of the Tenant. If the Tenant does retain such services, the Tenant shall nevertheless be responsible for the performance by Tenant of its obligations hereunder in accordance with the terms hereof.

8.3     Revenue From Premises. All revenue derived from the operation of the Premises during the term of this Lease shall be Tenant’s exclusive property.

8.4     Parking for Landlord’s Exclusive Use. Tenant will make available at least six hundred (600) parking spaces for the exclusive use of Landlord and other tenants of the Project during normal business hours at standard rates. Such parking spaces will be made available in one or more of the Convention Center Parking Facility, the Parking Facility, Tenant’s parking facility commonly known as the Moore Square Parking Deck, and any other Tenant-owned structured parking facilities within four blocks of the Project. Notwithstanding the foregoing, the amount of parking spaces that will be reserved for the exclusive use of Landlord shall in no event exceed ten percent (10%) of the spaces in the Convention Center Parking Facility and the Parking Facility and of the respective facilities which are subject to limitation on private uses under the terms of applicable financings, and that this ten percent (10%) amount shall be reduced as necessary to assure that the aggregate private use of such facilities, determined in the manner provided by the Code, does not exceed ten percent (10%) of such facilities subject to such limitations.

Subject to the provisions set forth in the preceding paragraph, in providing the 600 reserved parking spaces Tenant is required to provide pursuant to the preceding paragraph, Tenant shall allocate ten percent (10%) of the parking spaces in the

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Convention Center Parking Facility and the Parking Facility as the first parking spaces made available to meet the requirement, unless the amount of parking spaces the City can responsibly reserve from the Convention Center Parking Facility and the Parking Facility and remain in compliance with the restrictions of the Code described in this Section is less than 10%, in which event Tenant shall reserve the maximum amount of parking spaces Tenant can responsibly provide and remain in compliance with the restrictions of the Code. Tenant shall not reserve parking spaces in the Convention Center Parking Facility and the Parking Facility for any party other than Tenant that would result in a reduction in the amount of spaces Tenant may reserve for Landlord pursuant to this Section. In carrying out the undertaking described in the preceding two sentences, Tenant shall be entitled to rely conclusively on the advice of counsel selected by Tenant as to the amount of spaces in the Convention Center Parking Facility and the Parking Facility that Tenant may reserve for Landlord.

In the event that Landlord does enter into agreements with Tenant to lease and pay for all the spaces available for the exclusive use of Landlord pursuant to this Section, Tenant may lease the spaces not taken by Landlord to members of the general public. As is consistent with all parking decks controlled by Tenant, parking shall be permitted after normal business hours on a space-available basis.

Any use of the area reserved for Landlord pursuant to this Section shall be consistent with any rules, regulations, procedures and restrictions Tenant may impose for the operation of the Premises.

8.5     Use of the Project by Owner and Landlord. Owner and Landlord may use or allow the office and retail components of the Project to be used for any lawful purpose, but not otherwise. To the extent practicable, Owner and Landlord shall conduct their activities at the Project so that such activities do not unreasonably interfere with Tenant’s activities with respect to the Parking Facility or otherwise deny Tenant the peaceful enjoyment of the Parking Facility. Owner and Landlord shall prevent the accumulation of any unclean, unhealthy, unsightly or unkempt condition of the Project. Owner and Landlord will not conduct any activities at the Project that will have a material detrimental impact on the Parking Facility. Owner and Landlord shall not conduct any activity at the Project that would constitute a nuisance to any other tenants at the Project.

ARTICLE IX

Compliance with Laws

9.1     Compliance with Laws. Throughout the term of this Lease, Tenant, on behalf of itself and Landlord, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, whether applicable to Landlord or Tenant, and all orders, rules, standards, and regulations of the National Board of Fire Underwriters or any other body or bodies

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exercising similar functions, foreseen or unforeseen, which may be applicable to the Premises and the sidewalks, alleyways, passageways, curbs and vaults adjoining the same or to the use or manner of use of the Premises or the owners, tenants or occupants thereof, whether or not such law, ordinance, order, rule, regulation or requirement shall affect the interior or exterior of the Premises, necessitate structural changes or improvements or interfere with the use and enjoyment of the Premises, and whether or not such compliance is required by reason of any condition, event or circumstance existing prior to or after the commencement of the term of this Lease.

9.2     Compliance with Insurance Policies. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance required to be supplied by Tenant at any time in force with respect to the Premises, whether or not such observance or compliance is required by reason of any condition, event or circumstance existing prior to or after the commencement of the term of this Lease, and Tenant shall, in the event of any violation or any attempted violation of the provisions of this Section by any subtenant, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be. In any case Tenant shall be privileged to substitute policies of other properly rated insurance companies, as described in Article VI.

9.3     Hazardous Materials.

(a)    Tenant shall at all times during the term of this Lease, permit the use and/or presence of Hazardous Materials (as defined hereinafter) on the Parking Facility or the Parking Facility Equipment only to the extent reasonably necessary for the use of the Parking Facility or the Parking Facility Equipment and only in accordance with applicable laws, rules and regulations, and neither Tenant nor any of it employees, agents, invitees, licensees, contractors, or permitted assigns or permitted sub-tenants shall use, generate, manufacture, refine, treat, process, produce, store, deposit, handle, transport, release, or dispose of Hazardous Materials in, on or about the Parking Facility or the Parking Facility Equipment or the ground water thereof, in violation of any federal, state or municipal law, decision, statute, rule, ordinance or regulation currently in existence or hereafter enacted or rendered or in any event in any manner that interferes with the use and operation of the Project. Tenant shall give Landlord prompt written notice of any claim received by Tenant from any person, entity, or governmental agency that a release or disposal of Hazardous Materials has occurred on the Parking Facility or the Parking Facility Equipment or the ground water thereof. As used in this Section, “Hazardous Materials” shall mean and be defined as any and all toxic or hazardous substances, chemicals, materials or pollutants which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, or ordinance currently in existence or hereafter enacted or rendered.

(b)    To the extent permitted by law, Tenant hereby agrees to indemnify and hold harmless Landlord, its employees and agents, and Landlord’s

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mortgagee, its employees and agents and each of them, their successors and assigns (collectively, the “lndemnitees”), from and against any and all loss, cost, damage, claim, penalty, fine, suit, liability or expense, including cost of investigation, cleanup costs, reasonable attorney’s fees, reasonable consultant’s or expert’s fees and expenses of every kind and nature incurred or suffered by Landlord or any such lndemnitees, directly or indirectly, as a result of or on account of: (i) any failure by Tenant to comply with the obligations of this Section or (ii) the presence of Hazardous Materials on the Parking Facility or the Parking Facility Equipment, but shall not include Hazardous Materials introduced to the Parking Facility or the Parking Facility Equipment after Landlord regains possession of the Parking Facility or the Parking Facility Equipment. Tenant’s obligations under this Section, including Tenant’s indemnification obligation, shall survive the expiration or earlier termination of the Lease, but shall not limit Tenant’s right to seek damages against any third party for losses incurred by Tenant as a result of the presence of Hazardous Materials on, under, or about the Premises at any time.

ARTICLE X

Maintenance and Repair of Premises

10.1     Tenant’s Repair Obligations. During the term of this Lease, the Tenant shall, subject to Landlord’s obligations hereunder, at its sole cost and expense:

(a)     Be responsible for the maintenance, repair and replacement to the sidewalks, driveways, service areas, curbs, and parking areas within the Parking Facility;

(b)     Be responsible for maintenance, repair and replacement of the interior of the Parking Facility and the Parking Facility Equipment;

(c)     Be responsible for the removal of snow and ice and for janitorial services, replacement of light bulbs, florescent tubes and ballasts in the Parking Facility;

(d)     Make all repairs caused by its negligence, unless covered by any insurance policy maintained by Landlord; and

(e)     Be responsible for all maintenance, repairs and replacements which are not expressly Landlord’s responsibility hereunder.

10.2     Landlord’s Repair Obligations. During the term of this Lease, Landlord shall, at its sole cost and expense perform all necessary maintenance, repairs and replacements, none of which cost shall be charged to Tenant:

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    (a)     To the exterior and to the structure of the Premises, which obligation shall expressly include but not be limited to exterior walls (including caulking), and foundations;

    (b)     Required because of damage or destruction by fire or other peril covered by all risk insurance policies or by reason of war or acts of God applicable to the Premises or to the Parking Facility; and

    (c)     Required because of faulty construction of the Parking Facility or improper installation of Parking Facility Equipment or Landlord’s negligence.

10.3     Maintenance of Common Elements and Systems. The parties acknowledge that certain mechanical systems and building elements shall be common to both the Premises and to the office and retail components of the Project (collectively, “Common Elements”). Items currently acknowledged as Common Elements are (i) street level access and perimeter landscape and hardscape; (ii) portions of the main lobby used for parking patron street access; (iii) columns; (iv) exit corridors; (v) exterior façade from street level to the street level identified as “P7” on the Plans and Specifications; (vi) exterior lighting; (vii) common chases for utilities; (viii) storm sewer drain lines; (ix) fire alarm devices; and (x) fire risers through the Parking Facility. Additional items may be hereafter identified as Common Elements by agreement of Landlord and Tenant. The Common Elements shall be maintained by Landlord and such maintenance shall be performed in a manner so as to minimize, to the extent reasonably practicable, any interruption and interference in the operation of the Parking Facility and the Project. Landlord shall use its best efforts to allocate the cost of such maintenance on an equitable basis and shall submit invoices to Tenant for Tenant’s proposed share of such maintenance costs, which Tenant shall pay, as Additional Rent, within thirty (30) days of receipt. In the event Tenant disagrees with Landlord’s allocation of any expense for the maintenance of the Common Elements as set forth in an invoice from Landlord, Tenant shall so notify Landlord within thirty (30) days of receipt of such invoice and the parties shall thereafter appoint a third-party referee approved by both parties to determine an equitable allocation of the expenses addressed in such invoice, and such referee’s determination shall be deemed to be conclusive, and Tenant shall pay such invoice, as adjusted by the referee’s determination, within ten (10) days of notice of the referee’s determination. In the event the parties cannot agree on a third-party referee, each party shall appoint a referee to make an independent determination of an equitable allocation the expenses in question. If the result of the two independent determinations is that the higher allocation of Tenant’s share of the expenses in question is within ten percent (10%) of the lower allocation of Tenant’s share of such expenses, the parties agree that the Tenant’s share of such expenses shall be conclusively deemed to be the average of the two independent determinations. If the two independent determinations are not within ten percent (10%) of each other, the two independent referees shall jointly appoint a third referee, the determination of which shall be conclusively deemed to be Tenant’s share of the expenses in question.

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ARTICLE XI

Damage or Destruction

11.1     Deposit of Net Proceeds. In the event all or any material portion of the Parking Facility is damaged or destroyed by fire or other casualty, the Landlord and Tenant shall deposit all Net Proceeds payable as to such casualty with an escrow agent (the “Escrow Agent”) mutually acceptable to Landlord and Tenant. Landlord shall, within ninety (90) days after the date such damage or destruction occurs, proceed in accordance with the following provisions and shall give notice of its intended course of action to Tenant, and the Escrow Agent shall disburse such Net Proceeds in accordance with such notice.

    (a)     Repair and Restoration. In the event less than twenty-five percent (25%) of the Parking Facility is destroyed, then Landlord shall proceed to repair, reconstruct and restore the Premises to substantially the same condition as had existed prior to the event causing such damage or destruction, with such alterations and additions as the Landlord may determine to be necessary or desirable and as will not impair the capacity or character of the Parking Facility for the purposes for which it had been used prior to such damage or destruction or is intended to be used. In the event such repairs and restoration require a permanent alteration in the design or use of the Parking Facility, Tenant shall have a period of not more than thirty (30) days in which to review, approve and accept the cost of such repair and replacement before the Landlord shall proceed with such repairs. So long as no event of default has occurred and is continuing under this Lease, the Escrow Agent, upon receipt of a request made by the Landlord, shall apply so much as may be necessary of such Net Proceeds to payment of the cost of such repair, reconstruction and restoration, either on completion thereof or as the work progresses. Any such request may provide for Net Proceeds to be paid directly to third-party vendors or to be paid to the Landlord for reimbursement of costs incurred in such repair, replacement or restoration. If such Net Proceeds are not sufficient to pay in full the cost of such repair, replacement and restoration, any deficiency shall be paid by Tenant.

    (b)     In the event more than twenty-five percent (25%) of the Parking Facility is destroyed and Landlord determines not to restore or repair the Parking Facility, the Net Proceeds, to the extent available, shall be applied as follows:

    (i)     First, to the costs of demolition and removal of debris and to restoration of the Property, subject to the structural requirements of any remaining components of the Project;

    (ii)     Second, to the payment of any outstanding amount owed to any Tenant Mortgagee; and

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(iii)     Third, the balance to be allocated between Landlord and Tenant in proportion to the value that each of the Landlord’s reversionary interest and Tenant’s leasehold interest in the Premises has to the value of the Premises immediately prior to the date such damage or destruction occurs. Any determination of the Landlord’s reversionary interest in the Premises and the Tenant’s leasehold interest in the Premises for purposes of this subsection (iii) shall take into account the fact that the Tenant has leased the Premises for the expected useful life of the Parking Facility.

ARTICLE XII

Condemnation

12.1    Taking. In the event that the Premises, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right (any such matters being hereinafter referred to as a “taking”), Landlord, Tenant and any person or entity having an interest in the award or awards shall have the right to participate in any such condemnation proceedings or agreement for the purpose of protecting their interests hereunder. Each party so participating shall pay its own expenses and fees incurred therein.

12.2    Total Taking. If at any time during the term of this Lease there shall be a taking of the whole or substantially all of the Premises, this Lease shall terminate and expire on the date of such taking and the Base Rent and the Additional Rent owing hereunder shall be apportioned and paid to the date of such taking. For the purposes of this Article “substantially all of the Premises” shall be deemed to have been taken if, in the reasonable judgment of either Landlord or Tenant, the untaken part of the Premises shall be insufficient for the economic and feasible operation thereof by Tenant, such as, for example, if in the reasonable judgment of either Landlord or Tenant, the taking reduces available parking below acceptable levels taking into account the uses contemplated by either Landlord or Tenant. In such event, the Net Proceeds, to the extent available, shall be allocable as follows:

  (a)     First, the value of the Property considered as vacant and unimproved land shall be paid to Owner or to Owner’s mortgagee, if any;

  (b)     Second, to the payment of any outstanding amount owed to any Tenant Mortgagee; and

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(c)     Third, the balance to be allocated between Landlord and Tenant in proportion to the value that each of the Landlord’s reversionary interest and Tenant’s leasehold interest in the Premises has to the value of the Premises immediately prior to the date such taking occurs. Any determination of the Landlord’s reversionary interest in the Premises and the Tenant’s leasehold interest in the Premises for purposes of this subsection (c) shall take into account the fact that the Tenant has leased the Premises for the expected useful life of the Parking Facility.

12.3.   Continuation of Lease After Partial Taking. In the event of a partial taking of less than materially all of the Parking Facility such that the Parking Facility can continue to operate on an economically viable basis, this Lease shall continue without modification and the Net Proceeds shall be allocated as follows:

(a)     First, to any restoration or modification of the Premises required to make the Premises a complete architectural unit as nearly as reasonably possible to their condition prior to the taking;

(b)     Second, the balance shall be shared by Landlord and Tenant in the same proportion as described in Section 12.2(c) above.

12.4.   Temporary Takings. In the event of a taking of all or a part of the Premises for temporary use, this Lease shall continue without change, including without abatement of rent, as between Landlord and Tenant, and Tenant shall be entitled to the award made for such use; provided that:

(a)	such award shall be apportioned between Landlord and Tenant so as to allocate to Landlord that portion of the award applicable following the date of the expiration of the term of this Lease; and

(b)

Tenant shall be entitled to file and prosecute any claim against the condemnor for damages and to recover the same, for any negligent use, waste or injury to the Premises throughout the balance of the Term of this Lease. The amount of damages so recovered shall be paid directly to Tenant.

ARTICLE XIII

Right to Mortgage

13.1   Leasehold Mortgages. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, at any time and from time to time, to mortgage its leasehold interest in the Premises on such terms, conditions and maturity as Tenant shall determine, and to enter into any and all extensions, modifications, amendments, replacements, and refinancings of any such leasehold mortgage as Tenant may desire; provided, however, the terms of any such leasehold mortgage shall expressly disclaim

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any interest against Landlord’s interest in the Premises and shall absolve Landlord of any liability with respect to the financing secured by such leasehold mortgage. In addition, in the event the original principal balance of the obligation secured by any one or more mortgages encumbering the Tenant’s leasehold interest exceeds the amount of the Facility Payment, plus amounts incurred to pay financing costs and to fund reserves in connection with Tenant’s arrangements to finance the Facility Payment, the terms of such mortgages shall provide that, in the event of a default under the terms thereof, the Parking Facility shall be released from the liens of such mortgages upon payment to the holders thereof of an amount equal to the fair market value of the Parking Facility at the time of such default.

If Tenant, or Tenant’s successors or assigns shall mortgage said leasehold interest, then as long as any such leasehold mortgage shall remain unsatisfied of record, the following provisions shall apply, notwithstanding anything to the contrary contained in this Lease, and any pertinent provisions of this Lease shall be deemed to be amended and modified to the extent necessary so as to provide as follows:

(a)	Landlord’s rights to cancel, surrender, accept a surrender, or modify this Lease shall be subject to the rights of a Tenant Mortgagee under this Article XIII.

(b)

Landlord, upon serving upon Tenant any notice of default pursuant to the provisions of Article XX hereof, or any other notice under the provisions of or with respect to this Lease, shall also serve a copy of such notice on any Tenant Mortgagee; provided, however, that Landlord’s obligation to give or provide such Tenant Mortgagee with any notice shall be contingent upon such Tenant Mortgagee providing written notice to Landlord of its existence and setting forth the address to which all such notices are to be delivered.

(c)

Any Tenant Mortgagee, in case Tenant shall be in default hereunder, shall, within the period and otherwise as herein provided, have the right to remedy such default, or cause the same to be remedied, and Landlord shall accept such, performance by or at the instance of such holder as if the same had been made by Tenant.

(d)

A Tenant Mortgagee, in the event Tenant shall be in default hereunder, shall have the right, within the period and otherwise as herein provided, to remedy or cause to be remedied such default, and Landlord shall accept such performance by or at the instigation of such leasehold mortgage holder as if the same had been performed by Tenant. No default by Tenant in performing work required to be performed, acts to be done, or conditions to be remedied, shall be deemed to exist, if steps, in good faith, have been properly commenced by Tenant or by said leasehold mortgage holder, or by any other party, person, or entity to rectify the same and prosecuted to completion within 180 days.

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(e)

Anything herein contained to the contrary notwithstanding, during such time as the leasehold mortgage remains unsatisfied of record and unpaid, if an event or events shall occur which shall entitle Landlord to terminate this Lease, and if before the expiration of sixty (60) days after the date of service of notice of termination under this Lease, a Tenant Mortgagee shall have paid to Landlord all rent and other payments which are then in default, and shall have complied or shall be engaged in the work of complying with all the other requirements of this Lease, if any, which work shall be completed in not more than 180 days, then in default, and shall continue to pay rent due hereunder, then Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect, provided, however, that nothing herein contained shall in any way affect, diminish, or impair Landlord’s right to terminate this Lease (if such default is not cured within said sixty (60) day period or in the process of being cured with reasonable due diligence) or to enforce any other remedy in the event of the nonpayment of any such rent thereafter payable by Tenant or in case of any other such default in the performance of any of the obligations of Tenant hereunder in accordance with this Lease.

(f)	Landlord and Tenant shall not enter into any agreement modifying, canceling or surrendering this Lease without the prior written consent of any Tenant Mortgagee.

13.2     No Mortgagee Obligations. Notwithstanding anything to the contrary set forth in this Lease, in no event shall any Tenant Mortgagee be obligated to (i) construct any improvements on the Premises, (ii) cure any default with respect to or satisfy or discharge any lien or encumbrance against Tenant’s interest in this Lease or the Premises.

13.3.     Release of Tenant Mortgagee. If any Tenant Mortgagee shall acquire title to Tenant’s interest in this Lease, by foreclosure of a mortgage thereon or by assignment in lieu of foreclosure or by an assignment from a nominee or wholly owned subsidiary corporation of such mortgagee, or under a new lease, such Tenant Mortgagee may assign such lease and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in such lease contained on Tenant’s part to be performed and observed from and after the date of such assignment, provided that the assignee from such Tenant Mortgagee shall have (i) assumed the Tenant’s obligations under this Lease, and (ii) engaged an experienced management firm reasonably satisfactory to Landlord to manage the Premises.

13.4     Mortgage of Owner’s Interest. Owner shall have the unrestricted right to mortgage its interest in the Premises. Any such mortgage shall be superior to the Master Lease and to this Lease and any Tenant Mortgagee’s interest in the Premises, and Landlord, Tenant and Tenant Mortgagee and the holder of any mortgage or deed of

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trust placed on the Premises by Owner shall have executed a Subordination, Non-Disturbance and Attornment Agreement subordinating the Tenant’s and Tenant Mortgagee’s interest in this Lease and the Premises to the lien of such mortgage or deed of trust and providing that upon any foreclosure sale pursuant to power of sale, in lieu of foreclosure or other acquisition of Owner’s interest in this Lease or the Premises by such holder, its successors or assigns, that the Master Lease, and Tenant’s and Tenant Mortgagee’s rights in this Lease or in the Premises shall not be disturbed or impaired and any such holder shall not have any greater rights than Owner hereunder, or the right to cancel this Lease, or to cancel any new lease made to a Tenant Mortgagee, unless there is a default on the part of the Tenant, uncured by either the Tenant or any Tenant Mortgagee within any applicable cure period, or notice and cure period herein provided, which, under the terms of this Lease, or such lease, would enable the Landlord, or its successors, to cancel this Lease. Such Subordination, Non-Disturbance and Attornment Agreement shall provide that Owner’s Mortgagee’s liability (i) shall be limited to its interest in the Property, (ii) shall not apply to any acts or occurrences prior to any acquisition of Owner’s interest in this Lease or the Premises; and (iii) shall be limited with respect to any obligations to restore or repair the Premises to available proceeds of insurance.

ARTICLE XIV

Representations

14.1     Representations by Landlord. Landlord makes the following representations:

(a)     The Landlord is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina; and

(b)     The Landlord has full power and authority to enter into this Lease and to perform the transactions contemplated thereby and to carry out its obligations thereunder and by proper corporate action has duly authorized, executed and delivered this Lease.

14.2     Representations by Tenant. Tenant makes the following representations:

(a)     Tenant is a political subdivision of the State of North Carolina, duly created and validly existing under the laws of the State of North Carolina;

(b)     The lease of the Premises to Tenant pursuant to this Lease will provide needed parking facilities for Tenant and serve functions which are essential to the proper, efficient and economic operation of Tenant;

(c)     Tenant has full power and authority to enter into this Lease and to perform the transactions contemplated hereby and to carry out its obligations hereunder and by proper action has duly authorized, executed and delivered this Lease;

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(d)     Tenant is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money and is not in default under any instrument under or subject to which any indebtedness for borrowed money has been incurred, and no event has occurred and is continuing that with the lapse of time or the giving of notice, or both, would constitute or result in an event of default thereunder;

(e)     Tenant is not in default under or in violation of, and the execution, delivery and compliance by Tenant with the terms and conditions of this Lease will not conflict with or constitute or result in a default under or violation of, (i) any existing law, rule or regulation applicable to Tenant, or (ii) any indenture, mortgage, deed of trust, lien, lease, contract, note, order, judgment, decree or other agreement, instrument or restriction of any kind to which Tenant or any of its assets is subject, and no event has occurred and is continuing that with the lapse of time or the giving of notice, or both, would constitute or result in such a default or violation; and

(f)     No further approval, consent or withholding of objection on the part of any regulatory body or any official, Federal, state or local, is required in connection with the execution or delivery of or compliance by Tenant with the terms and conditions of this Lease.

ARTICLE XV

Indemnifications

15.1     Tenant Indemnity. To the extent permitted by law, Tenant shall indemnify and save harmless Landlord (and each of Landlord’s partners, shareholders or corporate general partners, officers, directors, agents and employees) against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurrences during the term of this Lease:

(a)	any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises by Tenant or its agents or its invitees;

(b)	any negligence on the part of Tenant or any of its agents, contractors, servants, employees, subtenants, licensees or invitees in connection with the operation of the Premises;

(c)	any failure to comply with all applicable laws governing the use and occupancy of the Parking Facility, including, without limitation, laws and regulations with regard to Hazardous Materials;

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(d)

any accident, injury or damage to any person or property occurring in, on or about the Parking Facility or any part thereof, or any alley, sidewalk, curb, vault, passageway or space adjacent thereto; or

(e)

any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

(f)

In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant’s expense resist or defend such action or proceeding by counsel selected by Landlord in writing and approved by Tenant, which approval Tenant agrees not unreasonably to withhold. If Tenant has supplied Landlord with insurance policies covering any of the aforementioned risks, no claim shall be made against Tenant unless and until the insurer shall fail or refuse to defend and/or pay all or any part thereof.

(g)

Notwithstanding the foregoing, the indemnification described in this Section 15.1 shall not apply to any liability, obligation, damage, penalty, claim, cost, charge or expense created, in whole or in part, by the willful or negligent acts or omissions of Landlord, its agents or employees or in connection with any action by Tenant against Landlord for failure to comply with the provisions of this Lease.

15.2.     Landlord Indemnity.

(a)     Landlord shall indemnify and save harmless Tenant (and each of Tenant’s elected officials, officers, agents and employees) against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurrences during the term of this Lease:

(i)	any work or thing done in, on or about the Premises or any part thereof by Landlord or any agent, contractor or employee of Landlord;

(ii)	any negligence on the part of Landlord or any of its agents, contractors, servants, employees, subtenants, licensees or invitees;

(iii)

any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

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(iv)

In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon written notice from Tenant shall at Landlord’s expense resist or defend such action or proceeding by counsel approved by Tenant in writing, which approval Tenant agrees not unreasonably to withhold. If Landlord has supplied Tenant with insurance policies covering any of the aforementioned risks, no claim shall be made against Landlord unless and until the insurer shall fail or refuse to defend and/or pay all or any part thereof.

(b)     Notwithstanding the foregoing, the indemnification described in this Section 15. 2 shall not apply to any liability, obligation, damage, penalty, claim, cost, charge or expense created, in whole or in part, by the willful or negligent acts or omissions of Tenant, its agents or employees or in connection with any action by Landlord against Tenant for failure to comply with the provisions of this Lease.

ARTICLE XVI

Residential Development and

Release of P-2 Residential Parking Area

16.1     Residential Development. The parties acknowledge that Landlord proposes to include a residential development of approximately 78 housing units in the Project (the “Residential Development”), to be constructed in phases, the first phase to comprise approximately 35 to 45 residential housing units (the “Residential Development First Phase”), and a second phase of approximately 40 housing units (the “Residential Development Second Phase”) to commence upon the pre-sale of 75% of the units in the Residential Development First Phase, provided that market conditions permit financing to be secured for the Residential Development Second Phase on commercially reasonable terms. The parties further acknowledge that the construction of the Residential Development is a material inducement to the Tenant’s execution and performance of this Lease.

16.2     Release of P-2 Residential Parking Area from Lease. Tenant agrees to release and relinquish its leasehold interest in the P-2 Residential Parking Area portion of the Premises upon sixty (60) days written notification from Landlord requesting such release and certifying the issuance of a final certificate of occupancy for the shell building for the Residential Development First Phase. In consideration for such release, Landlord shall pay, or shall cause to be paid, to Tenant at the time of such release the amount of $549,000, representing the sum of $9,000 for each of the sixty-one (61) parking spaces included in the P-2 Residential Parking Area.

16.3     Amendment to Lease. The release of the P-2 Residential Parking Area shall be evidenced by an appropriate amendment to this Lease and by an amendment to any recorded memorandum of this Lease.

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16.4     Conveyance of Easement Rights to Residential Development. Tenant further agrees to join in the conveyance of any easement rights over and across the Premises reasonably necessary for the use and enjoyment of the P-2 Residential Parking Area by the occupants of the residential housing units for whom the P-2 Residential Parking Area shall be reserved, provided such easement rights do not unreasonably interfere with Tenant’s use and enjoyment of the Premises.

16.5     Release Contemplated by Mortgages. Tenant covenants and agrees that any mortgage or deed of trust encumbering its leasehold interest in the Premises shall include provisions to release the P-2 Residential Parking Area in accordance with the terms of this Lease.

16.6     Guarantee by Landlord. In consideration for Tenant’s payment of the Facility Payment with respect to the P-2 Residential Parking Area and for Tenant’s agreement to thereafter release the P-2 Residential Parking Area from the Premises, Landlord agrees to deliver to Tenant upon the Commencement Date of this Lease a corporate guarantee in the face amount of One Million Dollars ($1,000,000) (the “Guarantee”), representing the portion of the Facility Payment allocable to the P-2 Residential Parking Area. The City may demand payment under the Guarantee in the event the Residential Development First Phase is not completed, such completion to be evidenced by issuance of a certificate of completion by the City of Raleigh, within three (3) years after receipt of the building permit for the construction of the office and retail portions of the Project. In the event the Residential Development First Phase is completed within such three (3) year period, the Guarantee shall cease to be of any force or effect, and Landlord shall have no further obligation to Tenant with respect to the construction of the residential portion of the Project.

16.7     Parking for Residential Development Second Phase. Upon completion of the parking for the Residential Development Second Phase, Tenant agrees to pay to Landlord, the sum of $4,200 for each space constructed for the Residential Development Second Phase; provided, however, the aggregate number of spaces for both phases of the Residential Development shall not exceed 150 without Tenant’s written consent. In addition, Tenant covenants and agrees to take such reasonable steps as are necessary such that the Residential Development can operate as a separately owned condominium development, including, but not limited to, execution of “zero lot line” agreements, construction easements, and the conveyance of easement rights for ingress, egress, air rights, and utilities.

16.8     Restriction on Residential Development Second Phase. Owner and Landlord agree to subject the property currently designated for the Second Residential Phase on Block A-24 as noted on Exhibit B to a restrictive covenant running with the land restricting the development of such property to residential, office and retail uses (and related parking requirements) unless otherwise consented to in writing by Tenant. A similar restrictive covenant will apply to any portion of the Residential Development First Phase that may remain unfinished at the end of the three-year period beginning on

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the date hereof. All such covenants shall have a term of ten (10) years from the date hereof.

16.9     Sharing of Profits from Residential Development. As additional consideration for Tenant’s execution and performance of this Lease, Landlord agrees that Tenant shall share in the profits from the sale of residential units within the Residential Development as follows. Within three months of the sale of all of the units in the Residential Development, Landlord shall determine the “net profit” and “total costs” of the Residential Development. For purposes hereof, “net profit” means gross proceeds from the sale of residential units less total costs, and “total costs” means all hard and soft costs of designing, developing, constructing and marketing the Residential Development, as well as a ten percent (10%) preferred return on all equity invested in the Residential Development. Following such determination, Landlord shall cause Tenant to be paid the following amounts:

(i)     5% of net profits to the extent that net profits exclusive of the City’s participation are less than 15% of total costs;

(ii)     10% of net profits to the extent net profits are more than 15% of total costs and less than 16% of total costs;

(iii)     14% of net profits to the extent net profits are more than 16% of total costs and less than 17% of total costs;

(iv)     18% of net profits to the extent net profits are more than 17% of total costs and less than 18% of total costs;

(v)     23% of net profits to the extent net profits are more than 18% of total costs and less than 19% of total costs;

(vi)     28% of net profits to the extent net profits are more than 19% of total costs and less than 20% of total costs; and

(vii)     33% of net profits to the extent net profits are more than 20% of total costs.

ARTICLE XVII

Entry on Premises by Landlord

17.1     Entry by Landlord. Tenant shall permit Landlord and its authorized representatives to enter the Premises at all reasonable times, after reasonable advance written notice to Tenant, for the purpose of inspecting the Premises, except in the event of an actual emergency, in which case no notice shall be required. Notwithstanding the foregoing, Landlord’s right to inspect the Premises shall not unreasonably interfere with the rights of any of subtenants and their rightful licensees, invitees and guests and any

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such entry shall be subject to the terms of any agreements, including subleases, between Tenant and any occupant of all or any portion of the Premises.

ARTICLE XVIII

Parties’ Right to Perform Covenants

18.1     Landlord’s Right to Cure. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article V hereof, or to take out, pay for, maintain or deliver any of the insurance policies or certificates therefor as provided for in Article VI hereof, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after thirty (30) days written notice to Tenant (or without notice in case of an actual emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease or from any default by Tenant and without waiving Landlord’s right to take such action as may be permissible under this Lease as a result of such default, may (but shall be under no obligation to):

(a)	pay any Imposition payable by Tenant pursuant to the provisions of Article V hereof, or

(b)	take out, pay for and maintain any of the insurance policies provided for in Article VI hereof, or

(c)

make any other payment or perform any other act on Tenant’s part to be made or performed as in this Lease provided, and may enter upon the Premises for any such purpose, and take all such action thereon, as may be necessary therefor.

18.2     Tenant’s Right to Cure. If Landlord shall at any time fail to perform its maintenance obligations under Article X of hereof, and such failure continues for thirty (30) days after written notice of such failure from Tenant to Landlord (or without notice in case of an actual emergency) and without waiving or releasing Landlord from any obligation of Landlord contained in this Lease or from any default by Landlord, may (but shall be under no obligation to) perform such obligations and to be reimbursed by Landlord for all such expenses incurred in connection with such performance of Landlord’s obligations.

18.3.     Interest on Costs to Cure. All sums so paid by Landlord or Tenant and all costs and expenses incurred by Landlord or Tenant, including reasonable attorneys’ fees, in connection with the performance of any such act, together with interest thereon at the annual rate equal to the Wall Street Journal Prime Rate (or a commercially equivalent rate if such a prime rate is no longer published by the Wall Street Journal) plus two percent (2%) beginning on the date following such payment or incurrence of such cost and expense. Any amounts owed by Tenant under this Article XIX shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

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18.4        No Setoff. It is the intention of the parties hereto that the obligations of Tenant hereunder to make the Facility Payment (which has been irrevocably transferred and assigned by Landlord to the Owner) to the Owner shall be a separate and independent covenant and agreement in accordance with the terms hereof. It is agreed and intended that Facility Payment by Tenant in accordance with the terms hereof shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction and that Tenant’s obligation to pay the Facility Payment is absolute and unconditional and free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature. Under no circumstances shall the Owner or Owner Mortgagee be obligated to repay Tenant, refund to Tenant, or return to Tenant, the Facility Payment. Tenant shall not take any action to terminate, rescind or void this Lease and the obligations and liabilities of Tenant hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Premises or any part thereof; (b) the failure of the Premises to comply with all applicable laws, including any inability to occupy or use the Premises by reason of such noncompliance; (c) any right or claim that Tenant has or might have against any person, including without limitation Landlord, the Owner, any Owner Mortgagee, or any vendor, manufacturer, contractor of or for the Premises; (d) any action, omission, breach or failure on the part of Landlord or any other person to perform or comply with any of the terms of this Lease, or of any other agreement; (e) any action by any court, administrative agency or other governmental authority; (f) any interference, interruption or cessation or delay in the use, possession or quiet enjoyment of the Premises; (g) any action with respect to this Lease (including the disaffirmance or rejection hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise, (h) the prohibition or restriction of Tenant’s use of the Premises under any applicable laws or otherwise, (i) any breach or default by Landlord hereunder or under any other agreement between Landlord and Tenant, (j) any sale or other disposition of the Premises; or (k) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and whether or not Tenant shall have notice or knowledge of any of the foregoing, any recent or future law notwithstanding. This Lease shall be noncancellable by Tenant for any reason whatsoever and, except as expressly provided in this Lease, Tenant, to the extent now or hereafter permitted by applicable laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or to any diminution, abatement or reduction of the Facility Payment payable hereunder. Unless the Owner has assumed the role of Landlord pursuant to Section 2.1, under no circumstances or conditions shall Owner or Owner Mortgagee be expected or required to make any payment of any kind hereunder or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Premises, so long as the Premises or any part thereof is subject to this Lease, and Tenant expressly waives the right to perform any such action at the expense of Owner or Owner Mortgagee whether hereunder or pursuant to any law. Tenant waives all rights

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which are not expressly stated herein but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Premises; (ii) to have any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to the Facility Payment; and (iii) to have any statutory lien or offset right against Owner or Owner Mortgagee.

ARTICLE XIX

Defaults

19.1    Events of Default. If any one or more of the following events shall happen and shall remain uncured after the expiration of the specified notice and cure periods applicable to such events, such event shall be a “Tenant Event of Default”:

(a)	if default shall be made in the due and punctual payment of the Facility Payment,

(b)

if default shall be made in the due and punctual payment of any Base Rent payable under this Lease or any part thereof, or in the due and punctual payment of the Impositions in accordance with the provisions of Article V, or with respect to the premiums payable in connection with the insurance policies required in accordance with the provisions of Article VI, when and as the same shall become due and payable, and such default shall continue for a period of fifteen (15) days after written notice from Landlord to Tenant specifying the items in default; or

(c)

if default shall be made by Tenant in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease other than those referred to in the foregoing paragraph (a) of this Section for a period of ninety (90) days after written notice from Landlord to Tenant specifying the items in default; or

(d)

if Tenant shall file a voluntary petition in bankruptcy or have entered against it an order for relief in response to any involuntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises, and if such condition shall continue for a period of thirty (30) days after the occurrence thereof.

19.2    Termination of Lease: Other Remedies. Upon the occurrence of a Tenant Event of Default specified in Section 19.1(a), Landlord, at any time thereafter may give

.

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written notice to Tenant specifying such event of default or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least thirty (30) days after the giving of such notice, and upon the date specified in such notice this Lease and the term hereby demised and all rights of Tenant under this Lease, shall expire and terminate, and Tenant shall remain liable as hereinafter provided. Alternatively, Landlord may enter and take control of the Premises without terminating this Lease, and may pursue any other remedy available at law or in equity. Tenant agrees that if it breaches its obligations under Section 19.1(a), Landlord shall be entitled to maintain an action for specific performance of Tenant’s duties and obligations hereunder.

Upon the occurrence of any event of default specified in Section 19.1(b),(c) or (d), Landlord may take such action in law or equity as shall be deemed necessary to enforce the rights of Landlord under this Lease.

19.3    Events of Landlord Default. If any one or more of the following events shall happen and shall remain uncured after the expiration of the specified notice and cure periods applicable to such events, such event shall be a “Landlord Event of Default”:

(a)        if default shall be made by Landlord in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease for a period of ninety (90) days after written notice from Tenant to Landlord specifying the items in default; or

(b)        if Landlord shall file a voluntary petition in bankruptcy or have entered against it an order for relief in response to any involuntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Landlord or of all or any substantial part of its properties and if such condition shall continue for a period of thirty (30) days after the occurrence thereof;

Upon the occurrence of any Landlord Event of Default, Tenant may take such action in law or equity as shall be deemed necessary to enforce the rights of Tenant under this Lease.

19.4    Late Charge. Tenant acknowledges that the late payment by Tenant of the Facility Payment under this Lease will cause the Owner to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to fix. Tenant agrees that if the Owner does not receive the Facility Payment by the date such payment is due, then the Tenant shall pay, in addition to any other sums due, an amount equal to the late

34

payment fee and other penalties due under the loan documents between Owner and Owner Mortgagee. Acceptance of the late charges by Owner shall not cure or waive a default, nor prevent Owner or Landlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Lease or at law. Payment of the late charge is not an alternative means of performance of Tenant’s obligation at the times specified in this Lease. Tenant will be liable for the late charge regardless of whether Tenant’s failure to pay when due constitutes an Event of Default under the Lease.

19.5    No Waiver. No failure by any party hereunder to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by any party hereunder, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the non-defaulting party. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

19.6    Cumulative Remedies. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE XX

Estoppels

20.1    Tenant Estoppel. Tenant shall, without charge, at any time and from time to time, within twenty (20) days after request by Landlord or Owner, certify by written instrument, duly executed, acknowledged and delivered, to Landlord or Owner, or any other person, firm or corporation specified by Landlord or Owner:

(a)	that this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications;

(b)	whether or not there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions

35

hereof and any modifications hereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

(c)	the dates, if any, to which the Base Rent and any Additional Rent and other charges hereunder have been paid in advance; and

(d)	the date of expiration of the term of this Lease.

20.2    Landlord Estoppel. Landlord shall, without charge, at any time and from time to time, within twenty (20) days after request by Tenant or leasehold mortgagee certify by written instrument, duly executed, acknowledged and delivered, to the effect that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which the Base Rent and other charges have been paid, the date of expiration of the term of this Lease, the Base Rent then payable under this Lease, and stating whether or not, to the best knowledge of the officer executing such certificate on behalf of Landlord, Tenant is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the person executing such certificate may have knowledge.

ARTICLE XXI

Disputes

Landlord and Tenant agree that any dispute between the parties shall be resolved by the courts of the State of North Carolina and not by arbitration.

ARTICLE XXII

Miscellaneous Provisions

22.1    Notices. Unless otherwise provided herein, all demands, notices, approvals, consents, requests, opinions and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

(a)	If to Landlord:

Progress Energy Carolinas, Inc.

PO Box 1551

Raleigh, NC 27602-1551

Attention: Vice President, Real Estate

36

(b)	If to Tenant:

City of Raleigh

P.O. Box 590

Raleigh, North Carolina 27602

Attention: City Manager

22.2    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

22.3    Successors and Assigns. Except as provided in Section 22.11, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

22.4    Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina.

22.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, together shall constitute but one and the same Agreement.

22.6    Nondiscrimination. Neither the Landlord nor its officers or employees will discriminate in any manner on the basis of age, handicap, sex, race, color, creed, sexual orientation or national origin with respect to the subject matter of this Agreement, no matter how remote. The Landlord hereto further agrees in all respects to conform with the provisions and intent of the City of Raleigh, North Carolina Ordinance No. 1969-889 as amended. This provision being incorporated for the benefit of the City and its residents may be enforced as set out in said ordinance, enforcement of this provision shall be by action for specific performance, injunctive relief, and other remedy as by law provided. This provision shall be binding on the successors and assigns of the Landlord with reference to the subject matter of this Agreement.

22.7    Entire Agreement. This Agreement expresses the entire understanding and all agreements between the parties with respect to the matters covered hereby and may not be modified except by a writing signed by the parties.

22.8    Short Form. Upon request by either party, the parties shall execute and record a memorandum or short form of this Lease and all amendments or renewals hereof setting forth such provisions hereof as either party may wish to incorporate.

22.9    Interpretation. Pronouns, where used herein, of whatever gender, shall include natural persons, corporations, and associations of every kind and character, and the singular shall include the plural and vice versa where and as often as may be appropriate. Article and section headings under this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Whenever

37

the terms “hereof,” “hereby,” “herein,” or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular “Article” or “Section” shall be construed as referring to the indicated Article or Section of this Lease. Statements herein in respect to compliance with applicable law or text of similar import shall be construed to require compliance with applicable law as now or hereafter in effect.

22.10    Brokerage Commissions. Tenant warrants and represents to Landlord that it has had no dealings with any real estate broker or agent in connection with this Lease, and, to the extent permitted by law, Tenant covenants to pay, hold harmless, and indemnify Landlord from and against any and all costs, expenses, liabilities (including reasonable attorneys’ fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of Tenant. Landlord warrants and represents to Tenant that it has had no dealings with any real estate broker or agent in connection with this Lease, and Landlord covenants to pay any compensation, commission, fee, or charges due any real estate broker or agent with respect to this Lease or the negotiation thereof and arising out of any act of Landlord.

22.11    Assignment. This Lease may not be assigned by Landlord or Tenant, and Tenant may not sublease its interest in this Lease, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, it is expressly consented to and agreed that Landlord may assign its rights in and to the Facility Payment to Owner, and that Owner may assign its rights under this Lease to Owner’s Mortgagee or any other party without the necessity of any further consent or approval from Tenant. Notwithstanding anything herein to the contrary, Tenant’s consent shall not be required in connection with an assignment of Landlord’s interest in this Lease occurring as a result of a merger, acquisition or other form of corporate combination in which Landlord is not the surviving entity.

22.12    Amendments to Master Lease. The Landlord and the Owner shall not enter into any amendments to the Master Lease that either (i) modify the term of the Master Lease or (ii) cause a voluntary termination of the Master Lease without the prior written consent of the Tenant, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, Tenant’s consent shall not be required in connection with a voluntary termination of the Master Lease occurring as a result of a merger, acquisition or other form of corporate combination in which Landlord is not the surviving entity. At Tenant’s request to Landlord, representatives of Tenant shall have the right to inspect and review, at the offices of, or at other premises designated by, Landlord, all provisions of the Master Lease relating to the Parking Facility, its construction, repair, maintenance, and use.

38

IN WITNESS WHEREOF, the parties have executed this Parking Facility Lease Agreement as of the day and year first above written.

OWNER:

JPMORGAN TRUST COMPANY,

NATIONAL ASSOCIATION, a national banking

association, not in its individual capacity, but

solely as Trustee of CA Raleigh Owner Trust

under a Trust Agreement dated as of

April 10, 2003

By:	/s/ Mitch Garange
Title:	Mitch Garange
Vice President

LANDLORD:

PROGRESS ENERGY CAROLINAS, INC.

By:
Title:

TENANT:

THE CITY OF RALEIGH, NORTH CAROLINA

By:
Charles Meeker, Mayor

ATTEST:

Gail Smith, City Clerk

IN WITNESS WHEREOF, the parties have executed this Parking Facility Lease Agreement as of the day and year first above written.

OWNER:

J.P. MORGAN TRUST COMPANY, N.A., a national banking association, not in its individual capacity, but solely as Trustee of CA Raleigh Owner Trust under a Trust Agreement dated as of , 2003

By:
Title:

LANDLORD:

PROGRESS ENERGY CAROLINAS, INC.

By:	[SIGNATURE ILLEGIBLE]
Title:

TENANT:

THE CITY OF RALEIGH, NORTH CAROLINA

By:	/s/ Charles Meeker
Charles Meeker, Mayor

ATTEST:

/s/ Gail Smith
Gail Smith, City Clerk

PROVISIONS FOR THE PAYMENT OF THE MONEYS TO FALL DUE UNDER THIS AGREEMENT HAS BEEN MADE BY AN APPROPRIATION DULY MADE, OR BY BONDS OR NOTES DULY AUTHORIZED, AS REQUIRED BY THE LOCAL GOVERNMENT ACT.

	/s/ Michelle Brooks	2/24/03
	CITY ACCOUNTANT	DATE

CODE	No Current	$ -0-
Year Expenditure

39

EXHIBITS

Exhibit A	Property Description

Exhibit B	Description of the Premises Parking Area

Exhibit C	Description of P-2 Residential Parking Area

Exhibit D	Description of Plans and Specifications

Exhibit A

Property Description

Lying and being in Raleigh Township, Wake County, North Carolina and more particularly described as follows:

BEGINNING at NCGS Monument “PERNEW”, NC Grid Coordinates (NAD: 83) of N: 225264.996 Meters and E: 642617.839 Meters; thence South 17°55’15” West 2016.89 feet to an existing P.K. nail in the Western right-of-way of S. Blount Street, Thence with The City of Raleigh property as recorded in Deed Book 8253 Page 299, Deed Book 8231 Page 1759, and Deed Book 8214, Page 2408, North 87°46’03” West 164.08 feet to a point the POINT AND PLACE OF BEGINNING.

Thence from the POINT OF BEGINNING, with The City of Raleigh property line as recorded in Deed Book 8253 Page 299, Deed Book 8231 Page 1759, and Deed Book 8214, Page 2408, the next three calls, North 87046’03” West 45.92 feet to a 3/4” Iron Pipe Found; Thence North 02°13’57” East 15.00 feet to a Nail; Thence North 87°46’03” West, 210.00 feet to a Nail in the Eastern right-of-way line of S. Wilmington Street; Thence with said right-of-way, North 02°13’57” East 195.00 feet to a Point in the Southern right-of-way line of E. Davie Street; Thence with said E. Davie Street right-of-way line, South 87°46’03” East 384.00 feet to a point; Thence a new line, running parallel to S. Blount Street, South 02°13’57” West 188.93 feet to a new point; Thence a new line North 87°46’03 West 128.08 feet to a new point; Thence a new line, South 02°13’57” West 21.07 feet to a point in the Northern property line of The City of Raleigh, the POINT AND PLACE OF BEGINNING.

CONTAINING: 74,791 square feet or 1.71697 acres of land, more or less.

41

Exhibit B

Description of the Premises Parking Area

42

DAVIE STREET
WILMINGTON STREET
BLOUNT STREET
CABARRUS STREET
FUTURE OFFICE
74,791 SQ. FT.
FUTURE RESIDENTIAL
10,259 SQ. FT.
EDGE OF PROPOSED BUILDING
PERMANENT EASEMENT AREA
TEMPORARY CONSTRUCTION EASEMENT
EXISTING PARKING DECK
PHASE II B
TEMPORARY CONSTRUCTION EASEMENT
PEDESTRIAN ACCESS

PROGRESS ENERGY
RALEIGH DOWNTOWN DEVELOPMENT

GROUND LEVEL
EXHIBIT B

FEB. 12, 2003

DAVIE STREET
WILMINGTON STREET
BLOUNT STREET
CABARRUS STREET
TRANSFER STAIR 2
TRANSFER STAIR 1
LOBBY
SHUTTLES
FUTURE OFFICE
74,791 SQ. FT.
PARKING STAIR 4
PARKING STAIR 3
P2 RESIDENTIAL
PARKING
EDGE OF PROPOSED BUILDING
FUTURE RESIDENTIAL
10,259 SQ. FT.
PROPOSED DECK EGRESS
PERMANENT EASEMENT AREA
16,493 SQ. FT.
NEW ACCESS AREA
TEMPORARY CONSTRUCTION EASEMENT
EXISTING PARKING DECK
PHASE II B
FUTURE RETAIL/RESIDENTIAL
TEMPORARY CONSTRUCTION EASEMENT
S87°46'03"E 420.00'
S87°46'03"E 210.00'
S87°46'03"E 128.08'
S87°46'03"E 210.00'
164.08'
S87°46'03"E 138.00'
S87°46'03"E
273.00'
S81°45'03"E
S02°13'51"W
195.00'
232.25'
188.93'
210.00'
35.00'
184.00'
90.00'
42.00'
73.00'
66.83'
45.00'

PEDESTRIAN ACCESS

PROGRESS ENERGY
RALEIGH DOWNTOWN DEVELOPMENT

P-2 LEVEL
EXHIBIT B

FEB. 12, 2003

DAVIE STREET
WILMINGTON STREET
BLOUNT STREET
CABARRUS STREET
PARKING STAIR 1
SHUTTLES
PARKING STAIR 2
PARKING STAIR 3
PERMANENT EASEMENT AREA
NEW ACCESS AREA
TEMPORARY CONSTRUCTION EASEMENT
EXISTING PARKING DECK
PHASE II B
FUTURE RETAIL/RESIDENTIAL
TEMPORARY CONSTRUCTION EASEMENT
S87°46'03"E 420.00'
S87°46'03"E 138.00'
S87°46'03"E 273.00'

PEDESTRIAN ACCESS

PROGRESS ENERGY
RALEIGH DOWNTOWN DEVELOPMENT

P-3 LEVEL
EXHIBIT B

FEB. 12, 2003

DAVIE STREET
S87°46'03"E 420.00'
PARKING STAIR 1
PARKING STAIR 2
PARKING STAIR 3
PARKING STAIR 4
S02°13'57"W
WILMINGTON STREET
BLOUNT STREET
S87°46'03"E 128.08'
164.08'
PERMANENT EASEMENT AREA
NEW ACCESS AREA
TEMPORARY CONSTRUCTION EASEMENT
EXISTING PARKING DECK
PHASE II B
FUTURE RETAIL/RESIDENTIAL
S87°46'03"E 138.00'
S87°46'03"E
273.00'
TEMPORARY CONSTRUCTION EASEMENT
CABARRUS STREET

PEDESTRIAN ACCESS

PROGRESS ENERGY
RALEIGH DOWNTOWN DEVELOPMENT

P-4 and P-5 LEVELS
EXHIBIT B

FEB. 12, 2003

DAVIE STREET
S87°46'03"E 420.00'
PARKING STAIR 1
SHUTTLES
PARKING STAIR 2
PARKING STAIR 3
PARKING STAIR 4
WILMINGTON STREET
BLOUNT STREET
S87°46'03"E 128.08'
164.08'
PERMANENT EASEMENT AREA
NEW ACCESS AREA
TEMPORARY CONSTRUCTION EASEMENT
EXISTING PARKING DECK
S87°46'03"E 138.00'
PHASE II B
FUTURE RETAIL/RESIDENTIAL
42.00'
90.00'
27.3.00'
S87°46'03"E
TEMPORARY CONSTRUCTION EASEMENT
CABARRUS STREET

PEDESTRIAN ACCESS

P-6 LEVEL
EXHIBIT B

PROGRESS ENERGY
RALEIGH DOWNTOWN DEVELOPMENT

FEB. 12, 2003

DAVIE STREET
S87°46'03"E 420.00'
PARKING STAIR 4
PARKING STAIR 1
SHUTTLES
PARKING STAIR 2
PARKING STAIR 3
WILMINGTON STREET
BLOUNT STREET
S87°46'03"E 128.08'
164.08'
PERMANENT EASEMENT AREA
NEW ACCESS AREA
TEMPORARY CONSTRUCTION EASEMENT
EXISTING PARKING DECK
S87°46'03"E 138.00'
PHASE II B
FUTURE RETAIL/RESIDENTIAL
S87°46'03"E
42.00'
90.00'
273.00'
S87°46'03"E
TEMPORARY CONSTRUCTION EASEMENT
CABARRUS STREET

PEDESTRIAN ACCESS

PROGRESS ENERGY
RALEIGH DOWNTOWN DEVELOPMENT

P-7 LEVEL
EXHIBIT B

FEB. 12, 2003

Exhibit C

Description of P-2 Residential Parking Area

Lying and being in Raleigh Township, Wake County, North Carolina and more particularly described as follows:

BEGINNING at NCGS Monument “PERNEW”, NC Grid Coordinates (NAD: 83) of N: 225264.996 Meters and E: 642617.839 Meters; thence South 17°55’15” West 2016.89 feet to an existing P.K. nail in the Western right-of-way of S. Blount Street; thence North 87°46’03” West 36.00 feet to a point; thence North 02°13’57” East 21.07 feet to the POINT OF BEGINNING.

Thence from the POINT OF BEGINNING, North 87° 46’ 03” West a distance of 141.86 feet to a point; thence North 2° 13’ 57” East a distance of 105.92 feet to a point; thence South 87° 46’ 03” East a distance of 14.75 feet to a point; thence North 2°13’ 57” East a distance of 22.14 feet to a point; thence North 87° 46’ 03” West a distance of 15.08 feet to a point; thence North 2° 13’ 57”East a distance of 54.20 feet to a point; thence South 87° 46’ 03” East a distance of 110.94 feet to a point; thence South 2° 13’ 57” West a distance of 20.14 feet to a point; thence South 87° 46’ 03” East a distance of 31.26 feet to a point; thence South 2° 13’ 57” West a distance of 162.11 feet to the POINT AND PLACE OF BEGINNING.

The area described above is restricted to the proposed Building/Parking Deck level P2, the second level of the proposed structure and which is located vertically between the MSL elevation of 334.25 +/- and MSL elevation 345.25+/-.

CONTAINING: 24,917 square feet or 0.5720 acres, more or less.

Exhibit D

Description of Plans and Specifications

PROGRESS ENERGY MIXED-USE DEVELOPMENT

DRAWING LIST- 11/21/02

PROJECT INFORMATION:

A0.0 TITLE SHEET

A0.1	GLOSSARY, SYMBOL KEY & SHEET INDEX
A0.2	BUILDING CODE SUMMARY
A0.3	PARKING DECK OPEN AREA CALCULATIONS

LIFE SAFETY:
LS-1-0	EXISTING DECK EGRESS DIAGRAM
LS-1-1	GROUND LEVEL EGRESS DIAGRAM
LS-1-2	PARKING LEVEL – 2 EGRESS DIAGRAM
LS-1-3	PARKING LEVELS P3-P7 EGRESS DIAGRAM
LS-1-4	OFFICE LEVELS 01-02 EGRESS DIAGRAM
LS-1-5	OFFICE LEVEL 03 EGRESS DIAGRAM
LS-1-6	OFFICE LEVELS 04-012 EGRESS DIAGRAM

CIVIL:
C-1	LEGEND
C-2	PARKING AND FLOOR CHARTS
C-3	EXISTING CONDITIONS
C-4	INTERIM GRADING & EROSION CONTROL
C-5	TRAFFIC CONTROL
C-6	FINAL GRADING
C-7	UTILITY PLAN
C-8	UTILITY PLAN & PROFILE
C-9	UTILITY PLAN & PROFILE
C-10	SEWER DETAILS
C-11	WATER DETAILS
C-12	MISC. DETAILS
C-13	MISC. DETAILS

LANDSCAPE:
L-401	LANDSCAPE PLAN
L-501	DETAILS

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DEMOLITION:
APD1.0	OVERALL EXISTING PARKING DECK FLOOR PLAN/DEMO PLAN P-2
APD1.1	EXISTING PARKING DECK – ENLARGED FLOOR PLANS
APD1.2	EXISTING PARKING DECK – ENLARGED FLOOR PLANS
APD1.3	EXISTING PARKING DECK – TEMPORARY STAIR PLANS
APD1.4	PARTIAL INTERIOR ELEVATIONS

45

ARCHITECTURAL:
A1.1	SITE/ROOF PLAN
A1.2	SITE PLAN

A2.1	GROUND LEVEL
A2.2	PARKING LEVEL P2
A2.2A	PARKING LEVELS P2 CABLE RAIL & CURB LAYOUT
A2.3	PARKING LEVEL P3
A2.3A	PARKING LEVELS P3 CABLE RAIL & CURB LAYOUT
A2.4 PARKING LEVEL 4

A2.4A	PARKING LEVELS P4 CABLE RAIL & CURB LAYOUT
A2.5	PARKING LEVEL 5
A2.5A	PARKING LEVELS P5 CABLE RAIL & CURB LAYOUT
A2.6	PARKING LEVEL 6
A2.6A	PARKING LEVELS P6 CABLE RAIL & CURB LAYOUT
A2.7	PARKING LEVEL 7
A2.7A	PARKING LEVELS P7 CABLE RAIL & CURB LAYOUT
A2.8	LARGE OFFICE LEVEL 1
A2.9	TRADING FLOOR OFFICE LEVEL 2
A2.10	PARTIAL OFFICE LEVEL 3
A2.11	TYPICAL OFFICE FLOOR LEVELS 4-10/TRADING FLOOR ROOF
A2.12	OFFICE FLOOR LEVELS 11-12
A2.13	ROOF PLAN

A3.1	ENLARED CORE PLANS
A3.2	ENLARED CORE PLANS
A3.3	ENLARED CORE PLANS
A3.4	ENLARED CORE PLANS
A3.5	ENLARED CORE PLANS
A3.6	ENLARED CORE PLANS
A3.7	ENLARED CORE PLANS
A3.8	ENLARED CORE PLANS
A3.9	ENLARED CORE PLANS

A4.1	NORTH ELEVATION
A4.2	EAST ELEVATION
A4.3	SOUTH ELEVATION
A4.4	WEST ELEVATION

A5.1	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.2	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.3	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.4	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.5	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.6	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.7	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS

46

A5.8	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.9	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.10	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.11	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.12	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.13	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.14	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.15	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.16	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.17	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.18	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.19	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.20	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.21	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.22	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.23	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.24	PARTIAL EXTERIOR WALL SECTIONS, PLAN AND ELEVATIONS
A5.25	ROOF SCREEN SECTIONS AND ELEVATIONS

A6.1	PLAN DETAILS
A6.2	PLAN DETAILS
A6.3	PLAN DETAILS
A6.4	PLAN DETAILS
A6.5	PLAN DETAILS
A6.6	PLAN DETAILS
A6.7	PLAN DETAILS
A6.8	PLAN DETAILS
A6.9	PLAN DETAILS
A6.10	PLAN DETAILS
A6.11	PLAN DETAILS
A6.12	PLAN DETAILS
A6.13	NOT USED
A6.14	SECTION DETAILS
A6.15	SECTION DETAILS'
A6.16	SECTION DETAILS
A6.17	SECTION DETAILS
A6.18	SECTION DETAILS
A6.19	SECTION DETAILS
A6.20	SECTION DETAILS
A6.21	SECTION DETAILS
A6.22	SECTION DETAILS
A6.23	SECTION DETAILS
A6.24	SECTION DETAILS
A6.25	SECTION DETAILS
A6.26	SECTION DETAILS
A6.27	CUSTOM LIGHT FIXTURES

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A6.28	METAL BAS RELIEF PANELS
A6.29	PARTIAL NORTH ELEVATION DETAILS
A6.30	PARTIAL WEST ELEVATION DETAILS
A6.31	PARITAL WEST ELEVATION DETAILS
A6.32	ROOF SCREEN DETAILS

A7.1	STAIR SP-1 SECTIONS
A7.2	STAIR SP-2 SECTIONS
A7.3	STAIR SP-3 PLANS & SECTIONS
A7.4	STAIR SP-4 PLANS & SECTIONS
A7.11	STAIR AP-1 PLANS
A7.12	STAIR AP-2 PLANS
A7.20	STAIR DETAILS

A8.1	ELEVATOR DIAGRAM

A9.1	ROOM FINISH SCHEDULE
A9.2	DOOR SCHEDULE & DETAILS
A9.3	PARTITION SCHEDULE
A9.4	PARTITION SCHEDULE
A9.5	UL PARTITION DESCRIPTIONS
A9.6	UL PARTITION DESCRIPTIONS

A10.5	GROUND FLOOR RESTROOM PLANS AND ELEVATIONS
A10.6	OFFICE LEVEL 1 RESTROOM PLANS AND ELEVATIONS
A10.7	OFFICE LEVEL 2 RESTROOM PLANS AND ELEVATIONS
A10.8	TYPICAL RESTROOM PLANS AND ELEVATIONS

A11.1	GROUND FLOOR RCP
A11.2.	PARKING LEVEL P2 RCP
A11.3	PARKING LEVEL P3 RCP
A11.4	PARKING LEVEL P4 RCP
A11.5	PARKING LEVEL P5 RCP
A11.6	PARKING LEVEL P6 RCP
A11.7	PARKING LEVEL P7 RCP
A11.8	LARGE OFFICE FLOOR PLAN 1 RCP
A11.9	TRADING FLOOR OFFICE LEVEL 2 RCP
A11.10	PARTIAL FLOOR OFFICE LEVEL 3 RCP
A11.11	TYPICAL OFFICE FLOOR LEVELS 4-10 RCP
A11.12	OFFICE FLOOR LEVELS 11-12 RCP

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STRUCTURAL:
S0.1	GENERAL NOTES
S0.2	COMPONENTS AND GRADING DESIGN WIND PRESSURES
S1.1	FOUNDATION PLAN
S1.1A	SLAB-ON-GRADE PLAN
S1.2	PARKING DECK LEVEL P2 FRAMING PLAN
S1.2T	PARKING DECK LEVEL P2 TOPPING PLAN
S1.3	PARKING DECK LEVEL P3 FRAMING PLAN
S1.3T	PARKING DECK LEVEL P3 TOPPING PLAN
S1.4	PARKING DECK TYPICAL LEVEL FRAMING PLAN
S1.5	PARKING DECK LEVEL P7 FRAMING PLAN
S1.6	OFFICE FLOOR LEVEL 1 FRAMING PLAN
S1.7	TRADING FLOOR I OFFICE FLOOR LEVEL 2 FRAMING PLAN
S1.8	MEZZANINE I OFFICE FLOOR LEVEL 3 FRAMING PLAN
S1.9	LOW ROOF I OFFICE FLOOR LEVEL 4 FRAMING PLAN
S1.10	OFFICE FLOOR LEVELS 5 TO 12 FRAMING PLANS
S1.11	ROOF I PENTHOUSE SCREENWALL FRAMING PLANS
S2.1	TYPICAL SECTIONS AND DETAILS
S3.1	FOUNDATION SECTIONS AND DETAILS
S3.2	FOUNDATION SECTIONS AND DETAILS
S3.3	TRANSFORMER VAULT PLANS, SECTIONS, AND DETAILS
S4.1	COLUMN SCHEDULE AND DETAILS
S4.2	COLUMN SCHEDULE
S4.3	FOUNDATION SCHEDULE
S5.1	OFFICE BEAM SCHEDULES, SLAB DIAGRAMS & DETAILS
S5.2	OFFICE BEAM SCHEDULE AND DETAILS
S5.3	PARKING BEAM SCHEDULES
S5.4	PARKING DECK BEAM DIAGRAMS
S5.5	PARKING DECK BEAM DIAGRAMS
S5.6	PARKING DECK BEAM DIAGRAMS
S5.7	PARKING DECK BEAM DIAGRAMS
S5.8	TYPICAL PARKING DECK BEAM DIAGRAMS
S5.9	TYPICAL PARKING DECK BEAM DIAGRAMS
S5.10	TYPICAL PARKING DECK BEAM DIAGRAMS
S5.11	PARKING DECK BEAM DIAGRAMS
S5.12	PARKING DECK BEAM DIAGRAMS
S5.13	OFFICE LEVEL BEAM DIAGRAMS
S5.14	OFFICE LEVEL BEAM DIAGRAMS
S5.15	OFFICE LEVEL BEAM DIAGRAMS
S5.16	OFFICE LEVEL BEAM DIAGRAMS
S5.17	TYPICAL OFFICE LEVEL BEAM DIAGRAMS
S5.18	ROOF BEAM DIAGRAMS
S6.1	PARKING DECK SLAB DIAGRAMS
S6.2	PARKING DECK SLAB DIAGRAMS
S7.1	SECTIONS AND DETAILS

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S7.2	SECTIONS AND DETAILS
S7.3	SECTIONS AND DETAILS
S7.4	FRAME ELEVATIONS, SECTIONS AND DETAILS
S7.5	SECTIONS AND DETAILS
S7.6	SECTIONS AND DETAILS
S7.7	SECTIONS AND DETAILS
S7.8	SECTIONS AND DETAILS
S7.9	SECTIONS AND DETAILS

MECHANICAL:
M0.1	LEGENDS, NOTES & CODE COMPLIANCE
M1.1A	LOBBY LEVEL FLOOR PLAN – PART A – MECHANICAL
M1.1B	LOBBY LEVEL FLOOR PLAN – PART B – MECHANICAL
M1.2A	UPPER LOBBY FLOOR PLAN – PART A – MECHANICAL
M1.2B	PARKING LEVEL 2 – PART B – MECHANICAL
M1.3A	PARKING LEVEL 3 – PART A – MECHANICAL
A1.3B	PARKING LEVEL 3 – PART B – MECHANICAL
M1.4A	PARKING LEVEL 4 – 5 – PART A – MECHANICAL
M1.4B	PARKING LEVEL 4 – 5 – PART B – MECHANICAL
M1.5A	PARKING LEVEL 6 – PART A – MECHANICAL
M1.5B	PARKING LEVEL 6 – PART B – MECHANICAL
M1.6A	PARKING LEVEL 7 – PART A – MECHANICAL
M1.6B	PARKING LEVEL 7–PART B– MECHANICAL
M1.7A	OFFICE LEVEL 1 FLOOR PLAN – PART A – MECHANICAL
M1.7B	OFFICE LEVEL 1 FLOOR PLAN – PART B – MECHANICAL
M1.8A	OFFICE LEVEL 2 FLOOR PLAN – PART A – MECHANICAL
M1.8B	OFFICE LEVEL 2 FLOOR PLAN – PART B – MECHANICAL
M1.9A	OFFICE LEVEL 3 FLOOR PLAN – PART A – MECHANICAL
M1.9B	OFFICE LEVEL 3 FLOOR PLAN – PART B – MECHANICAL
M1.10	TYPICAL FLOORS (5TH– 10TH) MECHANICAL
M1.11	ELEVENTH FLOOR PLAN – MECHANICAL
M1.12	FLOOR PLAN – MECHANICAL
M1.13	ROOF LEVEL PLAN – MECHANICAL
M2.1	CENTRAL PLANT MECHANICAL
M2.2	FIRST OFFICE FLOOR CORE PLAN – MECHANCIAL
M2.3	SECOND OFFICE FLOOR CORE PLAN – MECHANICAL
M2.4	THIRD OFFICE FLOOR CORE PLAN – MECHANICAL
M2.5	TYPICAL OFFICE FLOOR CORE PLAN – MECHANICAL
M3.1	DETAILS & DIAGRAMS – MECHANICAL
M3.2	DETAILS & DIAGRAMS – MECHANICAL
M4.1	RISERS – MECHANICAL
M4.2	RISERS – MECHANICAL
M5.1	SCHEDULES – MECHANICAL
M5.2	SCHEDULES – MECHANICAL
M5.3	SCHEDULES – MECHANICAL
M5.4	SCHEDULES – MECHANICAL

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ELECTRICAL:
E0.1	SITE PLAN – ELECTRICAL
E1.1A	LOBBY LEVEL FLOOR PLAN – PART A– ELECTRICAL
E1.1B	LOBBY LEVEL FLOOR PLAN – PART B– ELECTRICAL
E1.1C	LOBBY LEVEL FLOOR PLAN – PART C– ELECTRICAL
E1.2A	PARKING LEVEL 2 – PART A – ELECTRICAL
E1.2B	PARKING LEVEL 2 – PART B – ELECTRICAL
E1.3A	PARKING LEVEL 3 FLOOR PLAN – PART A – ELECTRICAL
E1.3B	PARKING LEVEL 3 FLOOR PLAN – PART B– ELECTRICAL
E1.4A	PARKING LEVELS 3-6 –PART A – ELECTRICAL
E1.4B	PARKING LEVELS 3-6– PART B – ELECTRICAL
E1.5A	PARKING LEVEL 6 FLOOR PLAN – PART A – ELECTRICAL
E1.5B	PARKING LEVEL 6 FLOOR PLAN – PART B – ELECTRICAL
E1.6A	PARKING LEVEL 7 – PART A – ELECTRICAL
E1.6B	PARKING LEVEL 7 – PART B – ELECTRICAL
E1.7A	OFFICE LEVEL 1 – PART A
E1.7B	OFFICE LEVEL 1 – PART B
E1.8A	OFFICE LEVEL 2 – PART A
E1.8B	OFFICE LEVEL 2 – PART B
E1.9A	OFFICE LEVEL 3 – PART A
E1.9B	OFFICE LEVEL 3 – PART B
E1.10	TYPICAL (4 – 10) OFFICE FLOOR PLAN – ELECTRICAL
E1.11	OFFICE LEVEL 11 – FLOOR PLAN – ELECTRICAL
E1.12	OFFICE LEVEL 12 – FLOOR PLAN – ELECTRICAL
E1.13	ROOF PLAN – ELECTRICAL
E2.1A	LOBBY LEVEL FLOOR PLAN – PART A – LIGHTING
E2.1B	LOBBY LEVEL FLOOR PLAN – PART B – LIGHTING
E2.2A	OFFICE LEVEL 1 – FLOOR PLAN – PART A – LIGHTING
E2.2B	OFFICE LEVEL 1 – FLOOR PLAN – PART B – LIGHTING
E2.3	CORE LIGHTING PLAN – OFFICE LEVELS 2 & 3
E2.4	CORE LIGHTING PLAN – OFFICE LEVELS 4 – 12
E4.1	POWER RISER DIAGRAM
E4.2	ONE LINE DIAGRAM
E4.3	TELECOM RISER DIAGRAM
E5.1	LIGHTING FIXTURE SCHEDULE
E5.2	PANELBOARD SCHEDULE
E5.3A	PANELBOARD SCHEDULE
E5.3B	PANELBOARD SCHEDULE
E5.4	LOBBY LEVEL & P2 – P5 MECH EQUIP SCHEDULES
E5.5	OFFICE – 1 & P6 – P7 MECH EQUIP SCHEDULES
E5.6	OFFICE – 2 & 3 MECH EQUIP SCHEDULES
E6.1	ELECTRICAL LEGEND & DETAILS

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PLUMBING:

P1.1A	LOBBY LEVEL FLOOR PLAN – PART A – PLUMBING
P1.1B	LOBBY LEVEL FLOOR PLAN – PART B – PLUMBING
P1.2A	PARKING LEVEL 2 PLAN – PART A – PLUMBING
P1.2B	PARKING LEVEL 2 PLAN – PART B – PLUMBING
P1.3A	TYPICAL PARKING LEVEL PLAN – PART A – PLUMBING
P1.3B	TYPICAL PARKING LEVEL PLAN – PART B – PLUMBING
P1.4A	PARKING LEVEL 7 PLAN – PART A – PLUMBING
P1.4B	PARKING LEVEL 7 PLAN – PART B – PLUMBING
P1.5A	FIRST OFFICE LEVEL PLAN – PART A – PLUMBING
P1.5B	FIRST OFFICE LEVEL PLAN – PART B – PLUMBING
P1.6A	SECOND FLOOR PLAN – PART A – PLUMBING
P1.6B	SECOND FLOOR PLAN – PART B – PLUMBING
P1.7A	THIRD FLOOR PLAN – PART A – PLUMBING
P1.7B	THIRD FLOOR PLAN – PART B – PLUMBING
P1.8	OFFICE LEVEL 4 THRU 6 FLOOR PLAN – PLUMBING
P1.9	OFFICE LEVEL 7 THRU 11 FLOOR PLAN – PLUMBING
P1.10	OFFICE LEVEL 12 FLOOR PLAN – PLUMBING
P1.11	ROOF AND PENTHOUSE PLAN – PLUMBING
P2.01	ENLARGED TOILET PLANS – PLUMBING
P2.02	ENLARGED TOILET PLANS – PLUMBING
P2.3	ENLARGED TOILET PLANS – PLUMBING
P3.1	WASTE RISER DIAGRAMS – PLUMBING
P3.2	WASTE RISER DIAGRAMS – PLUMBING
P3.3	STORM WATER RISERS – PLUMBING
P4.1	SCHEDULES AND DETAILS – PLUMBING
P4.2	SCHEDULES AND DETAILS – FIRE PROTECTION
P4.3	UL DETAILS & DIAGAMS – PLUMBING

FIRE PROTECTION:
FP-1.1	SITE PLAN/PROJECT NOTES
FP-1.2	STANDPIPE PLAN
FP-1.3	GROUND FLOOR WEST – STANDPIPE
FP-1.4	GROUND FLOOR EAST– STANDPIPE
FP-1.5	PARKING LEVEL 2 WEST – STANDPIPE
FP-1.6	PARKING LEVEL 2 EAST – STANDPIPE
FP-1.7	PARKING LEVEL 3-7 WEST – STANDPIPE
FP-1.8	PARKING LEVEL 3-7 EAST – STANDPIPE
FP-1.9	1ST FLOOR STANDPIPE
FP-1.10	2ND FLOOR STANDPIPE
FP-1.11	3RD FLOOR STANDPIPE
FP-1.12	4TH – 12TH STANDPIPE
FP-1.13	ROOF STANDPIPE
FP-1.14	STANDPIPE SCHEMATIC

52

FP-1.15	FIRE PUMP PLAN
FP-1.16	FIRE PUMP SECTIONS AND DETAILS
FP-1.17	STANDPIPE RISER SCHEMATIC
FP-1.18	STANDPIPE SECTIONS & DETAILS
FP-1.19	STANDPIPE SECTIONS & DETAILS
FP-1.20	STANDPIPE SECTIONS & DETAILS
FP-2.1	GROUND FLOOR NW– SPRINKLER
FP-2.2	GROUND FLOOR NE – SPRINKLER
FP-2.3	GROUND FLOOR SW– SPRINKLER
FP-2.4	GROUND FLOOR SE – SPRINKLER
FP-2.5	OFFICE LEVEL 1 – SPRINKLER
FP-2.6	OFFICE LEVEL 2 – SPRINKLER
FP-2.7	OFFICE LEVEL 3 – SPRINKLER
FP-2.8	OFFICE LEVEL 4 THROUGH 11 – SPRINKLER
FP-2.9	OFFICE LEVEL 12 – SPRINKLER
FP-2.10	ROOF LEVEL – ELEVATOR MACHINE ROOM – SPRINKLER
FP-3.1	GROUND FLOOR NW – REFLECTED CEILING PLAN
FP-3.2	GROUND FLOOR NE – REFLECTED CEILING PLAN
FP-3.3	GROUND FLOOR SW– REFLECTED CEILING PLAN
FP-3.4	GROUND FLOOR SE – REFLECTED CEILING PLAN
FP-3.5	OFFICE LEVEL 1 – REFLECTED CEILING PLAN
FP-3.6	OFFICE LEVEL 2 – REFLECTED CEILING PLAN
FP-3.7	OFFICE LEVEL 3 – REFLECTED CEILING PLAN
FP-3.8	OFFICE LEVEL 4 – 11 – REFLECTED CEILING PLAN
FP-3.9	OFFICE LEVEL 12 – REFLECTED CEILING PLAN
FP-3.10	ROOF LEVEL – ELEVATOR MACHINE ROOM – RCP
FP-4.1	FULL HEIGHT BUILDING SECTION
FP-4.2	FIRE PROTECTION DETAILS

53

FIRST AMENDMENT TO PARKING FACILITY LEASE AGREEMENT

THIS FIRST AMENDMENT TO PARKING FACILITY LEASE AGREEMENT is entered into as of this 21st day of November, 2005, by and among J.P.MORGAN TRUST COMPANY, N.A., a national banking association, not in its individual capacity but solely as Owner Trustee of CA Raleigh Owner Trust, under a Trust Agreement dated April 1, 2003 (“Owner”), PROGRESS ENERGY CAROLINAS, INC., a North Carolina corporation (“Landlord”), the CITY OF RALEIGH, NORTH CAROLINA, a political subdivision of the State of North Carolina (“Tenant”), and is consented to by PACIFIC LIFE INSURANCE COMPANY, a California corporation (“Lender”).

RECITALS:

A.     The parties entered into a Parking Facility Lease Agreement dated as of April 10, 2003 (the “Lease”).

B.     The parties desire to amend the Lease as provided herein.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.     Amendments to Lease. The Lease is hereby amended as follows:

a.     Recital C to the Lease is amended to read as follows:

C.     Landlord intends to construct on the Property a multi-level parking deck and related facilities and improvements more particularly described in Exhibit C (the “Parking Facility”). The Parking Facility is to be part of a mixed-use development on the Property consisting of approximately 400,000 square feet of office development, 20,000 square feet of retail development, and a residential development consisting of approximately 66 residential housing units (collectively, the “Project”).

b.     The definitions of “Residential Development First Phase” and “Residential Development Second Phase” in Section 1.1 of the Lease are deleted in their entirety.

c.     The third paragraph of Section 8.4 of the Lease is amended to add the following sentence:

All agreements with respect to the spaces available for the exclusive use of Landlord and other tenants of the Project pursuant to this Section shall be deemed to be on a month-to-month basis, and renewed for successive monthly periods unless Landlord notifies Tenant to the contrary in writing.

d.         Section 16.1 of the Lease is amended to read as follows:

16.1     Residential Development. The parties acknowledge that Landlord proposes to include a residential development of approximately 66 housing units in the Project (the “Residential Development”). The parties further acknowledge that the construction of the Residential Development is a material inducement to the Tenant’s execution and performance of this Lease .

e.         Section 16.2 of the Lease is amended to read as follows:

16.2     Release of P-2 Residential Parking Area from Lease. Tenant agrees to release and relinquish its leasehold interest in the P-2 Residential Parking Area portion of the Premises upon sixty (60) days written notification from Landlord requesting such release and certifying the issuance of a final certificate of occupancy for the shell building for the Residential Development. In consideration for such release, Landlord shall pay, or shall cause to be paid, to Tenant at the time of such release the amount of $549,000, representing the sum of $9,000 for each of the sixty-one (61) parking spaces included in the P-2 Residential Parking Area.

f.         The second and third sentences of Section 16.6 of the Lease are amended to read as follows:

The City may demand payment under the Guarantee in the event the Residential Development is not completed on or before December 31, 2006, such completion to be evidenced by issuance of a certificate of completion by the City of Raleigh. In the event the Residential Development is completed on or before December 31, 2006, the Guarantee shall cease to be of any force or effect,and Landlord shall have no further obligation to Tenant with respect to the construction of the residential portion of the Project.

g.         Section 16.7 of the Lease is amended to read as follows:

16.7     Parking for Residential Development. Upon completion of the parking for the Residential Development, Tenant agrees to pay to Landlord, the sum of $4,200 for each space constructed for the Residential Development; provided, however, the total number of spaces for the Residential Development shall not exceed 150 without Tenant’s written consent. In addition, Tenant covenants and agrees to take such

2

reasonable steps as are necessary such that the Residential Development can operate as a separately owned condominium development, including, but not limited to, execution of “zero lot line” agreements, construction easements, and the conveyance of easement rights for ingress, egress, air rights, and utilities.

h.         Section 16.8 of the Lease is deleted in its entirety.

2.        Lender Consent Lender, as beneficiary under that certain deed of trust dated as of April 10, 2003, and recorded on April 11, 2003, in Book 10043, Page 2168, Wake County Registry, joins in this instrument for the sole purpose of consenting to amendment to the Lease as provided herein.

3.         No Further Amendment. Except as expressly provided herein, the Lease has not been modified or amended and remains in full force and effect.

[The remainder of this page is intentionally blank]

3

IN WITNESS WHEREOF, the parties have executed this First Amendment to Parking Facility Lease Agreement as of the day and year first above written.

OWNER:

J.P. MORGAN TRUST COMPANY, N.A., a national banking association, not in its individual capacity, but solely as Trustee of CA Raleigh Owner Trust under a Trust Agreement dated as of April 1, 2003

By:	/s/ Carol Logan
Title:	Vice President

LANDLORD:

PROGRESS ENERGY CAROLINAS, INC.

By:	/s/ Rodney E. Gaddy
Title:	Vice President–Corporate Services

TENANT:

THE CITY OF RALEIGH, NORTH CAROLINA

By:	/s/ Charles Meeker
Charles Meeker, Mayor

ATTEST:

/s/ Gail Smith
Gail Smith, City Clerk

Consented to by:
LENDER:
PACIFIC LIFE INSURANCE COMPANY
By:	/s/ C. S. Dillion
Title:	Vice President

/s/ John Waldeck
John Waldeck
Assistant Secretary

4

EXHIBIT “C”

DELIVERY ACKNOWLEDGEMENT LETTER

                                    , 201

BY OVERNIGHT OR HAND DELIVERY

Red Hat, Inc.

1801 Varsity Drive

Raleigh, North Carolina 27606

Attn: Chief Financial Officer,

General Counsel, and Director, Worldwide Facilities

This Delivery Acknowledgement Letter is being provided pursuant to Section 1.2 of that certain Sublease Agreement dated November         , 2011 (the “Sublease”), by and between Carolina Power & Light Company, a North Carolina corporation dba Progress Energy Carolinas, Inc. (“Sublessor”) and Red Hat, Inc., a Delaware corporation (“Sublessee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Sublease. Sublessor and Sublessee desire to acknowledge the following:

1.     [Floor         ], [the lobby], [the Building façade] was delivered by Sublessor to Sublessee on                     , 201    , in accordance with Section 1.2 and Section 6.1 of the Sublease.

2.     There [are/are no] punchlist items to complete pursuant to Section 6.2 of the Sublease. [The punchlist items consist of the following and shall be completed by Sublessor on or before                      [insert date that is thirty (30) days after the date set forth in paragraph 1 above]:

a. .]

3.     [All conditions under the Sublease for the Abatement Measuring Date/Final Delivery Date have been met, and the Abatement Measuring Date/Final Delivery Date is                         .]

4.     Time is of the essence of your execution of this Delivery Acknowledgement Letter with a signed copy to be sent to Chris.Cox@pgnmail.com and Robin.Hilburn@pgnmail.com and the original overnighted to Chris Cox at Progress Energy, 410 S. Wilmington Street, Raleigh, NC 27601.

Sincerely,

CAROLINA POWER & LIGHT COMPANY, a North Carolina corporation dba PROGRESS ENERGY CAROLINAS, INC.

By:

Name:

Title:

Date of Mailing:

Acknowledged and Agreed: RED HAT, INC., a Delaware corporation

By:

Name:

Title:

Date of Execution:

EXHIBIT “D”

PARTIAL ASSIGNMENT AND ASSUMPTION OF PARKING LEASE

This Partial Assignment and Assumption of Parking Lease (this “Agreement”), entered into as of this                      day of December, 2011, is by and between Carolina Power & Light Company, a North Carolina corporation dba Progress Energy Carolinas, Inc. (“Sublessor”) and Red Hat, Inc., a Delaware corporation (“Sublessee”).

WHEREAS, Sublessor and Sublessee have entered into a certain Sublease Agreement of even date herewith (the “Sublease Agreement”), pursuant to which, among other things, Sublessor has agreed to assign its rights in, and Sublessee has agreed to assume certain of Sublessor’s duties and obligations under, that certain Parking Facility Lease Agreement dated April 10, 2003, by and among JP Morgan Trust Company, N.A., predecessor in interest to The Bank of New York Mellon Trust Company, N.A., as “Owner”, Sublessor as “Landlord” and the City of Raleigh (the “City”) as “Tenant” and amended by that certain First Amendment to Parking Facility Lease Agreement dated November 21, 2005, and that certain letter from Sublessor to the City dated October 27, 2004 (as amended, the “Parking Lease”).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. All capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Sublease Agreement.

2.

Assignment. Sublessor hereby assigns, grants, conveys, and transfers to Sublessee, for the duration of the Sublease Term, Sublessor’s rights under the Parking Lease, which assignment shall be effective as of the Final Delivery Date. Without limiting the generality of the foregoing, Sublessor specifically assigns, grants, conveys, and transfers to Sublessee all air rights and/or development rights inuring to Sublessee under the Parking Lease or otherwise associated with the Parking Deck.

3.

Assumption. Sublessee hereby assumes from Sublessor, for the duration of the Sublease Term, certain of Sublessor’s duties and obligations under the Parking Lease, which partial assumption shall be effective as of the Final Delivery Date. Notwithstanding the foregoing, Sublessee shall not assume (and Sublessor shall retain) Sublessor’s rights, duties and obligations under the Parking Lease relating to: (a) time periods prior to the Final Delivery Date (except as otherwise provided in Section 5 below); (b) time periods subsequent to the expiration or termination of the Sublease Term (except as otherwise provided in Section 6 below); and (c) Sublessor’s repair, maintenance, and replacement obligations under the Parking Lease (except the obligation to maintain, repair and replace the Common Elements pursuant to Section 10.3 of the Parking Lease (which shall include elevator cars 8, 9 and 10 located within the Parking Deck (which are currently being maintained by Sublessor pursuant to that certain letter from Sublessor to the City dated October 27, 2004), unless and to the extent the same are now or hereafter maintained by the City)). The costs to Sublessee for use of parking spaces within the Parking Deck, and the manner and timing of payment shall be as determined between Sublessee and the City, and Sublessor shall have no liability or responsibility therefor.

4.

No Liability Until Assumption. Notwithstanding that this Agreement is effective as of the date set forth above, except as set forth in Section 5 below, Sublessee shall have no rights, duties or obligations with respect to the Parking Lease until the Final Delivery Date.

5.

Acceleration of Assignment. Notwithstanding the provisions of Section 2 above, Sublessee shall have the right to accelerate the effective date of the assignment of rights under Section 2 above in the event that Sublessee is unable to secure adequate parking within the Parking Deck directly from the City sufficient to serve Sublessee’s parking needs prior to the Final Delivery Date. Such acceleration shall be exercised by Sublessee by written notice to Sublessor, with a copy provided to Master Landlord and the City. If Sublessee exercises the acceleration provided in this Section 5, then this Agreement shall remain in full force and effect; provided, however, that this Agreement shall be modified to provide that the effectiveness of the assignment under Section 2 above shall be the date of such notice as opposed to the Final Delivery Date.

6.

Contingent Full Assignment and Assumption. If Sublessee exercises the Parking Deck Renewal Option or the Parking Deck Purchase Option (each as set forth in Section 2.3 of the Sublease Agreement), all of Sublessor’s rights, duties, and obligations under the Parking Lease shall be assigned to and assumed by Sublessee, which would be and remain liable on the Parking Lease through the expiration of the Parking Lease (including, as applicable, for periods beyond the expiration of the Sublease Term). Such full assignment and assumption shall (a) be automatic and no additional amendment to this Agreement shall be required, provided that Sublessor and Sublessee agree to provide notice thereof promptly to Master Landlord and the City and (b) be effective (the “Contingent Full Assignment and Assumption Effective Date”) as of the effective date of the Parking Deck Renewal Option or Parking Deck Purchase Option, as applicable. Notwithstanding the foregoing, Sublessee shall not assume (and Sublessor shall retain) Sublessor’s rights, duties and obligations under the Parking Lease relating to time periods prior to the Contingent Full Assignment and Assumption Effective Date (except as otherwise provided in Section 2 and Section 3 above).

7.

Mutual Indemnification. In addition to the indemnities contained in the Sublease, Sublessor assumes liability for, and shall indemnify, protect, defend (by counsel reasonably satisfactory to Sublessee), save and keep harmless the Sublessee Indemnitees from and against any and all Claims arising out of or relating to any right, duty or obligation assigned pursuant this Agreement and relating to the period of time (i) prior to the assignment to Sublessee or (ii) following termination of this Agreement, except in all cases to the extent that such Claims are caused by a negligent or willful act or omission of a Sublessee Indemnitee. Sublessee hereby assumes liability for, and shall indemnify, protect, defend (by counsel reasonably satisfactory to Sublessor), save and keep harmless Sublessor and the Sublessor Indemnities from and against any and all Claims arising out of or relating to any right, duty or obligation assumed pursuant this Agreement and relating to the period of time on or after the assumption by Sublessee and prior to the termination of this Agreement, except in all cases to the extent that such Claims are caused solely by the negligent or willful act or omission of a Sublessor Indemnitee. The provisions of this Section 7 shall survive the termination or expiration of this Agreement.

8.

Notice of and Consent to Assignment. By the execution of this Agreement, the City hereby consents to the terms hereof, and agrees to recognize, accept and attorn to Sublessee in lieu of Sublessor with respect to the rights, duties and obligations assigned to and assumed by Sublessee pursuant hereto (but not otherwise).

9.

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of North Carolina.

10.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11.

Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

12.

City Estoppel. Contemporaneously with the execution of this Agreement, the City has executed that certain Tenant Estoppel Certificate and Consent to Assignment (Parking Facility Lease Agreement) in favor of Sublessee (the “Initial Estoppel”). In the event that Sublessee requests, the City shall execute an additional estoppel certificate in substantially the form and substance of the Initial Estoppel Certificate prior to or contemporaneously with the effective date of the assignment of rights under Section 2 above. The request of Sublessee in the preceding sentence shall be in writing and shall allow the City at least ten (10) business days to execute and return such estoppel.

13.

Termination. Except as provided in Section 6 above, this Agreement shall terminate, and all rights, duties and obligations of “Landlord” under the Parking Lease shall revert to Sublessor upon the expiration or earlier termination of the Sublease Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written (in the case of the City, solely for the purposes specifically set forth herein as to such party).

SUBLESSOR:

Carolina Power & Light Company, a North Carolina corporation dba Progress Energy Carolinas, Inc.

By

Name:
Title:
Date:

SUBLESSEE:

Red Hat, Inc., a Delaware corporation

By

Name:
Title:
Date:

CITY:

The City of Raleigh, a North Carolina municipal corporation

By

Name:
Title:
Date:

EXHIBIT “E”

ASSIGNMENT AND ASSUMPTION OF RETAIL LEASES

This Assignment and Assumption of Retail Leases and Roof Leases (this “Agreement”), entered into as of this                      day of December, 2011, is by and among Carolina Power & Light Company, a North Carolina corporation dba Progress Energy Carolinas, Inc. (“Sublessor”), Progress Energy Service Company, LLC, a North Carolina limited liability company (“PESC”) and Red Hat, Inc., a Delaware corporation (“Sublessee”).

WHEREAS, Sublessor and Sublessee have entered into a certain Sublease Agreement of even date herewith (the “Sublease Agreement”), pursuant to which, among other things, Sublessor and PESC have agreed to assign Sublessor’s and PESC’s respective rights in, and Sublessee has agreed to assume Sublessor’s and PESC’s respective duties and obligations under, those certain retail and roof leases set forth in the Rent Schedule (the “Rent Schedule”) on Exhibit “A”, attached hereto and incorporated herein by reference, hereinafter called the “Retail Leases” with respect to that certain real property located at 100 East Davie Street, Raleigh, North Carolina, as more particularly described in the Sublease. Sublessor is the “Intermediate Landlord” and PESC is the “Landlord” under the Retail Leases.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. All capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Sublease Agreement.

2.

Assignment. Sublessor hereby assigns, grants, conveys, and transfers to Sublessee, for the duration of the Sublease Term, Sublessor’s rights under the Retail Leases, which assignment shall be effective as of the Final Delivery Date. PESC hereby assigns, grants, conveys, and transfers to Sublessee, for the duration of the Sublease Term, PESC’s rights under the Retail Leases, which assignment shall be effective as of the Final Delivery Date.

3.

Assumption. Sublessee hereby assumes from Sublessor, for the duration of the Sublease Term, Sublessor’s duties and obligations under the Retail Leases, which assumption shall be effective as of the Final Delivery Date. Sublessee hereby assumes from PESC, for the duration of the Sublease Term, PESC’s duties and obligations under the Retail Lease, which assumption shall be effective as of the Final Delivery Date.

Notwithstanding the foregoing, Sublessee shall not assume (and Sublessor and PESC, as applicable, shall retain) Sublessor’s and PESC’s rights, duties and obligations under the Retail Leases relating to: (a) time periods prior to the Final Delivery Date and (b) time periods subsequent to the expiration or termination of the Sublease Term.

4.

Mutual Indemnification. In addition to the indemnities contained in the Sublease, Sublessor and PESC hereby jointly and severally assume liability for, and shall indemnify, protect, defend (by counsel reasonably satisfactory to Sublessee), save and keep harmless the Sublessee Indemnitees from and against any and all Claims arising out of or relating to any right, duty or obligation assigned pursuant this Agreement and relating to the period of time (i) prior to the Final Delivery Date or (ii) following termination of this Agreement, except in all cases to the extent that such Claims are caused by a negligent or willful act or omission of a Sublessee Indemnitee. Sublessee hereby assumes liability for, and shall indemnify, protect, defend (by counsel reasonably satisfactory to Sublessor), save and keep harmless Sublessor and the Sublessor Indemnities from and against any and all Claims arising out of or relating to any right, duty or obligation assumed pursuant this Agreement and relating to the period of time on or after the Final Delivery Date and prior to the termination of this Agreement, except in all cases to the extent that such Claims are caused solely by the negligent or willful act or omission of a Sublessor Indemnitee. The provisions of this Section 4 shall survive the termination or expiration of this Agreement.

5.

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of North Carolina.

6.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7.

Further Assurances. Sublessor and PESC shall execute and deliver, at the reasonable request of the Sublessee and Sublessee shall execute and deliver, at the reasonable request of Sublessor or PESC, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

8.	Termination. This Agreement shall terminate, and all rights, duties and obligations of “Intermediate Landlord” under the Retail Leases shall revert to Sublessor and all rights,

duties and obligations of “Landlord” under the Retail Leases shall revert to PESC upon the expiration or earlier termination of the Sublease Agreement.

SUBLESSOR:

CAROLINA POWER & LIGHT, COMPANY, a North Carolina corporation dba Progress Energy Carolinas, Inc.

By:
Name:
Title:

PESC:

PROGRESS ENERGY SERVICE COMPANY, LLC, a North Carolina limited liability company

By:
Name:
Title:

SUBLESSEE:

RED HAT, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT “A” to Assignment and Assumption of Retail Leases

RENT SCHEDULE

Retail Leases

1.

WST Coast, LLC dba buku pursuant to that certain Lease Agreement dated January 2006 (entered into by Reel Sea Productions, LLC), as amended by that certain First Amendment to Lease Agreement dated April 19, 2007, and amended by that certain Second Amendment to Lease Agreement dated February 12, 2008, and amended and assigned by that certain Third Amendment to Lease Agreement dated July 1, 2010;

2.	WakeMed Property Services pursuant to that certain Lease Agreement dated 2010;

3.	GMW Carolina, Inc. pursuant to that certain Lease Agreement dated July 29, 2010; and

4.     Pranzo Group, LLC pursuant to that certain Lease Agreement dated November 2004 (entered into by Joy Coffee, Inc. dba LaJoy Coffee and Tea House), as amended by that certain First Amendment to Lease dated February 1, 2006, and assigned by that certain Assignment and Assumption Agreement dated February 1, 2006.

Roof Leases

None.

EXHIBIT “F”

INSPECTION ITEMS

The following shall be performed in accordance with and in the locations shown on that certain report by Collins Structural Consulting, PLLC dated September 9, 2011, and titled Final Report: Two Progress Plaza Structural Review. Such work shall be based upon recommendations, which can be in narrative form outlining surface preparation materials, materials, etc., of a licensed structural engineer, who will perform a visual inspection of the work following completion:

Two Progress Plaza Building Level 8 (page 4) – repair concrete around exposed rebar.

Two Progress Plaza Building Level 17 (Looking up at underside of level 18)(page 4) - repair concrete around exposed rebar.

Two Progress Plaza Building Level 18 (Looking up at underside of 19)(page 5) - repair concrete around exposed rebar.

Reference AMEC Facade and Roofing Survey dated September 14, 2012.

On the main and trading floor roofs, the areas where ponding occurs must be re-surfaced in accordance with the amec and manufacturers recommendations.

On both roofs, the walk treads and pads that are incorrectly installed must be reinstalled in accordance with the manufacturer’s recommendations.

Any repairs to the upper roof caused by storage of maintenance equipment must be repaired in accordance with the manufacturer’s recommendations.

EXHIBIT “G”

[Intentionally Omitted]

EXHIBIT “H”

SERVICE AGREEMENTS

CONFIDENTIAL- PRIVILEGED INFORMATION OF PROGRESS ENERGY

Service Providers -Two Progress Plaza	Service Provided	Contracted Support to Other PGN Facilities	Contact Names	Telephone #
Besam Entrance Solutions	Revolving Door Repair	*	David Core/Lori Rudisill	704-357-9924
Bonitz Flooring Group	Carpet Cleaning	*	Elaine Cooper	919-361-1521
Brady	Chiller PM’s	*	David McDaniel	919-781-0458
Capitol Maintenance Co	Landscaping	*	Raymond Stanley	919-639-7639
Carolina Grease Traps	Grease Trap cleaning		Preston Williams	919-201-5474
Chemsearch	Chemicals for cooling tower and bio generators for grease traps	*	Doug Campbell	919-271-7506
City of Raleigh	Water	*	NA	919-890-3245
Colin Fairweather and Sons	Painting	*	Pat Martin	919-828-9220
Covington Detroit Diesel – Allison	Generator	*	Steve Mills	336-292-9240
Crawford Sprinkler Co of Raleigh	Sprinkler	*	Sprite Corbett	919-828-9346
Environmental Service Systems, LLC	Janitorial	*	Edgar Ruth	704-527-4099
Gateway Services, Inc.	Locksmith	*	Dennis Verzaal	919-233-1139
Intelligent Access Systems	Card Access	*	Tim Bullock	919-773-9400x101
J. Flanagan Furniture Repair	Furniture Repair	*	Jack Flanagan	919-554-9154
Peak Fall Protection / McClancy Access Systems	Roof Tie-down Inspections	*	Nambiri Bastos	919-303-8900
Peoplecube	Conference Room Scheduling	*	Angela Bennett	407-297-1830
Petroleum Equipment Solutions	UST Inspections	*	Billy Pierce	919-303-7374
Pinnacle	Fire Protection/Ecaro 25	*	Obie Hooker	919-367-0240
Power BackUPS & Solutions	UPS	*	Mitch Wandzell	336-228-0464
Precision Walls	Construction	*	Tim Nutt	919-832-0380
Progress Energy	Utility	*	NA	NA
Pye Barker Fire & Safety	Fire Extinguishers	*	Dan Brown	919-779-4010
Rapid Response Electric, Inc	Electrical	*	Willie Wall	919-669-8200
Red Star oil Co	Fuel for Generators	*	Ray Brackett	919-772-1944
Schindler Elevator Company	Elevators	*	Craig Andersch	919-954-9454x22
Scottie’s Building Services	Window Cleaning	*	Tom McGrath	800-524-4643
Service Roofing and Sheet Metal Co of Raleigh	Roofing	*	Matt Basnett	919-873-0370
Siemens	HVAC and BAS	*	Will Tattersall	919-469-5095
Smith Exterminating Co, Inc	Exterminator	*	Connie Pearce	919-851-0220
Waste Industries	Waste	*	Dave Wilson	919-662-7100
Zee Medical Service	First Aid Kits	*	Brad Brown	336-668-7714

EXHIBIT “I”

RENT SCHEDULE

Retail Leases

1.       WST Coast, LLC dba buku pursuant to that certain Lease Agreement dated January 2006 (entered into by Reel Sea Productions, LLC), as amended by that certain First Amendment to Lease Agreement dated April 19, 2007, and amended by that certain Second Amendment to Lease Agreement dated February 12, 2008, and amended and assigned by that certain Third Amendment to Lease Agreement dated July 1, 2010;

2.       WakeMed Property Services pursuant to that certain Lease Agreement dated 2010;

3.       GMW Carolina, Inc. pursuant to that certain Lease Agreement dated July 29, 2010; and

4.       Pranzo Group, LLC pursuant to that certain Lease Agreement dated November 2004 (entered into by Joy Coffee, Inc. dba LaJoy Coffee and Tea House), as amended by that certain First Amendment to Lease dated February 1, 2006, and assigned by that certain Assignment and Assumption Agreement dated February 1, 2006.

Roof Leases

None.

[See detailed Rent Schedule attached]

EXHIBIT “I” (continued)

TPP Rent Roll

Retail Leases

LEASE ID	TENANT NAME	Rent Amt.	Rent Status	Security Deposit	Renewal Options	Default
110	BUKU	$12,217,18	Current	0	See below	None
130	Pranzo Group	1,146.49	Current	0	See below	None
170	GMW Carolina Inc.	1,933.33	Current	1,933.33	See below	None
150	WakeMed Property Services	4,839.33	Current	4,839.33	See below	None

Renewal Comments

BUKU:

Provided there is no default or event of default hereunder by Tenant at any time, Tenant shall have the option to renew the term of the lease for two (2) renewal terms (individually, a “Renewal Term” and collectively, the “Renewal Terms”) which shall each be of five (5) lease years in duration. The date of the commencement of each Renewal Term shall be the day after the expiration of the then current term of the Lease (unless sooner terminated as provided herein).

Pranzo Group:

Provided there is no default or event of default by Tenant under the lease, Tenant shall have the option to extend the term of the Lease for one additional period of three (3) years provided that Tenant shall give Landlord written notice of its desire to exercise the aforesaid option at least one hundred eighty (180) days prior to the end of the then current term failing which the right of Tenant to extend the term shall be null and void.

GMW Carolina Inc.:

Provided there is no default or event of default hereunder by Tenant at any time, Tenant shall have the option to renew the term of the Lease for three (3) renewal terms (individually, a “Renewal Term” and collectively, the “Renewal Terms”) which shall each be of five (5) Lease Years in duration. The date of the commencement of each Renewal Term shall be the day after the expiration of the then current term of the Lease (unless sooner terminated as provided herein). The first Lease Year hereunder is the period of time from the date hereof until December 31, 2011 and each consecutive period of twelve months thereafter is an addition Lease Year.

WakeMed Property Services:

Provided there is no default or event of default hereunder by Tenant at any time hereunder. Tenant shall have the option to renew the term of the Lease for one (1) renewal term of three (3) lease years in duration (the “Renewal Term”). The date of the commencement of the Renewal Term shall be the day after the expriation of the then current term of the Lease (unless sooner terminated asp provided herein). A lease year shall be each consecutive period of twelve months herein.

EXHIBIT “J”

MEMORANDUM OF SUBLEASE

MEMORANDUM OF SUBLEASE AND OF PARTIAL ASSIGNMENT OF

PARKING LEASE AND CERTAIN OTHER AGREEMENTS

PREPARED AND RETURN TO:

Kilpatrick Townsend & Stockton LLP (BFR)

4208 Six Forks Road, Suite 1400

Raleigh, NC 27609

STATE OF NORTH CAROLINA

COUNTY OF WAKE

This Memorandum of Sublease and of Partial Assignment of Parking Lease and Certain Other Agreements (this “Memorandum”) is entered into this                      day of December, 2011, by and among CAROLINA POWER & LIGHT COMPANY, a North Carolina corporation dba Progress Energy Carolinas, Inc. (“Sublessor”), PROGRESS ENERGY SERVICE COMPANY, LLC, a North Carolina limited liability company (“PESC”), and RED HAT, INC., a Delaware corporation (“Sublessee”) in connection with that certain Sublease Agreement of even date herewith (as amended from time to time, the “Sublease”), pursuant to which, among other things, (i) Sublessor has demised to Sublessee those certain Premises described below and more particularly described in the Sublease subject to the rights of the City of Raleigh under the Parking Lease and the rights of the tenants under any Roof Leases and any Retail Leases, (ii) Sublessor has assigned its rights to Sublessee and Sublessee has assumed certain of Sublessor’s duties and obligations under that certain Parking Facility Lease Agreement dated April 10, 2003 by and among The Bank of New York Mellon Trust Company, N.A., successor to JP Morgan Trust Company, as Owner Trustee of the CA Raleigh Owner Trust (“Master Landlord”), as “Owner”, Sublessor as “Landlord”, and the City of Raleigh as “Tenant” (the “Parking Lease”)

for the duration of the Sublease Term, (iii) Sublessor has assigned its rights to Sublessee and Sublessee has assumed Sublessor’s duties and obligations under that certain Joint and Reciprocal Easement recorded in Deed Book 9923, Page 2134, Wake County Register of Deeds (the “Joint and Reciprocal Easement”) for the duration of the Sublease Term, (iv) Sublessor has assigned its rights to Sublessee and Sublessee has assumed Sublessor’s duties and obligations under that certain Acknowledgement of Unified Development recorded in Deed Book 9923, Page 2117, as amended in Deed Book 11699, Page 307, Wake County Register of Deeds, that certain Acknowledgement of Unified Development recorded in Deed Book 9924, Page 726, as amended in Deed Book 11699, Page 293, Wake County Register of Deeds, that certain Declaration of Easement recorded in Deed Book 9923, Page 2127, Wake County Register of Deeds, and that certain Grant of Easements and Agreement Regarding P-2 Residential Parking Area recorded in Deed Book 11699, Page 319, Wake County Register of Deeds (collectively, the “Other Appurtenant Agreements”) for the duration of the Sublease Term, and (v) PESC has assigned its rights to Sublessee and Sublessee has assumed Sublessor’s duties and obligations under that certain Declaration of Covenants, Conditions, Restrictions, and Reservations by Edison Land LLC recorded in Deed Book 13276, Page 1051, Wake County Register of Deeds (the “Edison Declaration”) for the duration of the Sublease Term. Master Landlord leased the Premises to Sublessor pursuant to that certain Lease Agreement by and between Master Landlord and Sublessor dated April 10, 2003 (as amended from time to time, the “Master Lease”), as evidenced by that certain Memorandum of Lease recorded at Book 10043, Page 2219 of the Wake County Register of Deeds (the “Memorandum of Master Lease”). The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Trust Company, N.A.), succeeded to JP Morgan Trust Company under the Master Lease pursuant to Agreement of Resignation and Assumption dated October 1, 2006, a copy of which is attached hereto as Exhibit B.

The purpose of this Memorandum is to give record notice of (i) the Sublease and of the rights, duties and obligations created thereby—including, without limitation, the material terms summarized below—all of which are hereby confirmed and all terms of which are incorporated into this Memorandum of Sublease by reference, (ii) the assignment of the Parking Lease, as more particularly described below and in the Sublease, (iii) the assignment of the Joint and Reciprocal Easement and the Other Appurtenant Agreements as more particularly described below and in the Sublease and (iv) the assignment of the Edison Declaration, as more particularly described below and in the Sublease, and subject to the additional terms and conditions provided therein. In the event of any discrepancy between the Sublease and this Memorandum, the terms of the Sublease shall control and take precedence. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Sublease.

Certain provisions of the Sublease are set forth below:

1.	Premises:

The real property located at 100 East Davie Street, Raleigh, North Carolina, which is more particularly described on Exhibit A attached hereto and made a part hereof, together with certain improvements thereon, including the Building and the Parking

Deck, all as more particularly described in the Sublease.

2.	Sublease Term:

The Sublease Term shall commence on the date hereof and expire on August 23, 2035; provided, however, that subject to the provisions of those certain Subordination, Nondisturbance and Attornment Agreements executed by each of Lender and Master Landlord, as applicable, in connection with the Sublease, recorded of even date herewith in the Wake County records (each an “SNDA”), the Sublease Term shall expire at least one day prior to the end of the term of the Master Lease (currently scheduled to expire on August 24, 2035), and the Premises, and all improvements thereto, and all rights of Sublessee under the Master Lease, the Parking Lease, the Edison Declaration, the Joint and Reciprocal Easement, the Other Appurtenant Agreements, and all other rights assigned to Sublessee under the Sublease or under any other document executed in connection with the Sublease shall revert to Sublessor on such date, or any earlier termination date, including, but not limited to, all assignments of rights and documents made by Sublessor to Sublessee as provided in the Sublease. For clarification, and notwithstanding anything to the contrary contained in the Memorandum of Master Lease, the Expiration Date of the Master Lease is August 24, 2035, subject to renewal rights as more particularly set forth below.

3.	Renewal Rights

The Master Lease grants to Sublessor the right to renew the Master Lease for four (4) successive Renewal Terms of five (5) years each upon not less than eighteen (18) months prior notice. The Parties acknowledge and agree that unless Sublessee has given Sublessor notice that Sublessee will not be leasing the Premises during any such Renewal Term, Sublessor shall not extend or renew the Master Lease or give notice of its intent to extend or renew the Master Lease, without consent being provided by Sublessee, which consent shall not be required if there is a then-existing and continuing Event of Default by Sublessee under the Sublease and, if required, shall not be unreasonably withheld, conditioned or delayed; provided, however, Sublessor shall have the right to renew the term of the Master Lease if such right is within sixty (60) days of expiring and Sublessee has not provided notice to Sublessor of its intentions with respect to same, in which event the Sublease shall terminate at the end of the current Sublease Term.

4.	Right of First Refusal:

The Master Lease grants to Sublessor a Right of First Offer to Purchase the Premises. The Parties acknowledge and agree that during the Sublease Term, Sublessee shall succeed to and enjoy the exclusive right to exercise the Right of First Offer to Purchase, and, pursuant to its obligations under its SNDA, Master Landlord shall recognize Sublessee in lieu of Sublessor with respect thereto, subject to, and in accordance with, the applicable terms and conditions of the Sublease. Master Landlord has consented to the foregoing pursuant to its SNDA. Notwithstanding the foregoing, to the extent that the Right of First Offer to Purchase is available for exercise and must be exercised (to avoid the lapse of such right) prior to expiration of the Sublease Term, Sublessee will consult and cooperate with Sublessor in the event Sublessee elects not to exercise the Right of First Offer to Purchase, including providing notice thereof to Master Landlord, so that Sublessor may have an opportunity to do so prior to lapse of same.

5.	Renewal/Purchase of Parking Deck:

The Master Lease grants to Sublessor a Parking Deck Renewal Option to renew the Master Lease with respect to the Parking Deck for a single term of ninety-nine (99) years, and a Parking Deck Purchase Option to purchase the Parking Deck for One Dollar ($1.00). The Parties acknowledge and agree that, during the Sublease Term, Sublessee shall succeed to and enjoy the exclusive right to exercise the Parking Deck Renewal Option and the Parking Deck Purchase Option (and be entitled to all rights granted Sublessor in the Master Lease related thereto). Sublessee shall have the right to elect to exercise the Parking Deck Renewal Option or the Parking Deck Purchase Option, in which event it shall provide notice to Master Landlord in the manner required by Section 2.5 of the Master Lease and, pursuant to its obligations under its SNDA, Master Landlord shall recognize Sublessee in lieu of Sublessor with respect thereto, subject to, and in accordance with, the applicable terms and conditions of the Master Lease, provided, however, Sublessee may not exercise such rights if there is a then-existing and continuing Event of Default by Sublessee under the Sublease. If Sublessee provides such notice, then Sublessee shall be bound by the terms of Section 2.6 of the Master Lease and, notwithstanding anything to the contrary contained in the Sublease, all of Sublessor's rights, duties, and obligations under the Parking Lease shall be assigned to Sublessee, and Sublessee would be and remain liable on the Parking Lease through the expiration of the Parking Lease (including, as applicable, for periods beyond the expiration of the Sublease Term). Master Landlord has consented to the foregoing pursuant to its SNDA. In addition and notwithstanding the foregoing, to the extent that the Parking Deck Renewal Option or the Parking Deck Purchase Option is available for exercise and must be exercised (to avoid the lapse of such right) prior to expiration of the Sublease Term, Sublessee shall consult and cooperate with Sublessor in the event Sublessee elects not to exercise either option, including providing notice thereof to Master Landlord, so that Sublessor may have an opportunity to do so prior to lapse of same.

6.	Parking Lease:

In connection with Sublessee's sublease of the Premises, subject to other provisions of the Sublease, Sublessor has assigned to Sublessee, and Sublessee has assumed from Sublessor, for the duration of the Sublease Term, Sublessor's rights and certain of its duties and obligations under the Parking Lease, which assignment and partial assumption shall be effective as of the Final Delivery Date. Master Landlord has consented to the foregoing pursuant to its SNDA. The Parties acknowledge and agree that Sublessee's sublease of (and rights, duties and obligations with respect to) the Parking Deck shall be subject to the terms and conditions of the Parking Lease, including, without limitation, the rights of the City set forth therein.

Notwithstanding the foregoing, Sublessee has not assumed (and Sublessor has retained) Sublessor's rights, duties and obligations under the Parking Lease relating to: (a) time periods prior to the Final Delivery Date (except as otherwise provided in the Sublease); (b) time periods subsequent to the expiration or termination of the Sublease Term (except as otherwise provided in the Sublease); and (c) Sublessor's repair, maintenance and replacement obligations under the Parking Lease (except the obligation to maintain, repair and replace the Common Elements pursuant to Section 10.3 of the Parking Lease). The costs to Sublessee for use of parking spaces within the Parking Deck, and the manner and timing of payment shall be as determined between Sublessee and the City, and Sublessor shall have no liability or responsibility therefor.

Notwithstanding the other provisions of the Sublease, Sublessee shall have the right to accelerate the effective date of the assignment of the Parking Lease in the event that Sublessee is unable to secure adequate parking within the Parking Deck directly from the City sufficient to serve Sublessee's parking needs prior to the Final Delivery Date.

7.	Joint and Reciprocal Easement and Other
Appurtenant Agreements

In connection with Sublessee's sublease of the Premises, Sublessor has assigned to Sublessee, and Sublessee has assumed from Sublessor, from and after the Final Delivery Date (or such earlier date as the Parking Lease is assigned to Sublessee pursuant to the Sublease), for the duration of the Sublease Term, Sublessor's rights, duties and obligations under (i) the Joint and Reciprocal Easement and (ii) the Other Appurtenant Agreements, all as more particularly described in the Sublease.

8.	Edison Declaration:

In connection with Sublessee's sublease of the Subleased Premises, PESC has assigned to Sublessee, and Sublessee has assumed from PESC, for the duration of the Sublease Term, PESC's rights, duties and obligations under the Edison Declaration. Notwithstanding the foregoing, Sublessee agrees that PESC shall have the right to act as one of the Sublessee members of the Design Review Committee under the Edison Declaration for the duration of the Sublease Term. If the total number of members of the Design Review Committee under the Edison Declaration is increased above three (3) (as contemplated and permitted in the Edison Declaration), thus allowing Sublessee to increase its representation on the Design Review Committee, PESC shall, in such event, have the right to reasonably approve any new member that Sublessee seeks to appoint to the Design Review Committee. The Parties agree to execute and deliver such further documents as may be reasonably necessary to put the counterparties to the Edison Declaration on notice of the foregoing assignment.

This Memorandum may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

[Signature pages attached hereto.]

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first above written.

SUBLESSOR:

CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.

By:
Name:
Title:

STATE OF

COUNTY OF

I certify that the following person(s) personally appeared before me this day, and

☐	I have personal knowledge of the identity of the principal(s)
☐	I have seen satisfactory evidence of the principal’s identity, by a current state or federal identification with the principal’s photograph in the form of a
☐	A credible witness has sworn to the identity of the principal(s);

each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:

[insert name of person signing]

Date:

, Notary Public
(print name)
(official seal)	My commission expires:

PESC:

PROGRESS ENERGY SERVICES COMPANY, LLC

By:
Name:
Title:

STATE OF

COUNTY OF

I certify that the following person(s) personally appeared before me this day, and

☐	I have personal knowledge of the identity of the principal(s)
☐	I have seen satisfactory evidence of the principal’s identity, by a current state or federal identification with the principal’s photograph in the form of a
☐	A credible witness has sworn to the identity of the principal(s);

each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:

[insert name of person signing]

Date:

	,	Notary Public
(print name)
(official seal)	My commission expires:

SUBLESSEE:

RED HAT, INC.

By:
Name:
Title:

STATE OF

COUNTY OF

I certify that the following person(s) personally appeared before me this day, and

☐	I have personal knowledge of the identity of the principal(s)
☐	I have seen satisfactory evidence of the principal’s identity, by a current state or federal identification with the principal’s photograph in the form of a
☐	A credible witness has sworn to the identity of the principal(s);

each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:

[insert name of person signing]

Date:

	,	Notary Public
(print name)
(official seal)	My commission expires:

EXHIBIT A

LEGAL DESCRIPTION

Progress Energy Downtown Development

Office Property

Lying and being in Raleigh Township, Wake County, North Carolina and more particularly described as follows:

BEGINNING at NCGS Monument “PERNEW”, NC Grid Coordinates (NAD:83) of N: 225264.996 Meters and E: 642617.839 Meters; thence South 19°42’47” West 1815.4296 feet to an existing P.K. nail in the Western right-of-way of S. Blount Street, and the Southern right-of-way of E. Davie Street; Thence with the Western right-of-way of S. Blount Street, S 02°13’57” W 210.00 feet to a P.K Set; Thence with The City of Raleigh property as recorded in Deed Book 8253 Page 299, Deed Book 8231 Page 1759, and Deed Book 8214, Page 2408, North 87°46’03” West 164.08 feet to a Survey Nail Set the POINT AND PLACE OF BEGINNING.

Thence from the POINT OF BEGINNING, with The City of Raleigh property line as recorded in Deed Book 8253 Page 299, Deed Book 8231 Page 1759, and Deed Book 8214, Page 2408, the next three calls, North 87°46’03” West 45.92 feet to a 1/2” Iron Pipe Found; Thence North 02°13’57” East 15.00 feet to a Nail; Thence North 87°46’03” West, 210.00 feet to a Nail in the Eastern right-of-way line of S. Wilmington Street; Thence with said right-of-way, North 02°13’57” East 195.00 feet to a Point in the Southern right-of-way line of E. Davie Street; Thence with said E. Davie Street right-of-way line, South 87°46’03” East 384.00 feet to a Lead Plug and Tack, Set; Thence a new line, running parallel to S. Blount Street, South 02°13’57” West 188.93 feet to a Survey Nail Set; Thence a new line North 87°46’03 West 128.08 feet to a Survey Nail Set; Thence a new line, South 02°13’57” West 21.07 feet to a Survey Nail Set in the Northern property line of The City of Raleigh, the POINT AND PLACE OF BEGINNING.

CONTAINING: 74,791 square feet or 1.71697 acres of land, more or less.

TOGETHER WITH: A Temporary Construction Easement, said easement being described as follows; from said POINT OF BEGINNING, with The City of Raleigh property line as recorded in Deed Book 8253 Page 299, Deed Book 8231 Page 1759, and Deed Book 8214, Page 2408, North 87°46’03” West 164.08 feet to a point in the new residential/ office line as described above, the new point of beginning; thence continuing with said property line North 87°46’03’West 20.00 feet to a point; Thence running parallel to S. Blount Street North 02°13’57” East 41.07 feet to a point; Thence South 87°46’03” East 128.08 feet to a point; Thence North 02°13’57” East 168.93 feet, to the South right-of-way of E. Davie Street; Thence with the right-of-way of E. Davie Street South 87°46’03” East 20.00 feet to a point; thence running with the line dividing the office space from the residential area, for the next three calls, a new line South 02°13’57” East 188.93 feet to a point; thence North 87°46’03” West 128.08 feet to a point; Thence South 02°13’57” West 21.07 feet to the new point of beginning: containing 6,761 square feet or 0.15521 acres of land, more or less.

EXHIBIT B

AGREEMENT OF RESIGNATION AND ASSUMPTION, dated as of October 1, 2006 by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Resigning Trustee”) and THE BANK OF NEW YORK TRUST COMPANY, N.A. (the “Successor Trustee”).

RECITALS:

WHEREAS, pursuant to the Purchase and Assumption Agreement dated as of April 7, 2006 (the “Purchase Agreement”) by and between The Bank of New York Company, Inc. (“BNY”) and JPMorgan Chase & Co. (“JPM”) caused Resigning Trustee to transfer to Successor Trustee its rights, duties and obligations as trustee under various Agreements listed on Schedule A attached thereto (the “Agreements”);

WHEREAS, Resigning Trustee and Successor Trustee desire to enter into this Agreement of Resignation and Assumption to evidence the resignation by Resigning Trustee and the assumption by Successor Trustee, as applicable to the Agreements;

NOW, THEREFORE, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

1.        Resignation. Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to each of the Agreements and all the rights, powers and trusts of the Resigning Trustee, as trustee or otherwise, under each of the Agreements.

2.        Assumption. Successor Trustee hereby assumes all right, title and interest of Resigning Trustee, as applicable, in and to the trust under each of the Agreements, and all rights, powers and trusts of Resigning Trustee, as trustee or otherwise, under each of the Agreements.

3.        Effective Date. This Agreement and resignation, and assumption effected hereby shall be effective as of the opening of business on October 1, 2006.

4.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York

5.        Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

6.         Purchase Agreement. This Agreement is made in connection with and is subject to the terms and conditions of the Purchase Agreement and the Assignment and Assumption Agreement executed and delivered in connection therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation and Assumption to be duly executed and acknowledged and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

RESIGNING TRUSTEE:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Francis J. Grippo
	Name:	Francis J. Grippo
	Title:	Vice President

SUCCESSOR TRUSTEE

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Lila R. Garlin
	Name:	Lila R. Garlin
	Title:	Vice President

STATE OF NEW YORK          )

                                                    )    ss.:

COUNTY OF NEW YORK      )

On the 20th day of December in the year 2007 before me, the undersigned, personally appeared Francis J. Grippo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ [ILLEGIBLE]
Notary Public

LINDA D’ALESSANDRO NOTARY PUBLIC-STATE OF NEW YORK No. 01DA6115119 Qualified In Suffolk County My Commission Expires August 30, 2008

STATE OF NEW YORK          )

                                                    )    ss.:

COUNTY OF NEW YORK      )

On the              day of November in the year 2007 before me, the undersigned, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK          )

                                                    )    ss.:

COUNTY OF NEW YORK      )

On the              day of November in the year 2007 before me, the undersigned, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF TEXAS                   )

                                                    )    ss.:

COUNTY OF NORRIS             )

On the 11th day of January in the year 2008 before me, the undersigned, personally appeared Lila R. Garlin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cecilia A. Garcia
Notary Public